UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION


Monongahela Power Company           )                Docket No. EC05-____-000
                                    )
Monongahela Power Company           )                Docket No. ER05-____-000
Columbus Southern Power Company     )


          APPLICATION OF MONONGAHELA POWER COMPANY FOR AUTHORIZATION OF
                      DISPOSITION OF JURISDICTIONAL ASSETS
                   UNDER SECTION 203 OF THE FEDERAL POWER ACT
                                       AND
                  APPLICATION OF MONONGAHELA POWER COMPANY AND
                         COLUMBUS SOUTHERN POWER COMPANY
                  UNDER SECTION 205 OF THE FEDERAL POWER ACT TO
                       FILE A REVISED ATTACHMENT J TO THE
                           PJM INTERCONNECTION, L.L.C.
                         OPEN ACCESS TRANSMISSION TARIFF


     Pursuant to Section 203 of the Federal Power Act ("FPA"), 16 U.S.C. ss. 824b and Part 33 of the Commission's Regulations, 18 C.F.R. Part 33, Monongahela Power Company ("Monongahela") hereby requests that the Commission approve the disposition of its jurisdictional transmission facilities that are located in the state of Ohio ("the Transmission Facilities"). This Application to transfer the Transmission Facilities that are specifically identified below is one part of a more comprehensive transfer of assets and obligations that will effect the sale of Monongahela's transmission and distribution business in Ohio ("the Ohio T&D Business") to Columbus Southern Power Company ("CSP"). The transfer of the Transmission Facilities ("the Jurisdictional Transaction") is an essential element to the more comprehensive sale of Monongahela's Ohio T&D business to CSP (hereinafter referred to as "the Business Transaction").

     Monongahela and CSP, under Section 205 of the FPA, 16 U.S.C. ss. 824d, also jointly file a revised Attachment J to the PJM Interconnection, L.L.C. ("PJM") Open Access Transmission Tariff ("PJM OATT").

     Monongahela requests that the Commission grant its approval of the Section 203 Application for the Jurisdictional Transaction no later than October 14, 2005, so that it may close the Business Transaction on December 31, 2005. Furthermore, as no transfer of generation assets is involved in this Application, and the only other related jurisdictional matter is a power sale of short duration under Allegheny Power's market based sales authority to CSP, which will serve as a transitional supply source for the transferred retail customers, no detailed market power analysis is required in connection with the transfer. As a result, because there is no need for potential intervenors to review any market power analysis, a shortened notice period for the Application would be appropriate. Accordingly, a notice period of 21 days is requested.

     Monongahela and CSP jointly request that the Commission accept the filing under Section 205 of the revised Attachment J to reflect the transfer of jurisdictional facilities between the Allegheny and AEP Zones within PJM. Because Attachment J provides guidance to transmission customers of PJM as to the Zone charge that will be applicable to deliveries, Monongahela and CSP request waiver of the 60 day notice of filing requirement under Section 35.3 of the Commission's Regulations, if necessary, in order that the revised Attachment J will be effective on the same date that the transfer of jurisdictional assets closes. Monongahela and CSP submit that good cause exists for the requested waiver, should it be necessary, in order to ensure that the PJM OATT reflects accurate information on the relevant Zones.

I. INTRODUCTION

     Monongahela is one of three electric utility operating companies owned by Allegheny Energy, Inc. ("Allegheny"). All three of the operating companies do business as "Allegheny Power." Monongahela currently provides retail service in two states, West Virginia and Ohio.

     The Business Transaction that necessitates this Application reflects the business judgment of Monongahela's parent, Allegheny, that Monongahela's continued participation in the Ohio T&D Business is no longer in the best interests of its shareholders and its Ohio ratepayers. The Ohio T&D Business represents less than 2% of all the retail business of Allegheny and less than 1% of its fixed assets. Allegheny operates retail distribution businesses in five states, four of which have enacted different versions of retail competition. In furtherance of its plans to restructure its overall business to prepare for retail competition, Allegheny realigned its business operations to transfer most of its generation assets from its retail operating companies to its generation affiliate.

     In response to 1999 Ohio legislation that required Monongahela to provide its Ohio retail electric customers the right to choose their electric generation supplier beginning January 1, 2001, the Public Utilities Commission of Ohio ("the PUCO") approved a settlement of Monongahela's transition plan, which included a transfer of its Ohio generation assets to an affiliate at book value and under which Monongahela guaranteed that its large commercial and industrial customers would be provided capped rates through 2003 and its other retail customers, capped rates through 2005, should they elect not to choose an alternative supplier. Monongahela has found that wholesale energy to meet the requirements of its retail customers after the capped rate period is not available at a price that is commensurate with its capped rates. Faced with the prospect of large economic losses if it does not pass through to retail customers the cost of competitively priced wholesale energy at the end of its transition plan and with substantial retail price increases if it does, Monongahela has elected to exit the Ohio T&D Business and has reached mutually acceptable terms under which CSP will purchase that business from Monongahela.

II. DESCRIPTION OF THE JURISDICTIONAL TRANSACTION

     A. Background

     The transition from capped rates to market rates under the Ohio competitive retail service legislation has been a source of contention between Monongahela and the PUCO. The PUCO encouraged electric distribution utilities operating within Ohio to file rate stabilization cases at the end of the market development period established under the legislation. Monongahela, instead, filed a competitive bidding proposal to procure the energy that it would require to supply its retail customers beginning with the expiration of the capped rate period provided under the legislation. The PUCO expressed concern that Monongahela's competitive bidding proposal would expose Monongahela's retail customers to large rate increases and, noting its authority under Ohio statutes to approve the transfer of a portion of a electric distribution utility's certified service territory when the PUCO concludes that such a transfer is in the public interest, identified CSP as an appropriate candidate for the acquisition of Monongahela's Ohio T&D Business, and ordered Monongahela and CSP to pursue appropriate terms and conditions for such a transfer.1 Monongahela and CSP have negotiated terms and conditions for such a transfer, have filed with the PUCO for its approval of the negotiated terms, and are filing this Application for approval of the Jurisdictional Transaction that must also be effected to complete the transfer under the negotiated terms and conditions.

     B. Jurisdictional Assets to be Transferred

     Under the Asset Purchase Agreement ("APA") included within Exhibit I to this Application, Monongahela has agreed to sell, assign, convey, transfer and deliver to CSP all of Monongahela's right, title, and interest in assets used by Monongahela in Monongahela's Ohio T&D Business, which assets are listed on Schedules 2.1(a) and 2.1(b) and otherwise described in Section 2.1 of the APA. These assets include, but are not limited to assets that have been booked to Accounts 350 through 359.1 of Monongahela's books maintained in accordance with the Commission's Uniform System of Accounts, to the extent that such assets are located in the state of Ohio. The Jurisdictional Transaction for which this Application seeks approval is the transfer of the physical assets that are located in the state of Ohio and for which the applicable costs have been recorded in the referenced accounts. As required by Section 33.5 of the Commission's Regulations, Monongahela is providing pro forma accounting entries to its books maintained in accordance with the Commission's Uniform System of Accounts to reflect the transfer of all property assets that are located in Ohio that are subject to the Commission's jurisdiction.2


---------------
1    A copy of the PUCO's Order is included in Exhibit L to this Application.

2    The pro forma accounting entries are presented in Attachment No. 1 to this
Application

     In layperson's terms, the Jurisdictional Transaction is the transfer of 59 miles of transmission lines,3 related substations and associated property, that are located in the state of Ohio, that are owned by Monongahela, and that are used in the Ohio T&D Business. The associated property includes the easements and/or real property interests on which the transmission lines and related substations are located, the high side of the transmission voltage to distribution voltage transformers, and other physical property required for transmission service ("the Jurisdictional Assets"). To the extent required, Monongahela also seeks approval for the transfer of any contracts or service agreements that it has with service providers that supply services necessary for the transmission component of its Ohio T&D Business. In addition, wholesale transmission service is provided to Buckeye Power, Inc. ("Buckeye") over Monongahela's transmission facilities that are located in the state of Ohio, pursuant to a network service agreement that PJM, as the operator of Monongahela's transmission facilities, has with Buckeye. After the Business Transaction is closed, the transmission assets over which the network service to Buckeye is rendered will be owned by CSP and included within the AEP Zone of PJM. Buckeye's wholesale transmission service currently being provided over the assets of Monongahela will, after closing of the Business Transaction, be provided over the assets of CSP.

     C. Terms and Conditions of the Jurisdictional Transaction

The Jurisdictional Assets are to be transferred as an undifferentiated component of the overall Ohio T&D Business of Monongahela, at a purchase price that will be based on the net book value of the Acquired Assets identified in Section 2.1 of the APA at the effective date of the Closing, plus $10,000,000. In exchange for the compensation,


---------------
3    See, Exhibit I, Schedule 2.1(b) for details.

Monongahela is to deliver the Acquired Assets defined in Section 2.1 of the APA and CSP will assume the Assumed Obligations, as defined in Section 2.3 of the APA. The Jurisdictional Assets are described in Section II.B., supra. The Assumed Obligations that will transfer to CPS upon the effective date of the closing include the financial and legal obligations that are associated with the right, title, and interest to the Ohio T&D Business and Monongahela's obligation to provide default electric service in Ohio under Ohio statutes prior to the approved transfer of Monongahela's certified service territory by the PUCO.

     In a Power Purchase Agreement ("PPA") that is an integral component to the Business Transaction, Monongahela has negotiated a contract of short duration under which it will supply energy to CSP in sufficient quantities to meet 100% of the load of those retail customers served in the Ohio T&D Business in 2006 and during the period January 1, 2007 through May 31, 2007. The PPA is a negotiated transaction that will be made pursuant to the market based rate authority provided in Allegheny Power's FERC Electric Tariff, Original Volume No. 6.

III. THE JURISDICTIONAL TRANSACTION IS CONSISTENT WITH THE PUBLIC INTEREST.

     Under Section 203 of the FPA, the Commission reviews proposed transfers of assets over which it has jurisdiction to determine whether the proposed transfer is consistent with the public interest. In 1996 and 1997, through promulgation of the Merger Policy Statement,4 the Commission provided clarification on the application of this standard and specified the data that it would in the future require for filings under Section 203 of the FPA. Under the standard detailed by


---------------
4 Inquiry Concerning the Commission's Merger Policy Under the Federal Power Act; Policy Statement, Order No. 592, FERC Stats. & Regs. P. 31,044 (1996), 61 Fed. Reg. 68,595 (Dec. 30, 1996); order on reconsideration, Order No. 592-A, 79 FERC P. 61,321 (1997), 62 Fed. Reg. 33,341 (Jun. 19, 1997) ("Merger Policy
Statement").

the Merger Policy Statement, the Commission will decide whether a proposed transaction is consistent with the public interest based upon an evaluation of the proposed transaction's effect on competition, rates, and regulation.

     The Jurisdictional Transaction that is proposed by this Application is of far more limited scope than the merger of two electric utilities for which the analysis of the Merger Policy Statement and the revised filing requirements under Part 33(5) have been designed. Accordingly, this Application will provide an abbreviated analysis of the three factors that is consonant with the scope of the Jurisdictional Transaction. This analysis is consistent with that used by the Commission in other recent transactions in which the Commission's staff has, under delegated authority, granted approval for transmission asset transfers between utilities.6 In addition, this Application will provide more discussion of state regulatory matters than is typically provided under Part 33 filing requirements. Monongahela provides the discussion of the PUCO's regulation of retail electric distribution utilities because the actions of the PUCO have been a major factor in the development of the Jurisdictional Transaction through the PUCO's efforts to protect the public interest of retail electric service customers subject to its jurisdiction.

     A. The Public Interest of Retail Customers as Determined by the PUCO Is Entitled to Substantial Deference as the Jurisdictional Transaction Is Incidental to a Predominately Retail Issue.

         The Business Transaction that necessitates the Jurisdictional


---------------
5       Revised Filing Requirements under Part 33 of the Commission's
Regulations, FERC Stats. & Regs., Regulations Preambles P. 31,111 (2000).
6       See Georgia Power Corp., 109 FERC P. 62,015 (2004); Tampa Electric Co.
and Florida Power Corp., 104 FERC P. 62,010 (2003); Pacific Gas & Electric Co. and California Independent System Operator Corp., 102 FERC P. 62,007 (2003); Florida Power & Light Co. and Tampa Electric Co., 99 FERC P. 62,067 (2002).

Transaction presented in this Application is predominately related to retail service. The PUCO has taken the unusual step of ordering utilities subject to its jurisdiction to negotiate a transfer of retail service territories due to its concern about energy costs to retail customers. It is only incidentally that the remedy sought by the PUCO necessitates that the Commission approve the transfer of a small amount of facilities subject to the Commission's jurisdiction under the FPA. The paramount issues involved in this Application are retail rate issues. The Jurisdictional Assets that are subject to this Application are predominately used to deliver energy to the distribution facilities off which retail customers in Ohio are served. Only one wholesale customer takes service over the Jurisdictional Assets. That customer is taking transmission service provided under the PJM OATT, not under the tariff of Monongahela, which will be the same in the case of AEP, who is also a member of PJM.

         The PUCO has made clear what it believes is the appropriate resolution of what is predominately a question of retail service. Under the circumstances, the Commission should accord significant weight to the solution proposed by the PUCO, particularly as Monongahela and CSP have mutually agreed to implement the desired solution.

     B. The Proposed Jurisdictional Transaction Has No Adverse Effects on Competition, Rates, or Regulation.

          1. The Jurisdictional Transaction Will Have No Adverse Effects on Wholesale or Retail Competition.

     Under the terms of the APA, Monongahela will transfer to CSP only those portions of its transmission facilities and related equipment that are located in the state of Ohio. There will be no transfer of generation assets. Monongahela and CSP will execute a limited term supply contract under which

Monongahela will agree to supply firm energy to CSP for a term that ends on May 31, 2007. However, the amount of energy that will be supplied under the contract is the amount required to serve the retail load that is being transferred from Monongahela to CSP. Consequently, there will be no net gain in energy supplies to CSP as a result of the supply contract; the additional supply will equal the additional retail service obligation that CSP will assume.

     Because there is to be no net change in supply capabilities and no transfer of generation in conjunction with the Jurisdictional Transaction, Monongahela submits that there is no effect on the wholesale market for energy and capacity from the Jurisdictional Transactions. Accordingly, Monongahela submits that there is no need for it to file the information requirements specified in
Section 33.3 of the Commission's Regulations respecting horizontal competitive impacts. The predicate to the requirement for this information, which Section 33.3(a)(1) describes as "a single corporate entity obtain[ing] ownership or control over the generating facilities of previously unaffiliated merging entities", is not presented by this Application.

     The transfer of transmission assets from Monongahela to CSP proposed in the Jurisdictional Transaction does not alter the conclusion that there will be no adverse effect on wholesale competition. Section 33.4 of the Commission's Regulations states the factual predicate for the submission of information involving vertical competitive effects. In Section 33.4(a)(1), analysis is needed when, "as a result of the proposed transaction, a single corporate entity has ownership or control over one or more merging entities that provides inputs to electricity products and one or more merging entities that provides electric generation products." Section 33.4(a)(2)(i) provides a de minimis exception to the requirement to submit an analysis of vertical competitive effects.

Monongahela submits that the likely effect of the Jurisdictional Transaction on competitive wholesale markets will be de minimis. CSP will acquire transmission assets that are an input to the product of electric energy. CSP and its affiliates control substantial generation assets in the region. Nonetheless, there are three reasons why the Jurisdictional Transaction will produce no material effect on wholesale electric competition. First, the amount of transmission assets to be transferred, 59 miles of 138 kV lines, is so finsubstantial in relation to the total transmission mileage owned by CSP and its corporate affiliates, that it is implausible that the transfer will have any material effect on the existing competitive situation. A second fact that confirms this situation is that Monongahela at present does not use the Jurisdictional Assets to make wholesale energy sales. The third, and most significant reason, is that the Jurisdictional Assets are now, and will be after the Jurisdictional Transaction is closed, under the operational control of PJM. Thus, there will be no opportunity for CSP to deny use of the acquired Jurisdictional Assets to a wholesale competitor. For these reasons, Monongahela submits that there is no need for it to present the vertical competitive effect information referenced in Section 33.4 of the Commission's Regulations.

         The Commission does not as a matter of course consider the effect of a proposed transfer of jurisdictional assets on retail competition. Only where a state commission specifically requests such a review does the Commission consider the impact on retail competition. Given that the PUCO ordered Monongahela to enter into discussions with CSP based on the PUCO's concerns about the public interest of retail customers, the impact of the Jurisdictional Transaction on retail customers and retail competition cannot be a basis for concern.

               2. The Jurisdictional Transaction Will Have No Adverse Effects on
                  Rates.

     Monongahela has no wholesale energy or capacity customers that it serves over the Jurisdictional Assets. Consequently, there can be no adverse effect on this class of customers. Monongahela does have one wholesale network integration service ("NITS") transmission customer, Buckeye, that it serves over the Jurisdictional Assets that will be transferred to CSP in the Jurisdictional Transaction. The NITS rates charged by both Monongahela and CSP are regulated by the Commission on a cost-of-service basis. The existing NITS rate of Monongahela is $1,283 per MW Month.7 The corresponding NITS rate of CSP is $1,031.31 per MW Month.8 Both Monongahela and CSP are billing transmission customers for a transition charge that is the subject of an on-going hearing in Docket No. ER05-6-001, et al. The proceeding involves two transition charges, one associated with the elimination of the through and out rate for PJM and a second related to the elimination of the through and out rate for the Midwest Independent Transmission System Operator, Inc. ("MISO"). The CSP charges at issue in Docket No. ER05-6-001, et al. are less than the Monongahela charges at issue for both PJM and MISO. In addition, Buckeye pays Monongahela a direct assignment charge for interconnection facilities. These facilities will be transferred to CSP at net book cost. These facts dispel any concern that the one jurisdictional transmission customer to be affected by the Jurisdictional Transaction will experience any adverse effect on its rates.9


---------------
7       This is the rate for the Allegheny Zone in PJM.
8       This is the rate for the AEP Zone in PJM.
9       AEP has pending a rate case, Docket No. ER05-751, in which increases to its transmission rate are to become effective, subject to refund.

          3. The Jurisdictional Transaction Will Have No Adverse Effect on Regulation.

               (a)  There is No Adverse Effect on Federal Regulation

     The relevant inquiry when the Commission reviews a proposed transaction for its effect on federal regulation is whether the action will create a registered holding company under the Public Utility Holding Company Act ("PUHCA") and thus cause the Commission to lose jurisdiction over intra-holding company transfers under the decision in Ohio Power.10 The Jurisdictional Transaction will not create a new registered holding company under PUHCA. Moreover, CSP is part of the American Electric Power Holding Company system, a registered holding company that, as a condition of a prior merger approved by the Commission, has waived its right to assert the defense of Ohio Power.11

               (b)  There is No Adverse Effect on State Regulation

     As the Jurisdictional Transaction that is the subject of this Application is the direct consequence of an order issued by the PUCO under its statutory authority, there is no reason to conclude that the transaction adversely affects the regulatory authority of the PUCO.

     C. The Public Interest is Best Served by Closing This Transaction by December 31, 2005.

     Monongahela requests that the Commission approve the transfer of Jurisdictional Assets without a hearing by October 14, 2005 in order that this transaction can close by December 31, 2005. This is important for several reasons. First, Monongahela's capped rates are set to expire on December 31, 2005. The PUCO has put on hold pending completion of this transaction Monongahela's application to conduct a Request For Proposal process to purchase


---------------
10      Ohio Power Co. v. FERC, 954 F.2d 779 (D.C. Cir. 1992), cert. denied,
498 U.S. 73 (1992).
11      See American Elec. Power Co. and Central and Southwest Corp., 85
FERC P. 61,201, at p. 61,811 (1998).

the power necessary to serve retail customers beginning January 1, 2006 ("RFP Application"). Without the closing of this transaction by December 31, 2005 or approval of its RFP Application, Monongahela will be left with no choice but to buy power on the daily spot market beginning January 1, 2006 and seek to charge retail customers based on such spot market purchases.

     Second, Monongahela must also receive approval from the SEC under the Public Utility Holding Company Act for this transaction. The SEC will traditionally not act until all other regulatory approvals have been received. Approving the transaction by October 14, 2005, will provide sufficient time for the SEC to approve the transaction and still allow the transaction to close on December 31, 2005.

IV.  INFORMATION REQUIRED BY PART 33 OF THE COMMISSION'S REGULATIONS.

     Monongahela submits the following information pursuant to Part 33 of the Commission's Regulations.

     A. Section 33.2(a): Name of the applicant and its principal business address.

     The principal executive offices of Monongahela Power Company are located at 800 Cabin Hill Drive, Greensburg, PA 15601-1689.

     B. Section 33.2(b): Names and addresses of person authorized to receive notices and communications in respect to the Application.

         Stephen Angle                               Kathryn L. Patton
         Vinson & Elkins L.L.P.                      Deputy General Counsel
         The Willard Office Building                 Allegheny Energy, Inc.
         1455 Pennsylvania Ave., NW                  800 Cabin Hill Drive
         Washington, DC  20004-1008                  Greensburg, PA 15601-1689
         202.639.6565                                724.838.6000
         Fax: 202.879.8965                           Fax: 724.838.6797
         sangle@velaw.com                            kpatton@alleghenyenergy.com

         Terri J. Grabiak                            Randall B. Palmer
         Director, Federal Regulatory Affairs        Senior Attorney
         Allegheny Energy, Inc.                      Allegheny Energy, Inc
         800 Cabin Hill Drive                        800 Cabin Hill Drive
         Greensburg, PA 15601-1689                   Greensburg, PA 15601-1689
         724.838.6748                                724.838.6894
         Fax: 724.838.3028                           Fax: 724.853.4264
         tgrabia@alleghenyenergy.com                 rpalmer@alleghenyenergy.com

     C.   Section 33.2(c): Description of Applicant

     See Sections I and II, and Exhibits A through K, attached.

     D. Section 33.2(d): Description of the jurisdictional facilities owned and operated or controlled by Applicant, its parent, or affiliates.

     See Sections I and II.

     E.   Section 33.2(e): Narrative description of the Jurisdictional
          Transaction.

     See Section II.B.

     F.   Section 33.2(f): Contracts with respect to the Jurisdictional
          Transaction.

     See Exhibit I.

     G. Section 33.2(g): Facts relied upon to show that the Jurisdictional Transaction is in the public interest.

     See Section III.

     H.   Section 33.2(h): Physical property.

     See Schedule 2.1(b) to the APA, included within Exhibit I, and Exhibit K.

     I.   Section 33.2(i): Status of actions before other regulatory bodies.

     See Exhibit L.

     J.   Section 33.5: Accounting entries.

     Attached as Attachment No. 1 are pro forma accounting entries showing the proposed accounting for the Jurisdictional Transaction on the books for the Applicants. Attachment No. 2 is a verification by Joseph H. Richardson,

President of Monongahela, as required by Section 33.7 of the Commission's Regulations.

V.   THE JOINT SECTION 205 FILING

     As a consequence of the Jurisdictional Transaction, the Zones that define transmission delivery rights and charges under the PJM OATT will be modified for the transmission systems of Allegheny and AEP, which are the Zones within which the transmission assets of Monongahela and CSP, respectively, are located within PJM. Monongahela and CSP have included for filing a revised Attachment J to the PJM OATT to reflect the adjustment of the Zones necessitated by the Jurisdictional Transaction that is submitted as the Section 203 filing within this Application. The revised Attachment J is included as Attachment No. 3 to this filing. Monongahela and CSP note that the Zone rate for transmission service to those customers served off the Jurisdictional Assets will be adjusted, as described above. In addition, the realignment of transmission assets from the Allegheny Zone to the AEP Zone will have some effect on the determination of Locational Marginal Prices ("LMP") under the PJM OATT. As the effect will depend on the future bids to supply products in the PJM markets, Monongahela and CSP do not have a basis to project the extent of the effect on LMP.

     The filing of Attachment J to the PJM OATT is made by Monongahela and CSP to reflect the geographic realignment of facilities in the Zones operated by PJM for transmission service. Neither by the Section 205 filing nor pursuant to the
Section 203 filing made in this Application do Monongahela or CSP seek to modify the present rules for transmission service or market operations that are established by the PJM OATT. Accordingly, Monongahela and CSP respectfully seek waiver of any additional filing requirements established by Part 35 of the Commission's Regulations.

VI.  CONCLUSION

     The facts presented in this Application demonstrate that the Jurisdictional Transaction is consistent with the public interest under the criteria established by the Commission in its Merger Policy Statement, the data required under Part 33 of the Commission's Regulations, and prior non-merger applications involving similar asset sales. Monongahela requests that the Commission approve the Jurisdictional Transfer without a hearing by October 14, 2005 in order that the larger Business Transaction of which this Application is an essential element can close by December 31, 2005.

     The facts relevant to the filing of the revised Attachment J to the PJM OATT demonstrate that the Commission should accept the filing of the revised Attachment J to be effective on the same date that the transfer of Jurisdictional Assets closes.

                                           Respectfully submitted,


                                           -------------------------
                                           Stephen Angle
                                           Vinson & Elkins L.L.P.
                                           1455 Pennsylvania Ave., NW
                                           Washington, DC 20004-1008
                                           202.639.6565

                                           Counsel for Monongahela Power Company

                                           Kathryn L. Patton
                                           Deputy General Counsel
                                           Randall B. Palmer
                                           Senior Attorney
                                           800 Cabin Hill Drive
                                           Greensburg, PA  15601-1689

                                           Counsel for Monongahela Power Company

                                           Kevin F. Duffy
                                           1 Riverside Plaza
                                           Columbus, OH 43215-2352
                                           614.716.1617
                                           Fax: 614.716.2950
                                           fkfduffy@aep.com

                                          Counsel for Columbus Southern Power
                                          Company with respect to Section
                                          205 filing

August 11, 2005

Exhibit A: Business Activities of Monongahela

     The business activities of Monongahela are described in Sections I and II of this Application.

Exhibit B: List of Energy Affiliates of Monongahela Power Company



------------------------------ ------------------- ----------------------------------------------------------
        Company Name               Percentage                          Business Activity
------------------------------ ------------------- ----------------------------------------------------------

Acadia Bay Energy Company, LLC        100          Future holder of a facility with 88-MW of peaking
                                                   capacity and 542-MW of combined-cycle capacity located
                                                   in St. Joseph County, near Carlisle, Indiana.

------------------------------ ------------------- ----------------------------------------------------------
Allegheny Energy Solutions,           100          Supplier of distributed generation products.
Inc.
------------------------------ ------------------- ----------------------------------------------------------
                                                   Public Utility Holding Company registered under the
                                                   Public Utility Holding Company Act of 1935.  Owns,
Allegheny Energy Supply                            operates and manages electric generation facilities, and
Company, LLC                         98.60         purchases and sells energy and energy-related
                                                   commodities.

------------------------------ ------------------- ----------------------------------------------------------
Allegheny Energy Supply                            Owner and operator of a 546 MW gas fired generating
Gleason Generating Facility,          100          facility with EWG status.
LLC
------------------------------ ------------------- ----------------------------------------------------------
                                                   Owner of a 50% partnership
                                                   arrangement with UGI
                                                   Development Company to own
                                                   and operate a 48 MW coal
Allegheny Energy Supply               100          fired steam electric generation facility and a 44 MW
                                                   Hunlock Creek, LLC combustion turbine electric generation facility.
------------------------------ ------------------- ----------------------------------------------------------
Allegheny Energy Supply               100          Generating electric power.
Units 3, 4 & 5, LLC
------------------------------ ------------------- ----------------------------------------------------------
Allegheny Energy Supply                            Owner and operator of a 508 MW gas fired generating
Wheatland Generating                  100          facility with EWG status.
Facility, LLC
------------------------------ ------------------- ----------------------------------------------------------
Allegheny Energy, Inc.                             Public Utility Holding Company, registered as such on
                                      100          March 22, 1937 under the Public Utility Holding Company
                                                   Act of 1935.

------------------------------ ------------------- ----------------------------------------------------------
Allegheny Generating Company          22.97 MP     Owns a 40% undivided
                                      77.03 AE     interest in the Bath County Pumped
                                      Supply       Storage Project located in Virginia.

------------------------------ ------------------- ----------------------------------------------------------
Allegheny Pittsburgh Coal            25 MP         Owns coal reserves in western Pennsylvania with an
                                     25 PE         estimated 125 million tons of recoverable high sulfur
Company                              50 WP         coal.

------------------------------ ------------------- ----------------------------------------------------------




------------------------------ ------------------- ----------------------------------------------------------
APS Cogenex, L.L.C.                    50          Marketing, development and implementation of energy
                                                   conservation services.

------------------------------ ------------------- ----------------------------------------------------------
Buchanan Energy Company of            100          Owner of 50% of Buchanan Generation, LLC which owns the
                                                   joint venture between AE Supply and CONSOL Energy, Inc.
                                                   known as the Buchanan Project.  The Project's purpose
                                                   will be to construct, own and operate up to 88 MW of
Virginia, LLC                                      coal bed methane gas-fired simple cycle combustion
                                                   turbine generating capacity in Buchanan Co., Virginia.

------------------------------ ------------------- ----------------------------------------------------------
                                                   Owner of joint venture between AE Supply and CONSOL
Buchanan Generation, LLC               50          Energy, Inc. known as the Buchanan Project.

------------------------------ ------------------- ----------------------------------------------------------
                                                   Owner of four hydro generating stations located in
Green Valley Hydro, LLC               100          Virginia.

------------------------------ ------------------- ----------------------------------------------------------
                                                   General Partnership engaged in owning, operating and
                                                   marketing of the output of its facilities at wholesale
Hunlock Creek Energy Ventures          50          only.

------------------------------ ------------------- ----------------------------------------------------------
                                                   Owner of a dam and lake that are used by the Wheatland
Lake Acquisition Company,             100          Generating Facility.
L.L.C.
------------------------------ ------------------- ----------------------------------------------------------
                                                   Owner of electric steam generating plant located
                                                   adjacent to the manufacturing plant of Weirton Steel
MABCO Steam Company, LLC             15.614        Corporation

------------------------------ ------------------- ----------------------------------------------------------
                                                   Gas utility engaged in the production, purchase,
Mountaineer Gas Company               100          distribution and sale of natural gas in West Virginia.

------------------------------ ------------------- ----------------------------------------------------------
                                                   Oil and gas exploration, production and transmission  in
Mountaineer Gas Services,             100          West Virginia.
Inc.
------------------------------ ------------------- ----------------------------------------------------------
                                                   To develop a 79 MW natural, gas-fired, barge-mounted
NYC Energy LLC                         50          power project.

------------------------------ ------------------- ----------------------------------------------------------
Ohio Valley Electric                  3.5          To provide electric power requirements to U.S.
Corporation                                        government owned uranium plants.

------------------------------ ------------------- ----------------------------------------------------------






------------------------------ ------------------- ----------------------------------------------------------
The Latin America Energy and          8.25         Partnership organized for the purpose of (1) making
                                                   investments in companies whose primary business directly
                                                   or indirectly is generating, transmitting and
                                                   distributing electric power principally in the Operating
Electricity                                        Fund I, L.P. Area and (2)
                                                   engaging in any other
                                                   activities that are in the
                                                   good faith judgment of the
                                                   General Partner.

------------------------------ ------------------- ----------------------------------------------------------
The Potomac Edison Company            100          An electric utility.
------------------------------ ------------------- ----------------------------------------------------------
West Penn Power Company               100          An electric utility.
------------------------------ ------------------- ----------------------------------------------------------


Exhibit C: Organizational Charts Depicting Current and Post-Transaction
           Structure

     Attached is a chart showing the current organizational structure of the Allegheny Energy holding company system. This organizational structure will not change as a result of the Jurisdictional Transaction.

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

Exhibit D: Description of All Joint Ventures, Strategic Alliances, Tolling
           Arrangements or Other Business Ventures

     Because the Jurisdictional Transaction does not involve the sale or acquisition of any generation capacity, the Monongahela requests a waiver of the requirement to provide the information required by Exhibit D.

Exhibit E: Common Officers or Directors of the Parties to the Transaction

     There are no common officers or directors between Monongahela and Columbus Southern Power Company.

Exhibit F: Description and Location of Wholesale Power Sales Customers and
           Unbundled Transmission Services Served by Monongahela

     There are no wholesale power sales customers affected by the proposed Jurisdictional Transaction. The only transmission customer served by Monongahela over the transmission lines that are the subject of this Application is Buckeye Power, Inc. As no other transmission customer will be affected by the proposed Jurisdictional Transaction, Monongahela requests a waiver of the requirement to provide the information required by Exhibit F.

Exhibit G: Description of Jurisdictional Facilities of Monongahela and its
           Affiliates

     Monongahela and its affiliates' jurisdictional facilities are described in Sections II, III and IV of this Application.

Exhibit H: Jurisdictional Facilities and Securities Associated with or Affected by the Transaction

     The jurisdictional facilities and securities associated with or affected by the Transaction are described in Sections II, III and IV of this Application.

Exhibit I: Contracts with Respect to the Disposition of Facilities

     Attached are the two relevant contractual agreements to the proposed Jurisdictional Transaction:

     Schedule 1:       The Asset Purchase Agreement
     Schedule 2:       The Power Purchase Agreement

                                   SCHEDULE 1
                                   ----------

                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                            MONONGAHELA POWER COMPANY

                                       AND

                         COLUMBUS SOUTHERN POWER COMPANY

                                                                  Execution Copy


                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                            MONONGAHELA POWER COMPANY

                                       AND

                         COLUMBUS SOUTHERN POWER COMPANY



                           DATED AS OF AUGUST 2, 2005

                                TABLE OF CONTENTS


                                    ARTICLE I
                                   DEFINITIONS

1.1      Definitions..........................................................1
         -----------

                                   ARTICLE II
                                PURCHASE AND SALE

2.1      Acquired Assets......................................................1
         ---------------
2.2      Excluded Assets......................................................3
         ---------------
2.3      Assumed Obligations..................................................4
         -------------------
2.4      Retained Obligations.................................................5
         --------------------
2.5      Assignment of Tangible Personal Property Leases......................6
         -----------------------------------------------
2.6      Hull Tower and Tower Lease...........................................6
         --------------------------

                                   ARTICLE III
                                 PURCHASE PRICE

3.1      Purchase Price.......................................................7
         --------------
3.2      Post-Closing True-Up.................................................7
         --------------------
3.3      Allocation of Purchase Price........................................10
         ----------------------------

                                   ARTICLE IV
                                   THE CLOSING

4.1      Time and Place of Closing...........................................10
         -------------------------
4.2      Payment of Purchase Price...........................................11
         -------------------------
4.3      Deliveries by Seller................................................11
         --------------------
4.4      Deliveries by Buyer.................................................12
         -------------------

                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF SELLER

5.1      Organization; Power and Authority...................................12
         ---------------------------------
5.2      Authority...........................................................12
         ---------
5.3      Consents and Approvals; No Violation................................13
         ------------------------------------
5.4      Company Reports.....................................................14
         ---------------
5.5      Statement of Net Book Value of the Acquired Assets..................14
         --------------------------------------------------
5.6      Undisclosed Liabilities.............................................15
         -----------------------
5.7      Absence of Certain Changes or Events................................15
         ------------------------------------
5.8      Property Related Matters............................................15
         ------------------------
5.9      Insurance...........................................................16
         ---------
5.10     Environmental Matters...............................................16
         ---------------------
5.11     Regulation as a Utility.............................................18
         -----------------------
5.12     Labor Matters.......................................................18
         -------------
5.13     Employee Benefit Plans..............................................19
         ----------------------
5.14     Contracts...........................................................20
         ---------
5.15     Legal Proceedings, Etc..............................................21
         ----------------------
5.16     Compliance with Permits and Laws....................................21
         --------------------------------
5.17     Tax Matters.........................................................22
         -----------

5.18     Related Party Matters...............................................22
         ---------------------
5.19     Intellectual Property...............................................22
         ---------------------
5.20     Fees and Commissions................................................23
         --------------------

                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF BUYER

6.1      Power and Authority.................................................23
         -------------------
6.2      Authority...........................................................23
         ---------
6.3      Consents and Approvals; No Violation................................23
         ------------------------------------
6.4      Availability of Funds................................................1
         ---------------------
6.5      Legal Proceedings, Etc...............................................1
         -----------------------
6.6      Qualified Buyer......................................................1
         ---------------
6.7      Fees and Commissions.................................................1
         --------------------
6.8      Inspections..........................................................1
         -----------

                                   ARTICLE VII
                            COVENANTS OF THE PARTIES

7.1      Conduct of Business Prior to the Closing.............................1
         ----------------------------------------
7.2      Access to Information................................................3
         ---------------------
7.3      Consents and Approvals...............................................5
         ----------------------
7.4      Further Assurances...................................................6
         ------------------
7.5      Public Statements....................................................8
         -----------------
7.6      Expenses 8
         --------
7.7      Tax Matters..........................................................8
         -----------
7.8      Employees...........................................................10
         ---------
7.9      Name of the Ohio T&D Business After the Effective Time..............12
         ------------------------------------------------------
7.10     Applicable Insurance................................................12
         --------------------
7.11     Certain Notices; Information........................................14
         ----------------------------
7.12     Transition Services Agreement.......................................14
         -----------------------------
7.13     Transmission Agreements.............................................14
         -----------------------
7.14     Cooperation.........................................................15
         -----------
7.15     Other Agreements....................................................15
         ----------------
7.16     Accounts Receivable and Allowance for Uncollectible Accounts........15
         ------------------------------------------------------------

                                  ARTICLE VIII
                                   CONDITIONS

8.1      Conditions to Each Party's Obligations to Effect the Transactions...16
         -----------------------------------------------------------------
8.2      Conditions to Obligations of Buyer..................................16
         ----------------------------------
8.3      Conditions to Obligations of Seller.................................17
         -----------------------------------

                                   ARTICLE IX
                            SURVIVAL; INDEMNIFICATION

9.1      Survival of Representations and Warranties..........................18
         ------------------------------------------
9.2      Indemnification.....................................................19
         ---------------
9.3      Defense of Claims...................................................21
         -----------------
9.4      Disclaimers.........................................................23
         -----------

                                    ARTICLE X
                           TERMINATION AND ABANDONMENT

10.1     Termination.........................................................23
         -----------
10.2     Procedure and Effect of Termination.................................24
         -----------------------------------

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

11.1     Amendment and Modification..........................................24
         --------------------------
11.2     Waiver of Compliance; Consents......................................24
         ------------------------------
11.3     Notices  25
         -------
11.4     Assignment..........................................................26
         ----------
11.5     Rights Under This Agreement; No Third Party Beneficiaries...........26
         ---------------------------------------------------------
11.6     Governing Law.......................................................26
         -------------
11.7     Counterparts........................................................27
         ------------
11.8     Interpretation; Construction........................................27
         ----------------------------
11.9     Schedules and Exhibits..............................................27
         ----------------------
11.10    Entire Agreement....................................................27
         ----------------
11.11    Arbitration.........................................................28
         -----------
11.12    Waiver of Jury Trial................................................29
         --------------------



Exhibit A    Definitions
Exhibit B    Form of Dismissal Pleadings for PUCO Litigation
Exhibit C    Ohio Regulatory Filing
Exhibit D    Form of Assignment and Assumption Agreement
Exhibit E    Form of FIRPTA Affidavit
Exhibit F    Form of Lease Agreement
Exhibit G    Power Sales Agreement
Exhibit H    Form of Limited Warranty Deed
Exhibit I    Forms of Easement Assignment
Exhibit J    Form of Transition Services Agreement
Exhibit K    Form of Tower Lease Agreement

                            ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT, dated as of August 2, 2005 (this "Agreement"), is made by and between Monongahela Power Company, an Ohio
 ---------
corporation ("Seller") and Columbus Southern Power Company, an Ohio corporation
              ------
(the "Buyer").
      -----

     A     Seller is engaged in the business of transmitting and
distributing electric power for retail and wholesale customers, providing electric default generation service to retail customers, providing related services and products and engaging in related activities in the State of Ohio (the "Ohio T&D Business").
      -----------------

     B     Seller desires to sell and assign, and Buyer desires to
purchase and assume the Acquired Assets (as defined herein) and the Assumed Obligations (as defined herein), which together constitute substantially all of the assets currently used by Seller in the Ohio T&D Business and substantially all of the liabilities arising out of the ownership or operation of the Acquired Assets, as defined herein except as otherwise noted herein, upon the terms and subject to the conditions set forth herein.

     C     Seller and Buyer wish to enter into the Related Agreements (as defined herein) to facilitate the transactions contemplated hereby.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     1.1   Definitions.  Defined terms used in this Agreement have the meanings
           -----------
specified in this Agreement or in Exhibit A.

                                   ARTICLE II
                                PURCHASE AND SALE

     2.1   Acquired Assets.  On the terms and subject to the conditions of this
           ---------------
Agreement, at the Closing, Seller will sell, assign, convey, transfer and deliver to Buyer, and Buyer will purchase, assume and acquire from Seller all of Seller's right, title and interest in and to the assets used by Seller in the Ohio T&D Business as of the Effective Time, except for the assets expressly excluded in Section 2.2 (the "Acquired Assets"), including the assets more specifically described below:

           (a) the real property described on Schedule 2.1(a), together with all
                                              ---------------
substations and other buildings, facilities, fixtures and improvements thereon and appurtenances thereto (the "Owned Real Property");
                                -------------------

           (b) all transmission and distribution lines, including poles, wires and installed equipment (overhead and underground), owned by Seller in the State of Ohio, including those described on Schedule 2.1(b) (the "Transferred
                                            ---------------       -----------
Lines");
-----

           (c) all Easements benefiting Seller covering lands in the State of Ohio and used by Seller or held for use by Seller in the Ohio T&D Business (the "Transferred Easements");

           (d) the Shell, Harmer and Gorsuch substations located on certain of the Transferred Easements (including the buildings, facilities, fixtures and improvements thereon and appurtenances thereto) (the "Easement Substations" and together with the Owned Real Property, the "Substation Property");
                                            -------------------

           (e) all Inventories located at the Marietta service center;

           (f) all owned machinery (mobile or otherwise), equipment (including computer, office and communications equipment), tools, furniture and furnishings and other personal property (not considered Inventory) that are located on the Substation Property and used by Seller or held for use by Seller primarily in the Ohio T&D Business (the "Tangible Personal Property");
                            --------------------------

           (g) all Contracts that relate exclusively to the Ohio T&D Business, including operating agreements, franchise agreements, facilities agreements, interconnect agreements, interchange agreements, borderline agreements, encroachment agreements, pole attachment agreements that provide for non-tariff rates, joint-use agreements, and any Contracts that relate exclusively to the Ohio T&D Business that are entered into by Seller in accordance with the terms of Section 7.1 (collectively, the "Transferred Contracts");
   -----------                     ---------------------

           (h) all customer lists and customer information databases (including, without limitation, customer load data); books and records (including all books and records maintained in accordance with the FERC's Uniform System of Accounts), meter reading and service data; operating and maintenance records; warranty information; and engineering design plans, blueprints and as-built plans and specifications and procedures, in each case, to the extent specifically related to the Ohio T&D Business and in Seller's possession or in the possession of any third parties within Seller's reasonable control or influence;

           (i) all Permits of Seller that relate exclusively to the Acquired Assets or the Ohio T&D Business;

           (j) all unexpired warranties relating to the Acquired Assets;

           (k) all Current Assets, including the Transferred Accounts Receivable and other amounts prepaid by Seller to third parties, as of the Effective Time;

           (l) the Transferred Allowance as of the Effective Time;

           (m) the Regulatory Asset as of the Effective Time;

           (n) all claims of Seller against third parties relating to the Acquired Assets to the extent not primarily related to any Excluded Asset or Retained Obligation;

           (o) all Intellectual Property described in Schedule 2.1(o) (the
                                                      ---------------
"Acquired Intellectual Property");
 ------------------------------

           (p) rights to CRRs to which Seller is entitled as an LSE for the service territory relating to the Ohio T&D Business pursuant to the PJM Agreements, including (i) all Auction Revenue Rights to which Seller is entitled that are allocable to that service territory and (ii) all Financial Transmission Rights to which Seller is entitled that are allocable to that service territory based on that service territory's load ratio share of the peak load of Allegheny's PJM Load Zone pursuant to the PJM Agreements; and

           (q) rights to serve the existing certified service territory of Seller pursuant to Ohio Revised Code section 4933.81 et seq.

     2.2   Excluded Assets. Notwithstanding anything to the contrary in this
           ---------------
Agreement, nothing in this Agreement will constitute a transfer to Buyer, or will be construed as conferring on Buyer, and Buyer will not acquire, any right, title or interest in or to any of the following (collectively, the "Excluded Assets"):

           (a) any asset of Seller that is not used by Seller in the Ohio T&D Business and any real property of Seller owned in fee that is not listed on
Schedule 2.1(a), including the former Duck Creek and Westview substations, the
---------------
Marietta service center, the future Coal Run substation and the Hull microwave tower site (which properties are Excluded Assets) and the buildings, facilities, fixtures and improvements thereon and appurtenances thereto;

           (b) all Inventories not located at the Marietta service center;

           (c) the Retained Accounts Receivable as of the Effective Time;

           (d) the Retained Allowance as of the Effective Time;

           (e) cash and cash equivalents (other than customer deposits, other amounts prepaid by third parties), including cash held pursuant to money pool arrangements;

           (f) any tangible asset of Seller that is not regularly located in the State of Ohio;

           (g) all Intellectual Property other than the Intellectual Property described on Schedule 2.1(o) (the "Retained Intellectual Property"); provided,
             ---------------       ------------------------------    --------
however, that the Buyer may use the Retained Intellectual Property as provided
-------
in Section 7.9;
   -----------

           (h) the Seller PPA Agreements, the Grandfathered Contracts, retail electrical service agreements, the Related Agreements, and Seller's settlement agreement, dated June 24, 2003, with Buckeye Power, Inc. and Seller's pole attachment agreements related to the Ohio T&D Business that provide for tariff rates;

           (i) all rights of Seller as lessee under leases described on
Schedule 2.2(i) of machinery (mobile or otherwise), vehicles, equipment
---------------
(including computer, office and communications equipment), and other personal property that are located on the Substation Property and used by Seller or held for use by Seller primarily in the Ohio T&D Business, (the "Tangible Personal
                                                            -----------------
Property Leases," provided that any equipment, vehicles or other personal
---------------   -------------
property covered by such Tangible Personal Property Leases will be deemed an Acquired Asset to the extent assigned in accordance with Section 2.5;
                                                         -----------

           (j) all assets disposed of by Seller after the date of this Agreement, to the extent this Agreement does not prohibit the disposition;

           (k) all personnel records of Seller and its Affiliates relating to Transferring Employees other than Transferring Employee Records and other records that are required to be disclosed by applicable Laws, subpoena or legal or regulatory process;

           (l) all intercompany agreements between Seller and an Affiliate of Seller and all accounts owing by and among Seller and any of its Affiliates, whether or not any such intercompany agreement or account relates to the provision of goods and services, payment arrangements, intercompany charges or balances, or the like;

           (m) subject to Section 7.7, all rights to refunds of Taxes with
                          -----------
respect to the Ohio T&D Business or the Acquired Assets attributable to taxable periods, or portions thereof, ending prior to or as of the Effective Time, and any rights to refunds of Taxes with respect to any assets, properties or operations of Seller or any of its Affiliates;

           (n) all insurance policies, bonds, letters of credit or similar items, and any cash surrender value in regard thereto, including deposits made by Seller with regard to workers' compensation coverage, and any and all claims related to any of the foregoing;

           (o) all assets attributable to or related to Benefit Plans;

           (p) all Contracts that would be Transferred Contracts but for the fact that they relate to business outside the State of Ohio that does not constitute the Ohio T&D Business (the "Shared Contracts"); and
                                       ----------------

           (q) power sales agreements, swaps, hedges and other financial instruments and other non-operational agreements not listed on Seller's Disclosure Schedules.

     2.3   Assumed Obligations. On the terms and subject to the conditions of
           -------------------
this Agreement, at the Closing, Buyer will assume and agree to discharge, without recourse to Seller, all of the liabilities and obligations of Seller, direct or indirect, known or unknown, absolute or contingent, whether arising before, on or after the Effective Time, to the extent arising out of or related to the ownership or operation of the Acquired Assets, except for the liabilities and obligations excluded in Section 2.4 or as otherwise expressly provided in this Agreement (the "Assumed Obligations"). The Assumed Obligations include:

           (a) all liabilities and obligations (other than Taxes) associated with or attributable to the Owned Real Property, the Transferred Lines, the Tangible Personal Property, the Tangible Personal Property Leases (to the extent assigned under Section 2.5), the Transferred Easements, the Transferred
               -----------
Contracts, the Permits that relate exclusively to the Acquired Assets or the Permits that relate exclusively to the Ohio T&D Business, and all liabilities and obligations relating to or arising under any tariffs to which the Ohio T&D Business is subject, including tariffs being reviewed or processed by the applicable Governmental Entity, subject to the terms and conditions of each;

           (b) the Regulatory Liability as of the Effective Time;

           (c) all liabilities and obligations with respect to workers' compensation claims related to the Transferring Employees arising at or after the Effective Time, except to the extent any such liability or obligation is retained by Seller pursuant to Section 2.4(i);
                               --------------

           (d) except to the extent otherwise provided in Section 7.8, all
                                                          -----------
liabilities and obligations with respect to the Transferring Employees that arise after the Hire Date of such Transferring Employee;

           (e) all liabilities and obligations to the extent arising out of or related to the ownership or operation of the Acquired Assets arising under or in any way related to any Environmental Laws or other Laws (including those that come into effect at or after the Effective Time);

           (f) all customer advances, customer deposits and construction advances, and all advances or deposits for unperformed service obligations, Easement relocation obligations, and engineering and construction required to complete scheduled construction, construction work in progress, and all other capital expenditure projects and obligations, in each case specifically related to the Acquired Assets and outstanding at the Effective Time;

           (g) all Current Liabilities, other than Accounts Payable, as of the Effective Time; and

           (h) all of Seller's obligations to provide default electric service in the State of Ohio.

     2.4   Retained Obligations. Notwithstanding anything to the contrary in
           --------------------
this Agreement, Buyer will not assume or be obligated to pay, perform or otherwise discharge the following liabilities or obligations of Seller (collectively, the "Retained Obligations"):

           (a) all liabilities and obligations of Seller arising out of or related to the Excluded Assets;

           (b) all Tax liabilities and obligations to the extent arising out of or related to the ownership or operation of Acquired Assets or the operations of the Ohio T&D Business attributable to taxable periods, or portions thereof, ending before or as of the Effective Time;

           (c) all liabilities and obligations with respect to current and former employees of Seller other than the liabilities and obligations related to Transferring Employees described in Section 2.3(c), and, except as provided in
Section 7.8, severance benefits of such employees;
-----------

           (d) all liabilities and obligations of Seller, any Seller Subsidiary or any ERISA Affiliate of Seller relating to any Benefit Plan including but not limited to any such liability (i) relating to benefits payable under any Benefit Plan; (ii) relating to the Pension Benefit Guaranty Corporation under Title IV of ERISA; (iii) relating to a multi-employer plan; (iv) with respect to non-compliance with the notice and benefit continuation requirements of COBRA;
(v) with respect to any noncompliance with ERISA or any other applicable laws; or (vi) with respect to any suit, proceeding or claim that is brought against Seller, Buyer, any Benefit Plan, or any fiduciary or former fiduciary of any such Benefit Plan;

           (e) all obligations (including Encumbrances) of Seller with respect to the mortgage bonds and any other existing indebtedness for money borrowed by

Seller (including items due to Seller's Affiliates), including indebtedness described on Schedule 2.4(e) and including any indebtedness for money borrowed by Seller on or after the date hereof;

           (f) all Accounts Payable as of the Effective Time;

           (g) all liabilities and obligations under or related in any way to any Environmental Laws to the extent arising out of or relating to: (i) the disposal or arrangement for disposal of Hazardous Substances arising out of the operation of the Ohio T&D Business or the Acquired Assets prior to the Effective Time at any real properties or storage or disposal facilities not located on the Substation Property or the Transferred Easements; or (ii) the Release of Hazardous Substances arising out of the operation of the Ohio T&D Business prior to the Effective Time at any real property formerly owned or operated by Seller or at any real property included in the Excluded Assets;

           (h) all liabilities and obligations under or related in any way to pending litigation or regulatory actions involving Seller or any of Seller's Affiliates;

           (i) all liabilities and obligations with respect to workers' compensation claims related to the Transferring Employees arising or made prior to the Effective Time; and

           (j) all liabilities and obligations of Seller arising out of or related to the ownership or operation of the Acquired Assets prior to the Effective Time to the extent and only to the extent covered and paid by insurance proceeds received by Seller (in an amount not to exceed $22 million per occurrence) in respect of the Applicable Insurance, or that would have been received by Seller (in an amount not to exceed $22 million per occurrence) but for the fact that (A) the insurer under the Applicable Insurance is insolvent or
(B) Seller has failed to comply with the covenants set forth in Section 7.10(f),
                                                                ---------------
and in any case associated with claims made by third parties prior to the fifth anniversary of the Effective Time. For the avoidance of doubt, this Retained Obligation as stated above does not include the $3 million self-insured retention under the Applicable Insurance.

     2.5   Assignment of Tangible Personal Property Leases. To the extent
           -----------------------------------------------
requested by Buyer, Seller will use its commercially reasonable efforts to assign to Buyer at the Closing Seller's rights under the Tangible Personal Property Leases, including seeking to obtain any required consents to such assignments from the lessor(s) to such Tangible Personal Property Leases. In the event Seller is unable to assign any of the Tangible Personal Property Leases (or the portion thereof relating to the Ohio T&D Business) as of the Closing as a result of the failure to obtain any consent of any lessor under any such Tangible Personal Property Lease, it will notify Buyer promptly that it will not be able to assign such Tangible Personal Property Lease (or such portion thereof) to Buyer at the Closing. Any personal property, equipment or vehicles transferred to Buyer pursuant to this Section 2.5 will be deemed an "Acquired Asset" for all purposes under this Agreement.

     2.6   Hull Tower and Tower Lease. Buyer shall have the right to place
           --------------------------
equipment on Seller's Hull microwave tower. Buyer must exercise such right within three (3) years after the Closing Date. Upon the exercise of such right, Buyer shall have the right to use the Hull Tower as described in this Section

2.6 on commercially reasonable terms and conditions to be agreed by the parties. On the Closing Date, Buyer and Seller shall enter into the Tower Lease Agreement in the form attached hereto as Exhibit K.

                                  ARTICLE III
                                 PURCHASE PRICE

     3.1   Purchase Price.
           --------------

           (a) In consideration of the sale, assignment, conveyance, transfer and delivery to Buyer of the right, title and interest as of the Effective Time of Seller in the Acquired Assets, Buyer will (i) pay to Seller at Closing an aggregate amount equal to the Purchase Price and (ii) assume, as of the Effective Time, the Assumed Obligations.

           (b) As used in this Agreement, "Purchase Price" means the Net Book
                                           --------------
Value of the Acquired Assets as of the Effective Time plus $10,000,000 less Seller's share of Property Taxes prorated to Seller pursuant to the provisions of Section 7.7(h)(i).

           (c) Not less than ten (10) Business Days prior to the Closing Date, Seller will prepare and deliver to Buyer a certificate (the "Purchase Price
                                                             --------------
Certificate") of an authorized officer of Seller setting forth Seller's best
-----------
good faith estimate of the Net Book Value of the Acquired Assets as of the Effective Time. The Purchase Price Certificate shall be prepared on the same basis and in the same format as the Statement of Net Book Value of the Acquired Assets as of March 31, 2005 is presented on Schedule 5.5. The Purchase Price to
                                            ------------
be paid at Closing shall be in the amount set forth in the Purchase Price Certificate.

           (d) From and after the delivery of the Purchase Price Certificate until the Closing, Buyer will be permitted to review Seller's working papers relating to the preparation of the Purchase Price Certificate, and Seller will provide Buyer with reasonable access to the persons involved in preparing or reviewing the Purchase Price Certificate. The purpose of such review will be to allow Buyer to review changes to the Net Book Value of the Acquired Assets from March 31, 2005 to the Effective Time. Buyer further acknowledges and agrees with respect to the Net Book Value of the Acquired Assets as of March 31, 2005 that Buyer has had the opportunity to review and concur with the accounting methods and procedures underlying the calculations of such Net Book Value of the Acquired Assets to Buyer's full satisfaction. Notwithstanding the foregoing, Seller acknowledges that Buyer has had a limited opportunity to review the accounting methods and procedures relating to the Regulatory Asset and Regulatory Liability. Buyer's acknowledgement in this Section 3.1(d) shall not
                                                      --------------
limit, waive or otherwise modify any of Seller's representations and warranties provided in this Agreement.

     3.2   Post-Closing True-Up

           (a) Seller will deliver, no later than sixty (60) days after the Effective Time, Seller's determination of the Net Book Value of the Acquired Assets as of the Effective Time (the "Closing Statement"). The Closing
                                      -----------------
Statement shall be prepared on the same basis as the Statement of Net Book Value of the Acquired Assets as of March 31, 2005 presented on Schedule 5.5 and at the
                                                         ------------
level of detail as set forth on and consistent with Schedule 3.2(a) (provided
                                                    ---------------
that the amounts of the Regulatory Asset and Regulatory Liability set forth in the Closing Statement shall equal the amounts set forth in the Purchase Price Certificate and shall not be subject to adjustment), and shall be subject to the limitations and qualifications set forth in Section 3.1(d). Buyer will cooperate
                                            --------------
with Seller in connection with the preparation of the Closing Statement and related information, and will provide to Seller access to such books, records, personnel and other information as may be reasonably requested from time to time.

           (b) Buyer may dispute the Closing Statement or any item set forth thereon; provided, however, that Buyer will notify Seller in writing of any disputed item, and the basis of such dispute, within thirty (30) days of Buyer's receipt of the Closing Statement (the "Closing Statement Review Period"); and
                                       -------------------------------
provided, further, that Buyer's dispute of any item set forth on the Closing Statement shall be limited to changes in the Net Book Value of the Acquired Assets between March 31, 2005 and the Effective Time except for such items that are fixed in amount for purposes of Section 3.2(a) and the Closing Statement.
                                    --------------
During the Closing Statement Review Period, Buyer may review Seller's working papers relating to the Closing Statement, and Seller will provide Buyer with reasonable access to persons involved in preparing or reviewing the Closing Statement. In the event of a dispute with respect to any part of the Closing Statement, Buyer and Seller will use reasonable efforts to reconcile their differences. If Buyer and Seller are unable to reach a resolution of such differences within thirty (30) days of receipt of Buyer's written notice of dispute to Seller, Buyer and Seller will submit the amounts remaining in dispute for determination and resolution to the Independent Accounting Firm, which will be instructed to apply the dispute resolution procedures set forth in Section
                                                                      -------
11.11 (except that an Independent Accounting Firm Partner selected pursuant to
-----
the procedures outlined in this Section 3.2(b) shall determine and resolve the
                                --------------
matter rather than an arbitrator selected pursuant to the provisions of Section
                                                                        -------
11.11 relating to arbitrator selection) and issue a report stating its
-----
determinations and resolutions regarding the amounts disputed, with such report being final, binding and conclusive on the parties hereto with respect to the amounts disputed (such determination, an "Independent Accounting Firm Closing
                                          -----------------------------------
Statement Determination"). Seller and Buyer will each make available to the
-----------------------
Independent Accounting Firm all work papers, books and records relating to the Ohio T&D Business to the extent relevant to the determination of amounts set forth on the Closing Statement.

     The Independent Accounting Firm shall, within five (5) Business Days of its agreement to resolve the disputed items submitted to it, provide to Buyer and Seller the names and resumes of at least three partners of the Independent Accounting Firm (which resumes shall include a description of each such individual's substantial experience in the preparation and audit of financial statements of corporations engaged in businesses similar to the Ohio T&D Business and a disclosure of each such individual's existing or prior business and/or personal relationships (if any) with Buyer, Seller or any employees or counsel of any such Person) who are willing to serve as the individual responsible for determining and resolving the matters submitted by Buyer and Seller to the Independent Accounting Firm (such person, the "Independent
                                                             -----------
Accounting Firm Partner"). If, on or before the third Business Day after their
-----------------------
receipt of the information called for by the preceding sentence, Buyer and Seller have been unable after good faith negotiation to agree upon and select one of the individuals so identified to act as the Independent Accounting Firm Partner, then Buyer and Seller shall each have the right on or before the fifth Business Day after their receipt of such information to deliver to the Independent Accounting Firm a confidential communication striking any or all of the individuals previously identified as a potential Independent Accounting Firm

Partner as to whom an existing business and/or personal relationship was disclosed pursuant to the preceding sentence, and/or striking no more than one of the other individuals previously identified as a potential Independent Accounting Firm Partner. The Independent Accounting Firm shall then proceed to select the Independent Accounting Firm Partner from among the previously identified individuals who have not been stricken from consideration; if all such previously identified individuals are so stricken, the Independent Accounting Firm shall designate at least three additional partners who are eligible to serve as the Independent Accounting Firm Partner and the forgoing selection procedure shall be repeated until an Independent Accounting Firm Partner is selected.

           (c) The Closing Statement and the Net Book Value of the Acquired Assets set forth thereon will be adjusted (i) in accordance with any amount mutually agreed to in writing by Seller and Buyer with respect to any item set forth on the Closing Statement or (ii) in accordance with any Independent Accounting Firm Closing Statement Determination. As used herein, the term "Final
                                                                           -----
Amount" means, as applicable, (x) the Net Book Value of the Acquired Assets set
------
forth on the Closing Statement, as so adjusted pursuant to either clause (i) and/or (ii) of the immediately preceding sentence, as applicable, or (y) if Buyer fails to dispute in writing the Net Book Value of the Acquired Assets set forth on the Closing Statement within the Closing Statement Review Period, the computation of such Net Book Value of the Acquired Assets set forth on the Closing Statement. The fees and disbursements of the Independent Accounting Firm with respect to this Section 3.2 will be allocated between Buyer and Seller so
                     -----------
that Buyer's share of such fees and disbursements will be in the same proportion that the aggregate amount of such disputed amounts so submitted by Buyer to the Independent Accounting Firm that is unsuccessfully disputed by Buyer (as finally determined by the Independent Accounting Firm) bears to the total amount of all disputed amounts so submitted by Buyer to the Independent Accounting Firm.

                (i) If the Net Book Value of the Acquired Assets set
forth on the Purchase Price Certificate exceeds the Final Amount, Seller will pay Buyer the difference promptly, but no later than five (5) days following the final determination of such Final Amount under Section 3.2(c), by wire transfer
                                               --------------
of immediately available funds to an account designated by Buyer.

                (ii) If the Net Book Value of the Acquired Assets set forth on the Purchase Price Certificate is less than the Final Amount, Buyer will pay Seller the difference promptly, but no later than five (5) days following the final determination of such Final Amount under
           Section 3.2(c), by wire transfer of immediately available funds to an
           --------------
           account designated by Seller.

                (iii) If the Net Book Value of the Acquired Assets set forth on the Purchase Price Certificate equals the Final Amount, no payment will be made under this Section 3.2(c).
                                   --------------

           (d) Any amount paid under Section 3.2(c) will be paid with interest
                                     --------------
for the period beginning on the Closing Date and ending on the day preceding the date of payment, calculated at the applicable prime rate of Citibank N.A. as in effect on the Closing Date (the "Applicable Rate") and will,
                                                     ---------------
to the maximum extent allowed by applicable Laws, constitute an adjustment to the Purchase Price.

     3.3   Allocation of Purchase Price. Buyer and Seller agree that the
           ----------------------------
Purchase Price shall be allocated among the Acquired Assets, in accordance with Section 1060 of the Code and the Treasury Regulations thereunder, as set forth on Schedule 3.3 (the "Allocation"). Buyer shall prepare a post-Closing allocation ("Post-Closing Allocation") taking into account any post-Closing adjustment to the Purchase Price pursuant to Section 3.2 and consistent with the methods and allocations used in the Allocation within thirty (30) days following any adjustment to the Purchase Price pursuant to Section 3.2 and shall deliver such proposed Post-Closing Allocation to Seller for Seller's review and comment. If Seller does not object in writing to the proposed Post-Closing Allocation, it shall be deemed to be accepted by Seller as proposed by Buyer. If Seller objects to the Allocation, Seller shall provide Buyer written reasons for Seller's objection(s) with ten (10) days following delivery of the proposed Post-Closing Allocation. Buyer and Seller shall use their commercially reasonable efforts to agree upon such Post-Closing Allocation. If agreement cannot be reached with twenty (20) days of the Buyer's receipt of Seller's written objections, the parties shall resolve the disagreement in accordance with the arbitration provisions of Section 11.11 (except that an Independent Accounting Firm Partner selected pursuant to the procedures outlined in Section 3.2(b) shall determine and resolve the matter rather than an arbitrator selected pursuant to the provisions of Section 11.11 relating to arbitrator selection). Buyer and Seller shall (i) file Internal Revenue Service Form 8594 and all federal, state and local Tax Returns, in accordance with such agreed allocation, and (ii) report the transactions contemplated by this Agreement for Tax purposes in a manner consistent with the final allocation of the Purchase Price (as the same may be adjusted) pursuant to this Section 3.3. Buyer and Seller shall provide the other promptly with any other information reasonably required to complete Form 8594. Pursuant to the provisions of Section 7.7, Buyer and Seller will notify the other in the event of an examination, audit or other proceeding regarding the agreed upon allocation of the Purchase Price (as the same may be adjusted).

                                   ARTICLE IV
                                   THE CLOSING

     4.1   Time and Place of Closing.
           -------------------------

           (a) Upon the terms and subject to the satisfaction or waiver of the conditions contained in Article VIII of this Agreement, the closing of the
                        ------------
transactions contemplated by this Agreement (the "Closing") will take place at
                                                  -------
the offices of Squire, Sanders & Dempsey L.L.P. in Columbus, Ohio on the last Business Day of the calendar month in which the conditions contained in Article
                                                                        -------
VIII have been satisfied or waived for at least five (5) Business Days prior to
----
such last Business Day of the calendar month (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver at the Closing of such conditions), or at such other place or time as the parties may agree in writing. The date on which the Closing actually occurs is hereinafter referred to as the "Closing Date." The Closing
                                                   ------------
Date shall not occur prior to December 30, 2005. The Closing shall be effective (the "Effective Time") at 11:59 p.m., Eastern Prevailing Time, on the last
      --------------
calendar day of the month in which the Closing Date occurs. Risk of loss with respect to the Acquired Assets shall transfer to Buyer at the Effective Time.

           (b) If the Closing occurs on December 30, 2005, the Buyer and Seller shall execute and deliver all closing deliveries into escrow at the Closing on December 30, 2005. Following such Closing into escrow, Buyer and Seller shall convene a telephone conference on December 31, 2005 at a time mutually agreed upon by Buyer and Seller at which time Seller shall certify whether or not the condition set forth in Section 8.2(a) remains satisfied at the time such call is convened. In the event that Seller certifies that such condition remains satisfied at such time, Buyer shall promptly (and in any event within two hours) provide Seller with an executed letter authorizing the release of Buyer's closing deliveries from escrow and instructing the financial institution in possession of the escrow account described in Section 4.2 to release the escrow
                                              -----------
funds to an account designated by Seller as provided in Section 4.2. In the
                                                        -----------
event that Seller is unable to certify to Buyer that the condition in Section 8.2(a) remains satisfied at such time, unless the Buyer and Seller agree otherwise, the Closing of December 30, 2005 shall be deemed to not have occurred.

     4.2   Payment of Purchase Price. Upon the terms and subject to the
           -------------------------
satisfaction of the conditions contained in this Agreement, Buyer will pay to Seller at the Closing an aggregate amount in United States dollars equal to the Purchase Price as estimated in the Purchase Price Certificate by wire transfer of immediately available funds to an account designated by Seller to Buyer at least two (2) Business Days prior to the Closing Date. In the event that the Closing occurs on December 30, 2005, Buyer will pay to Seller at the Closing an aggregate amount in United States dollars equal to the Purchase Price by wire transfer of immediately available funds to an escrow account of a financial institution proposed by Seller on the terms and conditions of an escrow agreement to be mutually agreed upon by Buyer and Seller. Buyer and Seller agree that all fees and costs of the escrow agent shall be shared equally by Buyer and Seller. If the Closing occurs as evidenced by Buyer's instruction letter as contemplated in Section 4.1(b), the Purchase Price, including any interest earned thereon, shall be payable to Seller. If the Closing does not occur as a result of Seller's inability to certify the condition in Section 8.2(a) as contemplated in Section 4.1(b), the Purchase Price, plus any interest earned thereon, shall be returned to Buyer.

     4.3   Deliveries by Seller. At the Closing, Seller will deliver, or cause
           --------------------
to be delivered, the following to Buyer:

           (a) The Related Agreements, duly executed by Seller and any Affiliates of Seller that are party thereto;

           (b) The Transfer Consents and all consents, waivers or approvals obtained by Seller with respect to the Seller Third-Party Consents and those consents and approvals described in Section I of Schedule 5.3(b);
                                                 ---------------

           (c) Transferring Employee Records; and

           (d) Fully executed pleadings in the form attached hereto as Exhibit B, ready for filing in order to dismiss, with prejudice, (i) Seller's lawsuit pending at the Federal District Court for the Southern District of Ohio, Eastern Division, Case No. C2-04-084, Monongahela Power Co. v. Schriber, et al and (ii) Seller's appeal pending at the Ohio Supreme Court in Case No. 05-392, Monongahela Power Co. v. Pub. Util. Comm'n of Ohio, such pleadings to be held in escrow by Porter, Wright, Morris & Arthur for filing immediately upon payment of the portion of the Purchase Price to be paid on the Closing Date;

           (e) Evidence satisfactory to Buyer, that Seller discharged and obtained full release of all Encumbrances created by or arising through Seller and affecting the Acquired Assets;

           (f) Copies of the documents and information described in
Section 2.1(g); and
--------------

           (g) Such other agreements, documents, instruments and writings as are required to be executed and delivered by Seller at or prior to the Closing pursuant to the terms of this Agreement or that may be reasonably requested by Buyer in connection with the transfer to Buyer of the Acquired Assets.

     4.4   Deliveries by Buyer. At the Closing, Buyer will deliver, or cause to
           -------------------
be delivered, the following to Seller or its designees:

           (a) The Purchase Price as estimated in the Purchase Price Certificate by wire transfer or transfers of immediately available funds to the account designated pursuant to Section 4.2;

           (b) The Related Agreements, duly executed by Buyer and any Affiliates of Buyer that are party thereto;

           (c) All consents, waivers or approvals obtained by Buyer as described in Section I of Schedule 6.3(b);
                          ---------------

           (d) All Tax certificates and Tax forms applicable to the transfers contemplated by this Agreement, including direct pay permits and Tax exemption certificates; and

           (e) Such other agreements, documents, instruments and writings as are required to be executed and delivered by Buyer at or prior to the Closing pursuant to the terms of this Agreement or that may be reasonably requested by Seller in connection with the assumption by Buyer of the Assumed Obligations.

                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Except as set forth in the disclosure schedules attached to this Agreement, Seller hereby represents and warrants to Buyer as follows:

     5.1   Organization; Power and Authority.
           ---------------------------------

           (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of Ohio.

           (b) Seller has all requisite corporate power and authority to own, lease, and operate the assets used in the Ohio T&D Business except where the failure to have such power and authority, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

     5.2   Authority. Seller has full corporate power and authority to execute
           ---------
and deliver this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Seller and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or the Related Agreements or to consummate the transactions contemplated hereby and thereby. This Agreement and the Related Agreements have been duly and validly executed and delivered by Seller, and, assuming that this Agreement and the Related Agreements constitute valid and binding agreements of Buyer, constitute valid and binding agreements of Seller, enforceable against Seller in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

     5.3   Consents and Approvals; No Violation.
           ------------------------------------

           (a) Other than obtaining the consents of third parties set forth on
Schedule 5.3(a) (the "Seller Third-Party Consents"), the Seller Required
---------------       ---------------------------
Regulatory Approvals and the Buyer Required Regulatory Approvals, neither the execution and delivery of this Agreement and the Related Agreements by Seller, the sale by Seller of the Acquired Assets pursuant to this Agreement, the assignment by Seller of the Assumed Obligations pursuant to this Agreement, nor Seller's performance under this Agreement or the Related Agreements will: (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of Seller; (ii) require Seller or any of its Affiliates to obtain any consent, approval, authorization or permit of, or require Seller or any of its Affiliates to make any filing with or provide any notice to, any
                            ----
Governmental Entity, except (x) where Seller's failure to obtain such consent, approval, authorization or Permit, or to make such filing or notification, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (y) for those requirements that become applicable to Seller as a result of the specific regulatory status of Buyer (or any of its Affiliates) or as a result of any other facts that specifically relate to the business or activities in which Buyer (or any of its Affiliates) is or proposes to be engaged; (iii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which Seller is a party or by which Seller or any of the Acquired Assets, may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or will have been obtained prior to Closing or which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or (iv) violate any Order applicable to Seller or any of the Acquired Assets.

           (b) Except for the consents and approvals listed in Schedule 5.3(b)
                                                               ---------------
(the "Seller Required Regulatory Approvals"), no declaration, filing or
      ------------------------------------
registration with, or notice to, or authorization, consent or approval of, any Governmental Entity is necessary for the consummation by Seller (or its Affiliates) of the transactions contemplated hereby or by the Related Agreements, other than such declarations, filings, registrations, or notices that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     5.4   Company Reports.
           ---------------

           (a) Seller has made available to Buyer each registration statement, report, proxy statement or information statement (other than preliminary materials) filed by Seller with the SEC for periods beginning on or after January 1, 2004, each in the form (including exhibits and any amendments thereto) filed with the SEC prior to the date hereof (collectively, the "Seller
                                                                         ------
SEC Reports"), and Seller has filed all forms, reports and documents required to
-----------
be filed by it with the SEC pursuant to relevant securities statutes, regulations, policies and rules as applicable to such periods. As of their respective dates, the Seller SEC Reports, (i) were prepared in accordance with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and complied with the then applicable accounting requirements and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading except for such statements, if any, as have been modified by subsequent filings with the SEC prior to the date hereof; provided, however, that this representation shall be deemed true and correct to the extent that any such material misstatement or omission relates to matters other than, and does not affect, the Ohio T&D Business.

           (b) For periods beginning on or after January 1, 2002, Seller has filed or caused to be filed with the Ohio Commission all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by Seller with respect to the business and operations of Seller (as it relates to the Ohio T&D Business), all of which complied in all material respects with all applicable requirements of the rules and regulations of the Ohio Commission as in effect on the date each such report was filed.

           (c) Each of the consolidated balance sheets included in or incorporated by reference into the Seller SEC Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of the Seller as of its date and each of the consolidated statements of operations, cash flows and stockholder's equity included in or incorporated by reference into the Seller SEC Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in stockholders' equity, as the case may be, of the Seller for the periods set forth therein (subject, in the case of unaudited statements, to such exceptions as may be permitted by Form 10-Q of the SEC), in each case in accordance with GAAP, except as may be noted therein.

           (d) The books and records of Seller have been maintained in accordance with GAAP and the FERC's Uniform System of Accounts applied on a consistent basis in accordance with Seller's past practice as reflected on
Schedule 5.5.
------------

     5.5   Statement of Net Book Value of the Acquired Assets. Attached hereto
           --------------------------------------------------
as Schedule 5.5 is a statement of the Net Book Value of the Acquired Assets
   ------------
as of March 31, 2005 (the "Statement of Net Book Value of the Acquired Assets").
                           --------------------------------------------------
The Statement of Net Book Value of the Acquired Assets (A) is unaudited and derived from the records and consolidated financial statements of Seller, (B) has been prepared based upon amounts derived from the records of Seller that have been maintained in accordance with GAAP and the FERC's Uniform System of Accounts, and (C) has been prepared on the basis of internal direct or indirect allocations of certain assets and liabilities between the states in which Seller operates in a manner consistent with Sellers' historical practice.

     5.6   Undisclosed Liabilities. Except for (i) the Liabilities set forth in
           -----------------------
Schedule 5.6, (ii) Liabilities reflected or reserved against in the Statement of Net Book Value of the Acquired Assets at March 31, 2005, and (iii) Liabilities incurred after March 31, 2005 that, individually or in a series of related transactions, would not reasonably be expected to result in a Liability of $500,000 or more, Seller has not incurred any Liabilities that will be Assumed Obligations as of the Effective Time.

     5.7   Absence of Certain Changes or Events. Since December 31, 2004, Seller
           ------------------------------------

has operated the Ohio T&D Business in the ordinary course consistent with past practices and except as set forth in Schedule 5.7, there has not occurred any event, occurrence or conditions that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

     5.8   Property Related Matters.
           ------------------------

           (a) The Acquired Assets are free and clear of all Encumbrances created by or arising through Seller other than (i) Encumbrances that are to be released at or prior to the Closing and (ii) Permitted Encumbrances (except for those described in clause (c) of the definition thereof);

           (b) Seller has good and valid title to the Substation Property free and clear of all Encumbrances other than (i) Encumbrances that are to be released at or prior to the Closing and (ii) Permitted Encumbrances (except for those described in clause (c) of the definition thereof).

           (c) Seller has good and valid title to the Acquired Assets described in Sections 2.1(b), (c), (e), (f), (h) and (k) and good and valid title or
   -------------------------------------------
the right to use, as applicable, the Acquired Assets described in Section
                                                                  -------
2.1(o), in each case, free and clear of all Encumbrances other than Permitted
------
Encumbrances.

           (d) Schedule 5.8(d) contains a complete and accurate list and summary description of the service centers and substations located in the State of Ohio used in the Ohio T&D Business.

           (e) The buildings on the Substation Property are in good operating condition relative to their age and use and have been maintained in accordance with Good Utility Practices. The Tangible Personal Property and the Transferred Lines are in good operating condition relative to their age and use and have been maintained in accordance with Good Utility Practices.

           (f) To Seller's knowledge, no surveys have been obtained with respect to the Substation Property in the three years prior to the date of this Agreement and no title opinions or policies of title insurance are currently in force with respect to the Substation Property.

           (g) No condemnation or eminent domain proceeding against any part of the Substation Property or the other Transferred Easements is pending or, to the knowledge of Seller, threatened.

           (h) There are no public improvements that have been ordered to be made and/or that not been previously assessed, and there are no special, general or other assessments pending, threatened against, or affecting any parts of the Substation Property or any of the other Transferred Easements.

           (i) All of the Inventories on the Substation Property consist of a quality, and is not more than the quantity, usable in the ordinary course of business.

           (j) Except for the real property interests included in the Excluded Assets, the Substation Property and the other Transferred Easements represent all of the material real property interests used by Seller or held for use by Seller in connection with the Ohio T&D Business and necessary to conduct the Ohio T&D Business as conducted on the date of this Agreement.

           (k) Except for the Excluded Assets, the Buyer Required Regulatory Approvals and as described in Schedule 5.8(k), the Acquired Assets include
                              ---------------
all the assets and, to Seller's knowledge, the rights necessary to conduct the Ohio T&D Business as conducted by Seller on the date of this Agreement.

           (l) There are no encroachments onto the Owned Real Property of any improvement on any adjoining property, and there are no encroachments onto any adjoining property of any improvements on the Owned Real Property that materially impact the operation of the Ohio T&D Business on such parcel of Owned Real Property.

     5.9   Insurance. Material policies of fire, liability, worker's
           ---------
compensation and other forms of insurance owned or held by Allegheny
Energy, Inc. ("Allegheny"), of which Seller is a wholly owned subsidiary, insuring the Acquired Assets or the operations and personnel of the Ohio T&D Business are in full force and effect, subject to the terms of each policy, all premiums with respect thereto covering all periods up to and including the date as of which this representation is being made have been paid (other than retroactive premiums that may be payable with respect to comprehensive general liability and worker's compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy that was not replaced on substantially similar terms prior to the date of such cancellation. As of the date of this Agreement, Allegheny has not been refused any insurance with respect to the Acquired Assets or the operations and personnel of the Ohio T&D Business, nor has such coverage been limited by any insurance carrier to which Allegheny has applied for any such insurance or with which it has carried insurance during the last twelve months. Schedule 5.9 sets forth a summary of all material policies of fire, liability, worker's compensation and other forms of insurance owned or held by Allegheny insuring the Acquired Assets or the operations and personnel of the Ohio T&D Business in full force and effect on the date of this Agreement.

     5.10  Environmental Matters.
           ---------------------

           (a) Except as set forth in Schedule 5.10(a) and for such matters
                                      ----------------
that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

               (i) Seller is and has been in compliance with applicable Environmental Laws with respect to its operation of the Acquired Assets and the Ohio T&D Business; and

               (ii) Seller has applied for or holds and, as applicable, is in compliance with all Permits required under applicable Environmental Laws to operate the Acquired Assets and to engage in the Ohio T&D Business as they are currently being operated and engaged in, and Seller has not received any written notice that (x) any such existing environmental Permit will be revoked or (ii) any pending application for any new such environmental Permit or renewal of any existing environmental Permit will be denied.

           (b) There are no underground storage tanks located on or under any of the Substation Property and, to the knowledge of Seller, there are no underground storage tanks that have been permanently abandoned in place on or under any of the Substation Property.

           (c) There currently are not and never have been any power generation facilities (other than back-up generation equipment) on any of the Substation Property.

           (d) Except as set forth on Schedule 5.10, to Seller's knowledge, none of the Substation Property is delineated as "wetlands" under applicable federal or state Law.

           (e) There are no claims, actions, suits, or proceedings pending, or to Seller's knowledge threatened, against Seller under applicable Environmental Laws with respect to the operation of the Acquired Assets and the Ohio T&D Business, and Seller has not received any written, or to Seller's knowledge, oral, notification that it or any of its Affiliates is a potentially responsible party under CERCLA or any analogous state law with respect to its operation of the Acquired Assets or the Ohio T&D Business.

           (f) There has been no Release of Hazardous Substances arising out of the operation of the Acquired Assets or the Ohio T&D Business on, under, or from the Acquired Assets in violation of, or otherwise requiring investigation or remediation under, applicable Environmental Laws, in any case, for which Seller would have material liability under Environmental Laws.

           (g) To Seller's knowledge, there are no conditions with respect to Seller's producing, manufacturing, processing, generating, storing, using, handling, recycling, treating, disposing, managing, shipping, or transporting of Hazardous Substances at or upon the Substation Property or the Transferred Easements for which Seller would have material liability under Environmental Laws.

           (h) To Seller's knowledge, the Acquired Assets do not include any electrical equipment containing dielectric fluid with a polychlorinated biphenyl concentration of 500 ppm or greater that would result in material liability to Seller under Environmental Laws.

           (i) To Seller's knowledge, the Acquired Assets do not contain a reportable or otherwise significant quantity of any asbestos or asbestos-containing material that would result in material liability to Seller under Environmental Laws.

           (j) There are no material liabilities or obligations of Seller related to or arising out of its status as an owner or operator of any manufactured gas plant on the Substation Property, or to the Seller's knowledge, on the Transferred Easements.

           (k) Notwithstanding any other provision in this Agreement to the contrary, the representations and warranties made in this Section 5.10 are Seller's exclusive representations and warranties relating to Environmental Laws, Permits required under Environmental Laws, Hazardous Substances, or protection of the environment.

     5.11  Regulation as a Utility. Seller is subject to regulation as a "public
           -----------------------
utility" by the Ohio Commission pursuant to the laws of the State of Ohio and is subject to regulation as a "public utility" by the FERC pursuant to Part II of the Federal Power Act. Seller is a subsidiary of Allegheny, which is a "registered holding company" under the Holding Company Act. Schedule 5.11 lists
                                                            -------------
all of the currently operative tariffs authorized and approved prior to the date of this Agreement by the Ohio Commission applicable to the Ohio T&D Business and all of the currently pending rate, certificate or other filings made prior to the date of this Agreement by Seller before the Ohio Commission. All currently effective filings with the Ohio Commission or the FERC were made in substantial compliance with all Laws then applicable thereto and the information contained therein was true and correct in all material respects when made. Except as described on Schedule 5.11, Seller, with respect to the Ohio T&D Business, does
             -------------
not have rates that have been or are being collected subject to refund, pending final resolution of any proceeding pending before a Governmental Entity or on appeal to the courts, where the potential refund, resolution or outcome of appeal, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

     5.12  Labor Matters.
           -------------

           (a) For purposes of this Section 5.12, Section 5.13, Section 7.1,
                                    ------------  ------------  -----------
Section 7.2 and Section 7.8, the term "Employees" refers to all current and
-----------     -----------            ---------
former employees of Seller or its Affiliates who work or worked in the Ohio T&D Business. All "Current Employees" who work in the Ohio T&D Business (including
               -----------------
individuals on vacation, sick or similar leave but excluding those persons on long-term disability leave) on the date of this Agreement are listed in Schedule
                                                                        --------
5.12(a). Schedule 5.12(a) (i) shall be amended to designate Employees hired or
-------  ----------------
caused to be hired by Seller after the date of this Agreement and prior to the Effective Time to replace Current Employees whose employment has terminated and
(ii) may be amended to add additional employees who work in the Ohio T&D Business as of the Effective Time if approved by Buyer. Current Employees included on the final Schedule 5.12(a) are hereinafter referred to as "Closing
                      ----------------                                 -------
Employees."
---------

           (b) Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i)
Seller is in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours with respect to the Employees; (ii) since December 31, 2003, Seller has not received written notice of any unfair labor practice complaint against it before the National Labor Relations Board with respect to the Employees; (iii) there is no labor strike, slowdown or stoppage actually pending or, to the knowledge or Seller, threatened against or affecting the Ohio T&D Business; (iv) there is no material charge pending or, to Seller's knowledge, threatened against Seller alleging unlawful discrimination in employment practices before any court or agency affecting or reasonably expected to affect the Ohio T&D Business; (v) there is no charge pending or, to Seller's knowledge, threatened against Seller with respect to employment and employment practices, terms and conditions of employment, and wages and hours of any of the Employees; (vi) Since December 31, 2003, no one has filed a petition seeking representation with respect to the Employees with the National Labor Relations Board; and (vii) Seller has not experienced any primary work stoppage with respect to the Employees in the past five years.

           (c) Except as disclosed on Schedule 5.12(c), there are no claims,
                                      ----------------
actions, proceedings or investigations pending before any Governmental
Entity or, to the knowledge of Seller, threatened, against Seller or Seller's Affiliates relating to workers' compensation for the Current Employees. Schedule
                                                                        --------
5.12(c) shall be updated as of the Closing Date.
-------

     5.13  Employee Benefit Plans.
           ----------------------

           (a) All "employee benefit plans," within the meaning of Section 3(3)
                                                                   ------------
of ERISA, covering any of the Employees in the Ohio T&D Business (collectively, the "Benefit Plans") are listed in Schedule 5.13(a). True and complete copies
     -------------
of all Benefit Plans or a written summary thereof have been made available to Buyer.

           (b) All Benefit Plans are in substantial compliance with ERISA, the Code and other applicable laws and have been administered in accordance with their terms and such laws, in each case in all material respects. Seller has not engaged in a transaction with respect to any Benefit Plan that, assuming the taxable period of such transaction expired as of the date of this Agreement, could subject Seller to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

           (c) None of the Benefit Plans are "multiemployer plans" within the meaning of Section 3(37) of ERISA. No liability under Subtitle C or D of
Title IV of ERISA has been incurred or could be incurred by Seller with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by it, or the single-employer plan of any entity that is considered one employer with Seller under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate").
                                                            ---------------
Seller has not incurred and does not expect to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA. No liability under Section 302 of ERISA, Section 412 of the Code or Title IV of ERISA has been incurred by Seller or any ERISA Affiliate that would become a liability of Buyer or any of its ERISA Affiliates and no condition exists that would reasonably be expected to result in any such liability.

           (d) Schedule 5.13(d) lists or describes all material employee benefit arrangements provided for the Employees other than those arrangements that are Benefit Plans or are base or regular cash compensation (the "Other Benefit Arrangements"). The Other Benefit Arrangements have been maintained in substantial compliance with applicable Laws.

           (e) There has been no amendment to, announcement by Seller or any of its Affiliates relating to, or change in employee participation or coverage under, any Benefit Plan or Other Benefit Arrangement, that would increase materially the benefits provided to the Employees under such plan or arrangement above the level of the benefits provided thereunder for the most recent fiscal year. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will entitle any Employees to severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement, unless such Employee is actually terminated by Seller.

           (f) Each Benefit Plan that is intended to be qualified within the meaning of Section 401 of the Code has received a favorable determination letter as to its qualification that is current as of the Closing Date except for changes required by the Economic Growth and Tax Relief Reconciliation Act (with respect to which good faith amendments have been made), and nothing has occurred (or failed to occur) that could reasonably be expected to result in the revocation of such letter.

     5.14  Contracts.
           ---------

           (a) Schedule 5.14(a) contains a true and complete list of the
               ----------------
following Transferred Contracts as of the date hereof:

               (i) franchise agreements authorizing the provision of electric service in a city or municipality;

               (ii) electric service agreements or similar customer agreements that generated more than $500,000 in net revenues for the twelve month period ended March 31, 2005;

               (iii) facilities agreements;

               (vi) transmission service agreements;

               (viii) interconnection agreements, including agreements between Seller and PJM Interconnection, Inc.;

               (vi) interchange, borderline or joint use agreements;

               (vii) pole attachment agreements;

               (viii) other Contracts related to the Ohio T&D Business that require known expenditures by Seller of $50,000 or more per annum or $100,000 or more in the aggregate;

               (ix) Contracts containing covenants restricting in any material respect the freedom of Seller to engage in the Ohio T&D Business or to compete with any Person which would affect, or be reasonably expected to affect, the Ohio T&D Business or the operation or use of the Acquired Assets;

               (x) joint venture agreements, partnership agreements, limited liability company agreements, limited liability company operating agreements or similar agreements;

               (xi) Contracts for the purchase or sale of any business, corporation, partnership or other business entity;

               (xii) collective bargaining agreements or employment or change of control agreements with management employees of the Ohio T&D Business;

               (xiii) encroachment agreements;

               (xiv) electric supply agreements; and

               (xv) Contracts that are otherwise material to the Ohio T&D Business.

           (b) Schedule 5.14(b) contains a true and complete list of all Shared
               ----------------
Contracts that would be included in clauses (i) through (xiv) of Section 5.14(a)
                                                                 ---------------
if such Contracts related exclusively to the Ohio T&D Business.

           (c) Schedule 2.2(i) contains a true and complete list of all Tangible
               ---------------
Personal Property Leases.

           (d) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each of the Transferred Contracts and Shared Contracts (i) constitutes a valid and binding obligation of Seller and, to Seller's knowledge, constitutes a valid and binding obligation of the other parties thereto, subject to the Bankruptcy and Equity Exception, and
(ii) is in full force and effect except to the extent such contract expires by its own terms after the date of this Agreement.

           (e) There is not, under any of the Transferred Contracts or Shared Contracts, any default or event that, with notice or lapse of time or both, would constitute a default on the part Seller or, to Seller's knowledge, would constitute a default on the part of any of the other parties thereto, except such events of default and other events as to which requisite waivers or consents have been obtained, or the Seller Third Party Consents have been received by Seller, or which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     5.15  Legal Proceedings, Etc. There are no claims, actions, proceedings or
           ----------------------
investigations pending or, to the knowledge of Seller, threatened against Seller or Seller's Affiliates relating to the Acquired Assets or the Ohio T&D Business before any Governmental Entity that would reasonably be expected to have, individually or in the aggregate, (a) a Material Adverse Effect or (b) the effect of preventing, delaying, making illegal or otherwise interfering with (i) this Agreement or the Related Agreements, (ii) the consummation of the transactions contemplated hereby or thereby, or (iii) any action taken or proposed to be taken by Seller pursuant hereto or thereto. Except as described on Schedule 5.15, neither Seller nor any of Seller's Affiliates is subject to any outstanding judgment, rule, order, writ, injunction or decree of any court or Governmental Entity relating to or affecting the Acquired Assets or the Ohio T&D Business. Schedule 5.15 includes a list of all claims, actions, proceedings or investigations pending or, to the knowledge of Seller, threatened against Seller or Seller's Affiliates relating to the Acquired Assets or the Ohio T&D Business, in each case, or each series of related cases, reasonably expected to involve claims or damages in excess of $30,000.

     5.16  Compliance with Permits and Laws. Seller has all Permits (other than
           --------------------------------
with respect to Environmental Laws, which are addressed in Section 5.10) necessary to own, operate and maintain the assets used in connection with the Ohio T&D Business as presently conducted, except where the failure to have such Permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Seller is in material compliance with all Permits and Laws of all Governmental Entities applicable to it with respect to the Ohio T&D Business, including Laws applicable to the Substation Property and other Transferred Easements. Each Permit is in full force and effect and, except as may be required in connection with the transactions contemplated by this Agreement, is not subject to any appeals or further proceedings or to any unsatisfied condition that may allow modification or revocation.

     5.17  Tax Matters. All Tax Returns required to be filed before the
           -----------
Effective Time by Seller with respect to the Ohio T&D Business or with respect to the ownership or operation of the Acquired Assets, other than those Tax Returns the failure of which to file would not reasonably be expected to have an adverse effect on the Acquired Assets, have been or will be timely filed and all Taxes which are, or as of the Effective Time will be, due have been or will be timely paid in full. Except as set forth in Schedule 5.17, Seller has not received any notice of deficiency or assessment from any taxing authority with respect to liabilities for Taxes in respect of the Acquired Assets, or with respect to the Ohio T&D Business which could adversely affect Buyer's ownership of such Acquired Assets or could result in any successor liability for Taxes, that have not been fully paid or finally settled, and any such deficiency shown in such Schedule 5.17 is being contested in good faith through appropriate proceedings. Except as set forth in Schedule 5.17, (i) there are no audits, claims, assessments, levies, administrative proceedings, or lawsuits pending, or to Seller's knowledge, threatened against Seller in respect of any of the Acquired Assets or with respect to the Ohio T&D Business which could adversely affect Buyer's ownership of such Acquired Assets or could result in any successor liability for Taxes, and (ii) there are no outstanding agreements or waivers extending the applicable statutory periods of limitation for the assessment or collection of any Taxes associated with the ownership or operation of the Acquired Assets that could adversely affect Buyer's ownership of such Acquired Assets for any period. There are no Encumbrances for Taxes, other than Permitted Encumbrances described in clause (a) of the definition thereof, on any of the Acquired Assets.

     5.18  Related Party Matters. Except as set forth in Schedule 5.18, with
           ---------------------
respect to Ohio T&D Business, Seller is not party to any Contract with any of its Affiliates, except for Contracts not assigned or conveyed to Buyer pursuant to this Agreement.

     5.19  Intellectual Property. Seller owns, or possesses licenses or other
           ---------------------
valid rights to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, service mark rights, trade secrets, applications to register, and registrations for the foregoing trademarks, service marks and patents, know-how and other proprietary rights and information necessary in connection with the Ohio T&D Business as currently conducted, except where the failure to possess such rights or licenses or valid rights to use would not reasonably be expected to have a Material Adverse Effect. The conduct by Seller of the Ohio T&D Business does not infringe upon any Intellectual Property of any third party except where such infringement would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of Seller, no Person is infringing upon any Intellectual Property of Seller as it relates to the Ohio T&D Business except where such infringement would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     5.20  Fees and Commissions. There is no investment banker, broker, finder
           --------------------
or other intermediary that has been retained by or is authorized to act on behalf of Seller or any Affiliate or Subsidiary of Seller, who might be entitled to any fee or commission from Buyer in connection with the transactions contemplated hereby.

                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller as follows:

     6.1   Power and Authority. Buyer is a corporation duly organized, validly
           -------------------
existing and in good standing under the laws of the State of Ohio and has all requisite corporate power and authority to own, lease and operate its assets in its business as it is now being conducted except where the failure to have such power and authority individually or in the aggregate, would not reasonably be expected to have a Buyer Material Adverse Effect.

     6.2   Authority. Buyer has full corporate power and authority to execute
           ---------
and deliver this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby will have been duly and validly authorized by the Board of Directors of Buyer and no other corporate proceedings on the part of Buyer will be necessary to authorize this Agreement and the Related Agreements or to consummate the transaction contemplated hereby or thereby. This Agreement and the Related Agreements have been duly and validly executed and delivered by Buyer, and, assuming that this Agreement and the Related Agreements constitute valid and binding obligations of Seller, constitute valid and binding agreements of Buyer, enforceable against Buyer in accordance with their respective terms, subject to the Bankruptcy and Equity Exception.

     6.3   Consents and Approvals; No Violation.
           ------------------------------------

           (a) Other than obtaining the Seller Required Regulatory Approvals, and the Buyer Required Regulatory Approvals, neither the execution and delivery of this Agreement and the Related Agreements by Buyer, the purchase by Buyer of the Acquired Assets or the assumption by Buyer of the Assumed Obligations pursuant to this Agreement nor the performance by Buyer under this Agreement or the Related Agreements will, except as would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse
Effect: (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws (or other similar governing documents) of Buyer, (ii) require Buyer or its Affiliates to obtain any consent, approval, authorization or permit of, or require Buyer or its Affiliates to make any filing with or provide any notice to, any Governmental Entity, except (x) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not be reasonably expected to, individually or in the aggregate, have a Buyer Material Adverse Effect or (y) for those requirements that become applicable to Seller as a result of the specific regulatory status of Seller (or any of its Affiliates) or as a result of any other facts that specifically relate to the business or activities in which Seller (or any of its Affiliates) is or proposes to be engaged, (iii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which Buyer is a party, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or will have been obtained prior to Closing or that would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect or (iv) violate any Order applicable to Buyer or its assets.

           (b) Except for the consents and approvals listed in Schedule 6.3(b)
                                                               ---------------
(the "Buyer Required Regulatory Approvals"), no declaration, filing or
      -----------------------------------
registration with, or notice to, or authorization, consent or approval of any Governmental Entity is necessary for the consummation by Buyer (or any of its Affiliates) of the transactions contemplated hereby or by or the Related Agreements, other than such declarations, filings, registrations, notices, authorizations, consents or approvals that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

     6.4   Availability of Funds. Buyer has available and will have available
           ---------------------
on the Closing Date sufficient funds to pay the Purchase Price on the terms and conditions of this Agreement. Buyer's obligations hereunder are not subject to any conditions regarding Buyer's (or any affiliate's) ability to obtain financing for the consummation of the transactions contemplated hereby.

     6.5   Legal Proceedings, Etc.. There are no claims, actions, proceedings or
           -----------------------
investigations pending or, to knowledge of Buyer, threatened against Buyer or any of its Affiliates before any Governmental Entity, that would reasonably be expected to have, individually or in the aggregate, (a) a Buyer Material Adverse Effect or (b) the effect of preventing, delaying, making illegal or otherwise interfering with (i) this Agreement or the Related Agreements, (ii) the consummation of the transactions contemplated hereby or thereby, or (iii) any action taken or proposed to be taken by Buyer pursuant hereto or thereto.

     6.6   Qualified Buyer. Buyer is qualified to obtain any Permits necessary
           ---------------
for Buyer to own and operate the Acquired Assets and the Ohio T&D Business as of the Closing except for any Permits, the failure of which to obtain or maintain would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

     6.7   Fees and Commissions. There is no investment banker, broker, finder
           --------------------
or other intermediary that has been retained by or is authorized to act on behalf of Buyer or any Subsidiary or Affiliate of Buyer, who might be entitled to any fee or commission from Seller in connection with the transactions contemplated hereby.

     6.8   Inspections. Buyer has had access to the Acquired Assets, the
           -----------
officers and employees of Seller and its Affiliates, and the books, records and files of Seller relating to the Acquired Assets and Ohio T&D Business. Buyer acknowledges and agrees that the representations and warranties set forth in
Article V of this Agreement constitute the sole and exclusive representations and warranties of Seller to Buyer in connection with the transactions contemplated hereby and by the Related Agreements.

                                  ARTICLE VII
                            COVENANTS OF THE PARTIES

     7.1   Conduct of Business Prior to the Closing. Except as described in
           ----------------------------------------
Schedule 7.1, as required by applicable Laws or by a Governmental Entity or to the extent Buyer otherwise consents in writing (such consent not to be unreasonably withheld or delayed), during the period from the date of this Agreement to the Effective Time, Seller will operate the Ohio T&D Business in the usual, regular and ordinary course consistent with Good Utility Practices and shall use all commercially reasonable efforts to preserve intact the Ohio T&D Business and endeavor to preserve the goodwill and relationships with customers, suppliers and others having business dealings with such business. Without limiting the generality of the foregoing and except as necessary to consummate the transactions contemplated in this Agreement or as described on
Schedule 7.1 or as required under applicable Laws or by any Governmental Entity, until the Effective Time, without the prior written consent of Buyer (such consent not to be unreasonably withheld or delayed), Seller will:

           (a) Not, except for Permitted Encumbrances and other Encumbrances that will be discharged at or prior to Closing, create, incur, assume or suffer to exist any Encumbrance on an Acquired Asset;

           (b) Not make any material change in the levels of Inventories customarily maintained by Seller for use in connection with the Ohio T&D Business;

           (c) Not sell, lease (as lessor), transfer or otherwise dispose of any of the Acquired Assets or any of the Designated Vehicles, other than immaterial assets and assets (including Inventories) used, consumed or replaced in the ordinary course of business consistent with Good Utility Practices;

           (d) Not modify, amend or terminate, prior to the respective expiration date of any of the Transferred Contracts, Transferred Easements or any of the Permits with respect to such Acquired Assets in any material respect, other than as may be required in connection with transferring Seller's rights or obligations thereunder to Buyer pursuant to this Agreement;

           (e) Not, and will cause its Affiliates to not, (i) solicit, hire or transfer any Current or Closing Employees without the consent of Buyer; provided, however, that Seller and its Affiliates may solicit, hire or transfer those individuals who are Current or Closing Employees of the Ohio T&D Business who are not offered employment with Buyer in connection with the transactions contemplated hereby, (ii) increase salaries or wages of Current Employees prior to the Effective Time except to the extent that such increase is in accordance with historical practices concerning timing and amounts of raises for such employees or (iii) take any action prior to the Effective Time to increase the aggregate benefits payable to the Current Employees (considered as a group);

           (f) Not enter into any commitment or contract for goods or services not addressed in clauses (a) through (e) above or (h) or (i) or (m) below which would become an Acquired Asset or Assumed Obligation under this Agreement, in an amount greater than $50,000, whether via one or a series of related transactions;

           (g) Not enter into any written or oral contract, agreement, commitment or arrangement with respect to any of the matters described in the foregoing paragraphs (a) through (f);

           (h) Use commercially reasonable efforts to maintain the Owned Real Property, the Transferred Easements, the Transferred Lines and the Tangible Personal Property, in accordance with Good Utility Practices, ordinary wear and tear excepted;

           (i) Make expenditures to operate the Ohio T&D Business and maintain the Acquired Assets by incurring amounts as contemplated in Seller's existing operating plans and capital budgets and in Seller's existing operation and maintenance budget, a copy of which is attached as Schedule 7.1(i);
                                                   ---------------

           (j) Not make any change in any method of accounting or accounting practice principles or policy that would impact the Ohio T&D Business or any of the Acquired Assets other than those changes required by GAAP;

           (k) Use commercially reasonable efforts to maintain the workforce of the Ohio T&D Business intact and hire replacement workers, all as necessary to operate the Ohio T&D Business in accordance with Good Utility Practices;

           (l) Maintain workers compensation and general liability insurance coverage with respect to the Acquired Assets and the Ohio T&D Business consistent in all material respects with the insurance coverage maintained by Seller as of the date of this Agreement; and

           (m) Suspend all activities in pursuit of franchise agreements with all municipalities listed on Schedule 7.1(m) unless the relevant municipality
                             ---------------
requests that such activities continue; provided, however, that if the municipality has requested that such activities continue, Seller may only enter into franchise agreements with the municipalities listed on Schedule 7.1(m) so
                                                            ---------------
long as no such franchise agreement imposes obligations or liabilities upon Seller which are more burdensome than, or otherwise exceed, in any material respect, the obligations and liabilities that would be imposed on Seller pursuant to the form of franchise agreement provided to Buyer by Seller on July 7, 2005.

     7.2   Access to Information.
           ---------------------

           (a) Between the date of this Agreement and the Effective Time,
Seller will, during ordinary business hours and upon reasonable notice: (i)
give Buyer and the Buyer Representatives reasonable access to all books, records, plants, offices and other facilities and properties constituting part of the Acquired Assets or Assumed Obligations, but only to the extent to which Buyer are not denied access by applicable Laws; (ii) permit Buyer, at Buyer's sole risk and expense, to make such reasonable inspections thereof as Buyer may reasonably request; (iii) furnish Buyer with such financial and operating data and other information related to the Ohio T&D Business in Seller's possession, or in the possession of any third parties within Seller's reasonable control or influence, as Buyer may from time to time reasonably request, provided, however, that Seller, except with respect to Statement of Net Book Value of the Acquired Assets, will not be required to create special reports or perform any studies not created or performed in the ordinary course of business; and (iv) furnish Buyer a copy of each material report, schedule or other document filed or received by it to the extent related to the Acquired Assets with or from the SEC, the FERC or the Ohio Commission, provided, however, that (A) any such investigation will be conducted in such manner so as not to interfere unreasonably with the operation of the Ohio T&D Business, (B) Seller will not be required to take any action to the extent it would reasonably be expected to result based on the advice of counsel in the loss of the attorney client privilege and (C) Seller need not supply Buyer with any information that Seller is under a legal or contractual obligation not to supply. Notwithstanding anything in this Section 7.2 to the contrary, Seller will provide Buyer with
                 -----------
access to Employee Records with respect to the Employees, provided that Seller shall not be required to deliver or disclose to Buyer any Employee Records or such other records that require the consent of an employee under applicable law until or unless Buyer furnishes Seller with employee written authorizations that satisfy such legal requirements, and Seller agrees to use reasonable efforts to secure such consents as requested by Buyer.

           (b) Buyer will bear the cost of conducting any environmental tests respecting the Acquired Assets. Buyer has provided Seller with all final environmental reports or, if no final report exists, the most recent draft environmental report, prepared by external third parties with respect to the Acquired Assets. Buyer will provide Seller with all final environmental reports or, if no final report exists, the most recent draft environmental report, prepared by external third parties with respect to the Acquired Assets between the date hereof and the Closing Date. The reporting of any findings in the environmental reports or analysis required by applicable Laws to be disclosed to any Governmental Entity shall be the sole responsibility of Seller until the Effective Time and thereafter shall be the sole responsibility of Buyer; provided, however, that either party may disclose such findings or analysis if required pursuant to a non-appealable order or injunction of any Governmental Entity. Buyer agrees that, if the transactions contemplated by this Agreement are not consummated, Seller shall have the right to have all environmental reports reissued to Seller at Seller's cost so that Seller may fully rely on such reports as if Seller were the original client. During the period between the date of this Agreement and the Effective Time, Buyer or any of its Affiliates shall have the right to perform literature searches or "Phase I"
                                                                   -------
baseline assessments of the Acquired Assets. Notwithstanding the foregoing, during such period, neither Buyer nor any of its Affiliates shall take any invasive action with respect to any Acquired Assets; provided, however, that the mere discovery by Buyer of any fact or condition relating to the Substation Property shall not impose any obligation on Buyer pursuant to this Section
                                                                   -------
7.2(b). Buyer shall release, hold harmless, defend at its cost, and indemnify
------
the Seller Indemnified Parties from and against any Losses incurred by such Seller Indemnified Parties as result of any act or omission of Buyer or its agents, employees, contractors or representatives in conducting any such environmental investigation, except to the extent that such damage, loss or claim against Seller relates to a pre-existing Release of any Hazardous Substance(s) by Seller but not excepting any exacerbation of such pre-existing Release by or on behalf of Buyer (meaning activity by Buyer that is inconsistent with Environmental Laws or is otherwise negligent).

           (c) Until the Closing, within 45 days after the end of each June, September, December and March, Seller shall deliver to Buyer Statements of Net Book Value of the Acquired Assets for the quarterly periods ending on the last day of each such June, September, December and March.

           (d) Until the Closing, all information furnished or made available to or obtained by Buyer and Buyer Representatives pursuant to this Section 7.2
                                                                   -----------
or the Related Agreements will be subject to the provisions of the Confidentiality Agreement and will be treated as "Proprietary Information" (as
                                                  -----------------------
defined in the Confidentiality Agreement). Following the Closing, all such information not related to the Acquired Assets, if any, will remain subject to the provisions of the Confidentiality Agreement. Following the Closing, all such information related to the Acquired Assets will not be subject to the provisions of the Confidentiality Agreement.

           (e) For a period of six years after the Closing Date, each party and its representatives shall have reasonable access to all of the books and records related to the Acquired Assets and the Assumed Obligations, including all Transferring Employee Records, in the possession of the other party to the extent that such access may reasonably be required by such party. Such access shall be afforded by the party or parties in possession of such books and records upon receipt of reasonable advance notice and during normal business hours. The party or parties exercising this right of access shall be solely responsible for any costs or expenses incurred by it or them pursuant to this Section 7.2. If the party or parties in possession of such books and
     -----------
records shall desire to dispose of any such books and records upon or prior to the expiration of such six year period, such party or parties shall, prior to such disposition, give the other party or parties a reasonable opportunity at such other party's or parties' expense, to segregate and remove such books and records as such other party or parties may select.

     7.3   Consents and Approvals.
           ----------------------

           (a) Subject to the terms and conditions of this Agreement, each of Buyer and Seller will cooperate and use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement and the Related Agreements as promptly as practicable, including making all filings and seeking the necessary approvals in respect of the Seller Third-Party Consents, Seller Required Regulatory Approvals and the Buyer Required Regulatory Approvals and seeking Transfer Consents and such other consents, authorizations or approvals of Governmental Entities or third parties as is necessary or advisable to consummate the transactions contemplated by this Agreement and the Related Agreements and using their commercially reasonable efforts to ensure satisfaction of the conditions precedent to each party's obligations hereunder. None of the parties hereto will take or fail to take any action that would prevent or materially impede, interfere with or delay the transactions contemplated hereby or in the Related Agreements, including receipt of the Seller Required Regulatory Approvals or the Buyer Required Regulatory Approvals.

           (b) Buyer and Seller (or their respective ultimate parent entity) will each file or cause to be filed with the Federal Trade Commission ("FTC')
                                                                        ---
and the United States Department of Justice ("DOJ") the notification and
                                              ---
report form and any supplemental information requested in connection with such notification and report form pursuant to the HSR Act and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. The parties will consult with each other as to the appropriate time of filing such notifications and will use their commercially reasonable efforts to make such filings at such time, to respond promptly to any requests for additional information made by either of such agencies, and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date after the date of filing. Buyer agrees to pay all fees associated with such HSR filings.

           (c) Seller and Buyer will cooperate with each other and (i) promptly prepare and file all necessary documentation, (ii) effect all necessary applications, notices, petitions and filings and execute all agreements and documents, and (iii) use commercially reasonable efforts to promptly obtain the Seller Required Regulatory Approvals and the Buyer Required Regulatory Approvals, respectively.

           (d) In connection with applications and other filings for the Seller Required Regulatory Approvals and the Buyer Required Regulatory Approvals (other than with respect to the Ohio Commission), (i) the parties each will have the right to review in advance all characterizations of the information relating to the transactions contemplated by this Agreement that appear in any filing, (ii) the parties will jointly coordinate the overall development of the positions to be taken and the regulatory actions to be requested in such applications and filings and of all other regulatory matters incidental thereto and (iii) the parties will keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, any Governmental Entity. With respect to the approval of the Ohio Commission, the parties agree to make the filings substantially in the form attached hereto as Exhibit C (the
                                                                 ---------
"Ohio Regulatory Filing") on or prior to August 8, 2005. The parties further
 ----------------------
agree with respect to the Ohio Regulatory Filing (i) not to take any positions inconsistent with the Ohio Regulatory Filing and (ii) to keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the Ohio Commission. In the event that the Ohio Regulatory Filing is adopted by the Ohio Commission with any changes or conditions that would result in the conditions set forth in Sections 8.2(f) or
                                                            ---------------
8.3(f) not being satisfied, the Parties agree to negotiate in good faith to
------
reach an agreement that provides for a similar balancing of interests as is reflected in this Agreement.

           (e) Within thirty (30) days following the date of this Agreement, Seller shall use its reasonable best efforts to identify to Buyer all
Permits of Seller associated with the Acquired Assets or the Ohio T&D Business. Within thirty (30) days following the date of this Agreement, Seller shall use its reasonable best efforts to identify to Buyer all third-party consents necessary to transfer the Acquired Assets; provided, however, that Seller shall not be obligated to identify all third-party consents necessary to transfer the easements relating to Transferred Lines but it shall be obligated to identify to Buyer all third-party consents necessary to transfer the Substation Property (as so limited by the proviso above, the "Transfer Consents"). Buyer shall have
                                      -----------------
primary responsibility for and bear all fees associated with securing the transfer reissuance or procurement of such Permits. Seller shall cooperate with Buyer's efforts in this regard and assist in any transfer or reissuance of such Permits held by Seller, or the procurement of any such Permit when so requested by Buyer. Except as expressly provided in Section 7.4, Seller shall have primary
                                          -----------
responsibility for and bear all fees associated with securing the Transfer Consents. Buyer shall cooperate with Seller's efforts in this regard and assist in securing the Transfer Consents. Seller shall not secure any Transfer Consent to which Buyer objects.

     7.4   Further Assurances.
           ------------------

           (a) From time to time after the Closing, without further consideration, Seller will, at its own expense, execute and deliver such documents to Buyer as Buyer may reasonably request in order to vest more effectively in Buyer Seller's right, title and interest in and to the Acquired Assets. From time to time after the date of this Agreement, Buyer will, at its own expense, execute and deliver such documents to Seller as Seller may reasonably request in order to consummate more effectively the assumption of the Assumed Obligations pursuant to this Agreement. If Buyer obtains title insurance policies relating to the Owned Real Property, Seller will execute and deliver to Buyer and/or to Buyer's title insurance company, typical owner's affidavits relating to mechanics' liens, tax assessments and other matters as reasonably requested by Buyer.

           (b) If after the Closing Seller or any of its Affiliates, on the one hand, or Buyer or any of its Affiliates, on the other hand (as applicable, the "Receiving Party"), receives any funds that, pursuant to the terms of this
     ---------------
Agreement, belong to the other party (the "Entitled Party"), the Receiving Party
                                           --------------
shall hold such funds in trust for, and immediately pay over such funds to, the Entitled Party.

           (c) (a) To the extent that Seller's rights under any Acquired Asset may not be assigned without a Transfer Consent which consent has not been obtained by the Closing Date, Seller shall continue to have primary responsibility for securing such Transfer Consents in accordance with Section 7.3(e) but this Agreement shall not constitute an agreement to assign the same, if an attempted assignment would constitute a breach of contract or be unlawful.

           (d) Seller agrees that if any Acquired Asset is not assigned on or before the Closing Date, Seller, at Buyer's option and to the maximum extent permitted by applicable Laws and contractual obligations related to such Acquired Asset, will, after the Closing Date, appoint Buyer to be Seller's agent for such Acquired Asset, or to the maximum extent permitted by applicable Laws and such contractual obligations, enter into such reasonable arrangements with Buyer or take such other actions as are necessary to provide Buyer with the same or substantially similar rights and obligations that Seller had immediately prior to Closing as Buyer may reasonably request. Seller will cooperate with Buyer after Closing in connection with Buyer's efforts to obtain the relevant assignment to, or consent in favor of, Buyer. Upon obtaining reasonable evidence that the necessary consents have been obtained to transfer any Acquired Asset, Seller shall promptly assign such asset to Buyer in accordance with this Agreement.

           (e) To the extent that Seller's rights under any warranty described in Section 2.1(j) may not be assigned without the consent of another Person and
   --------------
such consent has not been obtained on or before the Closing Date, this Agreement shall not constitute an agreement to assign the same, if an attempted assignment would constitute a breach thereof, or be unlawful. If any consent to an assignment of any such warranty is not obtained by Closing, or if any attempted assignment would be ineffective or would impair Buyer's rights and obligations under the warranty in question, so that Buyer would not in effect acquire the benefit of all such rights and obligations, Seller, at Buyer's option and expense, will use commercially reasonable efforts at the cost and expense of Buyer, to the extent permitted by applicable Laws and by such warranty, to enforce such warranty for the benefit of Buyer so as to provide Buyer to the maximum extent possible with the benefits and obligations of such warranty.

           (f) To the extent any party identifies (prior to or after Closing) any Contract (a) that constitutes a Shared Contract in effect as of such time and as of the Closing and (b) is not listed on Schedule 5.14(b), then such
                                               ----------------
party shall promptly notify the other parties of such Contract and the parties shall expeditiously and in good faith negotiate a mutually acceptable arrangement pursuant to which Seller and Buyer share the benefits, liabilities and obligations of such Contract from and after Closing in an equitable manner and title to such contract shall be held by Seller, Buyer or in such other manner as the parties may agree. For the avoidance of doubt, all of the liabilities and obligations under any such Contract that are allocated to Seller shall constitute Retained Obligations and all of the liabilities and obligations allocated to Buyer shall constitute Assumed Obligations.

           (g) In connection with the Closing, Buyer and Seller shall enter into arrangements consistent with utility industry practice that permit the joint use of the shared facilities set forth on Schedule 7.4(f).
                                      ---------------

     7.5   Public Statements. The parties shall consult with each other prior to
           -----------------
issuing any public announcement, statement or other disclosure with respect to this Agreement or the Related Agreements or the transactions contemplated hereby or thereby and, except as may be required by applicable Laws, shall not issue any such public announcement, statement or other disclosure prior to obtaining the consent of the other, which consent shall not be unreasonably withheld or delayed.

     7.6   Expenses. Except to the extent specifically provided herein, whether
           --------
or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby shall be borne by the party incurring such costs and expenses.

     7.7   Tax Matters.
           -----------

           (a) Buyer shall be responsible for, pay directly to the appropriate taxing authority, and indemnify Seller against, all applicable Sales Taxes that are imposed upon Buyer as a result of the transactions contemplated under this Agreement. Buyer shall also be responsible for, pay directly to the appropriate taxing authority, and indemnify Seller against, all recording or filing fees, notarial fees and other similar costs applicable to the transfer of personal property and real estate that may be imposed upon, collectible or incurred in connection with or as a result of the transfer of the Acquired Assets to Buyer. Seller shall be responsible for, pay directly to the appropriate taxing authority, and indemnify Buyer against, all applicable Transfer Taxes that are imposed upon Seller as a result of the transactions contemplated under this Agreement. Buyer and Seller shall, at the respective expense of each, file, to the extent required by applicable Laws, all necessary Tax Returns and other documentation with respect to Sales Taxes or Transfer Taxes, and, if required by applicable Laws, Buyer and/or Seller will join in the execution of any such Tax Returns or other documentation of the other.

           (b) Except as provided in Sections 7.7(a) and 7.7(i), in respect of
                                     ---------------     ------
Taxes, if any, on or with respect to the Acquired Assets or the Ohio T&D Business, (i) Seller shall be liable and indemnify Buyer for all such Taxes with respect to a taxable period, or portion thereof, that ends before or as of the Effective Time and (ii) Buyer shall be liable and indemnify Seller for all such Taxes with respect to a taxable period, or portion thereof, that begins as of or after the Effective Time.

           (c) Each of the parties shall provide the other with such assistance as may reasonably be requested by the other parties in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes relating to the Ohio T&D Business, and each will retain and provide the requesting party with any records or information that may be relevant to such return, audit, or examination, proceedings or determination. Any information obtained pursuant to this Section 7.7(c) or pursuant to any other
                                      --------------
section hereof providing for the sharing of information or review of any such Tax Return or other schedule relating to such Taxes shall be kept confidential by the parties hereto and shall be subject to the Confidentiality Agreement.

           (d) Subject to this Section 7.7, Buyer shall remit to Seller any
                               -----------
refund or credit of Taxes relating to the Ohio T&D Business to the extent such Taxes are attributable to any taxable period, or portion thereof, ending before the Effective Time, and Seller shall remit to Buyer any refund or credit of Taxes relating to the Ohio T&D Business to the extent such Taxes are attributable to any taxable period, or portion thereof, beginning as of or after the Effective Time. Payments pursuant to this Section 7.7(d) shall be made
                                              --------------
within thirty (30) calendar days of receipt of the payment or credit.

           (e) (i) Buyer and Seller shall notify each other in writing within sixty (60) days of receipt of written notice of any federal or state, local or foreign pending or threatened audits, adjustments or assessments (each a "Tax
                                                                             ---
Audit"), which may affect Buyer's or Seller's liability for Taxes. If Buyer or
-----
Seller fails to give such notice to the other party, the indemnified party shall not be entitled to indemnification for any Taxes arising in connection with such Tax Audit to the extent, if any, such failure to give notice materially adversely affects the indemnifying party's right to effectively participate in the Tax Audit.

          (ii) If such Tax Audit relates to any Taxes or Tax items for which Seller is liable in full hereunder, Seller shall at its expense control the defense and settlement of such Tax Audit (or portion of such Tax Audit so relating), provided, however, Buyer shall be entitled to participate in such Tax Audit at its own expense and Seller shall not agree to any Tax treatment that would adversely affect Buyer's ownership of the Acquired Assets; and

          (iii) if such Tax Audit relates to any Taxes or Tax items for which Buyer may be liable in full hereunder, Buyer shall at its expense control the defense and settlement of such Tax Audit (or portion of such Tax Audit so relating), provided, however, Seller shall be entitled to participate in such Tax Audit at its own expense.

          (f) Any payment by Buyer9 to Seller or Seller to Buyer pursuant to this Section 7.7 will be treated for all purposes by both parties as an
     -----------
adjustment to the Purchase Price, unless otherwise required by Law.

          (g) The obligations of the parties set forth in this Section 7.7
                                                               -----------
shall remain in effect until ninety (90) days following the expiration of all applicable statutes of limitations.

          (h) (i) Property Taxes imposed on Seller with respect to the Acquired Assets or the Ohio T&D Business for the Property Tax Year that includes the Closing Date shall be prorated between Seller and Buyer based on the number of days of ownership during the year that includes the Closing Date, with Seller responsible for the prorated portion of such Property Taxes for the period up to the Effective Time and Buyer responsible for the prorated portion for the remainder of the year. Buyer shall be responsible for paying the total amount of such Property Taxes to the appropriate taxing authorities and shall indemnify Seller against liability for such property Taxes.

               (ii) Notwithstanding any other provisions of this Agreement, Buyer shall determine the final Property Taxes with respect to the Acquired Assets or the Ohio T&D Business after all Property Taxes are paid for the year in which the Closing occurs and Seller shall pay to Buyer the excess of the Seller's prorated Property Taxes calculated in accordance with the first sentence of Section 7.7(h)(i) over the Seller's prorated Property Taxes computed
            -----------------
in accordance in Section 7.7(h)(i) and used as an adjustment to the Purchase
                 -----------------
Price pursuant to Section 3.1(b) or Buyer shall pay to Seller the excess of the
                  --------------

Seller's prorated Property Taxes computed in accordance with Section 7.7(h)(i)
                                                             -----------------
and used as an adjustment to the Purchase Price pursuant to Section 3.1(b) over
                                                            --------------
the Seller's prorated Property Taxes calculated in accordance with the first sentence of Section 7.7(h)(i). Upon calculation of the final Property Taxes,
            -----------------
Buyer shall prepare and deliver to Seller a calculation of the final Property Taxes; such calculation to include a calculation of Seller's prorated Property Taxes. Seller shall have twenty (20) days to review the calculation and provide in writing to Buyer any reasonable objections to the calculation. If Seller has no reasonable objections and Seller owes Buyer for Property Taxes, Seller shall pay such amount to Buyer within twenty (20) business days. If Seller has no reasonable objections and Buyer owes Seller for Property Taxes, Seller shall notify Buyer in writing within ten (10) business days that it has no objections, and Buyer will pay to Seller its liability for Property Taxes within twenty (20) business days. In the event of a dispute with respect to the calculation of final Property Taxes, Buyer and Seller will use reasonable efforts to reconcile their differences. If Buyer and Seller are unable to reach a resolution of such differences within thirty (30) days, then the parties shall use the dispute resolution procedures set forth in Section 11.11 of this Agreement (except that
                                   -------------
an Independent Accounting Firm Partner selected pursuant to the procedures outlined in Section 3.2(b) shall determine and resolve the matter rather than an
            --------------
arbitrator selected pursuant to the provisions of Section 11.11 related to
                                                  -------------
arbitrator selection).

     7.8   Employees.
           ---------

           (a) Buyer agrees that it shall make an offer of employment to each of the Closing Employees on or before the Closing Date; provided, however, that any offer of employment to, and any employment by Buyer or any of its Affiliates of, a Closing Employee shall be subject to Buyer's standard employment requirements, including satisfactory completion of pre-employment and post-employment background checks and drug screening. Such offers of employment shall be scheduled to become effective as of the first full day commencing after the Effective Time for Closing Employees other than Closing Employees then on disability or sick leave identified on Schedule 5.12(a), whose offers of
                                       ----------------
employment shall be effective upon such Closing Employees' return to active employment. Seller and Buyer shall coordinate the transition of the employment of those Closing Employees who are on vacation as of the Effective Time. Such offers of employment shall be made on the same terms and conditions as exist for similarly-situated employees of Buyer, except that the base pay shall be no less than that which exists for those Closing Employees with Seller as of the Effective Time and reported by Seller to Buyer no later than the Closing Date. Those Closing Employees described in this Section 7.8 who accept Buyer's offer
                                          -----------
of employment made pursuant to this Section 7.8 shall be herein referred to as
                                    -----------
the "Transferring Employees."
     ----------------------

           (b) For the period commencing on the Effective Time and ending 12 months thereafter (the "Benefits Continuation Period"), Buyer shall provide each
                        ----------------------------
Transferring Employee with base pay (or an amount paid as a lump sum and designated by Buyer as in lieu of base pay) no less than that reported by Seller to Buyer no later than the Closing Date as (i) the base pay of such Transferring Employee as of the Effective Time and (ii) any increase in such rate that had been determined by Seller in accordance with Seller's historical practices concerning timing and amount of raises of such Transferring Employee, and such other compensation and benefits on the same terms as is provided from time to time to similarly-situated employees of Buyer.

          (c) Effective 12:01 a.m. as of the date a Transferring Employee becomes employed by Buyer (his or her "Hire Date"), he or she shall cease to
                                       ---------
participate in the employee welfare benefit plans (as such term is defined in ERISA) maintained or sponsored by Seller or its Affiliates (the "Prior Welfare
                                                                   -------------
Plans") and shall,  if applicable,  commence to  participate in welfare  benefit
-----
plans of Buyer or its Affiliates (the "Replacement Welfare Plans").  Buyer shall
                                       -------------------------
(i) waive all limitations as to pre-existing condition exclusions and waiting periods with respect to the Transferring Employees under the Replacement Welfare Plans, other than, but only to the extent of, limitations or waiting periods that were in effect with respect to such employees under the Prior Welfare Plans and that have not been satisfied as of the Hire Date, and (ii) provide each Transferring Employee with credit for any co-payments and deductibles paid prior to the Hire Date in satisfying any deductible or out-of-pocket requirements under the Replacement Welfare Plans (on a pro-rata basis in the event of a difference in plan years). Seller shall retain all liabilities and obligations arising under the Prior Welfare Plan whether or not reported prior to the Effective Time.

          (d) As of his or her Hire Date, each Transferring Employee shall be given credit for all service with Seller and its Affiliates under all employee benefit plans, programs, and fringe benefit plans, programs, and fringe benefit arrangements of Buyer and its Affiliates ("Buyer Benefit Plans") in which they
                                           -------------------
become participants for all purposes. Such service credit shall not affect the treatment of the Hire Date as the date of hire of such Transferring Employee.

          (e) To the extent allowable by applicable Laws, Buyer shall take any and all necessary action to cause the trustee of a defined contribution plan of Buyer or one of its Affiliates to accept direct "rollovers" of cash distributions made to the Transferring Employees who become employed by Buyer from Seller's Employee Stock Ownership and Savings Plan.

          (f) Buyer shall pay to each Transferring Employee whose employment is involuntarily terminated by Buyer or one of its Affiliates without good cause during the Benefits Continuation Period a severance benefit package in accordance with Schedule 7.8(f), including credit for service with Seller and
                ---------------
its Affiliates.

          (g) Seller shall be fully responsible for and shall pay any severance benefits owed under Seller's Separation Allowance Plan to those Employees who are not Transferring Employees.

          (h) For the duration of the Benefits Continuation Period, Seller agrees to be bound by and comply with the requirements and restrictions in
Section 7.1(e)(i); provided, however, that Seller may hire any Transferring
-----------------
Employee after the Effective Time, provided that Buyer either consents to such hire or confirms to Seller that Buyer had terminated the employment of such Transferring Employee after the Effective Time.

          (i) Seller shall not make any payment to any Transferring Employee on or after the Hire Date of such Transferring Employee other than such payments made in accordance with Seller's normal payroll practices concerning the timing for the payment of wages earned with Seller prior to the Hire Date, unless such payment is either pursuant to the terms of a Benefit Plan or pursuant to the payment schedule previously provided to Buyer. Buyer shall upon request from

Seller provide Seller with information verifying the continued employment of Transferring Employees with Buyer or its Affiliates.

     7.9  Name of the Ohio T&D Business After the Effective Time.  Promptly (but

          ------------------------------------------------------
in any event no more than sixty (60) days) after the Effective Time, Buyer shall ensure that the Ohio T&D Business ceases to do business as "Allegheny Power" and
                                                            ---------------
will thereafter conduct such business with a name that will not otherwise indicate or imply that Seller or any of its Affiliates have an ownership interest in, or are otherwise associated with or related to, the Ohio T&D Business, Buyer or any of its Affiliates. Notwithstanding the foregoing, Buyer shall replace pole tags and other identifiers referring to Seller on the Transferred Lines as reasonably practicable when Buyer performs routine maintenance on the Transferred Lines in the ordinary course of Buyer's operations and the same shall not be subject to the aforementioned sixty (60) day replacement requirement.

     7.10  Applicable Insurance.
           --------------------

          (a) Between the date of this Agreement and the Closing (the "Interim
                                                                       -------
Period"),  Seller shall  promptly (and in any event within five  Business  Days)
------
notify Buyer if it becomes aware of any facts or circumstances or receives any notice indicating the existence of a claim that is of the type (but not the amount) covered by the Applicable Insurance and that Seller reasonably believes would result in damages in excess of $10,000 (a "Qualifying Claim"). With
                                                 ----------------
respect to any such Qualifying Claim, Seller shall have primary responsibility for investigating, managing and handling the defense of such claim. Seller shall permit Buyer and its representatives to participate in the investigation and management of, including the development of defense strategies with respect to, any Qualifying Claim. During both the Interim Period and after the Effective Time, Seller shall not settle any Qualifying Claim that would impose any liability or obligation upon Buyer following the Closing without Buyer's prior written consent which shall not be unreasonably withheld. With respect to any pre-Effective Time claim that becomes the subject of litigation following the Closing Date, Buyer shall have primary responsibility for investigating, managing and handling the defense of such claim, subject to any duties of Seller or rights of Seller's insurer under the Applicable Insurance. Buyer shall permit Seller and its representatives to participate in the investigation and management of, including the development of defense strategies with respect to, any post-Closing Qualifying Claim. Buyer shall also permit Seller and its counsel to participate with Buyer and its counsel in developing a defense with respect to and defending any such post-Closing Qualifying Claim.

          (b) Following the Closing and for a period of five years following the Effective Time, Buyer shall promptly (and in any event within five Business
Days) notify Seller if it becomes aware of any facts or circumstances or receives any notice indicating the existence of a pre-Effective Time claim that is of the type covered by the Applicable Insurance and that Buyer reasonably believes would result in claims or damages of in excess of $3 million. Following the Closing and for a period of five years following the Effective Time, Seller shall promptly (and in any event within five Business Days) notify Buyer if it becomes aware of any facts or circumstances or receives any notice indicating the existence of a pre-Effective Time claim that is of the type covered by the Applicable Insurance. With respect to any such post-Closing Qualifying Claim, Buyer shall have primary responsibility for investigating, managing and handling the defense of such claim, subject to any duties of Seller or rights of the insurer under the Applicable Insurance. Buyer shall permit Seller and its representatives to participate in the investigation and management of, including the development of defense strategies with respect to, any post-Closing Qualifying Claim. To the extent that any post-Closing Qualifying Claim becomes the subject of litigation, Buyer shall permit Seller and its counsel to participate with Buyer and its counsel in developing a defense with respect to and defending any such post-Closing Qualifying Claim.

          (c) With respect to the matters covered by Sections 7.10(a) and (b),
                                                     ------------------------
(i) Seller and Buyer shall negotiate in good faith with respect to a joint defense agreement or similar arrangement to protect the attorney-client privilege of Buyer or Seller that otherwise would reasonably be expected to be compromised by the actions of Buyer and Seller pursuant to Sections 7.10(a) and
                                                           ---------------------
(b), (ii) Buyer's and its representatives participation in the matters covered
---
by Section 7.10(a) and (b) shall be at Buyer's sole cost and expense and (iii)
   ------------------------
Seller's and its representatives participation in the matters covered by Sections 7.10(a) and (b) shall be at Seller's sole cost and expense.
------------------------

          (d) Nothing in this Section 7.10 shall constitute a representation or warranty by Seller that coverage is available to Buyer under the Applicable Insurance for any specific claim. Neither this Section 7.10 nor any other provision of this Agreement shall be interpreted in a manner that violates or conflicts with any provision of the Applicable Insurance. Nothing in this
Section 7.10 shall be deemed to constitute an assignment of the Applicable Insurance or any interest therein to Buyer. To the extent that this Section 7.10 or any provision of this Agreement violates or conflicts with any provision of the Applicable Insurance or would cause a cancellation or loss of rights under the Applicable Insurance, Buyer and Seller agree that this Section 7.10 shall be
                                                           ------------
amended or construed to the minimum extent necessary to cure or avoid such violation or conflict.

          (e) On or prior to the Closing Date, Seller shall obtain a discovery clause endorsement or similar provision under the AEGIS Excess Liability Insurance Policy (Policy No. X0195A1A05), or if the Closing occurs after January 31, 2006, the renewal of such policy on substantially the same coverages, terms and conditions, in respect of the Acquired Assets that permits the reporting of claims associated with the Acquired Assets for a period of five years following the Effective Time.

          (f) Between the date of this Agreement and the Closing or earlier termination of this Agreement, and if the Closing occurs, for a period of five years following the Effective Time, Seller shall with respect to the Applicable Insurance be diligent in giving proper notice of claims and cooperating with the insurer thereunder and otherwise fulfilling the conditions of such insurance policy and seeking coverage thereunder. Notwithstanding the foregoing, Seller shall not be obligated to incur expense in the pursuit of claims regarding coverage issues that would be commercially unreasonable in relation to the nature and amount of the claim.

     7.11 Certain Notices; Information.
          ----------------------------

          (a) Seller shall provide to Buyer within ten (10) Business following the filing or receipt by Seller copies of all filings made by Seller with and tariffs received from the Ohio Commission respecting the Ohio T&D Business.

          (b) Seller shall inform Buyer within ten (10) Business Days of the acquisition (to the extent permitted hereby) of any real property that would be included in Schedule 2.1(a) of Owned Real Property if owned by Seller on the date hereof.

          (c) Each party will give prompt written notice to the other parties of any development causing a breach of any of its representations and warranties in Articles V and VI above. No disclosure by any party pursuant to this Section 7.11(c), however, shall be deemed to amend or supplement the Disclosure Schedules or to prevent or cure any misrepresentation or breach of warranty.

     7.12 Transition Services Agreement.  At the Closing,  Buyer and Seller will
          -----------------------------
enter into the Transition Services Agreement.

     7.13 Transmission Agreements.
          -----------------------

          (a) On and after the Effective Time, Seller agrees that it will continue in-service all connections between the Transferred Facilities and the transmission facilities of Seller and its Affiliates. Unless the parties shall subsequently otherwise agree, Buyer and Seller will each maintain such interconnection facilities at their full capacity, consistent with Good Utility Practice, to deliver power and energy to the Transferred Load. The parties agree that the points where the Transferred Facilities connect to facilities that connect the Transferred Facilities to Seller facilities that remain the property of Seller or any of its Affiliates shall be designated as Interconnection Points between the parties' respective transmission systems. The parties shall reasonably cooperate so as to cause such metering and data communication equipment as is usual in the circumstances of an APS-AEP Interconnection to be installed and become operational prior to the Transfer. The parties further agree that upon execution of this Agreement, they will promptly enter into good faith discussions regarding amendment of the relevant interconnection agreement(s) between Buyer, Seller, and their Affiliates to appropriately modify or replace such agreement(s) so that the same are consistent with the foregoing and applicable Laws.

          (b) To the extent required by Buyer and Buyer has entered into a Network Integration Transmission Service Agreement with PJM, Seller shall make available to Buyer transmission capacity sufficient to enable Buyer to deliver the power and energy requirements of the Transferred Load. To the extent Buyer is assessed transmission charges for the use of Seller's transmission system, in addition to charges by PJM for Network Integration Transmission Service on Buyer's transmission system, Seller agrees to indemnify Buyer from any such charges for services prior to January 1, 2009, except to the extent otherwise provided in Section 7.13(c) below.
            ---------------

          (c) On and after the Effective Time, Buyer shall be responsible for payment of any generally applicable regional transmission service tariff charges for use of non-affiliate transmission service, in whole or in part based on measured or estimated parallel flows, to the extent they arise due to Parallel Flow on transmission systems of Seller or its Affiliates as a result of Buyer's service to the Transferred Load.

     7.14  Cooperation.  Seller  and Buyer  shall each use its  reasonable  best
           -----------
efforts to take or cause to be taken, all action and to cooperate with the other and its officers, employees, attorneys, accountants and other agents and do such other acts and things in good faith as may be reasonable, necessary or appropriate timely to effectuate the intent and purposes of this Agreement and to consummate the transactions contemplated by this Agreement, including using its commercially reasonable efforts to ensure satisfaction of the conditions precedent to each party's obligations hereunder.

     7.15 Other Agreements.
          ----------------

          (a) With respect to Seller's Contracts with American Municipal Power - Ohio, Inc. listed on Schedule 7.15, Buyer shall notify Seller within sixty (60)
                     -------------
days of the date of this Agreement and advise Seller whether or not Buyer desires Seller to transfer any or all of such Contracts at the Closing. In the event that Buyer requests the transfer of any such Contract, such Contract shall become a Transferred Contract and part of the Acquired Assets for all purposes under this Agreement and the obligations and liabilities associated with or attributable to such Transferred Contract shall be assumed by Buyer in accordance with Section 3.3(a). In the event Buyer does not request the transfer
                --------------

of any such Contract, such Contract shall become an Excluded Asset for all purposes under this Agreement and the obligations and liabilities arising out of or related to such Contract shall be retained by Seller in accordance with
Section 2.4(a).
--------------

          Seller shall cooperate with Buyer or Buyer's designee to accomplish the purchase of the Designated Vehicles by Buyer's designee at or shortly after Closing. The purchase price for the Designated Vehicles shall be an amount equal to the lease buy-out cost applicable to such Designated Vehicles.

     7.16 Accounts Receivable and Allowance for Uncollectible  Accounts.  Seller
          -------------------------------------------------------------
and Buyer shall cooperate and use commercially reasonably efforts to obtain joint meter readings of the top twenty customers of the Ohio T&D Business as listed on Schedule A(62) on the date on which the Effective Time occurs.
          --------------

                                  ARTICLE VIII
                                   CONDITIONS

     8.1 Conditions to Each Party's Obligations to Effect the Transactions.  The
         -----------------------------------------------------------------
respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) The waiting period under the HSR Act applicable to the consummation of the transactions contemplated hereby shall have expired or been terminated;

          (b) No preliminary or permanent injunction or other order or decree by any federal or state court or other Governmental Entity that prevents the consummation of the sale of the Acquired Assets or assumption of the Assumed Liabilities contemplated hereby shall have been issued and remain in effect (each party agreeing to use its commercially reasonable efforts to have any such injunction, order or decree lifted) and no statute, rule or regulation shall have been enacted by any state or federal Governmental Entity that prohibits the consummation of the sale of the Acquired Assets or assumption of the Assumed Liabilities; and

          (c) The Seller Third-Party Consents shall have been obtained.

          8.2  Conditions to  Obligations  of Buyer.  The obligation of Buyer to
               ------------------------------------
effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

          (a) Since the date of this Agreement, no Material Adverse Effect shall have occurred and be continuing;

          (b) Seller shall have performed and complied with in all material respects the covenants and agreements contained in this Agreement that are required to be performed and complied with by Seller on or prior to the Closing Date;

          (c) All of the representations and warranties of Seller set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date, except (i) to the extent due to changes expressly permitted by this Agreement, (ii) all such representations and warranties made as of, or in respect of, only a specified date or period shall be true and correct as of, or in respect of, such date or period and (iii) all materiality, Material Adverse Effect (or similar words) contained in any representation or warranty shall be disregarded; provided, however, that notwithstanding anything herein to the contrary, this Section
                                                                    -------
8.2(c)  shall be  deemed to have  been  satisfied  unless  the  failure  of such
------
representations and warranties to be true and correct, in the aggregate, would be reasonably likely to result in a Material Adverse Effect;

          (d) Buyer shall have received a certificate from an authorized officer of Seller, dated the Closing Date, to the effect that the conditions set forth in Sections 8.2(a), 8.2(b) and 8.2(c) have been satisfied;
   ---------------  ------     ------

          (e) The Seller Required Regulatory  Approvals in Section I of Schedule
                                                                        --------
5.3(b) (other than the approval of the Ohio Commission) and the Buyer Required
-----
Regulatory Approvals in Section I of Schedule 6.3(b) (other than the approval of
                                     ---------------
the Ohio Commission) shall have been made or obtained and shall have become Final Orders, and the terms and conditions of such Final Orders shall not be materially adverse to the Acquired Assets, Buyer or any of Buyer's Affiliates;

          (f) The Ohio Regulatory Filing shall have been made and the Ohio Commission shall have ordered the transactions contemplated hereby to proceed and such order shall have become a Final Order, and the terms and conditions of such Final Order shall not be materially different than the terms and conditions set forth in the Ohio Regulatory Filing relative to the Acquired Assets, Buyer or any of Buyer's Affiliates;

          (g) Seller shall have executed, and shall be prepared to deliver at the Closing, the Related Agreements and all other documents and items required to be delivered by Seller pursuant to Section 4.3;
                                      -----------

          (h) Seller shall have delivered to Porter, Wright, Morris & Arthur, in escrow, the executed pleadings described in Section 4.3(d) herein;
                                            --------------

          (i) Seller shall have discharged and obtained full release of all Encumbrances created by or arising through Seller and affecting the Acquired Assets;

          (j) The amount assigned to the Regulatory Asset and the Regulatory Liability in the Purchase Price Certificate shall not exceed the amount of the Regulatory Asset and the Regulatory Liability, respectively, approved by the Ohio Commission in the Final Order relating to the Ohio Regulatory Filing; and

          (k) Seller shall deliver to Buyer a certified copy of the insurance policy endorsement described in Section 7.10(e).
                                ---------------

     8.3 Conditions to Obligations of Seller. The obligation of Seller to effect
         -----------------------------------
the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

          (a) Buyer shall have performed and complied with in all material respects its covenants and agreements contained in this Agreement that are required to be performed and complied with by Buyer on or prior to the Closing Date;

          (b) All representations and warranties of Buyer set forth in this Agreement that are not qualified by materiality or Buyer Material Adverse Effect (or similar words) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date, except that representations and warranties made as of, or in respect of, only a specified date or period are true and correct as of, or in respect of, such date or period;

          (c) Each of the representations and warranties of Buyer that are qualified by materiality or Buyer Material Adverse Effect (or similar words) shall be true and correct as of the date of this Agreement and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date, except that representations and warranties made as of, or in respect of, only a specified date or period shall be are true and correct as of, or in respect of, such date or period;

          (d) Seller shall have received a certificate from an authorized officer of Buyer, dated the Closing Date, to the effect that the conditions set forth in Sections 8.3(a), 8.3(b) and 8.3(c) have been satisfied;
         ---------------  ------     ------

          (e) The Seller Required Regulatory  Approvals in Section I of Schedule
                                                                        --------
5.3(b) (other than the approval of the Ohio  Commission)  and the Buyer Required
------
Regulatory Approvals in Section I of Schedule 6.3(b) (other than the approval of
                                     ---------------
the Ohio Commission) shall have been made or obtained and shall have become Final Orders, and the terms and conditions of such Final Orders shall not be materially adverse to Seller or any of Seller's Affiliates;

          (f) The Ohio Regulatory Filing shall have been made and the Ohio Commission shall have ordered the transactions contemplated hereby to proceed and such order shall have become a Final Order, and the terms and conditions of such Final Order shall not be materially different than the terms and conditions set forth in the Ohio Regulatory Filing relative to Seller or any of Seller's Affiliates;

          (g) Buyer shall have executed and shall be prepared to deliver at the Closing the Related Agreements and all other documents and items required to be delivered by Buyer pursuant to Section 4.4; and
                               -----------

          (h) Seller shall have obtained a dismissal with prejudice of the pending litigation involving Seller in the matter titled Industrial Energy Users-Ohio v. Monongahela Power Company, Public Utilities Commission of Ohio, Docket No. 04-1498-EL-CSS and any other similar litigation filed after the date of this Agreement that is directly based upon or directly related to the matter described in this clause (h) or to the matter described on Schedule 5.7, No. 3.
                                                           ------------

                                   ARTICLE IX
                            SURVIVAL; INDEMNIFICATION

     9.1 Survival of Representations  and Warranties.  The  representations  and
         -------------------------------------------

warranties of the parties contained in this Agreement (other than the representations and warranties with respect to (i) Tax matters in Section 5.17
                                                                  ------------
and title matters in Sections  5.8(a) and (b),  which shall expire with,  and be
                     ------------------------
terminated upon, the expiration of the statute of limitations period applicable thereto and (ii) environmental matters in Section 5.10, which shall expire with,
                                          ------------
and be terminated on, the four (4) year anniversary of the Closing Date) shall expire with, and be terminated on, the eighteen (18) month anniversary of the Closing Date, and such representations and warranties shall not survive such date. Notwithstanding the preceding sentence, with respect to any claim for breach of representation or warranty in respect of which indemnity may be sought under this Agreement, such claim shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if written notice of such claim shall have been given to the party against whom such indemnity may be sought prior to such time. The covenants and agreements of the parties (including, without limitation, the covenants and agreements of the parties set forth in this Article IX) contained in this Agreement shall survive the Closing
              ----------
and all covenants and agreements of the parties shall expire with, and be terminated upon, the expiration of the statute of limitations period applicable to this Agreement.

     9.2 Indemnification.
         ---------------

          (a) From and after the Closing Date, Seller will indemnify, defend and hold harmless, Buyer, its Affiliates and their respective directors, officers, shareholders, partners, members, attorneys, accountants, agents, representatives and employees and their heirs, successors and permitted assigns, each in their capacity as such (the "Buyer Indemnified Parties"), from and against any and all
                       -------------------------

claims, demands or suits (by any Person), losses, liabilities, damages, obligations, payments, costs and expenses (including reasonable attorneys' fees and reasonable disbursements in connection therewith) (each, an "Indemnifiable
                                                                 -------------
Loss"), asserted against or suffered by Buyer Indemnified Parties relating to,
----
resulting from or arising out of (i) any breach by Seller of any covenant or agreement of Seller contained in this Agreement, (ii) a breach by Seller of the representations and warranties contained in this Agreement or any of the conveyance documents or any officer certificate delivered at the Closing (provided that for purposes of determining whether there has been a misrepresentation or breach of a representation or warranty, the amount of Indemnifiable Losses sustained or incurred, or the application of any limitation of indemnification obligations, Seller's representations and warranties shall be deemed not to include any qualification or limitation with respect to materiality or immateriality (whether by reference to "Material Adverse Effect,"
                                                       -----------------------
"material," "material respect," or words of similar effect), or (iii) the Retained Obligations; provided, however, that Seller shall have no liability or other obligation to the Buyer Indemnified Parties in respect of the representations and warranties set forth in this Agreement or any of the conveyance documents or any officer certificate delivered at the Closing (including claims for indemnification under this Section 9.2, contractual
                                                 ------------
misrepresentation, negligent misrepresentation or otherwise relating in any way or based on reliance on such representations or warranties), (i) for any individual Indemnifiable Loss that does not exceed $30,000 (a "De Minimis Loss;"
                                                               ----------------
(ii) unless and until the aggregate of such Indemnifiable Losses (excluding all De Minimis Losses) incurred by Buyer Indemnified Parties exceeds $550,000, in which case Seller shall be liable only for such Indemnifiable Losses in excess of $275,000, and (iii) for an aggregate of such Indemnified Losses or other payments or costs of any kind in excess of $55,000,000, such amount being an absolute cap on Seller's liability in respect of the representations and warranties set forth in this Agreement or any of the conveyance documents or any officer certificate delivered at the Closing, except with respect to title matters described in Section 5.8(a) and (b) for which no cap shall apply. No
                     -----------------------
claim may be brought on the basis of a breach by Seller of any covenant or agreement set forth in Article VII hereof to the extent such covenant or
                       ------------
agreement is to be performed by Seller prior to the Effective Time unless such claim is brought by a Buyer Indemnified Party prior to the first anniversary of the Effective Time. Notwithstanding any other provisions of this Agreement, (A) any indemnification, other than for breaches of representation or warranties shall not be subject to the De Minimis Loss or $550,000 limitation or cap described above and (B) any disputes relating to Section 7.7 shall not be
                                                 ------------
subject to any of the provisions of Section 9.2 but shall be governed solely by
                                    -----------
the provisions of Section 7.7; provided, however, that the Buyer Indemnified
                  -----------
Parties shall not be entitled to double recovery under Section 7.7 and this
                                                            -----------
Section 9.2 in respect of any tax claim based on the same facts or
-------------
circumstances.

          (b) From and after the Closing Date, Buyer will indemnify, defend and hold harmless Seller, its Affiliates and their respective directors, officers, shareholders, partners, members, attorneys, accountants, agents, representatives and employees and their heirs, successors and permitted assigns, each in their capacity as such (the "Seller Indemnified Parties"), from and against any and
                       ----------------------------
all Indemnifiable Losses asserted against or suffered by Seller Indemnified Parties relating to, resulting from or arising out of (i) any breach by Buyer of any covenant or agreement contained in this Agreement, (ii) any breach by Buyer of the representations and warranties contained in this Agreement or any of the conveyance documents or any officer certificate delivered at the Closing (provided that for purposes of determining whether there has been a misrepresentation or breach of a representation or warranty, the amount of Indemnifiable Losses sustained or incurred, or the application of any limitation of indemnification obligations, Buyer's representations and warranties shall be deemed not to include any qualification or limitation with respect to materiality or immateriality (whether by reference to "Material Adverse Effect," "material," "material respect," or words of similar effect), or (iii) the Assumed Obligations; provided, however, that Buyer shall have no liability or other obligation to the Seller Indemnified Parties in respect of the representations and warranties set forth in this Agreement or any of the conveyance documents or any officer certificate delivered at the Closing (including claims for indemnification under this Section 9.2, contractual
                                                 ------------
misrepresentation, negligent misrepresentation or otherwise relating in any way or based on reliance on such representations or warranties), (i) for any De Minimis Loss; (ii) unless and until the aggregate of such Indemnifiable Losses

(excluding all De Minimis Losses) incurred by the Seller Indemnified Parties exceeds $550,000, in which case Buyer shall be liable only for such Indemnifiable Losses in excess of $275,000; and (iii) for an aggregate of such Indemnified Losses or other payments or costs of any kind in excess of $55,000,000, such amount being an absolute cap on Buyer's liability in respect of the representations and warranties set forth in this Agreement or any of the conveyance documents or any officer certificate delivered at the Closing. No claim may be brought on the basis of a breach by Buyer of a covenant or agreement to the extent such covenant or agreement is to be performed by Buyer prior to the Effective Time unless such claim is brought by a Seller Indemnified Party prior to the first anniversary of the Effective Time.

          (c) Any Person entitled to receive indemnification under this Agreement (an "Indemnitee") having a claim under these indemnification
               ----------

provisions shall make a good faith effort to recover all losses, damages, costs and expenses from any applicable insurers of the Indemnifying Party under applicable third party insurance policies, including the Applicable Insurance, and including any title insurance with respect to the Substation Property if assigned or available to the Indemnifying Party or the Indemnitee at no cost to the Indemnitee, so as to reduce the amount of any Indemnifiable Loss hereunder. The amount of any Indemnifiable Loss shall be reduced (i) to the extent that the Indemnitee receives, within 90 days of a claim for same, any insurance proceeds from the insurance policies described above with respect to an Indemnifiable Loss; provided that, to the extent the Indemnitee subsequently receives any insurance proceeds from the insurance policies described above with respect to any Indemnifiable Loss after such 90-day period, the Indemnitee will reimburse the indemnifying party to prevent double recovery by the Indemnitee and (ii) to take into account any costs (including fees and disbursements of counsel) or expenses (including increased insurance premiums) incurred in connection with recovering any of the foregoing. Notwithstanding the foregoing, nothing in this Agreement shall require Buyer to recover any proceeds under its third party insurance policies before seeking indemnification under this Article IX, and nothing in this Agreement shall require Buyer to reimburse Seller for any proceeds recovered from Buyer's third party insurance policies.

          (d) The expiration, termination or extinguishment of any representation, warranty, covenant or agreement shall not affect the parties' obligations under this Section 9.2 if the Indemnitee provided the Person
                       ------------         ----------

required to provide indemnification under this Agreement (the "Indemnifying
                                                               ------------

Party") with proper notice of the claim or event for which indemnification is
-----
sought pursuant to Section 9.2.
                   -----------

          (e) Each party hereto acknowledges and agrees that, except as set forth in Section 9.2(e), if the Closing occurs, the provisions of this Article
         --------------                                                  -------

IX and Sections 3.1, 3.2, 3.3 and 7.7 represent the exclusive remedy of such
--     -------------------------------
party with respect to any matter arising under this Agreement; provided, however, that the foregoing shall not limit the right of any such party to seek any equitable remedy available to enforce the rights of such party under this Agreement in accordance with the terms of this Agreement.

          (f) Each party hereto agrees that notwithstanding any provision in this Agreement to the contrary, all parties to this Agreement retain their remedies at law or in equity with respect to fraud of the other parties.

          (g) Any indemnity payment under this Agreement shall be treated for all purposes by both parties as an adjustment to the Purchase Price, unless otherwise required by law.

     9.3 Defense of Claims.
         -----------------

          (a) If any Indemnitee receives notice of the assertion of any claim or of the commencement of any claim, action, or proceeding made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement (a "Third Party Claim") with respect to which indemnification is to be
              -----------------
sought from an Indemnifying Party, the Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof. Such notice shall describe the nature of the Third Party Claim in reasonable detail and shall indicate the estimated amount, if practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party will have the right to participate in or, by giving written notice to the Indemnitee, to elect to assume the defense of any Third Party Claim at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, and the Indemnitee will cooperate in good faith in such defense at such Indemnitee's own expense.

          (b) If within ten (10) days after an Indemnitee provides written notice to the Indemnifying Party of any Third Party Claim the Indemnitee receives written notice from the Indemnifying Party that such Indemnifying Party has elected to assume the defense of such Third Party Claim as provided in the last sentence of Section 9.3(a), the Indemnifying Party will not be liable for
                 --------------
any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that if the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim within twenty (20) days after receiving notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps, the Indemnitee may assume its own defense, and the Indemnifying Party will be liable for all reasonable expenses thereof. If there is a conflict of interests between Indemnitee and Indemnifying Party, Indemnitee may elect to be represented by its own counsel at Indemnifying Party's expense. Without the prior written consent of the Indemnitee, the Indemnifying Party will not enter into any settlement of any Third Party Claim that would lead to liability or create any financial or other obligation on the part of the Indemnitee or negatively impact the Ohio T&D Business. If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnitee and without any adverse impact on the Ohio T&D Business as owned and operated by Buyer and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party may accept and agree to such offer in its sole discretion.

          (c) Any claim by an Indemnitee on account of an Indemnifiable Loss which does not result from a Third Party Claim (a "Direct Claim") will be
                                                   -------------
asserted by giving the Indemnifying Party reasonably prompt written notice thereof, stating the nature of such claim in reasonable detail and indicating the estimated amount, if practicable. The Indemnifying Party will have a period of thirty (30) calendar days within which to respond to such Direct Claim. If the Indemnifying Party rejects or fails to respond to such claim within such period, the Indemnitee will be free to seek enforcement of its rights to indemnification under this Agreement

          (d) If the amount of any Indemnifiable Loss, at any time subsequent to the making of an indemnity payment in respect thereof, is reduced by recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other Person, the amount of such reduction, less any costs, expenses or premiums incurred in connection therewith (together with interest thereon from the date of payment thereof at the published prime rate then in effect of Citibank N.A.), will promptly be repaid by the Indemnitee to the Indemnifying Party. Upon making any indemnity payment, the Indemnifying Party will, to the extent of such indemnity payment, be subrogated to all rights of the Indemnitee against any third party in respect of the Indemnifiable Loss to which the indemnity payment relates. Without limiting the generality or effect of any other provision hereof, each such Indemnitee and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation and subordination rights, and otherwise cooperate in the prosecution of such claims at the direction of the Indemnifying Party. Nothing in this
Section 9.3(d) shall be construed to require any party hereto to obtain or
---------------
maintain any insurance coverage.

          (e) A failure to give timely notice as provided in this Section 9.3
                                                                  -----------
will not affect the rights or obligations of any party hereunder except if, and only to the extent that, as a result of such failure, the party that was entitled to receive such notice was actually prejudiced as a result of such failure.

     9.4 Disclaimers.
         -----------

          (a) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE
                                                                         -------

V, (A) THE ACQUIRED ASSETS AND THE OHIO T&D BUSINESS ARE TRANSFERRED "AS IS,
-
WHERE IS," (B) SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO LIABILITIES, OPERATIONS OF THE ACQUIRED ASSETS OR THE OHIO T&D BUSINESS, AND (C) SELLER SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE ACQUIRED ASSETS OR THE OHIO T&D BUSINESS, OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER FURTHER SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY REGARDING THE ABSENCE OF HAZARDOUS SUBSTANCES OR LIABILITY OR POTENTIAL LIABILITY ARISING UNDER ENVIRONMENTAL LAWS WITH RESPECT TO THE ACQUIRED ASSETS.

          (b) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE V, BUYER DISCLAIMS RELIANCE ON ANY REPRESENTATIONS AND WARRANTIES OR
   ---------
OTHER INFORMATION OR DATA PROVIDED BY OR ON BEHALF OF SELLER DURING BUYER'S INVESTIGATION OF SELLER, EITHER EXPRESS OR IMPLIED, BY OR ON BEHALF OF SELLER OR ITS AFFILIATES OR THEIR REPRESENTATIVES.

                                   ARTICLE X
                           TERMINATION AND ABANDONMENT

     10.1 Termination.
          -----------

          (a) This Agreement may be terminated at any time prior to the Closing Date by mutual written consent of Seller and Buyer.

          (b) This Agreement may be terminated by Seller or Buyer if the Closing contemplated hereby shall have not occurred on or before March 31, 2006 (the "Termination Date"); provided, however, that the right to terminate this
 -----------------
Agreement pursuant to this Section 10.1(b) shall not be available to any party
                           ----------------

whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

          (c) This Agreement may be terminated by Seller or Buyer if (i) any Seller Required Regulatory Approval listed in Section I of Schedule 5.3(b) or
                                                           ---------------
Buyer Required Regulatory Approval listed in Section I of Schedule 6.3(b) shall
                                                          ---------------
have been denied by a final, non-appealable order, judgment or decree, (ii) one or more federal or state courts of competent jurisdiction in the United States shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Closing, and such order, judgment or decree shall have become final and non-appealable or (iii) any statute, rule or regulation shall have been enacted by any state or federal government or governmental agency in the United States which prohibits the consummation of the Closing.

          (d) This Agreement may be terminated by Buyer if a breach of any representation, warranty, covenant or agreement on the part of Seller set forth in this Agreement shall have occurred that would cause any condition to the obligations of Buyer to effect the Closing not to be satisfied, and such breach is incapable of being cured or, if capable of being cured, shall not have been cured within 30 days following receipt by Seller of notice of such breach from Buyer. Any decision by Buyer to proceed with Closing despite such breach shall not be deemed to be an amendment to the representations, warranties, covenants or agreements herein.

          (e) This Agreement may be terminated by Seller if a breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement shall have occurred that would cause any condition to the obligations of Seller to effect the Closing not to be satisfied, and such breach is incapable of being cured or, if capable of being cured, shall not have been cured within 30 days following receipt by Buyer of notice of such breach from Seller. Any decision by Seller to proceed with Closing despite such breach shall not be deemed to be an amendment to the representations, warranties, covenants or agreements herein.

     10.2 Procedure and Effect of Termination. In the event of termination
          -----------------------------------

of this Agreement and abandonment of the transactions contemplated hereby by one or more of the parties pursuant to Section 10.1, written notice thereof shall
                                   ------------
forthwith be given by the terminating party to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided in this Article X, all filings, applications
                                            ---------
and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

     11.1 Amendment and Modification. Subject to applicable Laws, this Agreement
          --------------------------
may be amended, modified or supplemented only by written agreement of Seller and Buyer.

     11.2 Waiver of Compliance; Consents. Any failure of any of the parties to
          -------------------------------
comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     11.3 Notices. All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by facsimile transmission (if followed by mail, by overnight courier, or registered or certified mail in the manner described in this Section 11.3), or mailed by
                                               -------------
overnight courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

                    (a)     If to Seller, to: Monongahela Power
                            Company 800 Cabin Hill Drive
                            Greensburg, Pennsylvania 15601
                            Facsimile: (724) 838-6797 Attention:
                            Kathryn Patton

                            with a copy to:

                            Allegheny Power
                            800 Cabin Hill Drive
                            Greensburg, Pennsylvania 15601
                            Facsimile: (724) 853-4216
                            Attention:  Joseph Richardson

                            and

                            Vinson & Elkins L.L.P.
                            2300 First City Tower
                            1001 Fannin
                            Houston, Texas  77002
                            Facsimile: (713) 615-5085
                            Attention:  Keith R. Fullenweider

                    (b)     If to Buyer, to: Columbus Southern
                            Power Company 1 Riverside Plaza
                            Columbus, Ohio 43215 Facsimile:
                            (614) 716-2807
                            Attention: Stephen P. Smith

                            with a copy to:

                            American Electric Power Service Corporation
                            1 Riverside Plaza
                            Columbus, Ohio 43215
                            Facsimile:  (614) 716-2014
                            Attention: John W. Seidensticker, Senior Counsel

                            and:

                            Squire, Sanders & Dempsey L.L.P.
                            4900 Key Tower
                            127 Public Square
                            Cleveland, Ohio 44114
                            Facsimile: (216) 479-8780
                            Attention:  Dynda A. Thomas

All such notices and other communications hereunder shall be deemed to have been received (i) if by personal delivery, on the day delivered, (ii) if by facsimile, on the day such facsimile is confirmed as received by the receiving facsimile machine (provided that a copy is also sent by overnight courier or registered or certified mail), (iii) if by overnight courier, on the first business day following the day on which the notice or other communication was sent, and (iv) if by registered or certified mail, on the third day after registration or certification of such notice or other communication.

     11.4 Assignment. This Agreement and all of the provisions hereof shall be
          ----------
binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto, including by operation of law without the prior written consent of the other party; provided, however, that Buyer may, at any time after the Closing, without the prior written consent of Seller but subject to any required regulatory approvals and applicable Laws, assign its rights, interests and obligations hereunder to any of its Affiliates.

     11.5 Rights Under This Agreement; No Third Party Beneficiaries. This
          ---------------------------------------------------------
Agreement shall be binding upon and insure solely to the benefit of the parties hereto. Except as provided in Section 9.2, this Agreement is not intended to confer upon any Person other than the parties hereto any rights hereunder. Without limiting the foregoing, no provision of this Agreement shall create any third party beneficiary rights in any employee or former employee of Seller or any of its Affiliates (including any beneficiary or dependent thereof) in respect of continued employment or resumed employment, and no provision of this Agreement shall create any rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan or arrangement.

     11.6 Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Ohio as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

     11.7 Counterparts. This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.8 Interpretation; Construction.
          ----------------------------

          (a) When a reference is made in this Agreement to a Section or an Article, such reference shall be to a Section or Article of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the context otherwise requires, as used in this Agreement: (a) an accounting term not otherwise defined has the meaning ascribed to it in accordance with GAAP; (b) "or" is not exclusive; (c) "include," "includes," or "including" means "including, without limitation;" (d) words in the plural include the singular; and (e) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Agreement.

          (b) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     11.9 Schedules and Exhibits. All Exhibits and Schedules referred to herein
          ----------------------
are intended to be and hereby are specifically made a part of this Agreement. The Seller disclosure schedules are collectively referred to herein as the "Disclosure Schedules." The Disclosure Schedules constitute an integral part of
 ---------------------
this Agreement and modify the respective representations, warranties, covenants or agreements of Seller contained herein. Items set forth in any Disclosure Schedule shall be deemed to have been disclosed in each other Disclosure Schedule to which the information disclosed therein is responsive or applicable to the extent that it is reasonably apparent on the face of the disclosure that such disclosure is responsive or applicable thereto. The inclusion of an item does not necessarily mean, and should not be construed as an admission, that the item included will have, or is or would reasonably be expected to have, a Material Adverse Effect or otherwise is material to Seller or the relevant Section of the Agreement; Seller in many instances is disclosing more information than the Agreement requires.

     11.10 Entire Agreement. This Agreement, the Confidentiality Agreement, the
           ----------------
Related Agreements including the Exhibits, Schedules, Disclosure Schedules, documents, certificates and instruments referred to herein or therein, embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. It is expressly acknowledged and agreed that there are no restrictions, promises, representations, warranties, covenants or undertakings contained in any material made available to Buyer pursuant to the terms of the Confidentiality Agreement (including the Information Memoranda dated June 2004 and March 2005 previously made available to Buyer by Seller). This Agreement, the Confidentiality Agreement and the Related Agreements supersede all prior agreements and understandings, whether written or oral, between the parties with respect to such transactions other than the Confidentiality Agreement.

     11.11 Arbitration. Except as provided in Section 3.2, this Section shall
           -----------
apply to any dispute, claim, or controversy arising out of or relating to this Agreement (a "Dispute").
              -------

In the event of a Dispute, the party alleging such Dispute shall provide written notice thereof to the other party. The parties shall negotiate in good faith to resolve the Dispute for a period of up to thirty (30) days from the date of the written notice. If the parties do not resolve the Dispute within such thirty
(30) day period, then upon written notice by either party the Dispute shall be determined as provided herein by binding arbitration administered by the American Arbitration Association ("AAA") under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. One arbitrator shall be selected from the AAA's Roster of Neutrals using the AAA's listing process; provided that he/she shall be a member of the bar of the District of Columbia or of a state of the United States and shall have actively engaged in the practice of law for at least fifteen (15) years. The parties shall return their respective strikes and preferences to the AAA within twenty (20) days of receipt of the list. If a party fails to timely return its strikes and preferences, an arbitrator will be invited to serve based solely on the strikes and preferences timely provided by the other party. All proceedings in arbitration, including all conferences and hearings, will be held in Washington, D.C. unless otherwise agreed between the parties. Consistent with the expedited nature of arbitration, each party will, upon the written request of the other party, promptly provide the other with copies of documents on which the producing party intends to rely in support of or in opposition to any disputed item. Any dispute regarding discovery, or the relevance or scope thereof, shall be determined by the arbitrator, which determination shall be conclusive. At the request of a party, the arbitrator shall have the discretion to order examination by deposition of witnesses to the extent the arbitrator deems such additional discovery relevant and appropriate. All objections are reserved for the arbitration hearing except for objections based on privilege and proprietary or confidential information. All discovery shall be conducted in accordance with the AAA rules of procedure. A schedule for completing discovery shall be agreed to between the parties within twenty-one
(21) days of the appointment of the arbitrator and submitted to the arbitrator for his/her approval. In the event the parties are unable to agree to a schedule for completing discovery, they shall each submit their discovery proposals to the arbitrator within thirty (30) days of his/her appointment. The arbitrator shall issue a discovery scheduling order within ten (10) days after the parties submit their competing proposals. All discovery shall be completed within one hundred eighty (180) days following the appointment of the arbitrator. Hearing on the merits will be scheduled by the arbitrator on not less than thirty (30) days' notice to each party. The arbitrator shall award to the prevailing party, if any, as determined by the arbitrator, all of the prevailing party's costs and fees. "Costs and fees" mean all reasonable pre-award expenses of the arbitration, including the arbitrator's fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees, and attorneys' fees. The award shall be in writing, shall be accompanied by a reasoned opinion, and shall be signed by the arbitrator.

The submission of any dispute to Arbitration shall not impair any party's right to seek or obtain from a court of competent jurisdiction a temporary restraining order and other preliminary injunctive relief to preserve the status quo or to seek or obtain another available extraordinary remedy while any such Arbitration is pending or is being appealed or reviewed. Any such action seeking temporary or preliminary equitable relief must be filed in a court of competent jurisdiction located within Franklin County, Ohio and each party expressly submits to personal jurisdiction of any such court located within Franklin County, Ohio.

     11.12 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY
           --------------------
WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE RELATED AGREEMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     IN WITNESS WHEREOF, Seller and Buyer have caused this agreement to be signed by their respective duly authorized officers as of the date first above written.

                            MONONGAHELA POWER COMPANY



                            By:
                                -----------------------------------------------
                                Name:
                                Title:



                            COLUMBUS SOUTHERN POWER COMPANY



                            By:
                                -----------------------------------------------
                                Name:
                                Title:

                                                                       EXHIBIT A

                                   DEFINITIONS

     (a) As used in this Agreement, the following terms have the meanings specified in this Exhibit A. Cross-references to definitions of capitalized
                  ---------
terms used in this Agreement but not defined in this subsection (a) appear in subsection (b) of this Exhibit A.
                       ---------

          (1) "Accounts Payable" means the accounts payable of the Ohio T&D
               ----------------
     Business determined in accordance with generally accepted accounting principles in the United States.

          (2) "AEPS-AEP Interconnections" means all of the interconnections
              --------------------------
     between Seller's transmission and distribution systems and the Transferred Facilities as well as all interconnections between Seller's transmission systems and the transmission systems of Buyer and its Affiliates.

          (3) "Affiliate" has the meaning set forth in Rule 12b-2 under the
               ---------
     Exchange Act.

          (4) "Agreement" has the meaning set forth in the Preamble.
               ---------

          (5) "Allegheny's PJM Load Zone" has the meaning ascribed to such term
               -------------------------
     in the form of Power Sales Agreement attached hereto, as modified by the final executed and delivered Power Sales Agreement.

          (6) "Applicable Insurance" means the AEGIS Excess Liability Insurance
               ---------------------
     Policy (Policy No. X0195A1A05), or if the Closing occurs after January 31, 2006, the renewal of such policy on substantially the same coverages, terms and conditions, in either case, as modified by the discovery clause endorsement contemplated by Section 7.10(e).

          (7) "Assignment and Assumption Agreement" means the Assignment and
              -------------------------------------
     Assumption Agreement to be executed at Closing by Buyer and Seller, substantially in the form of Exhibit D hereto.
                                  ---------

          (8) "Auction Revenue Rights" has the meaning ascribed to such term in
              -----------------------
     the form of Power Sales Agreement attached hereto, as modified by the final executed and delivered Power Sales Agreement.

          (9) "Business Day" means any day other than Saturday, Sunday and any
               ------------
     day that is a legal holiday or a day that banking institutions in the City of New York, New York are authorized by law or other governmental action to close.

          (10) "Buyer" has the meaning set forth in the Preamble.
                -----

          (11) "Buyer Material Adverse Effect" means an event, change or
               --------------------------------
     circumstance that is reasonably likely to materially adversely affect (A) the ability of Buyer (or its Affiliates) to consummate the transactions contemplated by this Agreement or the Related Agreements, (B) directly or indirectly prevent or materially impair or delay the ability of Buyer (or its Affiliates) to perform their obligations hereunder, or (C) Buyer or any of its Affiliates.

          (12) "Buyer Representatives" means Buyer's and its Affiliates'
               -----------------------

     accountants, employees, counsel, environmental consultants, financial
                                                                 ---------
     advisors and other authorized representatives.

          (13) "CERCLA" means the Federal Comprehensive Environmental Response,
                ------
     Compensation, and Liability Act of 1980 and any amendments thereto.

          (14) "Code" means the Internal Revenue Code of 1986, as amended.
                ----                     -------

          (15) "Confidentiality Agreement" means the Amended and Restated
               --------------------------
     Confidentiality Agreement, dated July 9, 2004, by and between Allegheny and American Electric Power Company, Inc.

          (16) "Contract" means any contract (written or oral), agreement,
               --------
     obligation, commitment, note, bond, license, mortgage, indenture, lease or other instrument.

          (17) "CRR" has the meaning ascribed to such term in the form of Power
                ---
     Sales Agreement attached hereto, as modified by the final executed and delivered Power Sales Agreement.

          (18) "Current Assets" means all current assets as allocated to Buyer
               ---------------

     on Schedule 5.5 (excluding all Taxes (pre-paid or other)) currently used by
        ------------
     Seller in the Ohio T&D Business from the records and consolidated financial statements of the Seller and based upon amounts derived from the records of the Seller that have been maintained in accordance with GAAP and the FERC's Uniform System of Accounts.

          (19) "Current Liabilities" means all current liabilities as allocated
                --------------------
     to Buyer on Schedule 5.5 (but excluding all Taxes) relating to or arising
                 ------------
     out of the Acquired Assets, including deferred income and liabilities in respect of consideration received for services not yet fully performed,
     -------
     from the records and consolidated financial statements of the Seller and based upon amounts derived from the records of the Seller that have been maintained in accordance with GAAP and the FERC's Uniform System of Accounts.

          (20) "Designated Vehicles" means those vehicles listed on Schedule
               --------------------                                 --------
     A(20) that Buyer intends for its designee to acquire.
     -----

          (21) "Easements" means all easements, rights of way, prescriptive
                ---------
     rights, railroad crossing agreements, stream and river crossing agreements, road and highway crossing agreements and other ways of necessity, and other similar real property grants, including those granted under permits whether or not of record.

          (22) "Eastern Prevailing Time" means Eastern Standard Time or Daylight
                -----------------------
     Savings Time, whichever is in effect on any particular date.

          (23) "Encumbrances" means any mortgages, pledges, liens, security
                ------------
     interests, conditional and/or installment sale agreements, options, purchase rights, preferential rights to lease or purchase, activity and use restrictions and limitations, mechanics' and materialmen's liens, Easements, and other similar encumbrances.

          (24) "Environmental Laws" means all Laws relating to (a) pollution or
                ------------------
     protection of the environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata); (b) any Release or threatened Release of, or any exposure of any person or property to, any Hazardous Substance; (c) the manufacture, processing, distribution,
                       ---------
     use, treatment, storage, transport or handling of any Hazardous Substance;
     (d) the protection of human health and safety, including that of employees in the workplace; or (e) the setting or maintenance of high-voltage transmission lines, distribution lines, poles and other ancillary equipment, including transformers, substation equipment and switchyard equipment. Environmental Laws shall include but not be limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601, et seq., the Clean Water Act, 33 U.S.C. ss. 1251, et seq., the Resource Conversation and Recovery Act, 42 U.S.C. ss. 6901, et seq., and the Toxic Substances Control Act, 15 U.S.C. ss. 2601, et seq. and implementing regulations of each of the foregoing.

          (25) "ERISA" means the Employee Retirement Income Security Act of
                -----            --------
     1974, as amended.

          (26) "Exchange Act" means the Securities Exchange Act of 1934, as
               -------------
     amended, and the rules and regulations promulgated thereunder.
                                                        ----------

          (27) "FERC" means the Federal Energy Regulatory Commission or any
                ----            -------
     successor agency thereto.

          (28) "Final Order" means a judgment, order or decree of the relevant
               ------------
     Governmental Entity that has not been reversed, stayed, set aside, annulled or suspended, with respect to which any waiting period prescribed by applicable Laws before the transactions contemplated hereby or in the Related Agreements may be consummated has expired (but without the requirement for expiration of any applicable rehearing period), and as to which all conditions to the consummation of such transactions prescribed by applicable Laws have been satisfied.

          (29) "Financial Transmission Rights" has the meaning ascribed to such
                ------------------------------
     term in the form of Power Sales Agreement attached hereto, as modified by the final executed and delivered Power Sales Agreement.

          (30) "FIRPTA Affidavit" means the Foreign Investment in Real Property
                -----------------
     Tax Act Certification and Affidavit substantially in the form of Exhibit E
                                                                      ---------
     hereto.

          (31) "GAAP" means Generally Accepted Accounting Principles for
                ----
     financial reporting as in effect as of the Effective Time in the United States, applied on a consistent basis.

          (32) "Good Utility Practices" means any practices, methods, standards,
                ----------------------
     guides, or acts, as applicable, that (a) are generally accepted in the region during the relevant time period for use in the electricity transmission and distribution industry, (b) are commonly used in prudent electricity transmission and distribution engineering, construction, project management and operations, and (c) would be expected if the Ohio T&D Business is to be conducted at a reasonable cost in a manner consistent with Laws applicable to the Ohio T&D Business; standards promulgated by PJM and the North American Electric Reliability Council; and the objectives of reliability, safety, environmental protection, economy and expediency. Good Utility Practices are intended to be acceptable practices, methods, or acts generally accepted in the region, and are not intended to be limited to the optimum practices, methods, or acts to the exclusion of all others.

          (33) "Governmental Entity" means any federal, state or local
                ---------------------
     governmental or regulatory authority, agency, commission, body or other governmental entity of the United States, other than the Internal Revenue Service or any state or local taxing authority.

          (34) "Grandfathered Contracts" means the contracts that are listed on
                ------------------------
     Schedule A(33).
     --------------

          (35) "Hazardous Substance" means any substance regulated or as to
                --------------------
     which liability might arise under any applicable Environmental Law including any hazardous substance listed in 40 C.F.R. ss. 302.4, petroleum products, petroleum hydrocarbons, asbestos or polychlorinated biphenyls and any other chemical, material or substance defined as or included in the definition of "hazardous substance," "hazardous waste," "toxic waste," "hazardous material," "extremely hazardous substance," "toxic substance," "contaminant" or "pollutant" or words of similar meaning or import found in any applicable Environmental Law.

          (36) "Holding Company Act" means the Public Utility Holding Company
               --------------------
     Act of 1935, as amended.

          (37) "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act
               -------
     of 1976, as amended.

          (38) "Income Tax" means any federal, state, local or foreign Tax (a)
                ----------
     based upon, measured by or calculated with respect to net income, profits or receipts (including capital gains Taxes and minimum Taxes) or (b) based
                                                                          -----
     upon, measured by or calculated with respect to multiple bases (including corporate franchise taxes) if one or more of the bases on which such Tax may be based, measured by or calculated with respect to, is described in clause (a), in each case together with any interest, penalties, or additions to such Tax.

          (39) "Independent Accounting Firm" means an independent accounting
               -----------------------------
     firm of national reputation mutually appointed by Seller and Buyer but excluding Seller's and Buyer's own independent accounting firms. Prior to the selection of an Independent Accounting Firm, Seller and Buyer shall provide to each other details as to compensation paid to such Independent Accounting Firm and reasonably expected to be paid to such Independent Accounting Firm along with a description of the nature of the services provided or to be provided for the prior two-year period and upcoming one-year period.

          (40) "Intellectual Property" means all patents, copyrights,
               -----------------------
     trademarks, trade names, mask works, service marks, service names, logos, domain names, technology, know-how, processes, trade secrets, inventions, proprietary data, formulas, research and development data, databases, computer software programs developed or designed by Buyer and any other intellectual property as provided by applicable law, and any registrations or applications for the same and all goodwill associated therewith.

          (41) "Inventories" means materials, spare parts, consumable supplies,
                -----------        ---------
     fuel supplies and chemical inventories.

          (42) "Laws" means all federal, state or local laws, statutes,
                ----                     -----
     ordinances, rules, regulations, judgments, orders, injunctions, decrees, arbitration awards, legally enforceable requirements of any Governmental Entity (including any taxing authority that may not otherwise be treated as a Governmental Entity for purposes of this Agreement) or the common law, in each case, as in effect at the Effective Time.

          (43) "Lease Agreement" means the Lease Agreement to be executed at the
                ---------------
     Closing by Buyer and Seller, substantially in the form of Exhibit F hereto.
                                                               ---------

          (44) "Liabilities" means any debts, liabilities, commitments or
                -----------
     obligations of any kind, character or nature whatsoever.

          (45) "LSE" shall have the meaning set forth in the PJM Agreements.
                ---

          (46) "Material Adverse Effect" means a material adverse change in, or
               ------------------------
     effect on, the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Ohio T&D Business taken as a whole, or that prevents, would prevent, or materially impairs or delays or would impair or delay the ability of Seller to perform its obligations hereunder, other than any such change or effect that arises from or is attributable to (a) entering into this Agreement or the announcement of the transactions contemplated hereby, (b) changes in applicable Laws, regional transmission organization policies, procedures or rules or reliability standards, (c) general conditions in the national, regional or state electric utility industry or in wholesale or retail markets or prices for electric power or fuel, (d) changes or developments in financial or securities markets, interest rates or the economy in general, (e) the outbreak or escalation of hostilities or the declaration by the United States of a national emergency or war, or (f) acts of terrorism, other than acts materially damaging the Seller's facilities in Ohio.

          (47) "Net Book Value of the Acquired Assets" means the net book value
               --------------------------------------
     of the Acquired Assets less the Assumed Obligations specified on Schedule
                                                                      --------
     5.5. Other than the Assumed Obligations specified on Schedule 5.5, the Net
     ---
     Book Value of the Acquired Assets will not be adjusted for other Assumed Obligations.

          (48) "Ohio Commission" means the Public Utilities Commission of Ohio.
                ---------------

          (49) "Ohio T&D Business" has the meaning set forth in the Recitals.
                -----------------

          (50) "Order" means any award, decision, injunction, judgment, order,
                -----                   --------
     consent order, writ, decree, consent decree, ruling, subpoena, or verdict entered, issued, made or rendered by any court, administrative agency, other Governmental Entity, or arbitrator, each of which possesses competent jurisdiction.

          (51) "Parallel Flow" means the power that enters the transmission
                -------------
     system of an interconnected non-affiliate transmission system before reaching consumers.

          (52) "Permits" means all permits, subdivision approvals, variances,
                -------
     licenses, other authorizations (excluding franchise agreements or similar authorizations to serve municipalities), consents and approvals issued by a
                                                           ---------
     Governmental Entity under Environmental Laws or other Laws.

          (53) "Permitted Encumbrances" means
                ----------------------

               (a)  statutory liens for current Taxes or assessments not yet due
                                                -----
                    and delinquent or the validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established;

               (b) mechanics', carriers', workers', repairers' and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no allegation of default on the part of Seller, or the validity of which are being contested in good faith by appropriate proceedings;

               (c) with respect to any Owned Real Property, Transferred Easement or other possessory interest of Seller in real
                                                 --------
                    property, all Encumbrances that do not or would not interfere in any material respect with the operation of such Owned Real Property, Transferred Easement or other possessory interest of Seller in real property;
                               --------

               (d) Encumbrances securing the payment or performance of any of the Assumed Obligations and Encumbrances released or terminated on or before the Closing;

               (e) all applicable zoning ordinances and land use restrictions of a Governmental Entity, in effect as of the date of this Agreement and all changes to or new adoptions of zoning ordinances and land use restrictions prior to the Effective Time that do not materially interfere with the operation of that portion of the Ohio T&D Business conducted on such Owned Real Property or the Ohio T&D Business as a whole;

               (f) such matters shown on surveys obtained by, and acceptable to, Buyer or, if a survey is not obtained by Buyer, as an accurate survey would show; and

               (g) the terms and provisions of any deed, assignment or other conveyance document by which any Owned Real Property has been conveyed or otherwise transferred prior to the date hereof, to the extent such Owned Real Property has been conveyed or otherwise transferred prior to the date hereof.

          (54) "Person" means an individual, a partnership, a limited liability
                ------
     company, a joint venture, a corporation, a trust, an unincorporated organization and a governmental entity or a department or agency thereof.

          (55) "PJM" means PJM Interconnection, LLC or any successor
                ---
     organization thereto.

          (56) "PJM Agreements" has the meaning ascribed to such term in the
                ---------------
     form of Power Sales Agreement attached hereto, as modified by the final executed and delivered Power Sales Agreement.

          (57) "Property Taxes" means any generally applicable Tax imposed based
                --------------
     on the ownership of real or personal property.

          (58) "Property Tax Year" means the "Tax Year" under Ohio Revised Code
                -----------------
     section 5727.231(A)(2). For example: for the lien date of December 31, 2004, as applied to utility property in Ohio, the Property Tax Year would be the calendar year 2005.

          (59) "Power Sales Agreement" means that certain Power Sales Agreement
                ----------------------
     to be executed by Seller and Buyer at Closing, substantially in the form attached hereto as Exhibit G.

          (60) "Regulatory Asset" means Seller's regulatory assets relating to
                -----------------
     the Ohio T&D Business as derived from the records of Seller that have been maintained in accordance with GAAP and the FERC's Uniform System of Accounts as reflected on Schedule 5.5.
                              ------------

          (61) "Regulatory Liability" means Seller's regulatory liabilities
                ---------------------
     relating to the Ohio T&D Business as derived from the records of Seller that have been maintained in accordance with GAAP and the FERC's Uniform System of Accounts as reflected on Schedule 5.5.

          (62) "Related Agreements" means the Transition Services Agreement, the
                ------------------
     limited warranty deeds conveying the Owned Real Property in the form of Exhibit H, the assignments transferring the Transferred Easements in the
     ---------
     form of Exhibit I, the Power Sales Agreement, the Assignment and Assumption
             ---------
     Agreement, the Lease Agreement, the Tower Lease Agreement in the form of Exhibit K, and the FIRPTA Affidavit.
     ---------

          (63) "Release" means any release, spill, leak, discharge, disposal of,
                -------
     pumping, pouring, emitting, emptying, injecting, leaching, dumping or migrating.

          (64) "Retained Accounts Receivable" means the following accounts
                ------------------------------
     receivable from the records and consolidated financial statements of the Seller and based upon amounts derived from the records of the Seller that have been maintained in accordance with GAAP and the FERC's Uniform System of Accounts: (i) all billed accounts receivable, (ii) all unbilled accounts receivable to the top twenty customers of the Ohio T&D Business listed on Schedule A(64) and (iii) any other accounts receivable not included in the
     --------------
     definition of Transferred Accounts Receivable.

          (65) "Retained Allowance" means Seller's allowance for uncollectible
                -------------------
     accounts related to the Ohio T&D Business less the Transferred Allowance.

          (66) "Sales Taxes" means sales, use, value added, excise and other
                ------------
     similar Taxes applicable to the transfer of personal property, if any, that may be imposed upon, or payable, collectible or incurred in connection with or as a result of the transfer of the Acquired Assets to Buyer.

          (67) "SEC" means the Securities and Exchange Commission.
                ---

          (68) "Securities Act" means the Securities Act of 1933, as amended,
                ---------------
     and the rules and regulations promulgated thereunder.

          (69) "Seller" has the meaning given in the Preamble.
                ------

          (70) "Seller PPA Agreements" means the contracts that are listed on
               ----------------------
     Schedule A(68).

          (71) "Seller's Representatives" means Seller's accountants, employees,
                ------------------------
     counsel, environmental consultants, financial advisors and other authorized representatives.

          (72) "Subsidiary" when used in reference to any Person, means any
                ----------
     entity of which outstanding securities having ordinary voting power to elect a majority of the Board of Directors, or other Persons performing similar functions, of such entity are owned directly or indirectly by such Person.

          (73) "Tax Return" means any return, report, information return,
                -----------
     declaration, certificate, or other document (including any related or supporting information) required to be filed with any taxing authority with respect to Taxes.

          (74) "Tax" or "Taxes" (i) Any federal, state, local, or foreign
                ---      -----
     income, gross receipts, value added, windfall or other profits, alternative or add-on minimum, estimated, franchise, profits, sales, use, real property, personal property, ad valorem, vehicle, airplane, boat, license, payroll, employment, workers' compensation, unemployment compensation, withholding, social security, disability, excise, severance, stamp, occupation, premium, environmental (including taxes under Code section

     59A), customs duties, import fees, capital stock transfer, title, documentary, or registration, or other tax, duty, or impost of any kind whatsoever, whether disputed or not. "Taxes" includes (ii) any liability
                                           -----
     for the payment of any amounts described in clause (i) above as a result of being a member of an affiliated, consolidated, combined, or unitary group for any taxable period, (iii) any liability for the payment of any amount described in clause (i) above as a result of being a Person required to withhold or collect Taxes imposed on another Person, (iv) any liability for the payment of any amount described in clause (i), (ii) or (iii) above as a result of being a transferee of, or successor in interest to, any Person or as a result of an express or implied obligation to indemnify any Person, and (v) any and all interest, penalties, additions to tax, or additional amounts imposed in connection with or with respect to any amount described in clauses (i) through (iv) of this definition.

          (75) "Transfer Taxes" shall mean all applicable real estate transfer,
                ---------------
     stamp, conveyance and other similar Taxes related to the transfer of real property that may be imposed upon, or payable, collectible or incurred in connection with the transfer of the Acquired Assets to Buyer.

          (76) "Transferred Accounts Receivables" means the following accounts
                ----------------------------------
     receivable from the records and consolidated financial statements of the Seller and based upon amounts derived from the records of the Seller that have been maintained in accordance with GAAP and the FERC's Uniform System of Accounts: all unbilled accounts receivable from customers of the Ohio T&D Business other than those customers listed on Schedule A(64).
                                                       --------------

          (77) "Transferred Allowance" means two and one-half percent (2 1/2%)
                ----------------------
     of the amount of the Transferred Accounts Receivables.

          (78) "Transferred Facilities" means the Ohio portion of Seller's
                -----------------------
     transmission and distribution systems to be transferred to Buyer pursuant to this Agreement.

          (79) "Transferred Load" means the customers in Seller's certified
                -----------------
     service territory in the State of Ohio.

          (80) "Transferring Employee Records" means all personnel files related
                -----------------------------
     to the Transferring Employees to the extent such files pertain to (i) seniority histories and (ii) salary and benefit information.

          (81) "Transition Services Agreement" means the Transition Services
                -------------------------------
     Agreement to be executed by Seller and Buyer at Closing, substantially in the form of Exhibit J.

          (82) "Transmission" means those facilities owned or used by Seller
                ------------
     that (i) are located within the state of Ohio, (ii) are within PJM Interconnection, Inc., and (iii) meet the definition of transmission facilities pursuant to the FERC's Uniform System of Accounts or have been classified as transmission facilities in a ruling by FERC addressing such facilities.

     (b) Each of the following terms has the meaning specified in the Section set forth opposite such term:

         Term                                                    Section
         -----                                                   -------
         AAA                                                     11.11
         Allegheny                                               5.9
         Acquired Assets                                         2.1
         Acquired Intellectual Property                          2.1(o)
         Agreement                                               Intro Paragraph
         Allocation                                              3.3
         Applicable Rate                                         3.2(d)
         Assumed Obligations                                     2.3
         Bankruptcy and Equity Exception                         5.2
         Benefit Plans                                           5.13(a)
         Benefits Continuation Period                            7.8(b)
         Buyer                                                   Intro Paragraph
         Buyer Benefit Plans                                     7.8(d)
         Buyer Indemnified Parties                               9.2(a)
         Buyer Required Regulatory Approvals                     6.3(b)
         Closing                                                 4.1
         Closing Date                                            4.1
         Closing Employees                                       5.12(a)
         Closing Statement                                       3.2(a)
         Closing Statement Review Period                         3.2(b)
         Costs and fees                                          11.11
         Current Employees                                       5.12(a)
         De Minimis Loss                                         9.2(a)
         Direct Claim                                            9.3(c)
         Disclosure Schedules                                    11.9
         Dispute                                                 11.11
         DOJ                                                     7.3(b)
         Easement Substations                                    2.1(d)
         Effective Time                                          4.1
         Employees                                               5.12(a)
         Entitled Party                                          7.4(b)
         ERISA Affiliate                                         5.13(c)
         Excluded Assets                                         2.2
         Final Amount                                            3.2(c)
         FTC                                                     7.3(b)
         Hire Date                                               7.8(c)
         Indemnifiable Loss                                      9.2(a)
         Indemnifying Party                                      9.2(d)
         Indemnitee                                              9.2(c)
         Independent Accounting Firm Closing Statement
           Determination                                         3.2(b)
         Independent Accounting Firm Partner                     3.2(b)

         Interim Period                                          7.10(a)
         Ohio Regulatory Filing                                  7.3(d)
         Ohio T&D Business                                       Recitals
         Owned Real Property                                     2.1(a)
         Other Benefit Arrangements                              5.13(d)
         Post-Closing Allocation                                 3.3
         Purchase Price                                          3.1(b)
         Purchase Price Certificate                              3.1(c)
         Prior Welfare Plans                                     7.8(c)
         Qualifying Claim                                        7.10(a)
         Receiving Party                                         7.4(b)
         Replacement Welfare Plans                               7.8(c)
         Retained Intellectual Property                          2.2(g)
         Retained Obligations                                    2.4
         Seller                                                  Intro Paragraph
         Seller Indemnified Parties                              9.2(b)
         Seller Required Regulatory Approvals                    5.3(b)
         Seller SEC Reports                                      5.4(a)
         Seller Third-Party Consents                             5.3(a)
         Shared Contracts                                        2.2(p)
         Statement of Net Book Value of the Acquired             5.5
            Assets
         Substation Property                                     2.1(d)
         Tangible Personal Property                              2.1(f)
         Tangible Personal Property Leases                       2.1(i)
         Tax Audit                                               7.7(e)
         Termination Date                                        10.1(b)
         Third Party Claim                                       9.3(a)
         Transfer Consents                                       7.3(e)
         Transferred Contracts                                   2.1(g)
         Transferred Easements                                   2.1(c)
         Transferred Lines                                       2.1(b)
         Transferring Employees                                  7.8(a)

                                List of Schedules

2.1(a)       Owned Real Property in Ohio
2.1(b)       Transferred Lines
2.1(o)       Acquired Intellectual Property
2.2(i)       Excluded Tangible Personal Property Leases
2.4(e)       Retained Seller Indebtedness
3.2(a)       Form of Detail for Closing Statement
3.3          Allocation of Purchase Price in Accordance with IRC Section 1060 as of March 31, 2005, based upon Schedule 5.5
5.3(a)       Seller Third-Party Consents
5.3(b)       Seller Required Regulatory Approvals
5.5          Statement of Net Book Value of the Acquired Assets as of March 31,
             2005
5.7          Changes and Events Since December 31, 2004
5.8(d)       Service Centers and Substations
5.9          Insurance
5.8(k)       Sufficiency of Assets
5.10         Environmental Exceptions
5.11         Operative Tariffs and Pending Rate Filings
5.12(a)      Current Employees
5.12(c)      Open Workers' Compensation Claims
5.13(a)      ERISA Benefit Plans
5.13(d)      Non-ERISA Benefit Plans and Business Practices
5.14(a)      Transferred Contracts (Ohio)
5.14(b)      Certain Shared Contracts
5.15         Litigation and Claims
5.17         Tax Matters
5.18         Related Party Matters
6.3(b)       Buyer Required Regulatory Approvals
7.1          Conduct of Business
7.1(m)       Franchise Agreements
7.1(i)       Capital Expenditures Budget
7.4(f)       Shared Facilities - AP-AEP Points of Interconnection
7.8(f)       Severance
7.15         Other Agreements
A(20)        Designated Vehicles
A(33)        Grandfathered Contracts
A(64)        Top 20 Customers
A(70)        Seller PPA Agreements

                                                                       EXHIBIT B

                 FORM OF DISMISSAL PLEADINGS FOR PUCO LITIGATION

                          In the Supreme Court of Ohio

Monongahela Power Company,        :
                                  :
                  Appellant,      :        Case No. 05-392
                                  :
         v.                       :
                                  :
The Public Utilities Commission   :        On Appeal from the Public
of Ohio,                          :        Utilities Commission of Ohio
                                  :        Case No. 04-880-EL-UNC
                  Appellee.       :



                  --------------------------------------------

                      APPELLANT MONONGAHELA POWER COMPANY'S
                          APPLICATION TO DISMISS APPEAL

                  --------------------------------------------

Kathleen M. Trafford (0021753)           James M. Petro (0022096)
    (Counsel of Record)                  Attorney General of Ohio
Daniel R. Conway (0023058)               Duane L. Luckey (0023557)
Jay A. Yurkiw (0068143)                  Senior Deputy Attorney General
Porter Wright Morris & Arthur LLP        Thomas G. Lindgren (0039210)
41 South High Street                     Thomas W. McNamee  (0017352)
Columbus, Ohio 43215                     Assistant Attorneys General
(614) 227-1915 Phone                     Public Utilities Section
(614) 227-2100 Fax                       180 East Broad Street, 9th Floor
ktrafford@porterwright.com               Columbus, Ohio 43215
                                         (614) 466-4397 Phone
Counsel for Appellant                    (614) 644-8764 Fax
Monongahela Power Company
                                         Counsel for Appellee
                                         The Public Utilities Commission of Ohio






2372706V1

                          APPLICATION TO DISMISS APPEAL

     Appellant Monongahela Power Company ("Mon Power") requests that the Court dismiss this appeal as of right of the order entered by the Public Utilities Commission of Ohio in In the Matter of the Continuation of the Rate Freeze and Extension of the Market Development Period for the Monongahela Power Company, Case No. 04-880-EL-UNC, Opinion and Order (Dec. 8, 2004) and Entry on Rehearing (Feb. 2, 2005). Mon Power has entered into an agreement to transfer its service territory in Ohio to Columbus Southern Power Company, with the approval of the Public Utilities Commission of Ohio. This transfer of service territory renders the relief sought in this appeal moot.

     Appellee Public Utilities Commission of Ohio does not oppose this application.

                                         Respectfully submitted,


                                         ---------------------------------------
                                         Kathleen M. Trafford (0021753)
                                         (Counsel of Record)
                                         Daniel R. Conway (0023058)
                                         Jay A. Yurkiw (0068143)
                                         Porter Wright Morris & Arthur LLP
                                         41 South High Street
                                         Columbus, Ohio 43215

                                         Counsel for Appellant Monongahela Power
                                         Company




2372706V1


                             CERTIFICATE OF SERVICE

     The undersigned counsel certifies that a copy of this Application to Dismiss Appeal was served upon the following counsel by regular U.S. Mail, postage pre-paid, this __ day of ____ 2005:


                           Thomas G. Lindgren
                           Thomas W. McNamee
                           Assistant Attorneys General
                           Public Utilities Section
                           Office of the Attorney General
                           180 East Broad Street, 9th Floor
                           Columbus, Ohio 43215
                           Counsel for Appellee

                           Samuel C. Randazzo
                           McNees Wallace & Nurick LLC
                           21 East State Street, 17th Floor
                           Columbus, Ohio 43215
                           Counsel for Applicant for Intervention
                           as Appellee, Industrial Energy Users - Ohio



                                                -------------------------------
                                                Counsel for Appellant
                                                Monongahela Power Company

                          UNITED STATES DISTRICT COURT
                            SOUTHERN DISTRICT OF OHIO
                                EASTERN DIVISION



Monongahela Power Company,              :
                                        :
              Plaintiff,                :
                                        :
                                        :
         v.                             :        Case No. C2-04-084
                                        :
                                        :        Judge Sargus
Alan R. Schriber,                       :        Magistrate Judge Abel
Ronda Hartman Fergus,                   :
Judith A. Jones, Donald L. Mason,       :
and Clarence D. Rogers, Jr.,            :
in their official capacities as         :
Commissioners of the Public Utilities   :
Commission of Ohio,                     :
                                        :
              Defendants.               :


                            STIPULATION OF DISMISSAL

     The parties stipulate, pursuant to Fed. R. Civ. P. 41(a)(1)(ii), to the dismissal of this action without prejudice. Plaintiff Monongahela Power Company has entered into an agreement to transfer its service territory in Ohio to Columbus Southern Power Company, with the approval of the Public Utilities Commission of Ohio. As a result of this transfer of service territory, there are no remaining justiciable issues to be resolved by the Court in this action.


2372706v1

Respectfully submitted,



----------------------------                --------------------------------
Jim Petro (0022096)                         Kathleen M. Trafford   (0021753)
Attorney General of Ohio                         (Trial Attorney)
Duane W. Luckey (0023557)                   Daniel R. Conway  (0023058)
Senior Deputy Attorney General              Jay A. Yurkiw        (0068143)
Public Utilities Section                    Porter, Wright, Morris & Arthur LLP
Thomas G. Lindgren (0039210)                41 South High Street
      Trial Attorney                        Columbus, Ohio 43215
Thomas W. McNamee (0017352)                 (614) 227-2270  Phone
Assistant Attorneys General                 (614) 227-2100  Fax
Public Utilities Section
180 East Broad Street, 9th Floor
Columbus, Ohio 43215
(614) 466-4395

Attorneys for the Public Utilities
Commission of Ohio
                                            Of Counsel:
                                            C.M. Naeve
                                            Douglas G. Robinson
                                            Matthew W.S. Estes
                                            Skadden, Arps, Slate, Meagher
                                              & Flom LLP
                                            1440 New York Avenue, N.W.
                                            Washington, D.C. 20005
                                            (202) 371-7000 (phone)
                                            (202) 393-5760 (fax)


                                            Attorneys for Monongahela Power
                                            Company

                             CERTIFICATE OF SERVICE

     The undersigned hereby certifies that a true and accurate copy of the
foregoing was served through the electronic docketing system, this     day of
                                                                   ---
     , 2005 upon the following:
-----


                                    Roger P. Sugarman
                                    KEGLER, BROWN, HILL & RITTER
                                    65 East State Street, Suite 1800
                                    Columbus, Ohio 43215

                                    Samuel C. Randazzo
                                    MCNEES, WALLACE AND NURICK LLC
                                    Fifth Third Center
                                    21 East State Street, 17th Floor
                                    Columbus, Ohio 43215

                                    Jeffrey L. Small
                                    Assistant Consumers' Counsel
                                    Ohio Consumers Counsel
                                    10 West Broad Street, Suite 1800
                                    Columbus, Ohio 43215-3485

                                                   /s/ Kathleen M. Trafford

                                                                       EXHIBIT C

                             OHIO REGULATORY FILING

                                     BEFORE
                     THE PUBLIC UTILITIES COMMISSION OF OHIO



   In the Matter of the Certified Territory of    )   Case No. 05-765-EL-UNC
   Monongahela Power Company.                     )



--------------------------------------------------------------------------------
             COLUMBUS SOUTHERN POWER COMPANY'S AND MONONGAHELA POWER
             COMPANY'S JOINT REPORT IN RESPONSE TO THE COMMISSION'S
                               JUNE 14, 2005 ENTRY
--------------------------------------------------------------------------------

     Columbus Southern Power Company (CSP) and Monongahela Power Company (Mon Power) (collectively, "the Companies") state as follows:

     1. CSP and Mon Power are each an "electric light company" under R.C. 4905.03(A)(4) and, thus, a "public utility" as defined by R.C. 4905.02 and an "electric supplier" as defined by R.C. 4933.81(A). Consequently, each is subject to this Commission's general supervisory and regulatory authority provided by R.C. 4905.04 through 4905.06 and, of particular note in this case, the Commission's specific authority provided by R.C. 4905.48 and 4933.85.

     2. On June 14, 2005, the Commission issued an Entry ordering CSP and Mon Power to discuss potential terms and conditions of a transaction through which Mon Power would transfer its Ohio service territory to CSP. Since the issuance of that order, representatives of the Companies have diligently explored the many facets of such a transaction. The Companies' representatives have met multiple times to negotiate the terms and conditions of an acquisition by CSP of Mon Power's Ohio operations, and they have filed status reports with the Commission concerning the progress of those discussions.

     3. The Companies have successfully concluded their negotiations and have entered into an Asset Purchase Agreement (Agreement), attached as Exhibit A and incorporated into this Joint Report. The board of directors of each of the Companies has approved the Agreement. The Agreement, among other things, provides terms and conditions for Mon Power to sell to CSP and for CSP to purchase from Mon Power the utility property located in Ohio, except certain excluded assets, that Mon Power currently uses to provide electric service to its Ohio customers and, pursuant to the Commission's Entry, provides for the transfer of Mon Power's certified territory and, thus, the rights and obligations to provide electric service to customers in that certified territory to CSP.

     4. R.C. 4905.48 (B) and (C) provide that "[w]ith the consent and approval of the public utilities commission: . . . (B) Any public utility may purchase or lease the property, plant, or business of any other such public utility [and]
(C) Any such public utility may sell or lease its property or business to any other such public utility." The Companies are both "electric light compan[ies]" under R.C. 4905.03(A)(4) and, thus, "public utilit[ies]" under R.C. 4905.02. As a result, the Commission has jurisdiction pursuant to R.C. 4905.48 to consider the purchase and sale of Ohio utility property described in this Joint Report.

     5. Certain of the principle terms and conditions of the Agreement are as follows: Under the Agreement, CSP will purchase, with certain exceptions, the assets located in Ohio and used by Mon Power in its Ohio transmission and distribution business described in Section 2.1 (and the related schedules to Section 2.1), including the rights to serve Mon Power's existing certified service territory in Ohio. CSP will also assume the obligations arising out of or related to the ownership or operation of the acquired assets, as described in
Section 2.3 of the Agreement. According to Section 3.1 of the Agreement, the purchase price will be the net book value of the acquired assets plus $10 million. The purchase price is subject to a post-closing true-up as described in
Section 3.2. Section 3.3 specifies the method for allocating the purchase price among the acquired assets. Sections 8.2 and 8.3 contain conditions to the obligations of CSP and Mon Power to effectuate the transactions contemplated by the Agreement. One such condition, included in both Section 8.2(f) and Section 8.3(f), is that the Commission must have ordered the transactions contemplated by the Agreement to proceed, that order has become a final order, and the terms and conditions of the order must not be materially different than the terms and conditions set forth in this Joint Report.

     6. In support of the Joint Report, the following exhibits are submitted:

          o Exhibit 1 - Asset Purchase Agreement between Mon Power and CSP dated August 2, 2005;

          o Exhibit 2 - Verification by the President and Secretary of CSP attesting to the truth of the Joint Report ; and

          o Exhibit 3 - Verification by the President and Secretary of Mon Power attesting to the truth of the Joint Report.

     7. The purchase and sale of Mon Power's utility assets located in Ohio is necessary to enable CSP and Mon Power to (1) accomplish the objective of the Commission's June 14 Entry "of transferring Mon Power's Ohio territory to CSP," and (2) it does so in a manner that is in the public interest. The Agreement is in the public interest because there will be a seamless transition of Mon Power's existing customers to CSP, including CSP rates, which will promote rate stabilization for those customers. As the Commission implicitly recognized by ordering CSP and Mon Power to explore CSP acquiring Mon Power's Ohio utility assets and customers, CSP is a managerially competent and financially stable electric light company that will provide quality electric service to Mon Power's existing customers at just and reasonable rates.

     8. This Joint Report provides a sufficient basis for the Commission to conclude that, after the transaction, Mon Power's existing customers will be "furnished adequate service for a reasonable and just rate." R.C. 4905.48. In fact, this Joint Report, together with its exhibits, demonstrates that the asset sale is in the public interest and that Mon Power's current customers will not be adversely affected and, in fact, will benefit from the sale because it promotes rate stabilization.

     9. The Companies anticipate that the Commission will consider this Joint Report and the Companies' Asset Purchase Agreement and, if it concludes that the Agreement's terms and conditions provide a reasonable basis for the transfer of Mon Power's Ohio certified service territory and Ohio customers to CSP, it will take the action under R.C. 4905.48, on an expedited basis, necessary for the Companies to complete the asset sale and purchase.

     10. Pursuant to R.C. 4933.83, the electric light companies, such as Mon Power and CSP, that are the "electric suppliers" within their assigned certified territories have the exclusive right and obligation to provide electric distribution service and all other non-competitive retail electric services to customers located in those certified territories. During their market development periods, pursuant to R.C. 4928.35, and after their market development periods, pursuant to R.C. 4928.14, "electric distribution utilities
(EDUs)," such as CSP and Mon Power, also have an obligation to provide customers within their certified territories a standard service offer of all competitive retail electric services, including a firm supply of electric generation service.

     The Commission, under R.C. 4933.85, and consistent with its June 14 Entry directing the Companies to explore the transfer of Mon Power's Ohio service territory to CSP, may order an electric supplier to assume the right and obligation to provide electric services to customers within the certified territory of another electric supplier that has consented to the transfer of such certified territory if it finds that the transfer "is not contrary to the public interest." As a result of R.C. 4928.35 and 4928.14, the obligation imposed on an EDU, such as CSP, which becomes the new electric supplier as the result of such a Commission-ordered transfer, includes the requirement to provide a standard service offer that includes a firm supply of generation service. Once that public interest determination has been made and the Commission orders a transfer of the certified territory, the new electric supplier succeeds to the rights and obligations that R.C. 4933.81 through 4933.84 previously established. See R.C. 4933.85.

     11. The Companies' Agreement sets forth their agreed-upon conditions for transferring Mon Power's existing customers and its right and obligation to provide electric service to consumers within its certified territory to CSP. In addition, as set forth in the next two paragraphs, CSP and Mon Power have certain conditions that the Commission should order as part of implementing the Agreement. As is the case with regard to the sale and purchase of Mon Power's Ohio utility property, the Companies anticipate that the Commission will conclude that the Agreement's terms and conditions and the terms and conditions set forth in the next two paragraphs provide a reasonable basis for the transfer of Mon Power's Ohio certified service territory and Ohio customers to CSP and that such a transfer is in the public interest, and will conclude that it should issue an expedited order directing CSP to assume the right and obligation to provide electric service to consumers within Mon Power's certified service territory and approving Mon Power's voluntary transfer of that certified territory to CSP.

     12. The transfer of Mon Power's Ohio service territory to CSP presents certain issues for CSP that need to be resolved by any Commission order

2372714v1
directing CSP to assume the right and obligation to provide electric service to consumers within Mon Power's certified service territory. These issues and CSP's proposed resolutions are as follows:


          A. Rates to be Charged to Acquired Mon Power Customers
             ---------------------------------------------------

          CSP proposes that those customers be charged rates established in CSP's Rate Stabilization Plan proceeding -- Case No. 04-169-EL-UNC. One exception to this general proposition is that Mon Power's large Commercial and Industrial (C&I) customers will be assessed a nonbypassable surcharge on a per Kwh basis set at a level to produce $10 million over an approximately five-year period. The surcharge will remain in effect until the $10 million is recovered, including a carrying charge on the unrecovered balance of the $10 million at the weighted average cost of capital computed in a manner consistent with the method employed by CSP in Case No. 04-169-EL-UNC. The Companies will provide the Staff with an accounting of the revenues collected under the surcharge to demonstrate that there is not an over recovery. The $10 million represents a portion of the purchase price of Mon Power's property under the Agreement attributable to Mon Power's agreement to terminate all litigation, including appellate proceedings, concerning Mon Power's attempts to recover its wholesale power costs for default generation services provided to its large C&I customers by charging them Market-Based Standard Service Offer rates or a Purchased Power Recovery Surcharge beginning January 1, 2004.

          B. Deferral of Regulatory Assets for Collection in CSP's Next Distribution Rate Case
              ----------------------

          CSP's acquisition of Mon Power's service territory will cause CSP to incur a variety of operating and capital expenses it otherwise would not incur. The expenses are for items such as system integration, equipment, easements and title transfers, SCADA and other telecommunications systems, and additional

2372714v1
employees, as well as carrying charges thereon in the manner described in paragraph 12 A above.

          CSP proposes that the Commission permit it to defer the actual dollars and carrying charges associated with these items for recovery as part of CSP's next distribution rate case. CSP also requests that it be permitted to defer depreciation expense associated with the capital items until that capital is included in rate base in a future rate proceeding. The reasonableness of these expense levels will be subject to Commission review in that rate proceeding.

          C. CSP Power Supply and Recovery of Difference Between CSP's Power Acquisition Costs and Revenues Produced Under CSP's Rates for CSP's Rate Stabilization Period - January 1, 2006 through December 31, 2008.
             --------------------------

          Mon Power has agreed to sell CSP 100% of its power requirements to serve the new load associated with the former Mon Power customers from January 1, 2006 through May 31, 2007. The charge for that power will be $45 per MWh. For the purpose of serving the load associated with the former Mon Power service territory from June 1, 2007 through December 31, 2008 CSP will conduct a Request for Proposals. The price associated with serving that load will be based upon the winning bid(s). For the entirety of the three-year period, the difference between the revenues collected under CSP's base generation rates (i.e. without any existing or new generation rate surcharges) and CSP's power costs under the power purchase agreement with Mon Power and RFP bid(s) (the revenue differential) will qualify for recovery under the "4%" provision of CSP's Rate Stabilization Plan as resulting from the Commission's order that CSP extend service at CSP's rates to Mon Power's Ohio service territory.(1) For the first year, the difference is expected to be approximately $17 to 19 million. CSP

--------------------

1 The "4%" provision refers to Paragraph 3 of the Companies' Rate Stabilization Plan application. The Commission approved that provision. See pages 21 and 22 of the Commission's Opinion and Order in Case No. 04-169-EL-UNC, dated January 26, 2005.

seeks approval, as part of an order in this proceeding, to collect this amount from all of CSP's current and new customers at a generation surcharge level based upon expected load in 2006. For 2007 and 2008 CSP will be entitled to recover the revenue differential under the 4% provision applicable to each of those years. CSP will make filings prior to each of those years based on the remaining portion of the power purchase agreement and the RFP bid(s) and the base generation rates applicable to each year.

          D. Mon Power Existing Regulatory Assets and Liabilities
             ----------------------------------------------------

          CSP will be acquiring certain regulatory assets and liabilities on Mon Power's books associated with Mon Power's Ohio service territory. These regulatory assets and liabilities will transfer to CSP's balance sheet to be recovered in its next distribution rate case. These regulatory assets and liabilities are related to:

        ASSETS
        1.       Deferred Taxes (Current)           $       171,000
        2.       Deferred Taxes                     $     2,912,000
        3.       Ohio Kwh Tax                       $       645,000
        4.       Ohio Consumer Education            $       176,000
        5.       Line Extension Costs               $        78,000

        LIABILITIES
        1.       Deferred Taxes                     $        51,000
        2.       Ohio Consumer Education            $       176,000
        3.       Non-Utility COR                    $        (1,000)

                 Net Regulatory Assets              $     3,756,000

          CSP seeks Commission approval of this recovery as part of its order that CSP extend its service to Mon Power's Ohio service territory.

          E. Effective Date of Transfer of Service Territory
             -----------------------------------------------

          CSP contemplates that the Commission's directive for CSP to extend its service to Mon Power's Ohio service territory should be issued in time to permit the transfer of service territory no earlier than December 31, 2005 and to eliminate the need for Mon Power to complete a competitive bidding process (in order to acquire a wholesale power supply) for a market-based standard service offer beginning January 1, 2006.

          F. Collection of Mon Power Accounts Receivable
             -------------------------------------------

          After a transfer of Mon Power's existing customers to CSP, Mon Power will still have accounts receivable for those customers with respect to regulated services (including all standard offer services) that Mon Power provided to them when it was their EDU prior to the transfer. Mon Power and CSP believe that under the Commission's rules governing disconnection of customers for non-payment of bills for regulated services provided by an EDU,(2) CSP would not have authority to disconnect former Mon Power customers of non-payment of bills for regulated services provided by Mon Power. Accordingly, Mon Power and CSP seek a waiver of the applicable rules, so that CSP may disconnect service to such customers in the event of non-payment of bills for regulated services that Mon Power provided.

     13. The transfer of Mon Power's Ohio service territory to CSP presents certain other issues for Mon Power that also require resolution. Those issues and Mon Power's proposed resolutions are as follows:


          A. Currently pending before the Commission is a complaint by Industrial Energy Users - Ohio against Mon Power in Case No. 04-1482-EL-CSS. Mon Power's request for approval of the sale of its Ohio utility property and consent to the transfer of its certified territory to CSP is conditioned on the Commission's dismissal with prejudice of the pending complaint in Case No. 04-1482-EL-CSS as part of any order approving the asset sale and consenting to the certified territory transfer.

--------------------

2 Chapter 4901:1-18 (provisions applicable to disconnection of service to residential customers) and Sections 4901:1-10-15 through 17 (provisions applicable to disconnection of service to nonresidential customers), Ohio Admin Code.

          B. Simultaneous with the sale of its Ohio utility property and the transfer of its certified territory to CSP, Mon Power requests that the Commission cancel its existing P.U.C.O tariffs. In addition, Mon Power requests that the Commission confirm in any order implementing these transactions that all electric service agreements or other tariff-based agreements that Mon Power entered into pursuant to its P.U.C.O tariffs and that incorporate provisions of those tariffs as essential terms of the electric service agreements are terminated at the time those related tariffs are cancelled.

     14. The Companies respectfully submit that the sale by Mon Power and the purchase by CSP of the utility property, with certain exceptions, located in Ohio that Mon Power currently uses to provide electric service to its Ohio customers and the transfer to CSP of Mon Power's Ohio customers and Mon Power's exclusive right and obligation to provide electric service to customers in its certified territory, in the manner described in this Report, are appropriate, reasonable, and in the public interest. Therefore, the transaction should be approved as the basis for an order directing CSP to assume the right and obligation to serve Mon Power's Ohio certified service territory and to incorporate Mon Power's certified territory into CSP's existing certified territory and approving and consenting to Mon Power's voluntary transfer of its certified territory to CSP.

     WHEREFORE, the Companies respectfully request that if based on this Joint Report the Commission orders CSP to extend its certified service territory to include Mon Power's existing certified service territory, it should:

     (1) Find that the sale by Mon Power and the purchase by CSP of the utility property, with certain exceptions, located in Ohio that Mon Power currently uses to provide electric service to its Ohio customers, in the manner described in this Joint Report (including the Agreement),

2372714v1
          are in the public interest; that, as a result of such sale and purchase, the public will be furnished adequate service for a reasonable and just rate, rental, toll, or charge; and that the transfer to CSP of Mon Power's Ohio customers and Mon Power's exclusive right and obligation to provide electric service to customers in its Ohio certified territory, in the manner described in this Joint Report (including the Agreement), are appropriate, reasonable, and in the public interest.

     (2) By its Order, issued pursuant to R.C. 4905.48 (B) and (C), and in the manner described in this Joint Report (including the Agreement), direct CSP to purchase from Mon Power and approve the sale by Mon Power to CSP of the utility property located in Ohio that Mon Power currently uses to provide electric service to its Ohio customers;

     (3) By its Order, pursuant to R.C. 4933.85, and in the manner described in this Joint Report (including the Agreement), direct CSP to assume the right and obligation to provide electric service to consumers within Mon Power's certified service territory and consent to Mon Power's transfer of its certified territory to CSP;

     (4) Dismiss with prejudice the complaint in, and close of record, Case No. 04-1482-EL-CSS; and

     (5) Grant the Companies any further relief that the Commission determines they are entitled to, and that is necessary or advisable in this matter.

Respectfully submitted,                       Respectfully submitted,


----------------------------------            ----------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Marvin I. Resnik                              Daniel R. Conway
American Electric Power Service               Porter Wright Morris & Arthur LLP
 Corporation                                  41 South High Street
1 Riverside Plaza, 29th Floor                 Columbus, Ohio  43215
Columbus, Ohio 43215                          (614) 227-2270
(614) 716-1606                                Fax No. (614) 227-2100
Fax: (614) 716-2950                           E-mail:  dconway@porterwright.com
E-mail: miresnik@aep.com

COUNSEL FOR COLUMBUS SOUTHERN                 COUNSEL FOR MONONGAHELA
POWER COMPANY                                 POWER COMPANY

2372714v1

                                                                       EXHIBIT D

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

     This ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of             , 200
                                                         -------------      -
(this "Agreement") is made and entered into by and between Monongahela Power Company, an Ohio corporation ("Seller"), and Columbus Southern Power Company, an Ohio corporation ("Buyer"). Seller and Buyer are referred to herein collectively, as the "parties" and, individually, as a "party". Capitalized terms used but not defined herein shall have their respective meanings set forth in the Purchase Agreement (defined below).

     WHEREAS, that certain Asset Purchase Agreement, dated as of July __, 2005, by and between Seller and Buyer (the "Purchase Agreement"), provides for, among other things, the sale and assignment of the Acquired Assets to Buyer and the assumption of the Assumed Obligations by Buyer

     WHEREAS, this Agreement is being delivered at the Closing as provided in the Purchase Agreement.

     1. Acquired Assets. As of the Effective Time, for good and valuable
        ----------------
consideration, the receipt and sufficiency of which Buyer hereby acknowledges, Seller hereby sells, assigns, conveys, transfers and delivers to Buyer all of Seller's right, title and interest in and to the Acquired Assets.

     2. Assumed Obligations. As of the Effective Time, Buyer hereby assumes and
        -------------------
agrees to discharge, without recourse to Seller all of the Assumed Obligations.

     3. Subject to Purchase Agreement. This Agreement is delivered pursuant to
        ------------------------------
the terms and provisions of the Purchase Agreement. The delivery of this Agreement shall not affect, enlarge, diminish or otherwise impair any of the representations, warranties, covenants, conditions, terms and provisions of the Purchase Agreement, and all of such representations, warranties, covenants, conditions, terms and provisions shall survive the delivery of this Agreement to the extent, and in the manner, set forth in the Purchase Agreement. In the event of conflict between the terms and provisions of this Agreement and the terms and provisions of the Purchase Agreement, the terms and provisions of the Purchase Agreement shall govern and control.

     4. Waiver of Remedies. The parties hereby agree that no party shall have
        -------------------
any liability, and no party shall make any claim relating to or arising out of this Agreement, whether based on contract, tort, strict liability, other applicable Laws or otherwise except as provided in the Purchase Agreement.

     5. Successors and Assigns. This Agreement is binding upon, inures to the
        ----------------------
benefit of and is enforceable by the parties and their respective successors and permitted assigns.

     6. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
        --------------
ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO AS TO ALL MATTERS, INCLUDING BUT

NOT LIMITED TO MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES.

     7. Captions. The captions and section numbers in this Agreement are set
        --------
forth for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

     8. Counterparts. This Agreement may be executed in two or more
        ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9. Severability. If any provision of this Agreement is held to be illegal,
        ------------
invalid or unenforceable under any present or future applicable Laws, and if the rights or obligations of any party under this Agreement will not be materially and adversely affected thereby, such provision will be fully severable, this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     10. No Third Party Beneficiary. The terms and provisions of this Agreement
         --------------------------
are intended solely for the benefit of the parties and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on its behalf by its duly authorized representative as of the date first above written.

                                         SELLER:
                                         ------

                                         MONONGAHELA POWER COMPANY



                                         By:
                                               ---------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                               ---------------------------------


                                         BUYER:
                                         -----

                                         COLUMBUS SOUTHERN POWER COMPANY



                                         By:
                                               ---------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                               ---------------------------------

                                                                       EXHIBIT E

                            FORM OF FIRPTA AFFIDAVIT

                       CERTIFICATION OF NON-FOREIGN STATUS

     Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by Monongahela Power Company, the undersigned hereby certifies the following on behalf of Monongahela Power Company:

     1. Monongahela Power Company is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

     2. Monongahela Power Company is not a disregarded entity as defined in Treasury Regulation section 1.1445-2(b)(2)(iii);

     3. Monongahela Power Company's U.S employer identification number is 13-5229392; and

     4. Monongahela Power Company's office address is:
         800 Cabin Hill Drive
         Greensburg, Pennsylvania 15601

     Monongahela Power Company understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

     Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Monongahela Power Company.


                                         By:
                                            ------------------------------------
                                         Title:
                                               ---------------------------------

                                         Date:
                                              ----------------------------------

                                                                       EXHIBIT F

                             FORM OF LEASE AGREEMENT


                                      F-1


2372730v1

                                      LEASE

                                     between

                            MONONGAHELA POWER COMPANY
                                    Landlord

                                       and

                         COLUMBUS SOUTHERN POWER COMPANY
                                     Tenant

















                                Leased Premises:

                             Marietta Service Center


2372730v1

INDEX
-----

Article 1         Description of Leased Premises
Article 2         Term
Article 3         Rent and Security Deposit
Article 4         Tenant's Use
Article 5         Utilities
Article 6         Maintenance and Repairs
Article 7         Taxes
Article 8         Insurance
Article 9         Landlord's title and Quiet Enjoyment
Article 10        Improvement and Alterations
Article 11        Damage and Destruction
Article 12        Liens
Article 13        Tenant's Default
Article 14        Landlord's Default
Article 15        Condemnation
Article 16        Assignment/Subletting
Article 17        Notices
Article 18        Environmental Matters
Article 19        Representations and Warranties
Article 20        Estoppel Certificate
Article 21        Indemnification
Article 22        Liability
Article 23        "As Is"
Article 24        Disclaimer of Warranty
Article 25        Hold-Over Rent
Article 26        Attornment
Article 27        Access By Landlord
Article 28        Remedies Cumulative
Article 29        Partial Invalidity
Article 30        Memorandum of Lease and Recording
Article 31        Compliance with Laws
Article 32        Miscellaneous


EXHIBITS
--------

Exhibit A         Legal Description of the Leased Premises
Exhibit B         Site Plan of the Leased Premises


                                       i


2372730v1

                                      LEASE

     THIS LEASE dated this day of                 , 200 , is made by and between
                                  ----------------     -
MONONGAHELA POWER COMPANY, an Ohio corporation ("Landlord"), and COLUMBUS SOUTHERN POWER COMPANY, an Ohio corporation ("Tenant").

     WHEREAS, Landlord has sold to Tenant, and Tenant has purchased from Landlord substantially all of the assets used by Landlord in Landlord's Ohio T&D
Business pursuant to that certain Asset Purchase Agreement dated as of July    ,
                                                                            --
2005 (the "APA"), but the sale and purchase did not include Landlord's Marietta Service Center; and

     WHEREAS, Landlord is willing to lease to Tenant, and Tenant desires to lease from Landlord, the Marietta Service Center subject to the terms and conditions of this lease;

     NOW, THEREFORE, for and in consideration of premises, and the mutual covenants and agreements contained herein, the parties agree as follows:

     1. Description of Leased Premises. Landlord hereby leases to Tenant and
        -------------------------------
Tenant hereby leases from Landlord certain premises, which includes all of the property that is legally described on Exhibit A attached hereto, and incorporated herein by reference and that is known as the Marietta Service Center; which contains approximately 3,905 square feet of office space, 9,393 square feet of vehicle and material storage space, situated on 1.53 acres of land (the "Leased Premises"), together with all office furniture, file cabinets, chairs, tables, cubicles, draperies, blinds, shades, and other furnishings now located therein (excluding, however, any fax machines, photocopiers, computers, printers or telephones). The Leased Premises is shown on the site plan attached hereto as Exhibit B and incorporated herein by this reference. Subject to the terms and conditions herein, Tenant shall be provided the exclusive right to use the Leased Premises.

     2. Term/Renewal Terms/Early Termination. The term (the "Term") of this
        --------------------------------------
Lease is one (1) Lease Year commencing as of the Effective Time as such term is defined in the APA. The "Lease Year" shall commence on the Effective Time and continue in effect for that 12-month period following the Effective Time and terminating on the last day of the calendar month immediately preceding the annual anniversary of the Effective Time. The Lease Term shall thereafter automatically renew for four (4) successive one-year terms unless Tenant notifies Landlord at least ninety (90) days prior to the end of any Lease Year that Tenant does not elect to extend the term of the Lease. Notwithstanding the foregoing, Tenant shall have the right to terminate this Lease at any time during any Lease Year ("Early Termination") upon giving Landlord no less than ninety (90) days written notice of Tenant's intent to terminate the Lease and vacate the Leased Premises. The effective date of any Early Termination shall be the last day of a calendar month.

     3. Rent. Commencing on the Effective Time, Tenant agrees to pay Landlord
        ----
monthly rent ("Rent") as set forth below:

                     Lease Year            Monthly Rent
                     ----------            ------------
                     Year 1                $4,982
                     Year 2                $5,131
                     Year 3                $5,285
                     Year 4                $5,444
                     Year 5                $5,607



Rent shall be payable in advance on the first day of each and every calendar month during the Term; with the Tenant being provided a five (5) day grace period to provide said rent to the Landlord. The first Rent payment shall be due upon execution of this Lease. Rent not received by the fifth (5th) day of any month shall be considered late and a one hundred dollar ($100.00) late fee shall be applied for each month the Rent remains unpaid ("Late Fee").

     4. Tenant's Use. Tenant may use the Leased Premises for any lawful purpose
        ------------
("Tenant's Use").

     5. Utilities. During the Term, Tenant, in addition to being responsible for
        ---------
making monthly payments of Rent, shall obtain and pay for all utilities furnished to or consumed on the Lease Premises and Tenant will be solely responsible for all costs and expenses of operating the Leased Premises, including, without limitation, maintenance, repair and replacement of all utilities servicing the Leased Premises. Tenant shall take measures to ensure that Tenant is directly billed for all amounts due in respect of all utilities used at the Leased Premises on and after the Effective Time. Landlord shall not be obligated to pay any amounts due on and after the Effective Time in respect of utility charges, provided, however, in the event Landlord reasonably determines that Tenant's failure to pay any utility charge will cause harm to the Leased Premises, Landlord may pay for such charge and demand reimbursement from Tenant within ten (10) days after Tenant receives written notice thereof.

     6. Maintenance and Repairs. During the Term, Tenant shall be solely
        -------------------------
responsible for maintaining, repairing and replacing all interior and exterior portions of the Leased Premises.

     7. Taxes. Tenant shall pay, as additional rent each year, a prorated amount
        -----
of real estate taxes relating to the period of the Term associated with the rent for the Leased Premises to the Landlord. Payment of the Property Taxes will be due twenty (20) business days prior to the due date of the payment of the Tax liability by the Landlord. If such tax is not received by this date, it shall be considered late and a Late Fee shall be applied. Landlord shall be solely responsible for payment of any and all penalties imposed for any late payment on taxes accruing on and after the Effective Time. The Property Taxes will be prorated to the Tenant based upon the ratio of the number of days during the Tax Year that Tenant has use of the Leased Premises over the total number of days in the Tax Year. The "Tax Year" is defined pursuant to the Ohio Revised Code,
Section 5731.231(A) (2). Tenant shall have the right to participate in any contest of the valuation of the Leased Premises for real estate tax purposes at Tenant's own expense for any period during which Tenant is liable to pay additional rent arising from real estate taxes. Should only Tenant wish to pursue a contest of real estate taxes for any period during which Tenant is liable to pay additional rent arising from real estate taxes, Landlord shall agree to cooperate with Tenant in during the course of any such contest. Tenant shall pay all taxes assessed on Tenant's personal property within the Leased Premises. Nothing herein contained shall require Tenant to pay any corporation, franchise, income, estate, gift or inheritance tax, or any charge imposed on rent or similar taxes, charges or impositions which may be levied or assessed against Landlord or its successor in title.

     8. Insurance.
        ---------

     (a) Tenant shall maintain, at Tenant's sole cost and expense, commercial general liability insurance against claims for personal injury, death and property damage occurring in, on or about the Leased Premises. Such insurance shall afford protection to the following limits: (x) not less than $2,000,000.00 with respect to injury or death of any one person, (y) not less than $4,000,000.00 in respect to any one accident and (z) not less than $1,000,000.00 in respect to property damage. All such insurance policies shall include Landlord as an additional insured. Certificates of insurance shall be provided to Landlord upon written requests from time to time. Tenant may maintain such insurance under its "blanket" policy or policies.

     (b) In addition to the foregoing, Tenant, at its sole cost and expense, shall keep the building and all other improvements now or in the future located on the Leased Premises insured against loss by fire, windstorm, sprinkler leakage, water damage and all of the risks and perils usually covered by a Special Form (coverage against physical loss) policy of commercial property insurance, in an amount not less than the full replacement cost of the building and other improvements. Evidence of insurance shall be provided to Landlord upon written requests from time to time. Tenant may maintain such insurance under its "blanket" policy or policies. Landlord shall be the insured party under said policy.

     (c) During this Lease, Landlord may, at its sole cost and expense, maintain property and/or liability insurance at its discretion. Landlord may maintain such insurance under its "blanket" policy or policies.

     (d) All insurance policies described in this Article shall provide for waiver of subrogation by the insurer as to claims against Landlord and Tenant and their respective employees and agents.

     (e) In addition to the foregoing, Tenant agrees that from time to time upon request of Landlord, Tenant will increase the limits of the insurance coverage identified in this Article. Tenant shall consent to any such request by Landlord unless such request is unreasonable.

     9. Landlord's Title and Quiet Enjoyment. Landlord represents and warrants
        ------------------------------------
that Landlord is seized in fee simple title to the Leased Premises, free, clear and unencumbered, except for mortgage(s) filed against the Leased Premises, any other encumbrances currently of record, and as otherwise disclosed herein. Landlord covenants that so long as Tenant fulfills the conditions and covenants required of it to be performed, Tenant will have peaceful and quiet possession of the Leased Premises.

     10. Improvements and Alterations. Subject to the prior written approval of
         ----------------------------
Landlord, which approval may be withheld for any reason whatsoever, Tenant shall have the right to alter, renovate, add, remodel, modify and/or change the Leased Premises as Tenant may deem desirable. Tenant's proposed improvements shall be deemed approved unless Landlord disapproves same within thirty (30) days after Tenant submits a proposal to Landlord specifically describing Landlord's objections thereto. At the expiration or earlier termination of this Lease, Tenant will surrender the Leased Premises in as good of a condition as Tenant accepted the Leased Premises, excepting reasonable wear and tear and damage by fire and other casualty and condemnation (unless Tenant is required to repair such damage hereunder). All alterations, additions, erections or improvements on or in the Leased Premises at the expiration or earlier termination of this Lease, except furniture, inventory, trade fixtures or other of Tenant's personal property not affixed to the Leased Premises shall be and become a part of the Leased Premises, and shall remain upon and be surrendered with the Leased Premises as a part thereof at the expiration or earlier termination of this Lease. Should Tenant fail to remove any of its furniture, inventory, trade fixtures or other personal property within twenty (20) days after the end of Tenant's tenancy under this Lease, then, at Landlord's option, such items shall be considered as abandoned and become the property of Landlord.

     11. Damage or Destruction. If at any time from and after the Effective Time
         ---------------------
and continuing during the Term, the Leased Premises is damaged or destroyed by fire or other casualty, Landlord and Tenant shall confer within ten (10) days from the date of said damage or destruction and agree upon the amount of time required to restore the Leased Premises to the condition existing prior to said damage or destruction (the "Restoration Period"). If the Leased Premises cannot reasonably be restored to the condition existing prior to said damage or destruction within six (6) months, or, if more than 50% of the leasable floor area of Leased Premises have been damaged, and such damage was not caused by Tenant's gross negligence or intentional acts, Tenant may either: (a) elect to terminate the Lease, or (b) elect to continue the Lease and restore the Leased Premises within the time period identified in the Restoration Period. During any period that the damage or destruction is such as to render the use of the Leased Premises impractical or impossible, as reasonably determined by Landlord, the Rent and other charges payable by Tenant under this Lease shall abate during the Restoration Period.

     12. Liens. Except for any mortgage, deed of trust, property tax liens for
         -----
the current tax year or similar instrument executed by Landlord, Landlord and Tenant covenant each with the other not to permit any judgment, attachment and/or lien of any nature (an "Encumbrance") to be filed against the Leased Premises. Should an Encumbrance be filed against the Leased Premises, the party from whose fault or alleged debt such Encumbrance arises shall within sixty (60) days of receipt of notice of such Encumbrance cause such Encumbrance to be removed or adequately bonded over.

     13. Tenant's Default. A default hereunder shall occur after five (5) days
         -----------------
after Tenant has failed to timely make any rental or other monetary payments required hereunder. Landlord will not be required to provide Tenant with any notice of any monetary default or pending default. With respect to any non-monetary default, no default hereunder shall be deemed to have occurred on the part of Tenant until thirty (30) days after written notice of such non-monetary default has been given to Tenant, and Tenant within such time shall have failed to remedy such default. If any default by Tenant, except for monetary defaults, cannot reasonably be cured within thirty (30) days after notice, then Tenant shall have such additional time as may be reasonably necessary to cure such non-monetary default.

     Tenant further agrees that if the Rent or any installment or part thereof shall at any time be in arrears and unpaid for a period exceeding ten (10) days, and without any demand being made therefor, or if the Tenant shall fail to keep and perform any of the covenants, agreements, provisions, terms or conditions of this Lease, on the part of the Tenant to be kept and performed after receipt of notice and expiration of relevant grace periods as set forth in the preceding paragraph, or if the Tenant shall abandon or vacate the Leased Premises during the tenancy, or if the Tenant shall make an assignment for the benefit of creditors, or if the interest of the Tenant in the Leased Premises shall be sold under execution, attachment or other legal process, it shall be lawful for the Landlord to enter upon the Leased Premises, and again have, repossess and enjoy the same as if this Lease had not been made, and thereupon this Lease and everything herein contained on the part of the Landlord to be done and performed shall cease and be utterly void, without prejudice, provided, however, Landlord shall retain its right of action for arrears of rent or breach of covenant. The commencement of a proceeding or suit in forcible entry and detainer or in ejectment, or otherwise, after any default by the Tenant which has not been timely cured or waived, shall be equivalent in every respect to actual entry by the Landlord. In case of any such default and entry by Landlord, the Landlord shall use commercially reasonable efforts to relet the Leased Premises for the remainder of said term and may recover from Tenant any deficiency between the amount so obtained and the rent hereinbefore reserved.

     14. Landlord's Default. Should Landlord default in the performance of any
         -------------------
of the covenants on the part of Landlord to be kept or performed and such default shall continue for thirty (30) days after receipt of written notice from Tenant stating the nature and extent of the default, Tenant may cure such default, with notice to Landlord, where the failure to promptly cure such default would, in the reasonable determination of Tenant, create or allow to persist an emergency condition or materially adversely affect the operation of Tenant's business, and deduct or offset the cost thereof from the Rent. If any default by Landlord cannot reasonably be cured within thirty (30) days after notice, then Landlord shall have such additional time as may be reasonably necessary to cure such default.

     15. Condemnation. If any portion of or interest in the Leased Premises
         ------------
shall be permanently or temporarily taken under any right of eminent domain or any transfer in lieu thereof, and such taking renders the Leased Premises unsuitable in the reasonable judgment of Landlord or Tenant for Tenant's Use or in the reasonable judgment of Landlord or Tenant impairs the conduct of Tenant's business in the Leased Premises, Landlord or Tenant may terminate this Lease by notice to the other within sixty (60) days after such taking deprives Tenant of possession of any portion of the Leased Premises or of any other rights of Tenant under this Lease, and the Rent and other payments, if any, and all other charges shall be appropriately prorated to the date of termination. If part of the Leased Premises is taken without interfering with Tenant's Use or impairing the conduct of Tenant's business in the Leased Premises, this Lease shall not terminate and Landlord shall promptly restore any damage to the Leased Premises in a manner reasonably suitable to the parties, and if the size of the Leased Premises or Tenant's Use has been diminished, the Rent shall be equitably reduced commencing on the date when partial possession is surrendered. In the event a taking occurs, Landlord shall be entitled to the entire condemnation award.

     16. Assignment/Subletting.
         ---------------------

          (a) Landlord may assign or transfer all or any portion of its interest in this Lease or the Leased Premises without Tenant's consent.

          (b) Tenant shall not have the right to assign, convey or sublease any portion of this Lease without the prior written consent of Landlord. Landlord will not unreasonably withhold, condition or delay such consent.

          (c) Notwithstanding anything in this Article to the contrary, prior to and after any assignment or sublease by Tenant, Tenant shall continue to remain responsible for all liabilities and obligations hereunder.

     17. Notices. All notices and other communications hereunder ("Notices")
         -------
shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (if followed by mail, by overnight courier, or registered or certified mail in the manner described in this Article), or mailed by overnight courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

                          (a) If to Landlord, to:

                              Monongahela Power Company
                              800 Cabin Hill Drive
                              Greensburg, Pennsylvania 15601
                              Facsimile:  (724) 838-6797
                              Attention:  Kathryn Patton

                              with a copy to:

                              Allegheny Power
                              800 Cabin Hill Drive
                              Greensburg, Pennsylvania 15601
                              Facsimile: (724) 853-4216
                              Attention:  Joseph Richardson

                              and

                              Vinson & Elkins L.L.P.
                              2300 First City Tower

                              1001 Fannin
                              Houston, Texas  77002
                              Facsimile: (713) 615-5085
                              Attention:  Keith R. Fullenweider

                          (b) If to Tenant, to:

                              Columbus Southern Power Company
                              1 Riverside Plaza
                              Columbus, Ohio 43215
                              Facsimile:  (614) 716-2807
                              Attention:  Stephen P. Smith

                              with a copy to:

                              American Electric Power Service Corporation
                              1 Riverside Plaza
                              Columbus, Ohio 43215
                              Facsimile:  (614) 716-2014
                              Attention:  John W. Seidensticker, Senior Counsel

                              and

                              Columbus Southern Power Company
                              c/o AEP Real Estate Department
                              700 Morrison Road
                              Gahanna, Ohio 43230
                              Facsimile:  614-883-7299

                              and:

                              Squire, Sanders & Dempsey L.L.P.
                              4900 Key Tower
                              127 Public Square
                              Cleveland, Ohio 44114
                              Facsimile: (216) 479-8780
                              Attention:  Dynda A. Thomas

All Notices hereunder shall be deemed to have been received (i) if by personal delivery, on the day delivered, (ii) if by facsimile, on the day such facsimile is confirmed as received by the receiving facsimile machine (provided that a copy is also sent by overnight courier or registered or certified mail), (iii) if by overnight courier, on the first business day following the day on which the notice or other communication was sent, and (iv) if by registered or certified mail, on the third day after registration or certification of such notice or other communication.

     18. Environmental Matters.
         ---------------------

          (a) Environmental Covenants of Tenant. Tenant covenants and agrees
              ----------------------------------
that: (i) all activities and operations conducted by or on behalf of Tenant upon the Leased Premises will not give rise to any violation of or liability under Environmental Laws; (ii) Tenant will obtain and maintain in full force and effect all Environmental Permits required by Environmental Laws for all activities and operations by or on behalf of Tenant at the Leased Premises;
(iii) Tenant will not generate, manufacture, use, store, treat, or handle any Hazardous Substances at the Leased Premises or allow any other person or entity to do so, except for such Hazardous Substances in such limited amounts that are a necessary part of the ordinary course of Tenant's permitted use on the Leased Premises and then only without giving rise to any violation of or liability under, Environmental Laws and Environmental Permits; (iv) Tenant will undertake to prevent any Release of Hazardous Substances at, on, under or from the Leased Premises arising out of activities and operations by or on behalf of Tenant; and
(v) there will be no storage, treatment, transport or disposal of any Hazardous Substances arising out of activities or operations at the Leased Premises by or on behalf of Tenant at or to any property offsite the Leased Premises that could reasonably be expected to give rise to a violation of or liability under Environmental Laws.

          (b) Tenant's Notification of Environmental Matters. Tenant covenants
              -----------------------------------------------
and agrees that it will notify (and provide copies of all relevant documentation to) Landlord in writing within three (3) days of Tenant's receipt of notification or discovery of any of the following which pertain to the Leased Premises or arises out of activities or operations at the Leased Premises by or on behalf of Tenant: (i) any Release of Hazardous Substances; (ii) any claim, demand, investigation, information request, or proceeding alleging violation of or liability under Environmental Laws; and (iii) any Response Actions.

          (c) Tenant's Actions with respect to Environmental Matters. Tenant
              ---------------------------------------------------------
covenants and agrees that:

               (i) Tenant will expeditiously and diligently perform to completion all Response Actions at, on, under, or from the Leased Premises that arise out of activities and operations at the Leased Premises by or on behalf of Tenant at Tenant's sole cost and expense and to the reasonable satisfaction of Landlord and any governmental authority. All such Response Actions performed by Tenant will be done so in compliance with all Environmental Laws, in cooperation with Landlord (which cooperation will include the provision of advance written notice of planned Response Actions), and in a manner that does not unreasonably interfere with activities or operations at the Leased Premises.

               (ii) If the performance of Response Actions required of Tenant pursuant to this Agreement are not commenced by Tenant in such time as is directed by any governmental authority or required by any Environmental Law, Tenant agrees that Landlord and its representatives will have the right, but not the duty, five (5) days after issuance of written notice by Landlord to Tenant regarding the need to perform such Response Actions, to access the Leased Premises and conduct such Response Actions, and all costs and expenses incurred by or on behalf of Landlord for such Response Actions, including all attorneys' and consultants' fees associated therewith, will be payable by Tenant to Landlord on demand of Landlord. Such right of access and performance of Response Actions shall not constitute managerial or operational control by Landlord over any activities or operations conducted at the Leased Premises.

               (iii) Except as required by applicable Environmental Laws or as required in direct response to an unsolicited written directive issued by a governmental authority pursuant to Environmental Laws, no invasive testing or other sampling of any surficial or subsurface soils, surface water, or groundwater will be performed at, on, under, or from the Leased Premises by or on behalf of Tenant unless Tenant first obtains the express written consent of Landlord, which consent is at the sole and absolute discretion of Landlord.

          (d) Tenant's Environmental Indemnification. Tenant shall indemnify,
              ----------------------------------------
defend and hold harmless Landlord and its directors, officers, employees, affiliates, agents, representatives, attorneys and successors and assigns (collectively, the "Landlord Parties") from and against any claims, demands, liabilities, losses, damages, injuries, costs and expenses (including, without limitation, costs and expenses for Response Actions, court costs, and reasonable attorneys' and consultants' fees) (collectively, "Claims"), incurred or suffered by the Landlord Parties that arise out of or in connection with: (i) the breach of any of the Tenant's covenants under this Article 18; (ii) any violation of or liability under any Environmental Law by or on behalf of the Tenant arising out of or in connection with activities or operations upon the Leased Premises; and
(iii) any act or omission by or on behalf of the Tenant relating to the Release of Hazardous Substances at, on, under, or from the Leased Premises or at any property offsite the Leased Premises as a result of or in connection with activities or operations by or on behalf of Tenant at the Leased Premises; provided, however, Tenant's obligation to indemnify the Landlord Parties under this Article 18 will not apply to the extent that such Claims against the Landlord Parties relate to a Release of Hazardous Substances that occurred prior to the Effective Time ("Pre-Existing Impact") unless the Pre-Existing Impact has been or is being exacerbated by or on behalf of Tenant (meaning activity by Tenant inconsistent with Environmental Laws or is otherwise negligent and that results in additional Claims) in which event Tenant will continue to have an indemnity obligation but only to the extent that the Pre-Existing Impact has been or is being exacerbated by or on behalf of Tenant ("Tenant's Exacerbation Liability"). The Tenant's covenants and indemnification obligations contained in this Article 18 shall survive termination and expiration of this Lease.

          (e) Landlord's Environmental Indemnification. Landlord shall
              --------------------------------------------
indemnify, defend and hold harmless Tenant and its directors, officers, employees, affiliates, agents, representatives, attorneys and successors and assigns (collectively, the "Tenant Parties") from and against any Claims or reasonable Response Action costs incurred or suffered by the Tenant Parties that arise out of or in connection with: (i) any violation of or liability under any Environmental Law arising out of or in connection with activities or operations upon the Leased Premises prior to the Effective Time and (ii) any act or omission by or on behalf of the Landlord relating to the Release of Hazardous Substances at, on, under, or from the Leased Premises prior to the Effective Time or at any property offsite the Leased Premises as a result of or in connection with activities or operations at the Leased Premises prior to the Effective Time; provided, however, Landlord's obligation to indemnify the Tenant Parties will not apply to the extent that Tenant is obligated to indemnify Landlord due to Tenant's Exacerbation Liability. The Landlord's indemnification obligations contained in this Article 18 shall survive termination and expiration of this Lease.

          (f) For purposes of this Agreement:

(i) "Environmental Laws" means all laws, rules, regulations, ordinances, orders, rules of common law, and legally enforceable requirements now or hereinafter in effect relating to the protection of health, safety, or the environment or the generation, use, storage, treatment, transportation, Release or remediation of, or exposure to, any Hazardous Substances, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended;

(ii) "Environmental Permit" means any permit, license, registration, variance, exemption, approval, consent, permission, or other authorization;

(iii) "Hazardous Substances" means any chemical, material, waste, substance, pollutant, or contaminant which at any time may be regulated, restricted, or prohibited in any way under any Environmental Law including, without limitation, any petroleum hydrocarbons, petroleum products, asbestos, polychlorinated biphenyls, and any ignitable, reactive, corrosive, explosive, toxic, infectious, or caustic chemicals, materials, wastes, or substances;

(iv) "Release" means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discharging, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing;

(v) "Response Actions" means any investigation, removal, remediation, cleanup, monitoring, or abatement of any Release or threatened Release of, or exposure to, Hazardous Substances and any corrective actions or measures to resolve any violations or noncompliance matters.

     19. Representations and Warranties. Each of the parties hereto
         ------------------------------
represents and warrants to the other that it has full capacity, right, power and authority to execute, deliver and perform this Lease and all documents to be executed by it pursuant hereto, and all required action and approvals therefor have been duly taken and obtained. The individual signing this Lease and all other documents executed pursuant hereto on behalf of Landlord or Tenant, as the case may be, is duly authorized. This Lease and all documents to be executed pursuant hereto by Landlord or Tenant, as the case may be, are binding upon and enforceable against Landlord or Tenant, as the case may be, in accordance with their respective terms, and the transaction contemplated hereby will not result in a breach of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, or other agreement to which Landlord or Leased Premises is subject or by which Landlord or Leased Premises is bound.

     20. Estoppel Certificate. Tenant and Landlord agree at any time and from
         ---------------------
time to time, upon not less than twenty (20) business days prior written request from the other party, to execute, acknowledge and deliver to the requesting party, in form and content reasonably acceptable to the requesting party, an estoppel certificate. In the event either party fails to execute and deliver any such instrument within the foregoing time period, the delinquent party shall be deemed to have acknowledged and agreed with and to the matters set forth in such certificate.

     21. Indemnification.
         ---------------

          (a) Landlord hereby indemnifies and holds Tenant, Tenant's nominees, officers, directors, agents, employees, members, successors and assigns harmless from and against any and all claims, demands, liabilities, and expenses, including without limitation attorneys' fees and litigation expenses, arising from the gross negligence or willful acts of Landlord or its agents, employees, or contractors occurring on the Leased Premises. In the event any action or proceeding shall be brought against Tenant by reason of any such claim, Landlord shall defend the same at Landlord's sole expense by counsel reasonably approved by Tenant.

          (b) Tenant hereby indemnifies and holds Landlord, Landlord's nominees, officers, directors, agents, employees, members, successors and assigns harmless from and against any and all claims, demands, liabilities and expenses, including without limitation, attorneys' fees and litigation expenses, arising from any acts or omissions of Tenant or its agents, employees, or contractors, invitees or guests occurring on the Leased Premises, except to the extent caused by Landlord's gross negligence or willful misconduct. In the event any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant shall defend the same at Tenant's sole expense by counsel reasonably approved by Landlord.

     22. Liability. The obligations of Landlord and Tenant under this Lease
         ---------
shall not constitute personal obligations of Landlord or Tenant or their respective directors, officers, employees or agents, and neither Landlord nor Tenant shall seek recourse against Landlord or Tenant's respective directors, officers, employees or agents, or any of their personal assets for such satisfaction.

     23. "As is." Tenant acknowledges and agrees that: (a) it has been advised
          -----
by Landlord to satisfy itself with respect to the condition of the Leased Premises, covenants, conditions, easements, restrictions and other matters of record, regulations, and ordinances and their suitability for Tenant's intended use, (b) Tenant has made such investigation as it deems necessary with reference to such matters and assumes all responsibility for such investigation as the same relate to its occupancy of the Leased Premises, except as otherwise expressly provided in this Lease, and (c) neither Landlord nor Landlord's agents have made any oral or written representations or warranties with respect to said matters other than as expressly set forth in this Lease. Tenant acknowledges and agrees that except to the extent specifically provided otherwise in this Lease, Tenant accepts the Leased Premises, including but not limited to the land, buildings, improvements, fixtures and any other property, if any, that comprises the Leased Premises, in their condition, "AS IS, WHERE IS", WITH ALL FAULTS as of the date of possession of the Leased Premises.

     24. Disclaimer of Warranty. EXCEPT AS EXPRESSLY SET FORTH HEREIN, LANDLORD
         ----------------------
MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY INCLUDED IN THE LEASED PREMISES, OR ANY OTHER REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER. Except as otherwise expressly set forth in this Lease, Tenant unconditionally and irrevocably waives all rights and remedies against Landlord, and Landlord shall not be liable to Tenant for any matter relating to the order, purchase, manufacture, delivery, installation, operation, or service of the property included in the Leased Premises. Landlord is not a manufacturer or supplier of, nor does Landlord endorse any item of the property included in the Leased Premises, and Landlord is not bound by any promises made by any manufacturer, supplier, or distributor of the property included in the Leased Premises. Except for those warranties which are transferable to Tenant, if any, Landlord is not obliged to enforce warranties and licenses made by the manufacturer of the property included in the Leased Premises.

     25. Hold-Over Rent. If Tenant remains in possession of the Leased Premises
         --------------
after the expiration of the Term, Tenant shall be deemed to be occupying the Leased Premises as a Tenant at sufferance, owing Rent equal to the Rent plus an annual escalation of 5% of the monthly installments of the Rent for the then current Lease Year prorated on a daily basis and otherwise subject to all the conditions, provisions and obligations of this Lease. Either party can terminate the holdover tenancy immediately by serving notice to the other party at least 30 days ahead of the termination date specified in the notice.

     26. Attornment. Notwithstanding anything contained in this Lease to the
         ----------
contrary, Tenant shall, at the request of any mortgagee upon acquisition of title to the Leased Premises, attorn to any such mortgagee as the landlord under the terms and conditions of this Lease.

     27. Access By Landlord. So long as Tenant's business operations are not
         ------------------
unreasonably interfered with, Landlord or Landlord's agents shall have the right to enter the Leased Premises upon reasonable prior written notice (with no notice required in the event of an emergency) at all reasonable times to examine the same, and to show them to prospective purchasers, mortgagees and tenants of Landlord's interest in the Leased Premises during this Lease and to inspect the Leased Premises and determine if any repairs required to be made by Tenant hereunder need to be made, and, if Tenant fails to make any necessary repairs after reasonable prior notice and the expiration of any applicable cure periods without cure, to enter onto the Leased Premises for the purpose of making such repairs. In such an event, Tenant shall reimburse Landlord for the reasonable third-party costs of such repairs, together with interest thereon at a rate of ten percent (10%) per annum until paid, within thirty (30) days after notice and presentation of an invoice therefore from Landlord.

     28. Remedies Cumulative. No waiver by Landlord or Tenant of a breach of any
         -------------------
covenant, agreement, obligation or condition of this Lease shall be construed to be a waiver of any future breach of the same or other covenant, agreement, obligation or condition hereof. No receipt of money by Landlord from Tenant after notice of default, or after termination of this Lease, or after the commencement of any suit or after final judgment of possession of the Leased Premises, shall reinstate, continue or extend the term of this Lease or affect any notice, demand or suit. Unless otherwise qualified, the rights and remedies hereby created are cumulative, and the use of one remedy shall not be taken to exclude or waive the right to the use of another, or exclude any other right or remedy allowed by law.

     29. Partial Invalidity. If any provision of this Lease or its application
         -------------------
to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of that provisions to persons or circumstance other than those as to which it is invalid or unenforceable, shall not be affected, and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     30. Memorandum of Lease and Recording. The Lease and a memorandum of lease
         ---------------------------------
need not be recorded, but a memorandum of lease, reasonably acceptable in all respects to Landlord, may be recorded by Tenant.

     31. Compliance with Laws. During the Term, Tenant, at its expense, shall
         --------------------
comply with all applicable laws, rules and regulations applicable to its use and occupancy of the Leased Premises, and shall make all repairs, modifications or additions to the Leased Premises as may be required by such laws, rules and regulations.

     32. Miscellaneous.
         -------------

          (a) If either party is delayed or prevented from performing any of its non-monetary obligations under this Lease by reason of strikes, lockouts, labor troubles, failure of power, riots, insurrection, war, acts of God or any other cause beyond such party's control, the period of such event or such prevention shall be deemed added to the time period herein provided for the performance of any such obligation by the applicable party.

          (b) This Lease contains the entire agreement between the parties. No modification, alteration or amendment of the Lease shall be binding unless in writing and executed by the parties. All terms used herein shall have the same meaning as set forth in the Asset Purchase Agreement, or as defined herein.

          (c) The representations, warranties and indemnities contained in this Lease shall survive the termination or expiration of this Lease.

          (d) Each party hereto has reviewed and revised (or requested revisions of) this Lease, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Lease or any Exhibits hereto.

          (e) Time is of the essence of this Lease and each provision; provided, however, if the final (but not any interim) date of any period set forth herein falls on a Saturday, Sunday or legal holiday under the laws of the United States of America, the final date of such period shall be extended to the next business day.

          (f) This Lease is governed by and construed and interpreted in accordance with the laws of the State of Ohio.

          (g) Subject to the provisions of Article 16, this Lease shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

          (h) The headings provided in this Agreement are for the convenience of the parties only and are not to be considered part of the terms of the Agreement. Any references to the male or neuter gender shall also be considered to include the female gender and any reference to the singular or neuter person shall also be considered to include the plural.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be
executed this      day of            , 200  .
             ----        -----------     --


                                          LANDLORD:

                                          Monongahela Power Company
                                          By:
                                             ---------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------




                                          TENANT:

                                          Columbus Southern Power Company
                                          By:
                                             ---------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------







STATE OF                   )
                           ) SS:
COUNTY OF                  )
          -------------

On this day of              , 200  , before me, a Notary Public in and for said
               -------------     --
County and State, personally appeared                        ,
                                      -----------------------  ----------------
of Monongahela Power Company, the company which executed the foregoing instrument, who acknowledged that he did sign said foregoing instrument as such agent for and on behalf of said company; that the same is his voluntary act and deed as said agent on behalf of said company, and the voluntary act and deed of said company.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year aforesaid.


                                          -------------------------------------
                                          Notary Public

STATE OF OHIO               )
                            ) SS:
COUNTY OF ____________      )

On this      day of          , 200  , before me, a Notary Public in and for said
        ----        ---------     --
County and State, personally appeared                    ,                    of
                                      -------------------  ------------------
Columbus Southern Power Company, the company which executed the foregoing instrument, who acknowledged that he did sign said foregoing instrument as such agent for and on behalf of said company, that the same is his voluntary act and eed as said agent on behalf of said company, and the voluntary act and deed of said company.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year aforesaid.


                                          -------------------------------------
                                          Notary Public

                                                        Property No. N/A
                                                        Drawing No. N/A
Exhibit A

                             MARIETTA SERVICE CENTER
                             -----------------------

ALL that certain tract of land situated in the Township of Marietta, Washington County, Ohio, being bounded and described as follows:

BEGINNING at a point, said point being the southwest corner of the intersection of Warner Street with Greene Street; thence from said point following along Warner Street South 27(degree)00' East 366.50 feet; thence leaving Warner Street South 70(degree) 39' West 22.50 feet; thence North 89(degree)48' West 205.34 feet to an iron pipe; thence from said iron pipe North 27(degree)00' West 272.20 feet to a point in southeast side of Greene Street; thence with Greene Street North 63(degree)00' East 206.00 feet to the point of beginning.

Containing 1.52 Acres.


[GRAPHIC OMITTED]
John R. Bodenschatz
Sr. Engineer
July 27, 2005

                               [GRAPHIC OMITTED]
                                     [MAP]



2372748v1

                                                                       EXHIBIT G

                              POWER SALES AGREEMENT

                       FULL REQUIREMENTS SERVICE AGREEMENT

                                     BETWEEN

                            MONONGAHELA POWER COMPANY
                               dba ALLEGHENY POWER

                                       AND

                         COLUMBUS SOUTHERN POWER COMPANY





                                      DATED

                       FULL REQUIREMENTS SERVICE AGREEMENT
                             Articles and Provisions

                                Table of Contents

ARTICLE I DEFINITIONS..........................................................1

ARTICLE II TERMS AND CONDITIONS OF FULL REQUIREMENTS SERVICE...................7

2.1   Seller's Obligation To Provide Service..............................7
      --------------------------------------
2.2   Buyer's Obligation to Take Service..................................7
      ----------------------------------
2.3   Network Integration Transmission Service and Distribution
      ---------------------------------------------------------
      Service.............................................................7
      -------
2.4   Other Changes in PJM Charges........................................7
      ----------------------------
2.5   Status of Seller....................................................7
      ----------------
2.6   Sales for Resale....................................................7
      ----------------
2.7   Governing Terms.....................................................7
      ---------------
ARTICLE III SCHEDULING, FORECASTING, AND  INFORMATION SHARING..................8

3.1   Scheduling..........................................................8
      ----------
3.2   Load Forecasting....................................................8
      ----------------
ARTICLE IV SPECIAL TERMS AND CONDITIONS........................................8

4.1   Congestion and Congestion Management................................8
      ------------------------------------
4.2   Load Response Programs..............................................9
      ----------------------
4.3   Load Management.....................................................9
      ---------------
4.4   PJM E-Accounts.....................................................10
      --------------
4.5   Title Transfer.....................................................10
      --------------
4.6   Reliability Guidelines.............................................10
      ----------------------
4.7   PJM Membership.....................................................10
      --------------
4.8   FERC Authorization.................................................10
      ------------------
4.9   Remedy for Seller's Failure to Deliver.............................10
      --------------------------------------
4.10  Remedy for Buyer's Failure to Receive..............................11
      -------------------------------------
ARTICLE V TERM AND SURVIVAL...................................................11

5.1   Term...............................................................11
      ----
5.2   Survival...........................................................11
      --------
ARTICLE VI DETERMINATION OF DELIVERED QUANTITIES..............................11

6.1   Monthly Settlement Load............................................11
      -----------------------
ARTICLE VII BILLING AND SETTLEMENT............................................12

7.1   Billing............................................................12
      -------
7.2   PJM Billing........................................................12
      -----------
7.3   Payments of the Invoice............................................12
      -----------------------
7.4   Netting of Payments................................................13
      -------------------

Exhibit A


7.5   Billing Disputes and Adjustments of Invoices.......................13
      --------------------------------------------
7.6   Interest on Unpaid Balances........................................13
      ---------------------------
ARTICLE VIII TAXES............................................................13

8.1   Cooperation........................................................13
      -----------
8.2   Taxes..............................................................14
      -----
ARTICLE IX INDEMNIFICATION....................................................14

9.1   Seller's Indemnification for Third-Party Claims....................14
      -----------------------------------------------
9.2   Buyer's Indemnification for Third-Party Claims.....................14
      ----------------------------------------------
9.3   Indemnification Procedures.........................................15
      --------------------------
ARTICLE X LIMITATIONS ON LIABILITY............................................15

10.1  Limitation of Remedies, Liability and Damages......................15
      ---------------------------------------------
ARTICLE XI FORCE MAJEURE......................................................16

11.1  Force Majeure......................................................16
      -------------
11.2  Notification.......................................................16
      ------------
ARTICLE XII EVENTS OF DEFAULT; REMEDIES.......................................16

12.1  Events of Default..................................................16
      -----------------
12.2  Remedies...........................................................17
      --------
12.3  Calculation and Net Out of Settlement Amounts......................18
      ---------------------------------------------
12.4  Notice of Termination Payment......................................19
      -----------------------------
12.5  Disputes With Respect to Termination Payment.......................19
      --------------------------------------------
12.6  Closeout Setoffs...................................................19
      ----------------
12.7  Duty to Mitigate...................................................19
      ----------------
ARTICLE XIII DISPUTE RESOLUTION...............................................20

13.1  Arbitration........................................................20
      -----------
ARTICLE XIV REPRESENTATIONS AND WARRANTIES....................................21

14.1  Representations and Warranties.....................................21
      ------------------------------
14.2  Additional Understandings..........................................22
      -------------------------
ARTICLE XV MISCELLANEOUS......................................................22

15.1  Notices............................................................22
      -------
15.2  General............................................................23
      -------
15.3  Rules of Interpretation............................................23
      -----------------------
15.4  Audit..............................................................23
      -----
15.5  Successors.........................................................24
      ----------
15.6  Assignment/Change in Corporate Identity............................24
      ---------------------------------------
15.7  Governing Law......................................................24
      -------------
15.8  Waiver of Jury Trial...............................................24
      --------------------
15.9  Amendments.........................................................24
      ----------

Exhibit A


15.10 PJM Agreement Modifications........................................25
      ---------------------------
15.11 Delay and Waiver...................................................25
      ----------------
15.12 Regulatory Approvals...............................................25
      --------------------
15.13 Counterparts.......................................................25
      ------------

EXHIBITS

A.     Allocation of Responsibility For PJM Charges As Between Buyer And Seller

B.     Form of Notice

Exhibit A


                       FULL REQUIREMENTS SERVICE AGREEMENT

     THIS FULL REQUIREMENTS SERVICE AGREEMENT ("Agreement" or "FSA") is made and entered into as of ____ ("Effective Date"), by and between Monongahela Power Company, dba Allegheny Power, hereinafter referred to as "Seller" and Columbus Southern Power Company, hereinafter referred to as "Buyer" (each hereinafter referred to individually as "Party" and collectively as "Parties").

                                  WITNESSETH:

     WHEREAS, the PUCO directed Buyer and Seller to explore the possibility of transferring the Subject Service Territory to Buyer; and

     WHEREAS, Buyer and Seller have negotiated and executed an Asset Purchase Agreement dated ___, 2005 ("Asset Purchase Agreement") for the purchase of the Subject Service Territory by Buyer; and

     WHEREAS, Buyer now has electric service obligations in the Subject Service Territory and desires to purchase Full Requirements Service through an Agreement with the Seller; and

     WHEREAS, Seller desires to sell Full Requirements Service and Buyer desires to purchase such Full Requirements Service in the Subject Service Territory on a firm and continuous basis during the Delivery Period; and

     NOW, THEREFORE, and in consideration of the foregoing, and of the mutual promises, covenants, and conditions set forth herein, and other good and valuable consideration, the Parties hereto, intending to be legally bound by the terms and conditions set forth in this Agreement, hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

     In addition to terms defined elsewhere in this Agreement, the following definitions shall apply hereunder:

"Affiliate" means, with respect to any entity,  any  other entity that, directly
 ---------
or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such entity. For this purpose, "control" means the direct or indirect ownership of fifty percent (50%) or more of the outstanding capital stock or other equity interests having ordinary voting power.

"ALM Operating Reserve Adjustment" shall have the meaning ascribed to it in
 --------------------------------
Section 4.2(c) (Load Response Programs).

"Ancillary Services" shall have the meaning ascribed thereto in the PJM
 ------------------
Agreements.

Exhibit A


"Auction Revenue Rights" or "ARR" means  entitlements allocated annually by PJM
 ----------------------      ---
to firm transmission service customers under the PJM OATT that entitle the holder to receive an allocation of the revenues from PJM's annual FTR auction.

"Bankrupt" means, with respect to any entity, such entity: (i) voluntarily files
 --------
a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause of action under any bankruptcy, insolvency, reorganization or similar law; (ii) has any such petition filed or commenced against it by its creditors and such petition is not dismissed within sixty (60) calendar days of the filing or commencement; (iii) makes an assignment or any general arrangement for the benefit of creditors; (iv) otherwise becomes insolvent, however evidenced; (v) has a liquidator, administrator, receiver, trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets; or (vi) is generally unable to pay its debts as they fall due.

"Business Day" means any day except a Saturday, Sunday or a day that PJM
 ------------
declares to be a holiday, as posted on the PJM website. A Business Day shall open at 8:00 a.m. and close at 5:00 p.m. Eastern Prevailing Time ("EPT").

"Capacity" means "Unforced Capacity" as set forth in the PJM Agreements, or any
--------
successor measurement of the capacity obligation of a Load Serving Entity as may be employed in PJM (whether set forth in the PJM Agreements or elsewhere).

"Closing" will have the meaning given to that term by the Asset Purchase
 -------
Agreement.

"Congestion Revenue Rights" or "CRR" means the current or any successor
 ----------------------------------
congestion management mechanism or mechanisms as may be employed by PJM (whether set forth in the PJM Tariff or elsewhere) for the purpose of allocating financial congestion hedges.

"Costs" means, with respect to the Non-Defaulting Party, brokerage fees,
 -----
commissions, PJM charges, and other similar third party transaction costs and expenses reasonably incurred by such Party either in terminating any arrangement pursuant to which it has hedged its DS Load obligations or entering into new arrangements that replace the Transaction upon termination; and all reasonable attorneys' fees and expenses incurred by the Non-Defaulting Party in connection with the termination of the Transaction.

"Default Service Load" or "DS Load" means the metered total sales adjusted to
 ---------------------------------
the generator level, plus Unaccounted For Energy, expressed in MWh for retail customers being served by Buyer in the Subject Service Territory, as such sales vary from hour to hour, as such territory exists on the Effective Date. For purposes of clarification, DS Load shall not include changes in the above mentioned service territory that occur as a result of a merger, consolidation, or acquisition of another entity or a result of a significant franchise territory swap with another entity.

"Delivery Period" means the period of delivery of the Full Requirements Service
 ---------------
under this Agreement, beginning at the Effective Time and ending at 11:59 EPT on May 31, 2007.

Exhibit A


"Delivery Point"  means (i) prior to the "Delivery Point Aggregation Date," the
 --------------
LMP points in the PJM Control Area that make up the aggregate APS Zone, or any successor, superceding or amended aggregates for the APS Zone as defined by PJM over the term of this Agreement and (ii) from and after the Delivery Point Aggregation Date, the LMP points in the PJM Control Area that make up the aggregate AEP Zone or any successor, superceding or amended aggregates for the AEP Zone as defined by PJM over the term of this Agreement.

"Delivery Point Aggregation Date" means the date on which the LMP points
 -------------------------------
associated with the Subject Service Territory are assimilated by PJM into the AEP Zone from the APS Zone.

"Eastern Prevailing Time" or "EPT" means Eastern Standard Time or Eastern
 --------------------------------
Daylight Savings Time, whichever is in effect on any particular date.

"Effective Time" will have the meaning given to that term by the Asset Purchase
 --------------
Agreement.

"Emergency Energy" shall have the meaning ascribed to it in the PJM Agreements.
 ----------------

"Energy" means three-phase, 60-cycle alternating current electric energy,
 ------
expressed in units of kilowatt-hours or megawatt-hours.

"Equitable Defenses" means any bankruptcy, insolvency, reorganization and other
 ------------------
laws affecting creditors' rights generally, and with regard to equitable remedies, the discretion of the court before which proceedings to obtain same may be pending.

"FERC" means the Federal Energy Regulatory Commission or its successor.
 ----

"Financial Transmission Right" or "FTR" means a financial instrument that
 ----------------------------      ---
entitles the holder to receive compensation from PJM for certain congestion-related transmission charges that arise when the grid is congested and differences in locational marginal prices result from the redispatch of generators out of merit order to relieve congestion in the PJM day-ahead market.

"Firm Energy" means Energy that Seller shall sell and deliver and Buyer shall
 -----------
purchase and receive unless relieved of their respective obligations without liability by Force Majeure, but only to the extent that, and for the period during which, either Party's performance is prevented by Force Majeure.

"Force Majeure" means an event or circumstance that prevents one Party from
 -------------
performing its obligations under the Transaction, which event or circumstance was not foreseen as of the date the Transaction is entered into, which is not within the reasonable control of, or the result of the negligence of, the affected Party and which, by the exercise of due diligence, the Party is unable to mitigate or avoid or cause to be avoided. Notwithstanding the foregoing, under no circumstance shall an event of Force Majeure be based on: (i) the loss or failure of Seller's supply; (ii) Seller's ability to sell the Full Requirements Service at a price greater than that received under the Transaction; (iii) curtailment by a Transmitting Utility; or (iv) Buyer's

Exhibit A


ability to purchase the Full Requirements Service at a price lower than paid under the Transaction.

"Full Requirements Service" means Seller shall supply Firm Energy to the
 -------------------------
Delivery Point, as the same may fluctuate in real time to serve Retail Load, limited in any hour to the DS Load in the Subject Service Territory during the applicable billing period and capacity credits, congestion costs, and losses, all as set forth in Exhibit A and elsewhere in this Agreement.

"Gains" means, with respect to any Party, an amount equal to the present value
 -----
of the economic benefit to it, if any (exclusive of Costs), resulting from the termination of the Transaction, determined in a commercially reasonable manner.

"Governmental Authority" means any federal, state, local, municipal or other
 ----------------------
governmental entity, authority or agency, department, board, court, tribunal, regulatory commission, or other body, whether legislative, judicial or executive, together or individually, exercising or entitled to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power over a Party or this Agreement.

"Interest Rate" means, for any date, the lesser of: (i) the per annum rate of
 -------------
interest equal to the prime lending rate as may from time to time be published in The Wall Street Journal under "Money Rates" on such day (or if not published on such day on the most recent preceding day on which published), plus two percent (2%); and (ii) the maximum rate permitted by applicable law.

"Load Serving Entity" or "LSE" shall have the meaning ascribed to it in the PJM
 ----------------------------
Agreements.

"Locational Marginal Price" or "LMP" means the hourly integrated market clearing
 ----------------------------------
marginal price for energy at the location the energy is delivered or received.

"Losses" means, with respect to any Party, an amount equal to the present value
 ------
of the economic loss to it, if any (exclusive of Costs), resulting from the termination of the Transaction, determined in a commercially reasonable manner.

"Monthly Settlement Amount" means with respect to any calendar month during the
 -------------------------
Delivery Period, the product of the Settlement Price and Monthly Settlement Load and any other adjustments as set forth in this Agreement.

"Monthly Settlement Date" means, with respect to any calendar month of the
 -----------------------
Delivery Period, the date determined to be the PJM Settlement Date pursuant to the PJM Agreements.

"Monthly Settlement Load" means, with respect to any calendar month during the
 -----------------------
Delivery Period, DS Load.

Exhibit A


"MWh" means one megawatt of electric power used over a period of one hour, which
 ---
shall be rounded in a manner consistent with standards in the PJM Agreements. The current rounding standards are to the nearest one-thousandth of a megawatt hour.

"NERC" means the North American Electric Reliability Council or any successor
 ----
organization thereto.

"Network Integration Transmission Service" shall have the meaning ascribed to it
 ----------------------------------------
in the PJM Agreements.

"Non-Performance Damages" means any direct damages, calculated in a commercially
 -----------------------
reasonable manner, that a Party incurs as a result of the other Party's failure to schedule and deliver or receive, as applicable, the Full Requirements Service. Direct damages may include, but are not limited to: (i) the positive difference (if any) between the price of Full Requirements Service hereunder and the price at which the Buyer or Seller is able to purchase or sell (as applicable) Full Requirements Service (or any components of Full Requirements Service it is able to purchase or sell) from or to third parties, including PJM;
(ii) Emergency Energy charges; and (iii) additional transmission or congestion costs incurred to purchase or sell Full Requirements Service.

"Operating Reserve" shall have the meaning ascribed to it in the PJM Agreements.
 -----------------

"PUCO" means the Public Utility Commission of Ohio.
 ----

"PJM" means the PJM Interconnection, LLC or any successor organization thereto.
 ---

"PJM Active Load Management" shall have the meaning ascribed to it in the PJM
 --------------------------
Agreements.

"PJM Agreements" means the PJM OATT, PJM Operating Agreement, PJM RAA, PJM West
 --------------
RAA, and any other applicable PJM manuals, market rules, procedures or documents, or any successor, superceding or amended versions that may take effect from time to time.

"PJM Control Area" shall have the meaning ascribed to it in the PJM Agreements.
 ----------------

"PJM OATT" or "PJM Tariff" means the Open Access Transmission Tariff of PJM or
 ------------------------
the successor, superceding or amended versions of the Open Access Transmission Tariff that may take effect from time to time.

"PJM Operating Agreement" means the Operating Agreement of PJM or the successor,
 -----------------------
superceding or amended versions of the Operating Agreement that may take effect from time to time.

"PJM Planning Period" shall have the meaning ascribed to it in the PJM
 -------------------
Agreements. Currently, the PJM Planning Period is the twelve month period beginning June 1 and extending through May 31 of the following year.

Exhibit A


"PJM RAA" means the PJM Reliability Assurance Agreement or any successor,
 -------
superceding or amended versions of the PJM Reliability Assurance Agreement that may take effect from time to time.

"PJM Settlement Date" means the date on which payments are due to PJM for
 -------------------
services provided by PJM in accordance with the PJM Agreements. Such date currently occurs on the first Business Day after the nineteenth (19th) calendar day of the month following service.

"PJM West RAA" means the PJM West Reliability Assurance Agreement or the
 ------------
successor, superceding or amended versions of the PJM West Reliability Assurance Agreement that may take effect from time to time.

"Settlement Amount" means, with respect to the Transaction and the
 -----------------
Non-Defaulting Party, the Losses or Gains, and Costs, expressed in U.S. Dollars, which such Party incurs as a result of the liquidation of the Transaction pursuant to Article 12 (Events of Default - Remedies). The calculation of a Settlement Amount for the Transaction shall exclude any Non-Performance Damages calculated pursuant to Section 12.2(b)(ii) (Remedies) for the Transaction. For the purposes of calculating the Termination Payment, the Settlement Amount shall be considered an amount due to the Non-Defaulting Party under this Agreement if the total of the Losses and Costs exceeds the Gains, and shall be considered an amount due to the Defaulting Party under this Agreement if the Gains exceed the total of the Losses and Costs.

"Settlement Price" means the following amount during the following period:
 -------------------------------------------------------------------------

         1/1/2006 - 5/31/2007                          $45/MWh.
                                                       --------

"Subject Service Territory" means the "Certified Territory" (as defined by
 -------------------------
Section 4933.81(G) of the Ohio Rev. Code) of Seller in Ohio on file with the PUCO as of the execution date of the Asset Purchase Agreement.

"Transaction" means the purchase by Buyer and the sale by Seller of the Full
 -----------
Requirements Service pursuant to this Agreement.

"Transmitting Utility" means the utility or utilities and their respective
 --------------------
control area operators and their successors, transmitting Full Requirements Service.

"Unaccounted For Energy" means the difference between the Buyer's hourly system
 ----------------------
load and the sum of: (i) the estimated hourly customer loads (interval metered and profiled); and (ii) electrical losses, as such Unaccounted For Energy is determined in the Buyer's retail load settlement process.

"Zone" means an area within the PJM Control Area, as set forth in the PJM OATT,
 ----
the PJM RAA and the PJM West RAA.

Exhibit A


                                   ARTICLE II
                TERMS AND CONDITIONS OF FULL REQUIREMENTS SERVICE

2.1  Seller's Obligation To Provide Service. From and after the Effective Time,
     --------------------------------------
     Seller shall provide Full Requirements Service on a firm and continuous basis such that the Full Requirements Service is supplied during the Delivery Period.

2.2  Buyer's Obligation to Take Service. From and after the Effective Time,
     ----------------------------------
     Buyer shall accept Full Requirements Service as provided by Seller pursuant to Section 2.1 (Seller's Obligation to Provide Service), and shall pay Seller the Monthly Settlement Amounts for the Full Requirements Service on the applicable Monthly Settlement Date in accordance with Section 7.3 (Payments of the Invoice).

2.3  Network Integration Transmission Service and Distribution Service. Buyer
     -----------------------------------------------------------------
     shall be responsible, at its sole cost and expense, for the provision of Network Integration Transmission Service within PJM and distribution service from the Delivery Point necessary to serve the DS Load. With respect to the DS Load, Buyer is responsible, at its sole cost and expense, for future PJM charges assessed to network transmission customers for PJM-required transmission system enhancements pursuant to the PJM Regional Transmission Expansion Plan, and for future PJM charges assessed to network transmission customers for transition costs related to the elimination of through-and-out transmission rates.

2.4  Other Changes in PJM Charges. Except for charges specifically allocated to
     ----------------------------
     Buyer pursuant to Section 2.3, any new charges implemented by PJM during the term hereunder will be allocated as between Seller and Buyer in a manner similar to the current PJM charges as illustrated on Exhibit A and elsewhere in this agreement.

2.5  Status of Seller. Seller, for purposes of providing the Full Requirements
     ----------------
     Service to Buyer hereunder, is agent, pursuant to the PJM Agreements, for Buyer who is the Load Serving Entity as that term is defined in the PJM Agreements. Prior to the Closing, Buyer and Seller shall execute and submit to PJM a PJM Declaration of Authority for this Agreement.

2.6  Sales for Resale. All Full Requirements Service provided by Seller to Buyer
     ----------------
     shall be sales for resale, with Buyer reselling such Full Requirements Service to DS Load customers.

2.7  Governing Terms. This Agreement, including all exhibits hereto, shall form
     ---------------
     a single integrated agreement between Buyer and Seller.

Exhibit A


                                   ARTICLE III
                          SCHEDULING, FORECASTING, AND
                               INFORMATION SHARING

3.1  Scheduling. Seller shall schedule the Full Requirements Service pursuant to
     ----------
     the PJM Agreements. Buyer will provide to PJM all information required by PJM, for the purpose of calculating Seller's Full Requirements Service obligations.

3.2  Load Forecasting. Buyer shall provide to Seller a daily, twenty-four hour,
     ----------------
     hour-by-hour estimated load schedule for Seller's Full Requirements Service for the Transaction hereunder by no later than 9:00 a.m. EPT at least one Business Day prior to the delivery day. Buyer shall provide annually a load forecast for each month of the year no later than November 1 of prior year or, if the Closing occurs after November 1, 2005, within thirty (30) days of the Closing. Furthermore, Buyer shall promptly notify Seller if Buyer's load forecast for a month varies by more than five percent of the total Energy shown for such month from the annual load forecast for such month. Buyer will prepare and submit all such information to Seller in good faith, but makes no warranty as to its accuracy. Buyer will have no liability for any inaccuracy in such information.


                                   ARTICLE IV
                          SPECIAL TERMS AND CONDITIONS

4.1  Congestion and Congestion Management
     ------------------------------------

     (a) Seller will be responsible for any congestion charges incurred to supply the Full Requirements Service to the DS Load during the Delivery Period, both before and after any Delivery Point Aggregation Date(s). For the avoidance of doubt, this obligation shall terminate upon the termination of this Agreement as set forth in Section 5.1.

     (b) Notwithstanding Section 2.5 (Status of Seller), Buyer shall transfer or assign to Seller, Buyer's rights to CRRs, including the right to nominate such CRRs, for the Delivery Period to which Buyer is entitled as an LSE for the DS Load pursuant to the PJM Agreements, provided that with respect to the 2005/2006 PJM Planning Period, Buyer will not be required to transfer to Seller any CRRs in excess of the CRRs transferred by Seller to Buyer under the Asset Purchase Agreement relating to that period. All rights and obligations associated with such CRRs will accrue to the Seller through the transfer or assignment from Buyer to Seller. The allocation of CRRs associated with the DS Load will be in accordance with the PJM Agreements.

     (c) Notwithstanding any assimilation of the LMP points associated with the Subject Service Territory into the AEP Zone for other purposes, Buyer agrees that it will not request or take any other

Exhibit A


          actions to cause PJM to modify the set of generation resources on which the CRR allocation for the Subject Service Territory is based from the set of generation resources associated by PJM with the APS Zone to the set of generation resources historically associated by PJM with the AEP Zone effective earlier than June 1, 2007 without the written consent of Seller to an earlier effective date.

4.2  Load Response Programs. Buyer will manage its load response programs in
     ----------------------
     accordance with the provisions of its applicable riders and retail electric service tariffs, as amended and approved by the PUCO from time to time or distribution utility customer contracts, as amended by the distribution utility from time to time.

     (a) Buyer shall be responsible for complying with all PJM Active Load Management program operating rules (including resource nominations, compliance reports, load drop estimates, and special studies) and any penalties assessed in accordance with the PJM Agreements for failure to implement its load response programs when so requested by PJM. Buyer shall be responsible for maintaining and operating any equipment currently relied upon to operate existing load response programs.

     (b) Buyer shall retain all of the benefits associated with its load response programs and shall be responsible for all customer incentive payments.

     (c) Buyer shall reimburse Seller for real time Operating Reserve costs incurred by Seller as a result of Buyer's operation of its load response programs, which reimbursement shall be equal to the product of the: (i) estimated hourly load reduction, (ii) the real time Operating Reserve charge; and (iii) 100%, such reimbursement to be referred to as the "ALM Operating Reserve Adjustment."

     (d) The obligations addressed in 4.2 (a), (b) and (c) above do not apply to any load reduction initiated by a DS Load customer through the PJM Economic Load Response Program or PJM Emergency Load Response Program. Responsibility for any subsequent PJM charges associated with the PJM Economic Load Response Program or PJM Emergency Load Response Program will be allocated as between Seller and Buyer in a manner similar to the current PJM charges as illustrated on Exhibit A or elsewhere herein.

4.3  Load Management. Buyer covenants with respect to the DS Load that: (i)
     ---------------
     Buyer shall purchase the Full Requirements Service from Seller for the purpose of fulfilling Buyer's retail supply obligation to the DS Load in the Subject Service Territory only; (ii) Buyer shall enforce those contractual and tariff provisions with respect to its retail service customers that comprise part of the DS Load and that affect the total of the retail supply amount of the DS Load; (iii) Buyer shall

Exhibit A

     participate in load response and demand-side management initiatives to the extent required by Buyer's retail tariffs applicable to the DS Load. If Buyer enters into any special contract offering discounted rates where the effect of such special contract offering is to increase the retail supply amount of the DS Load with respect to the customer receiving such special contract, Buyer will be responsible for the cost of serving the increased DS Load of that customer. A change in the retail tariff rate schedule under which a customer takes service from Buyer to a different tariff rate schedule and/or any increase in the load of a customer taking service from Buyer under a retail tariff rate schedule, will not constitute an increase in supply under a special contract.

4.4  PJM E-Accounts. Buyer and Seller  shall work with PJM to establish any PJM
     --------------
     E-Accounts necessary for Seller to provide Full Requirements Service.

4.5  Title Transfer. Title to, possession of, and risk of loss (except for
     --------------
     electrical system transmission and distribution losses) of Full Requirements Service scheduled and received or delivered hereunder shall transfer from Seller to Buyer at the Delivery Point. Seller warrants that Seller shall have good title to the Full Requirements Service sold and delivered hereunder, and that Seller shall have the right to sell such Full Requirements Service to Buyer, free and clear of all liens, security interests, claims and encumbrances thereto or therein by any person. Nothing contained in this Agreement is intended to create or increase any liability of Buyer to any third party beyond any such liability, if any, that would otherwise exist under the PJM Agreements or under applicable law if Buyer had not taken title and/or if title had remained with Seller.

4.6  Reliability Guidelines. Each Party agrees to adhere to the applicable
     ----------------------
     operating policies, criteria and/or guidelines of the NERC, PJM, their successors, and any regional or sub regional requirements.

4.7. PJM Membership. For the period of time that this Agreement is in effect,
     --------------
     Seller shall be: (i) a member in good standing of PJM; and (ii) qualified as a PJM "Market Buyer" and "Market Seller" pursuant to the PJM Agreements. For the period of time that this Agreement is in effect, Buyer shall be:
     (i) a member in good standing of PJM; and (ii) qualified as a PJM "Load Serving Entity" pursuant to the PJM Agreements.

4.8  FERC Authorization. For the period of time that this Agreement is in
     ------------------
     effect, Seller shall have FERC authorization to make sales of energy, capacity and ancillary services at market based rates.

4.9  Remedy for Seller's Failure to Deliver. If Seller fails to schedule and
     --------------------------------------
     deliver all or part of the Full Requirements Service, and such failure is not excused by Force Majeure or by Buyer's failure to perform, then in addition to any other remedies available under law or in equity to Buyer or under Article 12, Seller will pay Buyer, on the date that payment would otherwise be due for the month in which the failure occurred, an amount for such deficiency equal to positive amount, if any, of Buyer's Non-Performance Damages.

Exhibit A


4.10 Remedy for Buyer's Failure to Receive. If Buyer fails to receive all or
     -------------------------------------
     part of the Full Requirements Service, and such failure is not excused by Force Majeure or by Seller's failure to perform, then in addition to any other remedies available under law or in equity to Seller or under Article 12, Buyer will pay Seller, on the date that payment would otherwise be due for the month in which the failure occurred, an amount for such deficiency equal to positive amount, if any, of Seller's Non-Performance Damages.


                                    ARTICLE V
                                TERM AND SURVIVAL

5.1  Term. Unless this Agreement is terminated prematurely pursuant to Article
     ----
     12 of this Agreement and unless otherwise agreed upon by Buyer and Seller, this Agreement shall continue in full force and effect from the Effective Date until May 31, 2007, at which time this Agreement shall terminate automatically without the need for action by either Party; provided, however, that if the Asset Purchase Agreement is terminated without the closing of the sale of the Subject Service Territory having occurred, then this Agreement shall terminate without further obligation or liability for either Party. Neither Party shall have any rights to extend the term of this Agreement.

5.2  Survival. All provisions of this Agreement that must, in order to give full
     --------
     force and effect to the rights and obligations of the Parties hereto, survive termination or expiration of this Agreement, shall so survive, including, without limitation, Articles 9, 10, 12 and 13.


                                   ARTICLE VI
                      DETERMINATION OF DELIVERED QUANTITIES

6.1  Monthly Settlement Load. The amount of Monthly Settlement Load with respect
     -----------------------
     to any calendar month during the Delivery Period shall be determined in terms of megawatt-hours (MWh) of Energy.

     The MWh of Energy shall be equivalent to the amount of Energy reported as the Seller's Full Requirements Service obligation by Buyer to PJM, at the generator level, in accordance with Buyer's initial and subsequent retail load settlement processes. Such Energy reported by Buyer to PJM for the subsequent retail load settlement process shall include Energy adjustments associated with Buyer's operation of its load response programs as necessary to ensure that Seller is credited with energy deliveries equal to the amount by which load was reduced due to Buyer's operation of its load response programs, as determined by Buyer. If required by PJM, Seller shall confirm such adjustments.

Exhibit A


                                   ARTICLE VII
                             BILLING AND SETTLEMENT

7.1  Billing. Unless otherwise agreed to by the Parties, on or before the sixth
     -------
     (6th) Business Day of each month, Buyer shall deliver to Seller, via electronic transmission or other means agreed to by the Parties, an invoice ("Invoice") that sets forth the total amount due for the previous calendar month for the Transaction. The Invoice shall detail the following:

          (a) Monthly Settlement Load
          (b) Settlement Price
          (c) Monthly Settlement Amount
          (d) PJM billing adjustments
          (e) ALM Operating Reserve Adjustment
          (f) Any other adjustments set forth in this Agreement

7.2  PJM Billing. (a) Buyer and Seller shall direct PJM to invoice Seller and
     -----------
     Buyer for charges and credits relating to Seller's and Buyer's rights and obligations under this Agreement as set forth in Exhibit A attached hereto and made a part hereof. If PJM is unable to invoice charges or credits in accordance with Exhibit A, Buyer shall rectify such PJM invoice discrepancy in the Invoice sent pursuant to Section 7.1 (Billing). To the extent that either Party pays or is required to pay for any service or charge that is the responsibility of the other Party, then the paying Party shall be reimbursed for such costs by the responsible Party either through cash payment or by credit against other amounts owed to the responsible Party by the paying Party in accordance with this Section.

          (b) The Parties agree that the PJM bill may change from time to time. Allocation of any charges that are reflected in a PJM bill that are not included on or are inconsistent with Exhibit A will be determined pursuant to Sections 2.3 (Network Integration Transmission Service and Distribution Service), 2.4 (Other Changes in PJM Charges), and 15.11 (PJM Agreement Modifications) of this Agreement.

          (c) The Parties shall work with PJM to adjust the billing determinants upon which SECA charges and credits are allocated among PJM Zones to ensure that the aggregate SECA charges and credits for each Party will not be altered by the transfer of customers in the Subject Service Territory from the Seller to Buyer.

7.3  Payments of the Invoice. On the Monthly Settlement Date, Buyer will pay to
     -----------------------
     Seller the total amount due as shown in the applicable Invoice. All payments shall be made by "Electronic Funds Transfer" (EFT) via "Automated Clearing House" (ACH), to the bank designated by Seller on Exhibit B. Buyer will execute (transmit to its banks) an ACH request to transfer funds to Seller's designated bank account on the Monthly

Exhibit A


     Settlement Date. Payment of Invoices shall not relieve the paying Party from any other responsibilities or obligations it has under this Agreement (other than the obligation to make such payment), nor shall such payment constitute a waiver of any claims arising hereunder.

7.4  Netting of Payments. Buyer and Seller shall discharge mutual debts and
     -------------------
     payment obligations due and owing to each other under this Agreement, as of the Monthly Settlement Date, such that all amounts owed by each Party to the other Party shall be reflected in a single amount due to be paid by the Party who owes it and received by the other Party, provided that the calculation of the net amount shall not include any disputed amounts being withheld pursuant to Section 7.5 (Billing Disputes and Adjustment of Invoices).

7.5  Billing Disputes and Adjustments of Invoices. Within twelve (12) months of
     --------------------------------------------
     the date on which an Invoice is issued, Buyer may, in good faith, adjust the Invoice to correct any errors, provided that Buyer has paid by the Monthly Settlement Date any portion of an Invoice that is not adjusted. The adjustment shall include interest calculated at the Interest Rate from the original due date to the date of payment. Buyer shall provide Seller a written explanation of the basis for the adjustment.

         (a) Within twelve (12) months of the date on which an Invoice is issued or an Invoice is adjusted pursuant to Section 7.5(a) (Billing Disputes and Adjustment of Invoices), Seller may, in good faith, dispute the correctness of such Invoice or adjustment, pursuant to the provisions of Article 13 (Dispute Resolution), provided that Seller has paid by the Monthly Settlement Date any portion of an Invoice that is not disputed. Seller will provide Buyer a written explanation of the basis for the dispute.

         (b) Within twelve (12) months of the date on which a PJM bill is issued, Buyer or Seller may, in good faith, dispute the correctness of any such PJM bill, pursuant to the provisions of Article 13 (Dispute Resolution), provided that the disputing Party has paid by the Monthly Settlement Date any portion of an Invoice that is not disputed.

7.6  Interest on Unpaid Balances. Interest on delinquent amounts, other than
     ---------------------------
     amounts in dispute as described in Section 7.5 (Billing Disputes and Adjustment of Invoices), shall be calculated at the Interest Rate from the original due date to the date of payment.


                                  ARTICLE VIII
                                      TAXES

8.1  Cooperation. Each Party shall use reasonable efforts to implement the
     -----------
     provisions of and administer this Agreement in accordance with the intent of the Parties to minimize taxes, so long as neither Party is materially adversely affected by such efforts.

Exhibit A


8.2  Taxes. As between the Parties: (i) Seller is responsible for the payment of
     -----
     all taxes imposed by any Governmental Authority on the wholesale sales of Full Requirements Service under this Agreement; and (ii) Buyer is responsible for the payment of all taxes imposed by any Governmental Authority on retail sales of Full Requirements Service under this Agreement.

          (a) Any Party paying taxes that should have been paid by the other Party pursuant to Section 8.2(a) (Taxes), shall be reimbursed by such other Party in the next invoice issued pursuant to Section
               7.1 (Billing).


                                   ARTICLE IX
                                 INDEMNIFICATION

9.1  Seller's Indemnification for Third-Party Claims. Seller shall indemnify,
     -----------------------------------------------
     hold harmless, and defend Buyer and its Affiliates, and their respective officers, directors, shareholders, partners, members, employees, agents, contractors, subcontractors, invitees, successors, representatives and permitted assigns (collectively, "Buyer's Indemnitees") from and against any and all claims, demands or suits (by any person), liabilities, costs, losses, damages, obligations, payments and expenses including reasonable attorney and expert fees, disbursements actually incurred, and any penalties or fines imposed by Government Authorities in any action or proceeding between Buyer and a third party or Seller for damage to property of unaffiliated third parties, injury to or death of any person, including Buyer's employees or any third parties, to the extent directly caused by the gross negligence or willful misconduct of Seller and/or its officers, directors, employees, agents, contractors, subcontractors or invitees arising out of or connected with Seller's performance under this Agreement, Seller's exercise of rights under this Agreement, or Seller's breach of this Agreement.

9.2  Buyer's Indemnification for Third-Party Claims. Buyer shall indemnify, hold
     ----------------------------------------------
     harmless, and defend Seller and its Affiliates, and their respective officers, directors, shareholders, partners, members, employees, agents, contractors, subcontractors, invitees, successors, representatives and permitted assigns (collectively, "Seller's Indemnitees") from and against any and all claims, demands or suits (by any person) liabilities, costs, losses, damages, obligations, payments and expenses including reasonable attorney and expert fees, disbursements actually incurred, and any penalties or fines imposed by Government Authorities in any action or proceeding between Seller and a third party or Buyer for damage to property of unaffiliated third parties, injury to or death of any person, including Seller's employees or any third parties, to the extent directly caused by the gross negligence or willful misconduct of Buyer and/or its officers, directors, employees, agents, contractors, subcontractors or invitees arising out of or connected with Buyer's performance under this Agreement, Buyer's exercise of rights under this Agreement, or Buyer's breach of this Agreement.

Exhibit A


9.3  Indemnification Procedures. If either Party intends to seek indemnification
     --------------------------
     under Sections 9.1 (Seller's Indemnification for Third-Party Claims) or 9.2 (Buyers Indemnification for Third-Party Claims), as applicable, from the other Party, the Party seeking indemnification shall give the other Party notice of such claim within ninety (90) days of the later of the commencement of, or the Party's actual knowledge of, such claim or action. Such notice shall describe the claim in reasonable detail, and shall indicate the amount, estimated if necessary, of the claim that has been, or may be, sustained by said Party. To the extent that the other Party will have been actually and materially prejudiced as a result of the failure to provide such notice, such notice will be a condition precedent to any liability of the other Party under the provisions for indemnification contained in this Agreement. Neither Party may settle or compromise any claim without the prior consent of the other Party; provided, however, said consent shall not be unreasonably withheld or delayed.


                                    ARTICLE X
                            LIMITATIONS ON LIABILITY

10.1 Limitation of Remedies, Liability and Damages. EXCEPT AS SET FORTH IN THIS
     ---------------------------------------------
     AGREEMENT, THERE IS NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ANY AND ALL IMPLIED WARRANTIES ARE DISCLAIMED. THE PARTIES CONFIRM THAT THE EXPRESS REMEDIES AND MEASURES OF DAMAGES PROVIDED IN THIS AGREEMENT SATISFY THE ESSENTIAL PURPOSES HEREOF. FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, THE OBLIGOR'S LIABILITY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY PROVIDED HEREIN, THE OBLIGOR'S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY, SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. UNLESS EXPRESSLY HEREIN PROVIDED, NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE. TO THE EXTENT ANY

Exhibit A


     DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OR OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT AND THE DAMAGES CALCULATED HEREUNDER CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.


                                   ARTICLE XI
                                  FORCE MAJEURE

11.1 Force Majeure. The Parties shall be excused from performing their
     -------------
     respective obligations under this Agreement (other than the obligation to make payments with respect to performance prior to the event of Force Majeure) and shall not be liable for damages or otherwise due to their failure to perform, during any period that one Party is unable to perform due to an event of Force Majeure, provided that the Party declaring an event of Force Majeure shall: (i) act expeditiously to resume performance;
     (ii) exercise all commercially reasonable efforts to mitigate or limit damages to the other Party; and (iii) fulfill the requirements set forth in
     Section 11.2 (Notification).

11.2 Notification. A Party unable to perform under this Agreement due to an
     ------------
     event of Force Majeure shall: (i) provide prompt written notice of such event of Force Majeure to the other Party, which shall include an estimate of the expected duration of the Party's inability to perform due to the event of Force Majeure; and (ii) provide prompt notice to the other Party when performance resumes.


                                   ARTICLE XII
                           EVENTS OF DEFAULT; REMEDIES

12.1 Events of Default. An "Event of Default" shall mean, with respect to a
     -----------------
     Party ("Defaulting Party"), the occurrence of any of the following:

     (a) the failure to make, when due, any payment required pursuant to this Agreement if such failure is not remedied within two (2) Business Days after written notice;

     (b) any representation or warranty made by such Party herein is false or misleading in any material respect when made or when deemed made or repeated;

     (c) the failure of a Party to comply with the requirements of Sections 4.6 (PJM Membership) and 4.7 (FERC Authorization) if such failure is not remedied within three (3) Business Days after written notice;

     (d) PJM has declared a Party to be in default of any provision of any PJM Agreement, which default prevents a Party's performance hereunder if such failure is not remedied within three (3) Business Days after written notice;

Exhibit A


     (e) the failure to perform any material covenant or obligation set forth in this Agreement (except to the extent constituting a separate Event of Default) if such failure is not remedied within three (3) Business Days after written notice;

     (f)  such Party becomes Bankrupt;

     (g) such Party consolidates with, or merges with or into, or transfers all or substantially all of its assets to, another entity, or assigns the Agreement or any rights, interests, or obligations hereunder, and, at the time of such consolidation, merger, transfer or assign, the resulting, surviving, transferee, or assigned entity fails to assume all the obligations of such Party under this Agreement to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other Party, such agreement not to be unreasonably withheld.

     (h) the occurrence and continuation of: (i) a default, event of default or other similar condition or event in respect of such Party under one or more agreements or instruments, individually or collectively, relating to indebtedness for borrowed money in an aggregate amount of not less than 50,000,000 (Fifty Million Dollars) with respect to Buyer or $25,000,000 (Twenty-Five Million Dollars) with respect to Seller, which results in such indebtedness becoming immediately due and payable or; (ii) a default by such Party in making on the due date therefore one or more payments, individually or collectively, in an aggregate amount of not less than 50,000,000 (Fifty Million Dollars) with respect to Buyer or $25,000,000 (Twenty-Five Million Dollars) with respect to Seller.

12.2 Remedies. If an Event of Default with respect to a Defaulting Party shall
     --------
     have occurred and be continuing, the other Party (the "Non-Defaulting Party"), shall provide written notice to the Defaulting Party and shall have the right to temporarily suspend performance pursuant to Section 12.2(a) or implement all remedies pursuant to Section 12.2(b):

     (a) If an Event of Default has occurred and is continuing, the Non-Defaulting Party shall have the right to suspend performance, provided that such suspension shall not continue for longer than ten
          (10) Business Days. At any time during or subsequent to the temporary suspension of performance, the Non-Defaulting Party may proceed with the steps outlined in Section 12.2(b). If, by the end of the ten (10) Business Day period of suspension, the Non-Defaulting Party has not commenced the implementation of the remedies pursuant to Section 12.2(b), then the Non-Defaulting Party must resume performance of its obligations under this Agreement.

     (b) In addition to any other remedies available at law or in equity to the Non-Defaulting Party, if an Event of Default has occurred and is

Exhibit A


          continuing, the Non-Defaulting Party shall have the right to implement all, but not less than all, the following remedies:

          i. designate a day, in such notice, no earlier than the day such notice is effective and no later than twenty (20) (calendar) days after such notice is effective, as an early termination date ("Early Termination Date") for the purposes of determining the Settlement Amount;

          ii. calculate and receive from the Defaulting Party, payment for any Non-Performance Damages and Costs the Non-Defaulting Party incurs as of, or has incurred prior to, the date of the event giving rise to the Event of Default, and from such date until the earlier of: (i) the Early Termination Date (if applicable); or
               (ii) the Event of Default has been cured by the Defaulting Party; or (iii) the Non-Defaulting Party waives such Event of Default;

          iii. withhold any payments due to the Defaulting Party under this Agreement as an offset to any Non-Performance Damages or Termination Payment, as defined in Section 12.3 (Calculation and Net Out of Settlement Amounts); and

          iv.  permanently suspend performance.

12.3 Calculation and Net Out of Settlement Amounts.
     ---------------------------------------------

     (a) The Non-Defaulting Party shall calculate, in a commercially reasonable manner, a Settlement Amount for the Transaction as of the Early Termination Date or, to the extent that in the reasonable opinion of the Non-Defaulting Party the Transaction is commercially impracticable to liquidate and terminate or may not be liquidated and terminated under applicable law on the Early Termination Date, as soon thereafter as is reasonably practicable. The Non-Defaulting Party shall aggregate all Settlement Amounts into a single liquidated amount (the "Termination Payment") by netting out: (i) all Settlement Amounts that are due to the Defaulting Party, plus, at the option of the Non-Defaulting Party, any or all other amounts due to the Defaulting Party under this Agreement; against (ii) all Settlement Amounts that are due to the Non-Defaulting Party plus any or all other amounts due to the Non-Defaulting Party, including but not limited to Non-Performance Damages, under this Agreement. The Termination Payment shall be due to or due from the Non-Defaulting Party as appropriate.

     (b) In order to avoid doubt regarding a commercially reasonable calculation for the purposes of calculating the Settlement Amount by the Non-Defaulting Party, the quantity of amounts of Energy, Capacity and other services to have been provided under the Agreement for the

Exhibit A


          period following the Early Termination Date (the "Termination Quantity") shall be deemed those quantity amounts that would have been delivered on an hourly basis had the Agreement been in effect during the previous calendar year, adjusted for such DS Load changes as have occurred since the previous calendar year. This paragraph will not be construed to limit Buyer's rights when Seller is the Defaulting Party to replace Seller's obligation to provide the Full Requirements Service.

12.4 Notice of Termination Payment. As soon as practicable after an Early
     -----------------------------
     Termination Date is declared, the Non-Defaulting Party shall provide written notice to the Defaulting Party of the amount of the Termination Payment and whether the Termination Payment is due to or due from the Non-Defaulting Party. The notice shall include a written statement explaining in reasonable detail the calculation of such amount. The owing Party shall make the Termination Payment within five (5) Business Days after such notice is effective.

12.5 Disputes With Respect to Termination Payment. If the Defaulting Party
     --------------------------------------------
     disputes the Non-Defaulting Party's calculation of the Termination Payment, in whole or in part, the Defaulting Party shall, within five (5) Business Days of receipt of Non-Defaulting Party's calculation of the Termination Payment, provide to the Non-Defaulting Party a notice that it intends to dispute the calculation of the Termination Payment ("Termination Payment Dispute Notice"), pursuant to the provisions of Article 13 (Dispute Resolution), and provided, however, that if the Termination Payment is due from the Defaulting Party, the Defaulting Party shall first transfer collateral to the Non-Defaulting Party in an amount equal to the Termination Payment, such collateral to be in a form acceptable to the Non-Defaulting Party by the Termination Payment Date.

12.6 Closeout Setoffs. After calculation of a Termination Payment in accordance
     ----------------
     with Section 12.3 (Calculation and Net Out of Settlement Amounts) if the Defaulting Party would be owed the Termination Payment, the Non-Defaulting Party shall be entitled, at its option and in its discretion, to: (i) set off against such Termination Payment any amounts payable by the Defaulting Party to the Non-Defaulting Party under any other agreements, instruments or undertakings between the Defaulting Party and the Non-Defaulting Party; and/or (ii) to the extent the Transaction is not yet liquidated in accordance with Section 12.3 (a), withhold payment of the Termination Payment to the Defaulting Party. The remedy provided for in this Article shall be without prejudice and in addition to any right of setoff, combination of accounts, lien or other right to which any Party is at any time otherwise entitled (whether by operation of law, contract or otherwise). If any obligation is unascertained, the Non-Defaulting Party may in good faith estimate that obligation and set-off in respect of the estimate, subject to the Non-Defaulting Party accounting to the Defaulting Party when the obligation is ascertained.

12.7 Duty to Mitigate. Each Party agrees that it has a duty to mitigate damages
     ----------------
     and covenants that it will use commercially reasonable efforts to minimize

Exhibit A


     any damages it may incur as a result of the other Party's failure to perform pursuant to this Agreement.


                                  ARTICLE XIII
                               DISPUTE RESOLUTION

13.1 Arbitration. This Section shall apply to any dispute, claim, or controversy
     -----------
     arising out of or relating to this Agreement (a "Dispute").

     In the event of a Dispute, the party alleging such Dispute shall provide written notice thereof to the other party. The parties shall negotiate in good faith to resolve the Dispute for a period of up to thirty (30) days from the date of the written notice. If the parties do not resolve the Dispute within such thirty (30) day period, then upon written notice by either party the Dispute shall be determined as provided herein by binding arbitration administered by the American Arbitration Association ("AAA") under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. One arbitrator shall be selected from the AAA's Roster of Neutrals using the AAA's listing process; provided that he/she shall be a member of the bar of the District of Columbia or of a state of the United States and shall have actively engaged in the practice of law for at least fifteen
     (15) years. The parties shall return their respective strikes and preferences to the AAA within twenty (20) days of receipt of the list. If a party fails to timely return its strikes and preferences, an arbitrator will be invited to serve based solely on the strikes and preferences timely provided by the other party. All proceedings in arbitration, including all conferences and hearings, will be held in Washington, D.C. unless otherwise agreed between the parties. Consistent with the expedited nature of arbitration, each party will, upon the written request of the other party, promptly provide the other with copies of documents on which the producing party intends to rely in support of or in opposition to any disputed item. Any dispute regarding discovery, or the relevance or scope thereof, shall be determined by the arbitrator, which determination shall be conclusive. At the request of a party, the arbitrator shall have the discretion to order examination by deposition of witnesses to the extent the arbitrator deems such additional discovery relevant and appropriate. All objections are reserved for the arbitration hearing except for objections based on privilege and proprietary or confidential information. All discovery shall be conducted in accordance with the AAA rules of procedure. A schedule for completing discovery shall be agreed to between the parties within twenty-one (21) days of the appointment of the arbitrator and submitted to the arbitrator for his/her approval. In the event the parties are unable to agree to a schedule for completing discovery, they shall each submit their discovery proposals to the arbitrator within thirty (30) days of his/her appointment. The arbitrator shall issue a discovery scheduling order within ten (10) days after the parties submit their competing proposals. All discovery shall be completed within one hundred eighty (180) days following the appointment of the arbitrator. Hearing on the merits will be scheduled by the arbitrator on not less than thirty (30) days' notice to each party. The arbitrator shall award to the prevailing party, if any, as determined

Exhibit A


     by the arbitrator, all of the prevailing party's costs and fees. "Costs and fees" mean all reasonable pre-award expenses of the arbitration, including the arbitrator's fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees, and attorneys' fees. The award shall be in writing, shall be accompanied by a reasoned opinion, and shall be signed by the arbitrator.

     The submission of any dispute to Arbitration shall not impair any party's right to seek or obtain from a court of competent jurisdiction a temporary restraining order and other preliminary injunctive relief to preserve the status quo or to seek or obtain another available extraordinary remedy while any such Arbitration is pending or is being appealed or reviewed. Any such action seeking temporary or preliminary equitable relief must be filed in a court of competent jurisdiction located within Franklin County, Ohio and each party expressly submits to personal jurisdiction of any such court located within Franklin County, Ohio.


                                   ARTICLE XIV
                         REPRESENTATIONS AND WARRANTIES

14.1 Representations and Warranties. On the Effective Date and throughout the
     ------------------------------
     term of this Agreement, each Party represents and warrants to the other Party that:

     (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

     (b) it has all regulatory authorizations necessary for it to legally perform its obligations under this Agreement and the Transaction;

     (c) the execution, delivery and performance of this Agreement and the Transaction are within its powers, have been duly authorized by all necessary action and do not violate any of the terms and conditions in its governing documents, any contracts to which it is a party or any law, rule, regulation, order or the like applicable to it;

     (d) this Agreement and the Transaction constitutes its legally valid and binding obligation enforceable against it in accordance with its terms; subject to any Equitable Defenses;

     (e) it is not Bankrupt and there are no proceedings pending or being contemplated by it or, to its knowledge, threatened against it which would result in it becoming Bankrupt;

     (f) there are no pending, or to its knowledge threatened, actions, suits or proceedings before any Governmental Authority against it or any of its Affiliates that could materially adversely affect its ability to perform its obligations under this Agreement or the Transaction;

Exhibit A


     (g) no Event of Default with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or the Transaction;

     (h) it is not relying upon the advice or recommendations of the other Party in entering into this Agreement, it is capable of understanding, understands and accepts the terms, conditions and risks of this Agreement and the Transaction, and the other Party is not acting as a fiduciary for or advisor to it in respect of this Agreement;

     (i) it is a "forward contract merchant" within the meaning of the United States Bankruptcy Code;

     (j) it has entered into this Agreement and the Transaction in connection with the conduct of its business and it has the capacity or ability to provide or take delivery of the Full Requirements Service; and

     (k) it is an "eligible contract participant" as defined in Section 1a(12) of the Commodity Exchange Act.

14.2  Additional Understandings. This Agreement is for the purchase and sale
      -------------------------
      of Full Requirements Service that will be delivered in quantities expected to be used or sold over the Delivery Period in the normal course of business, and it is the intention at the inception and throughout the term of this Agreement and the Transaction hereunder that the Agreement will result in physical delivery and not financial settlement, and the quantity of Full Requirements Service that Seller must deliver and Buyer must receive will be determined by the requirements of the DS Load served by Buyer, and, as such, the Agreement does not provide for an option by either Party with respect to the quantity of Full Requirements Service to be delivered or received during performance of the Agreement. This Agreement has been drafted to effectuate Buyer's and Seller's specific intent so that in accordance with Financial Accounting Standards Board Statement No. 133 ("FAS 133"), as amended, Buyer would be able to elect to use accrual accounting for its purchases under this Agreement, while Seller would be able to elect to use either accrual or mark-to-market accounting for its sales under the Agreement. If either Buyer or Seller determines, in good faith, that the intended accounting treatment has become jeopardized, due to a change in interpretations of FAS 133, as amended, or otherwise, then Buyer and Seller agree to meet and use their best efforts to reform the Agreement so that, with the minimum changes possible, the Agreement again qualifies for the intended accounting treatments.


                                   ARTICLE XV
                                  MISCELLANEOUS

15.1  Notices. Unless otherwise specified herein, all notices shall be in
      -------
      writing and delivered by hand delivery, overnight mail service or facsimile. Notice by facsimile or hand delivery shall be effective at the close of business

Exhibit A


      on the day actually received, if received during business hours on a Business Day, and otherwise shall be effective at the close of business on the next Business Day. Notice by overnight mail service shall be effective on the next Business Day after it was sent. A Party may change its address by providing notice of the same in accordance with this Section 15.1. Notice information for Buyer and Seller is shown on Exhibit B.

15.2  General. This Agreement shall be considered for all purposes as
      -------
      prepared through the joint efforts of the Parties and shall not be construed against one Party or the other as a result of the preparation, substitution, submission or other event of negotiation, drafting or execution hereof. Each Party further agrees that it will not assert, or defend itself, on the basis that any applicable tariff is inconsistent with this Agreement. This Agreement shall not impart any rights enforceable by any third party other than a permitted successor or assignee bound to this Agreement or the Transaction. Any provision declared or rendered unlawful will not otherwise affect the remaining lawful obligations that arise under this Agreement or the Transaction; provided that in such event the Parties shall use commercially reasonable efforts to amend this Agreement or the Transaction in order to give effect to the original intention of the Parties.

15.3  Rules of Interpretation. The following principles shall be observed in
      -----------------------
      the interpretation and construction of this Agreement:

      (a) unless otherwise stated, the terms "include" and "including" when used in this Agreement shall be interpreted to mean by way of example only and shall not be considered limiting in any way;

      (b) all titles and headings used herein are for convenience and reference purposes only, do not constitute a part of this Agreement and shall be ignored in construing or interpreting the obligations of the parties under this Agreement;

      (c)  references to the singular include the plural and vice versa;

      (d) references to Articles, Sections, Clauses and the Preamble are, unless the context indicates otherwise, references to Articles, Sections, Clauses and the Preamble of this Agreement;

      (e) in carrying out its rights, obligations and duties under this Agreement, each Party shall have an obligation of good faith and fair dealing.

15.4  Audit. Each Party has the right on at least three (3) Business Days
      -----
      prior written notice, at its sole expense and during normal working hours, to examine the records of the other Party to the extent reasonably necessary to verify the accuracy of any statement, charge or computation made pursuant to this Agreement. If any such examination reveals any inaccuracy in any statement, the necessary adjustments in such statement and the payments thereof will be made in accordance with Sections 7.1 (Billing) and 7.6 (Interest on Unpaid Balances).

Exhibit A


15.5  Successors. This Agreement and all of the provisions hereof are binding
      ----------
      upon, and inure to the benefit of, the Parties and their respective successors and permitted assigns.

15.6  Assignment/Change in Corporate Identity. Neither Party shall assign
      ---------------------------------------
      this Agreement, its rights or obligations hereunder without the prior written consent of the other Party, which consent may not be unreasonably withheld; provided, however, either Party may, without the consent of the other Party (and without relieving itself from liability hereunder),

      (a) transfer, sell, pledge, encumber or assign this Agreement or the accounts, revenues or proceeds hereof in connection with any financing or other financial arrangements,

      (b) transfer or assign this Agreement to an Affiliate of such Party if such Affiliates' creditworthiness is equal to or higher than that of such Party,

      (c) transfer or assign this Agreement to any person or entity succeeding to all or substantially all of the assets whose creditworthiness is equal to or higher than that of such Party,

      (d) provided, however, that in each such case, any such assignee shall agree in writing to be bound by the terms and conditions hereof and so long as the transferring Party delivers such tax and enforceability assurance as the non-transferring Party may reasonably request.

15.7  Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE
      -------------
      PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

15.8  Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY
      --------------------
      WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY.

15.9  Amendments. Except as provided in Section 15.10 (PJM Agreement
      ----------
      Modifications), this Agreement and the Transaction shall not be amended, modified, terminated, discharged or supplemented, nor any provision hereof waived, unless mutually agreed, in writing, by the Parties. Except as provided in Section 15.10 (PJM Agreement Modifications), the rates, terms and conditions contained in this Agreement and the Transaction are not subject to change under Sections 205 or 206 of the Federal Power Act absent the mutual written agreement of the Parties. Absent the agreement of all parties to the proposed change, the standard of review for changes to this Agreement proposed by a Party, a non-Party or the FERC acting sua sponte shall be the "public interest" standard of review set forth in United Gas

Exhibit A


      Pipe Line Co. v. Mobile Gas Service Corp., 350 U.S. 332 (1956), and Federal Power Commission v. Sierra Pacific Power Co., 350 U.S. 348 (1956) (the "Mobile-Sierra" doctrine).

15.10 PJM Agreement Modifications. If the PJM Agreements are amended or modified
      ---------------------------
      so that any schedule or section references herein to such agreements is changed, such schedule or section references herein shall be deemed to automatically (and without any further action by the Parties) refer to the new or successive schedule or section in the PJM Agreements which replaces that originally referred to in this Agreement.

      (a) If the applicable provisions of the PJM Agreements referenced herein, or any other PJM rules relating to the implementation of this Agreement, are changed materially from those in effect on the Effective Date, both Parties shall cooperate to make conforming changes to this Agreement to fulfill the purposes of this Agreement; provided that no such changes shall alter the economic benefits of this Agreement between the Parties.

15.11 Delay and Waiver. Except as otherwise provided in this Agreement, no delay
      ----------------
      or omission to exercise any right, power or remedy accruing to the respective Parties hereto upon any breach or default of any other Party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or there-after occurring. Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provision or condition of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

15.12 Regulatory Approvals. The Parties agree to cooperate, to the fullest
      --------------------
      extent necessary, to obtain and maintain in effect any and all required State, Federal or other regulatory approvals for this Agreement.

15.13 Counterparts. This Agreement may be executed in two or more counterparts,
      ------------
      each of which will be considered an original, and all of which together will constitute one and the same instrument.

      IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representative as of the date first set forth above.

Columbus Southern Power Company          Monongahela Power Company
                                          dba Allegheny Power
                                          -------------------


By:    ___________________________       By:____________________________________
Name:  ___________________________       Name:__________________________________
Title: ___________________________       Title:_________________________________

                                    EXHIBIT A
                                    ---------


            ALLOCATION OF RESPONSIBILITY FOR PJM CHARGES AS BETWEEN
            -------------------------------------------------------
                                SELLER AND BUYER
                                ----------------

FINAL BILLING STATEMENT ISSUED ON:  MM/DD/YYYY
FOR PERIOD:  MM/DD/YYYY TO MM/DD/YYYY


OPERATING AGREEMENT OF PJM
INTERCONNECTION, L.L.C.:
                                         Day-
                                         ahead          Balancing         Total
Charges:
Spot Market Energy                       Seller         Seller            Seller
Transmission Congestion                  Seller         Seller            Seller
Transmission Losses (Point-to-Point)     Seller         Seller            Seller
Regulation                                                                Seller
Spinning Reserve                                                          Seller
Operating Reserves                       Seller         Seller            Seller
Synchronous Condensing                                                    Seller
Capacity Credit Market                                                    Seller
Reconciliation for Spot Market                                            Seller
Reconciliation for Regulation                                             Seller
Reconciliation for Operating Reserves                                     Seller
Emergency Energy                                                          Seller
FTR Auction                                                               Seller
Meter Error Correction                                                    Seller
PJM Economic & Emergency Load Response                                    Seller
Programs

Credits:
Spot Market Energy                       Seller         Seller            Seller
Transmission Congestion
     Hourly                                                               Seller
     Annual                                                               Seller
Transmission Losses (Point-to-Point)                                      Buyer
Regulation                                                                Seller
Spinning Reserve                                                          Seller
Operating Reserves                       Seller         Seller            Seller
Synchronous Condensing                                                    Seller
Capacity Credit Market                                                    Seller
Reconciliation for Transmission Losses                                    Buyer
Emergency Energy                                                          Seller
Auction Revenue Rights                                                    Seller

FINAL BILLING STATEMENT ISSUED ON:  MM/DD/YYYY
FOR PERIOD:  MM/DD/YYYY TO MM/DD/YYYY


PJM OPEN ACCESS TRANSMISSION TARIFF:

                                                                          Total
Charges:
PJM Scheduling, System Control and Dispatch Service                       Buyer
Transmission Owner Scheduling, System Control and Dispatch Service        Buyer
Reactive Supply and Voltage Control from Generation Sources Service       Buyer
Black Start Service                                                       Buyer
Network Integration Transmission Service                                  Buyer
Network Transmission Service Offset Charges                               Buyer
Firm Point-to-Point Transmission Service                                  Seller
Non-Firm Point-to-Point Transmission Service                              Seller
Mid-Atlantic Area Council (MAAC)                                          Buyer
Transitional Market Expansion Charges (Transmission Customer Charge Only) Buyer
Reconciliation for PJM Scheduling, System Control and Dispatch Service    Buyer
Reconciliation for Transmission Owner Scheduling, System Control and      Buyer
Dispatch Service
Seams Elimination Charges                                                 Buyer

Credits:
Non-Firm Point-to-Point Transmission Service                              Buyer
Other Supporting Facilities                                               Buyer
Seams Elimination Credits                                                 Buyer
--------------------------------------------------------------------------------
Energy Imbalance Credits                                                  Seller
--------------------------------------------------------------------------------


Reliability Assurance Agreement Among Load Serving Entities in the PJM Control Area:

                                                                          Total
Charges:
Capacity Deficiency                                                       Seller

Credits:
Capacity Excess                                                           Seller

                                   EXHIBIT B
                                   ---------

                                 FORM OF NOTICE
                                 --------------

Any notices or payments required under this Agreement shall be made as follows:

Monongahela Power Company,                     Columbus Southern Power Company
  dba Allegheny Power
All Notices:                                   All Notices:

800 Cabin Hill Drive                           155 West Nationwide Blvd.
Greensburg, PA  15601                          Columbus, OH  43215
Attn: Robert B. Reeping,                       Attn: Contract Administration
General Manager, Electric Supply               Phone: (614) 583-6110
Facsimile: 724-830-5404                        Facsimile: (614) 583-1606
Duns:  007944812                               Duns: 006979876
Federal Tax ID Number: 13-5229392              Federal Tax ID Number: 13-4922641

Invoices:                                      Invoices: Manager
     Attn: Cheryl Gonder                            Attn: Manager - Power
     Manager, Energy Accounting                             Settlements
     Phone:724-830-5209                             Phone: (614) 583-6223
     Facsimile:724-830-5139                         Facsimile: (614) 583-1608

Scheduling:                                    Scheduling:
     Attn: Cindy Teamann                            Attn: Scheduling Coordinator
     Manager, Retail Access Services                Phone: (614) 583-7212
     Phone:724-838-6672                             Facsimile: (614) 583-1608
     Facsimile:724-830-5404

Payments:                                      Payments: Manager
Attn: Cash Processing                               Attn: Manager - Power
     Phone:724-830-5940                                     Settlements
     Facsimile:724-830-5238                         Phone: (614) 583-6223
                                                    Facsimile: (614) 583-1608

Wire Transfer:                                 Wire Transfer
     BNK:PNC Bank N.A.                              BNK: Citibank N.A.
     ABA:1019279659                                 ABA: 021-000-089
     ACCT:043000096                                 ACCT: 0002-6657

Credit and Collections:                             Credit and Collections:
     Attn: Audrey Mattiuz                           Attn: Credit Risk Department
     Manager, Credit & Collateral                   Phone: (614) 583-6742
     Phone:724.830.5588                             Facsimile: (614) 583-1604
     Facsimile:724.830.5998


With additional Notices of an Event of         With additional Notices of an
Default or Potential Event of                  Event of Default or Potential
Default to:                                    Event of Default to:
    Attn: Kathryn Patton, Deputy General            Attn: Director - Credit Risk
                          Counsel                                    Department
    Phone:724-838-6603                              Facsimile: (614) 583-1604
    Facsimile:724-838-6797

                                                                       EXHIBIT H


                          FORM OF LIMITED WARRANTY DEED

     MONONGAHELA POWER COMPANY, an Ohio corporation, successor by name change to THE MARIETTA ELECTRIC COMPANY, an Ohio corporation, ("Grantor"), for valuable consideration paid, grants with limited warranty covenants, to COLUMBUS SOUTHERN POWER COMPANY, an Ohio corporation, ("Grantee"), whose tax-mailing address is 1 Riverside Plaza, Columbus, Ohio 43215, certain real property:

              Situated in the State of Ohio and County of Washington and being more particularly described in EXHIBIT "A" attached hereto and incorporated herein by this reference.

All parcel numbers, street addresses and prior instrument references are shown on said EXHIBIT "A".

SUBJECT TO conditions, covenants, restrictions and easements of record, legal highways, zoning ordinances and taxes and assessments now a lien.

     Executed this ___ day of _____________, 200_.


                                                MONONGAHELA POWER COMPANY,
                                                an Ohio corporation

                                                By:_____________________________

                                                Printed Name: __________________

                                                        Title: _________________
STATE OF ____________________,

COUNTY OF __________________, SS:

     The foregoing instrument was acknowledged before me this __ day of ____________ , 2005, by _________________________, _____________________ of
MONONGAHELA POWER COMPANY, an Ohio corporation, on behalf of the corporation.


                                             -----------------------------------
                                                         Notary Public


This Instrument Prepared By:
John B. Rohyans, Esq., PORTER, WRIGHT, MORRIS & ARTHUR LLP, 41 South High Street, Columbus, OH 43215

                                                                       EXHIBIT I



                           FORM OF EASEMENT ASSIGNMENT

                             ASSIGNMENT OF EASEMENTS
                                AND RIGHTS OF WAY
                           [Form of Single Assignment]

     THIS ASSIGNMENT OF EASEMENTS AND RIGHTS OF WAY (the "Assignment") is made by and between MONONGAHELA POWER COMPANY, an Ohio corporation, successor by name change to THE MARIETTA ELECTRIC COMPANY ("Assignor"), having an address of 800 Cabin Hill Drive, Greensburg, Pennsylvania 15601, and COLUMBUS SOUTHERN POWER COMPANY, an Ohio corporation ("Assignee"), having an address of 1 Riverside Plaza, Columbus, Ohio 43215.

     WHEREAS, Assignor has acquired certain easements and rights of way related to the transmission and distribution of electrical energy upon and over certain real property located in the State of Ohio and County of ________________ pursuant to certain instruments of record in the Office of the Recorder of __________ County, Ohio as set forth on EXHIBIT "A" attached hereto and incorporated herein by this reference (the "Easements"); and,

     WHEREAS, Assignor desires to assign and transfer to Assignee all of its right, title and interest in the Easements upon the terms set forth herein.

     NOW, THEREFORE, Assignor and Assignee agree as follows:

     1. Assignor assigns and transfers to Assignee all of Assignor's right, title and interest in the Easements and Assignee hereby accepts such assignment.

     2. This Assignment shall be binding upon and inure to the benefit of the parties and their respective successors and assignees.

     3. The effective date of this Assignment shall be _______________, 200_.


     Executed this ___ day of ____________________, 200_.

                                        ASSIGNOR:

                                        MONONGAHELA POWER COMPANY,
                                                an Ohio corporation

                                           By:__________________________________

                                           Printed Name: _______________________

                                                   Title: ______________________

STATE OF ____________________,
COUNTY OF __________________, SS:

     The foregoing instrument was acknowledged before me this __ day of ____________ , 2005, by _________________________, _____________________ of
MONONGAHELA POWER COMPANY, an Ohio corporation, on behalf of the corporation.

                                             -----------------------------------
                                                         Notary Public

                                             ASSIGNEE:

                                             COLUMBUS SOUTHERN POWER COMPANY,
                                                      an Ohio corporation

                                                 By:____________________________

                                                 Printed Name: _________________

                                                         Title: ________________
STATE OF ____________________,
COUNTY OF __________________, SS:

     The foregoing instrument was acknowledged before me this __ day of ____________ , 2005, by _________________________, _____________________ of
COLUMBUS SOUTHERN POWER COMPANY, an Ohio corporation, on behalf of the corporation.


                                             -----------------------------------
                                                          Notary Public

                             ASSIGNMENT OF EASEMENTS
                                AND RIGHTS OF WAY

                          [Form of Blanket Assignment]


     THIS ASSIGNMENT OF EASEMENTS AND RIGHTS OF WAY (the "Assignment") is made by and between MONONGAHELA POWER COMPANY, an Ohio corporation, successor by name change to THE MARIETTA ELECTRIC COMPANY ("Assignor"), having an address of 800 Cabin Hill Drive, Greensburg, Pennsylvania 15601, and COLUMBUS SOUTHERN POWER COMPANY, an Ohio corporation ("Assignee"), having an address of 1 Riverside Plaza, Columbus, Ohio 43215.

     WHEREAS, Assignor has acquired certain easements and rights of way in ________ County, Ohio related to the transmission and distribution of electrical energy (the "Easements"); and,

     WHEREAS, Assignor desires to assign and transfer to Assignee all of its right, title and interest in the Easements upon the terms set forth herein.

     NOW, THEREFORE, Assignor and Assignee agree as follows:

     1. Assignor assigns and transfers to Assignee all of Assignor's right, title and interest in all Easements of record in _____ County, Ohio and Assignee hereby accepts such assignment.

     4. This Assignment shall be binding upon and inure to the benefit of the parties and their respective successors and assignees.

     5. The effective date of this Assignment shall be _______________, 2005.



     Executed this ___ day of ____________________, 2005.

                                         ASSIGNOR:

                                         MONONGAHELA POWER COMPANY,
                                                 an Ohio corporation

                                             By:________________________________

                                             Printed Name: _____________________

                                                     Title: ____________________

COUNTY OF __________________, SS:

     The foregoing instrument was acknowledged before me this __ day of ____________ , 2005, by _________________________, _____________________ of
MONONGAHELA POWER COMPANY, an Ohio corporation, on behalf of the corporation.

                                             -----------------------------------
                                                         Notary Public

                                             ASSIGNEE:

                                             COLUMBUS SOUTHERN POWER COMPANY,
                                                      an Ohio corporation

                                                 By:____________________________

                                                 Printed Name: _________________

                                                         Title: ________________
STATE OF ____________________,
COUNTY OF __________________, SS:

     The foregoing instrument was acknowledged before me this __ day of ____________ , 2005, by _________________________, _____________________ of
COLUMBUS SOUTHERN POWER COMPANY, an Ohio corporation, on behalf of the corporation.


                                             -----------------------------------
                                                         Notary Public
This Instrument Prepared By:
John B. Rohyans, Esq., PORTER, WRIGHT, MORRIS & ARTHUR LLP, 41 South High Street, Columbus, OH 43215

                                                                       EXHIBIT J

                      FORM OF TRANSITION SERVICES AGREEMENT

                               SERVICES AGREEMENT


     THIS SERVICES AGREEMENT (this "Agreement") is dated as of [______], 200[_],
                                    ---------
to be effective, however, for all purposes, as of the "Effective Time" as such term is defined in the APA (herein defined), and for the purposes of this Agreement, such time shall also be defined as the "Effective Time", between
                                                   --------------
Columbus Southern Power Company, an Ohio Corporation ("Owner"), and Monongahela
                                                       -----
Power Company, an Ohio Corporation ("Contractor" which, together with Owner, a
                                     ----------
"Party" or "Parties"). For all purposes of this Agreement, unless the context
 -----      -------
otherwise requires, (a) except as otherwise defined herein, all capitalized terms used in this Agreement (including the Recitals) shall have the meanings set forth in Section 1.0 of Exhibit A attached hereto and (b) the rules of construction and interpretation for this Agreement set forth in Section 1.0 of Exhibit A hereto shall apply to all defined terms.

     WHEREAS, Owner purchased the T&D System from Contractor as of the Effective Time, and Contractor and Owner recognize that it is necessary and desirable for Owner to receive certain support services relating to the T&D System for a transitional period; and

     WHEREAS, Contractor is willing to provide such transitional services to Owner;

     NOW, THEREFORE, in consideration of the premises and the covenants and mutual agreements contained herein, the Parties agree as follows:

1.   Performance of Services and Work

     (a) Contractor shall perform for Owner the Transition Services and Demand Work in accordance with this Agreement, including Exhibit A. The Transition Services shall be divided into three (3) categories,
         (i) Substation Transition Services, being the unique scope of Transition Services that Contractor shall provide for each of the Sub-stations purchased by Owner from Contractor pursuant to the APA as more specifically provided in Section 2.2.1 of Exhibit A; (ii) Basic Transition Services, being those standard and routine Transition Services for the T&D System that can be scheduled by Contractor, at agreed times and agreed intervals, but without the need for Owner to make any further request or demand all as more specifically provided in
         Section 2.2.2 of Exhibit A, and (iii) On-demand Transition Services, being those Transition Services that Contractor shall undertake and perform upon the request of Owner, without delay and without the need for a specific, prior agreed budget, as required for the Demand Work, including, without limitation, service restoration and emergency repair services, all as more specifically provided in Section 2.2.3 of Exhibit A.

     (b) Subject to Article 17, all Transition Services and Demand Work to be provided hereunder shall be under the direction and control of, and at the discretion of, Owner, unless otherwise indicated in this Agreement. All Transition Services and Demand Work will be performed on, or with regard to, the T&D System in accordance with Applicable Law and Good Utility Practices, as herein provided.

     (c) Contractor will arrange for and assign adequately trained personnel to accomplish the Transition Services and Demand Work under this Agreement consistent with (i) Contractor's applicable labor contracts, and (ii) except to the extent mutually agreed between Owner and Contractor in writing, Contractor's existing and ongoing work practices and safety rules. The Demand Work shall be provided subject to the availability of Contractor's adequately trained personnel, and Contractor will reasonably cooperate with Owner to make such personnel available. The Transition Services shall not be subject to availability of Contractor's personnel; however, to the extent that the availability of Contractor's personnel in providing Transition Services shall become limited, Contractor shall be required to prioritize and apportion its available personnel, giving Owner the same priority that Contractor would give to its own work or that of any of its Affiliates, provided that Contractor may apply its sole business judgment, consistent with Good Utility Practice, in prioritizing Transition Services with other work for itself and its Affiliates, depending on Contractor's assessment of the urgency of the different matters being apportioned to a limited resource.

2.   Term of Agreement

     (a) This Agreement shall commence on the Effective Time and expire two (2) years from the Effective Time (the "Agreement Expiration Date").
                                             -------------------------

     (b) Contractor shall perform, and Owner shall accept and pay Contractor for, the Transition Services and any Demand Work, until the earlier of
         (i) the date on which Owner provides Contractor with written notice that any of the particular Transition Services or Demand Work will no longer be required of Contractor or the termination date specified in such notice, and (ii) the termination of this Agreement, whether upon the Agreement Expiration Date or such earlier date, as herein expressly provided ("Transition Service Termination Date"). After the
                    -----------------------------------
         termination of any of the particular Transition Services or Demand Work as set forth in this Section 2(b), Owner shall thereafter be required to provide such service or to perform such work, without the assistance or supervision of Contractor, and Contractor shall have no further responsibility therefore.

3.   Price

     (a) For the Transition Services, Owner shall pay Contractor each month, the amount calculated in accordance with Section 4.1 of Exhibit A for the Transition Services performed during such prior month, on a Cost Basis. Contractor and Owner have attached to this Agreement as Exhibit B, the agreed budget for the Substation Transition Services and the Basic Transition Services for calendar year 2006 (or such portion thereof, as applicable), and Contractor's estimated budget for calendar year 2007 (which, the Parties understand, shall comprise of merely taking the 2006 budget and applying an inflation factor to the 2006 budget numbers). In October of 2006, Contractor shall prepare a revised budget for 2007, based on the Substation Transition Services and Basic Transition Services actually used by Owner to date (to the extent such historical data is available). Periodically, but not more often than twice in any 12 month period, Owner may request Contractor to revise its budget for Substation Transition Services and Basic Transition Services, based upon historical data or any other changes in presumed circumstance that will materially impact the annual budget. Contractor shall not include On-Demand Transition Services in the agreed budget for 2006 or the estimated budget for 2007, but shall provide Owner, upon request, with the most current year to date number for the On-Demand Transition Services requested by Owner to date. Contractor shall notify Owner if at any time the actual cost of the Substation Transition Services and Basic Transition Services is expected to exceed the budgeted amount for such Substation Transition Services and Basic Transition Services by more than the greater of $10,000 or 10% of estimated budget, provided, however, that the failure to notify Owner shall not relieve Owner of its obligation to pay for work completed.

     (b) For any Demand Work requested by Owner, Contractor shall prepare an estimated budget for such Demand Work (on a Cost Basis, calculated in accordance with Section 4.2 of Exhibit A). If Owner approves the estimated budget, Contractor shall prepare a work order for such Demand Work, to be signed by both Parties, setting forth the scope of the work, the budget, and any other applicable terms and conditions. Unless otherwise mutually agreed, Contractor shall bill, and Owner shall pay, monthly for the Demand Work performed during each month. Contractor shall notify Owner if at any time the actual cost of the Demand Work is expected to exceed the budgeted amount for the Demand Work by more than the greater of $10,000 or 10% of estimated budget, provided, however, that the failure to notify Owner shall not relieve Owner of its obligation to pay for work completed.

4.   Terms of Payment

     (a) Contractor shall submit invoices monthly to Owner, and Owner shall pay Contractor not later than the twentieth (20th) day following the receipt of such invoice. Invoices shall be substantially in the form of Exhibit C, attached hereto, and shall contain an explanation of the charges, in reasonable detail. The rate of interest on any amount not paid when due shall be equal to the Interest Rate in effect at the time such amount became due. Interest on delinquent amounts shall be calculated from the due date until the date of payment. When payments are made by mail, invoices shall be considered as having been paid on the date of receipt by the other Party (subject to collection on checks or other forms of payment).

     (b) If either Party disputes an invoice, then the undisputed amount shall be paid when due, and the disputed portion of the invoice shall be withheld, provided that if at any time the disputed amounts payable pursuant to this Agreement, in the aggregate, exceed $50,000, then any disputed amounts in excess of $50,000 shall be deposited with a financial institution to be agreed upon by the Parties (which financial institution shall be reasonably acceptable to both Parties) pursuant to the terms of an escrow agreement to be agreed upon by the Parties (which escrow agreement shall be reasonably acceptable to both Parties and the financial institution) within thirty (30) days after the original due date of a payment. The escrow agreement shall specify the fee payable to the financial institution to serve as escrow agent and other costs payable to the escrow agent, and shall contain investment instructions to the escrow agent, to invest the escrowed funds. The Party placing such funds into escrow (the "Withholding Party") shall
                                                    -----------------
         pay all of the out-of-pocket costs related to such escrow arrangement. Notwithstanding the foregoing, if it is determined that the Withholding Party owes the other Party less than the full disputed amount, the other Party shall pay to the Withholding Party an amount equal to the out-of-pocket costs related to such escrow account multiplied by a fraction, the numerator of which is the amount of the disputed portion of such invoice deposited into escrow minus the amount ultimately determined to be owed in connection with such dispute, and the denominator of which is the amount of the disputed portion of such invoice (the "Allocation Fraction"). Any such disputed amounts shall be
                       -------------------
         released from escrow and paid promptly after the Parties have determined the correct amount, either by mutual agreement, final order of a court or by such other dispute resolution procedure agreed to by the Parties. When any such disputed amounts are released from escrow, the Withholding Party shall be entitled to receive the amount of interest accrued on the disputed portion of such invoice, if any (as such interest or other return may be earned, based on the approved investments made by the escrow agent), multiplied by the Allocation Fraction, and the other Party shall be entitled to receive the amount of interest accrued on the disputed portion of such invoice, if any, multiplied by the difference between one (1) and the Allocation Fraction. To the extent that the Parties cannot mutually agree on a financial institution, the form of the escrow agreement or any other material provision of the escrow arrangement within thirty (30) days after the original due date of a payment, then the Withholding Party may continue withholding the disputed portion of the payment, in lieu of the escrow arrangement and pending the resolution of the payment dispute; provided in such event, interest shall accrue on any disputed portion of a payment held by the Withholding Party that is determined to be due, from the original due date until the date of payment at the Interest Rate. Notwithstanding any provision contained herein to the contrary, this Article 4 shall not limit a non-Withholding Party's remedies under Articles 22 and 23 of this Agreement in the event a Withholding Party withholds payment of invoiced amounts other than for reasons of good faith.

5.   Warranty and Disclaimer

     (a) Contractor warrants that the Transition Services and any Demand Work will be performed in a good and workmanlike manner and in accordance with Applicable Laws and Good Utility Practices, in all material respects, including such Good Emergency Practices that are generally applicable to such work or services being performed during emergencies. Contractor shall notify Owner in writing of any such work performed under Good Emergency Practices, without undue delay, and advise Owner if any further or additional work or services are required, to cause such work performed under emergency situations, to comply with Good Utility Practices. In following any written instructions or specifications by Owner, Contractor shall have no warranty obligations, to the extent that Contractor has performed any such Transition Services and/or any Demand Work, in accordance with Owner's specifications. The preceding warranties are intended to cover workmanship only, and Contractor shall not warrant and shall have no liability for defective products, equipment or materials, unless Contractor improperly installs any such products, equipment or materials supplied or specified by Owner, in breach of this Agreement provided that the exclusive remedy for any breach of the foregoing
         -------------
         warranties shall be limited to Contractor (i) re-performing such Transition Services, or (ii) re-performing such Demand Work (other than the replacement of any defective products, equipment or materials), at no cost to Owner, subject to the limit of liability in Section 5(d) below. The term of Contractor's warranty shall extend from the date of completion of each individual act or service comprising the Transition Services or Demand Work, and for twelve (12) months thereafter ("Warranty Period"). EXCEPT AS EXPRESSLY STATED HEREIN, THERE ARE NO OTHER WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, INCLUDING THE WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE, AND ALL OTHER WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. WITHOUT LIMITING THE FOREGOING, IN NO EVENT SHALL THE CONTRACTOR WARRANT OR GUARANTY, ANY SPECIFIC LEVEL OF EFFICIENCY, RELIABILITY OR AVAILABILITY OF THE T&D SYSTEM.

     (b) Contractor shall take all commercially reasonable actions to maintain in force, and shall enforce on behalf of Owner or assign to Owner, as applicable, all warranties, if any, supplied to it by suppliers or vendors, in the performance of the Transition Services and any Demand Work.

     (c) The warranties described in this Article 0 are subject to the following conditions:

        (i) Contractor shall not be responsible for repairs, replacements, calibrations or corrections made by Owner or any Person not under Contractor's direct or indirect control or for any failure or any defect in any product, material or equipment used by Contractor in the performance of the Transition Services and any Demand Work unless Contractor improperly installs any such products, equipment or materials; and

        (ii) Owner shall notify Contractor in writing of any claim for breach of warranty with respect to the Transition Services or Demand Work performed by Contractor within thirty (30) days after the discovery by Owner of the defect or other circumstance giving rise to such claim.

     (d) Contractor's limit of liability for warranty repairs (labor and workmanship) shall be capped at $500,000, in the aggregate (during the term of this Agreement), after which Contractor shall have no further obligation to re-perform work or services at its expense, and Owner shall thereafter have the option of (i) terminating this Agreement or any Transition Service requiring such corrective warranty work or (ii) having Contractor provide such warranty work, on a Cost Basis. Owner may not make a claim against Contractor for (and agrees to be responsible for) the first $10,000 of any such claim for such warranty repairs (labor and workmanship).


6.   Indemnification

     (a) Each Party ("Indemnifying Party") shall indemnify and hold the other
                      ------------------
         Party and its agents, employees, officers, directors, lenders, vendors, Affiliates and subcontractors (each an "Indemnified Party") harmless
                                                 -----------------
         from and against any and all claims, losses, liability and damage, of or arising from any third party, including personal injury or death, together with reasonable attorneys' fees (collectively, "Claims"),
                                                                  ------
         relating to or arising out of (a) a breach by the Indemnifying Party under this Agreement, (b) the gross negligence or willful misconduct by the Indemnifying Party in connection with the performance of its obligations under this Agreement, or (c) the violation of, or failure to conform with, any Applicable Law by such Indemnifying Party or its Responsible Persons; provided that such indemnification shall not be
                              -------- ----
         required to the extent such Claims are caused by a breach of the Party seeking to be indemnified under this Agreement or the negligence or willful misconduct of the Party seeking to be indemnified or its Responsible Persons. The Indemnifying Party shall have the right to undertake the defense of any Claims for which the other Party is seeking indemnification hereunder.

     (b) The Indemnified Party, when it becomes aware of a Claim, shall give prompt written notice thereof to the Indemnifying Party. Such notice shall set forth, in reasonable detail, the nature of the Claim(s).

     (c) With respect to claims against a Party by the other Party's employees, the employer Party agrees to expressly waive its immunity as a complying employer under the Workers' Compensation law, but only to the extent that such immunity would bar or affect recovery under or enforcement of this indemnification obligation. With respect to the State of Ohio, this waiver applies to Section 35, Article II of the Ohio Constitution and Ohio Rev. Code Section 4123.74.

     (d) The foregoing indemnities shall survive the expiration or termination of this Agreement and shall apply to the Parties and to their respective successors and permitted assigns for a period of four (4) year after the date of such expiration or termination.

7.   Limitation of Liability

     (a) Except with respect to claims based on (i) gross negligence, intentional or willful misconduct; (ii) personal injury (including death) of third parties (excluding the employees of either Party or their respective Affiliates); (iii) property damage to third-party property; (iv) a deliberate or intentional breach of the confidentiality obligations herein or (v) payment for Transition Services or Demand Work performed hereunder, the total liability of either Party (or its agents, employees, vendors, contractors, Affiliates and subcontractors) with respect to any and all claims arising out of this Agreement including the performance of obligations in connection with the Transition Services and any Demand Work, whether based on contract, warranty, tort (including negligence), strict liability or otherwise, shall not exceed one million dollars ($1,000,000), provided further that Contractor's limit of liability for
                       -------- -------
         warranty work is more specifically set forth in Sections 5(d), and the Parties agree that any and all amounts incurred by Contractor for warranty work as provided in Section 5(d), shall count towards Contractor's overall cap in this Section 7(a). Further, the Parties agree that any and all amounts incurred by a Negligent Party (as defined below) for the repair or replacement of the Non-Negligent Party's (as defined below) property as provided in Section 7(b), shall count towards the Negligent Party's overall cap in this Section 7(a). Without limiting the foregoing, the limitation on liability described above shall not apply with respect to amounts payable by either Party for third-party claims (which excludes Affiliates) arising under
         Section 6(a) and Article 15.

     (b) Neither Party shall have liability for any damage to the other's property (including Owner's T&D System), except in the case of the negligence of the Party causing the damage (the "Negligent Party"), and
                                                          ---------------
         in any such case, the limit of liability for any damage to the other Party's (the "Non-Negligent Party") property caused by the Negligent
                       -------------------
         Party's negligence shall be limited to the amount not covered by the insurance policy of the Non-Negligent Party and shall be capped at $1,000,000 in the aggregate (during the term of this Agreement). A Non-Negligent Party may not make a claim against the Negligent Party for (and the Non-Negligent Party agrees to be responsible for) the first $30,000 of such damage to the Non-Negligent Party's property.

     (c) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR INCIDENTAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION LOST PROFITS OR REVENUES FROM FOREGONE TRANSACTIONS), WHETHER SUCH LOSS IS BASED ON CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE.

     (d) This Article 7 shall prevail over any conflicting or inconsistent provisions contained herein and shall be given effect even if the remedy or remedies set forth herein fail in their essential purpose.

8.   Force Majeure

     (a) If either Party is rendered unable, wholly or in part, by a Force Majeure Event, to carry out its obligations under this Agreement, then, during the continuance of such inability, the obligations of such Party shall be suspended to the extent such Party is rendered unable to carry out its obligations hereunder (the "Suspended Obligations"). The Party
                                             ---------------------
         relying on a Force Majeure Event shall give written notice of such Force Majeure Event to the other Party as soon as practicable after such event occurs. Upon the conclusion of such Force Majeure Event, the Party heretofore relying on such Force Majeure Event shall, with reasonable dispatch, take all necessary steps to resume the obligation previously suspended.

     (b) Any Party's obligation to make payments already owing shall not be suspended by a Force Majeure Event.

     (c) The Force Majeure provisions set forth in this Article 8 shall not apply to services that by their nature and in accordance with Good Utility Practice are to be performed during events of Force Majeure, including but not limited to, service restoration services and emergency repair services.

9.   Taxes

     Any amounts payable to Contractor by Owner for the Transition Services or Demand Work are exclusive of federal, state, county, municipal, or local property, license, sales, use, excise or similar tax with respect to the items covered hereby, and any future gross receipts tax with respect to the foregoing. If Contractor is required by Applicable Laws to collect any such tax, then such amount of tax or taxes shall be paid by Owner to Contractor in addition to the prices provided for herein; provided that Owner shall have the right to contest
                            -------------
such taxes and Contractor shall provide reasonable cooperation to Owner in connection with any such contest. Notwithstanding the foregoing, the amounts payable by Owner to Contractor shall not be grossed-up for any state or federal income taxes payable by Contractor. If Owner specifies that services or tangible personal property to be furnished by Contractor qualify for exemption from sales or use taxes or that Owner has a direct pay permit, then Contractor shall, at the direction of Owner, not include sales or use taxes in the amounts payable by Owner. As a condition to such obligation of Contractor, Owner shall provide Contractor with Owner's direct pay permit or exemption certificate where applicable. Contractor agrees to cooperate in obtaining exemption certificates necessary to claim such exemptions, provided that Owner shall reimburse Contractor for the reasonable cost(s) incurred by Contractor for such cooperation, on a Cost Basis.

10.  Owner's Obligations

     In addition to Owner's obligation to pay the contract price and all other sums when due under the terms of this Agreement, Owner shall be obligated to perform the following in a reasonable manner, as to not materially hinder or delay Contractor in the performance of the Transition Services or any Demand
Work:

     (a) Coordinate with Contractor in the drafting of specifications for the Transition Services and any Demand Work, as appropriate, including specifications for services, products, material and equipment. Such specifications shall be consistent with the general scope of the Transition Services as provided in Exhibit A, and shall be drafted in accordance with Good Utility Practices. To the extent that Contractor believes that any of such specifications by Owner are either inconsistent with the scope of this Agreement or Good Utility Practices, Contractor shall notify Owner and the Parties will cooperate to mutually agree on such specifications.

     (b) To the extent that a work site is owned or controlled by Owner, provide a safe and proper work site for Contractor and its personnel, agents or subcontractors. The conditions at said work site shall at all times comply in all material respects with all Applicable Laws.

     (c) Provide to Contractor and to its personnel, agents, Affiliates or subcontractors reasonable access to the T&D System, to the extent necessary to perform the Transition Services and any Demand Work; provided, however, Contractor shall coordinate with Owner with respect to access to the T&D System, except in the case of emergency.

     (d) Coordinate its operations of the T&D System with Contractor in order to schedule the Transition Services and any Demand Work to be provided by Contractor. Such coordination of operations may include, but not be limited to, scheduling outages and taking facilities off line in accordance with Good Utility Practices.

     (e) Except to the extent provided in Section 3.1.1 of Exhibit A, provide to Contractor and its personnel, agents or subcontractors, all operational spare parts and any special equipment or special tools necessary to perform the Transition Services or any Demand Work, including, as applicable, hardware, software and other information technology

     None of the foregoing obligations of Owner shall restrict Owner's operational control of the T&D System, and subject to the limitations of Good Utility Practices, Owner shall have the right to delay or defer the performance of the Transition Services, and, as applicable, any Demand Work, if, in the exercise of Owner's sole discretion, Owner believes that the Transition Services or the Demand Work will interfere with its operation of the T&D System. Notwithstanding the foregoing, to the extent that Contractor is hindered or delayed in the performance of the Transition Services or any Demand Work by Owner's failure or delay to perform any of its obligations under this Agreement, Contractor may, subject to Section 0, immediately suspend the Transition Services or Demand Work thereby affected for the period such Transition Services or Demand Work are affected by such failure or delay or, subject to notice to Owner and Owner's opportunity to cure under Section 0, terminate this Agreement. In no event shall Contractor be liable for any delay or non-performance arising from the directives of Owner, or the consequences of any delay or non-performance, arising out of any breach by Owner of its obligations under this Agreement, and, to the extent such costs and expenses are not payable under any other provision of this Agreement, Owner shall be responsible for Contractor's reasonable costs and expenses related to any such breach to the extent such costs and expenses would not have otherwise been incurred by the Contractor but for such breach, including, as applicable, any additional mobilization or re-mobilization costs, cancellation fees, rescheduling costs and other similar costs, on a Cost Basis.


11.  Insurance

     Each Party agrees to procure and maintain insurance coverage with reputable insurers in the kinds and amounts as set forth below:

     (a) Owner agrees to maintain, at its own cost and expense, the following insurance coverages for the life of this Agreement in the manner and amounts, at a minimum, as set forth below:

         (i) Workers' compensation insurance in accordance with all applicable state law;

         (ii) Employer's liability and/or excess liability insurance in the amount of Twenty-Five Million Dollars ($25,000,000) per accident;

         (iii) Commercial general liability and/or excess liability insurance in the amount of Twenty Five Million Dollars ($25,000,000) per occurrence, such coverage to include products/completed operations liability, explosion, collapse and underground liability (x,c,u), contractual liability covering the obligations assumed herein, and sudden and accidental pollution liability;

         (iv) Business Automobile liability and/or excess liability insurance for all owned, non-owned and hired vehicles in the amount of Twenty Five Million Dollars ($25,000,000) each accident; and

         (v) If applicable, Aircraft Liability Insurance covering all owned, nonowned, or hired aircraft used in connection with the performance of this Agreement, including Guest Voluntary Settlement, with limits of not less than Twenty Five Million Dollars) $25,000,000) per occurrence.

     (b) Contractor agrees to maintain, at its own cost and expense, and except with respect to the insurance described in Section 11(b)(iii), to require each of its subcontractors performing any work or services under this Agreement to maintain, the following insurance coverages for the life of this Agreement in the manner and amounts, at a minimum, as set forth below:

         (i) Workers' compensation insurance in accordance with all applicable state law;

         (ii) Employer's liability and/or excess liability insurance in the amount of Twenty-Five Million Dollars ($25,000,000) per accident;

         (iii) Commercial general liability and/or excess liability insurance in the amount of Twenty Five Million Dollars ($25,000,000) per occurrence, such coverage to include products/completed operations liability, explosion, collapse and underground liability (x,c,u), contractual liability covering the obliga-tions assumed herein (whether performed by Contractor or any of its subcontractors), and sudden and accidental pollution liability;

         (iv) Business Automobile liability insurance for all owned, non-owned and hired vehicles in the amount of Twenty-Five Million Dollars ($25,000,000) each accident; and

         (v) If applicable, Aircraft Liability Insurance covering all owned, nonowned, or hired aircraft used in connection with the performance of this Agreement, including Guest Voluntary Settlement, with limits of not less than Twenty-Five Million Dollars ($25,000,000) per occurrence.

     (c) Each Party may, at its option, be an approved self-insurer for all insurance to be provided; provided that the approval of the State of
                                   -------------
         Ohio may be required for the insurances required of Owner in Sections 11(a)(i) and 11(a)(iv), and of Contractor in Sections 11(b)(i) and 11(a)(iv). Each Party will maintain such Deductibles and/or retentions under the insurance described in Sections 11(a) and 11(b), as applicable, as are maintained by other similarly situated companies engaged in a similar business. The Parties agree that all amounts of self-insurance, retentions and/or Deductibles are the responsibility of, and shall be borne by, the Party maintaining such insurance.

     (d) Except with respect to the insurance to be procured and maintained under Sections 11(a)(i), 11(a)(ii), 11(b)(i) and 11(b)(ii), each Party shall name the other Party as an additional insured only as their interest apply in respect to this agreement on the insurance procured pursuant to this Article 11. To the extent that either Party shall maintain permanent property insurance on its property, the provisions of this Section 11(d) shall apply to such permanent property insurance, and the Parties agree that such insurance shall be primary (over any insurance carried by the other Party and covering the same loss), to the extent of any loss to a Party's property in excess of any deductible.

     (e) To the extent permitted by Applicable Law, each Party hereby waives subrogation rights by the insurers in favor of the other Party and each of its assignees, Affiliates, agents, officers, directors, employees, contractors, subcontractors, insurers or policy issuers, whether by endorsement or otherwise, in respect of any type of liability of any of the persons insured under any and all such policies listed above.

     (f) IT IS UNDERSTOOD AND AGREED THAT THE INSURANCE REQUIREMENTS SET FORTH IN THIS ARTICLE SHALL IN NO WAY LIMIT EACH PARTY'S LIABILITY UNDER THIS AGREEMENT, NOR SHALL THEY BE CONSTRUED TO BE THE ULTIMATE TYPES AND AMOUNTS OF INSURANCE EACH PARTY SHOULD MAINTAIN TO ADEQUATELY COVER ITSELF FROM THE HAZARDS OF ITS OCCUPATION.

     (g) It is expressly agreed by each Party that any and all premiums, insurance taxes thereon in the State of Ohio, Deductibles and/or any other charges due with respect to such policies of insurance shall be assumed by, for the account of, and at each Parties' respective sole risk.

     (h) Within fifteen (15) days of the Effective Time and thereafter when requested, in writing, but not more than once every twelve (12) months, during the term of this Agreement (including any renewals) each Party shall provide to the other Party current certificates of insurance or other forms of evidence of insurance and evidence of approved self-insurance status with respect to all insurance required to be maintained by such Party under this Agreement. Certificates of insurance shall provide the following information:

        (i)    Name of insurance company, policy number and expiration date;

        (ii) The coverage maintained and the limits on each, including the amount of Deductibles or retentions, which shall be for the account of the Party maintaining such policy; and

        (iii) The insurance company shall endeavor to provide thirty (30) days prior written notice of cancellation to the certificate holder (ten (10) days for non-payment of premium).


12.  Audit and Records

     (a) Upon notice in writing to Contractor, Owner will have the right, during normal business hours, to audit Contractor's accounts and records relating to costs charged to the account of Owner for Transition Services and Demand Work (which accounts shall be maintained in accordance with generally accepted accounting principles and Applicable
         Law) within the twelve (12) month period following the date of invoice for such Transition Services and Demand Work. Owner will make reasonable efforts to conduct audits in a manner that will result in a minimum of inconvenience to Contractor. Contractor will bear no portion of such audit cost unless such audit reveals that the amount, if any, overcharged to the account of Owner for Transition Services or Demand Work during the twelve (12) month period prior to the beginning date of such audit is more than Fifty Thousand Dollars ($50,000). In such case, Contractor shall reimburse Owner for all reasonable out-of-pocket costs related to such audit. In all cases, Contractor shall, as applicable,
         (i) submit an invoice to Owner for the amount undercharged, if any, which amount Owner shall pay to Contractor not later than the twentieth
         (20th) day following the receipt of such invoice, or (ii) reimburse Owner for the amount overcharged, if any, within twenty (20) days after demand by Owner. If a Party is required to make a payment or reimbursement pursuant to the preceding sentence, such payment or reimbursement shall include an amount equal to the Interest Rate from the date such amount was originally undercharged or overcharged until such amount is paid or reimbursed, as the case may be. Contractor will not dispose of or destroy any records pertaining to Transition Services or Demand Work prior to the expiration of the twelve (12) month period following the date of invoice for such Transition Services or Demand Work.

     (b) All records and other files kept by Contractor with respect to the Transition Services and any Demand Work performed by Contractor are the property of the Owner and shall be kept on file by the Contractor for not less than one year after the term of this Agreement. At any time, upon request of the Owner, the Contractor shall submit any such records and files to the Owner; provided that Contractor may keep copies of
                                 -------------
         such records; and provided further that in no event shall Contractor be
                           ---------------------
         required to turnover permanently to Owner any original financial records necessary for Contractor to calculate its income or tax liability.

13.  Assignment

     (a) This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the respective Parties. This Agreement shall not be assigned, transferred or otherwise alienated by either Party without the other Party's prior written consent, which consent shall not unreasonably be withheld; provided that any assignee
                                                     -------------
         shall expressly assume the assignor's obligations hereunder and, unless expressly agreed to by the other Party, no assignment shall relieve the assignor of its obligations hereunder in the event its assignee fails to perform. Any attempted assignment, transfer or other alienation without such consent shall be void and not merely voidable.

     (b) Notwithstanding the above:

         (i) Either Party may assign this Agreement to any Affiliate of the assigning Party; provided that such Affiliate is of equal or
                                -------------
               greater financial strength of the assigning Party and such Affiliate expressly assumes the assignor's obligations hereunder; and/or

        (ii) Contractor may subcontract its obligations under this Agreement; provided that Contractor shall remain responsible for the proper performance of the work assigned to any such subcontractor.


14.  Liens

     Contractor shall not file or permit to be filed any lien with respect to the Transition Services and Demand Work and hereby expressly waives any right to file or cause to be filed a lien. Contractor, in its subcontracts, shall require all subcontractors to expressly waive the right to file any liens against Owner's property, and, if requested, provide Owner with copies of such waivers. In the event any claim is asserted or any lien filed against Owner or its property for Transition Services or Demand Work performed under this Agreement (other than for reasons attributable to Owner, such as Owner's default in payments due to Contractor under the terms of this Agreement), then unless Contractor provides a bond or other security to protect Owner and its property from any such lien claim, Owner shall be entitled to withhold any further payments to Contractor that become due under the Contract, up to the amount of such lien claim, until such claim is satisfied or the lien released, without cost to Owner, whereupon Owner shall pay Contractor such withheld amount. If Contractor fails to settle any claim or secure the release of any lien, Owner may take, after reasonable prior notice to Contractor, whatever steps it deems necessary to settle the claim or release the lien, including bonding off the lien. Owner may deduct its costs and expenses for settling any claim or securing the release of any lien filed by Contractor or its subcontractors from any money due or to become due to Contractor under the Contract. If final payment has been made, Contractor shall reimburse to Owner its costs to settle any claim or secure the release of any lien arising out of the Contract.

15.  Safety

     (a) Contractor shall maintain personal safety as the preeminent objective and responsibility of both Contractor and Owner and all work shall be planned and conducted accordingly.

     (b) Except as provided in Article 15(g), Contractor shall perform the Transition Services and Demand Work under its then current work practices and safety rules, which may include, as appropriate, providing first aid facilities and transportation, and requiring the use such safety devices and methods as are necessary to protect its employees, agents, subcontractors, Owner's employees and agents, other contractors and the public from bodily injury and property damage, all in accordance with Good Utility Practices.

     (c) Contractor shall comply with and enforce all laws, rules and regulations applicable to safety and health standards, including, but not limited to, the Occupational Safety and Health Act of 1970 (OSHA) and any revisions of OSHA or successor legislation, applicable to the Transition Services and Demand Work.

     (d) Contractor shall at all times manage, coordinate and enforce its work practices and safety rules during performance of the Transition Services and Demand Work, to the same extent as enforced for work that Contractor performs for itself or its Affiliates, and Contractor shall notify Owner of the name and contact information for its authorized representative to oversee its safety program, and Owner may discuss any safety concerns, compliance issues and other safety matters with such designated representative, provided nothing in this Article 15 shall require Contractor to revise its safety procedures, and Owner's sole remedy for safety related concerns shall be to terminate this Agreement, or terminate a specific Transition Service or Demand Work, as applicable, or pursue indemnification pursuant to Section 6 hereof, if applicable.

     (e) Contractor shall provide Owner with Material Safety Data Sheets (MSDS) for any applicable materials (to the extent such MSDS are required by Applicable Law, and to the extent such materials are not provided by Owner) which are under the sole care, custody and control of Contractor when delivered to Owner's sites, prior to delivery to Owner's sites.

     (f) Contractor shall coordinate with Owner so that Owner and/or Contractor may obtain site permits from any governmental authorities (as the Parties may agree), including, by way of example, use of explosives or the selections of sites for excavations, to the extent applicable, and shall coordinate with Owner access by Contractor's vehicles on Owner's sites, any excavation work, access to restricted areas, use of Owner's equipment, tools and facilities, and other similar activities by Contractor, and Owner shall cooperate with Contractor, in facilitating the Transition Services and Demand Work.

     (g) Owner will arrange all necessary clearances on energized equipment, electrical and communications circuits, piping systems or other operational equipment. Contractor shall coordinate with Owner in securing the appropriate clearances prior to the scheduling of Transition Services or Demand Work. Contractor shall comply with Owner's procedures related to its clearance permit system regarding Logon, lockout, tagging and switching of electrical and mechanical systems and other equipment; provided, however, that such procedures do not violate Contractor's safety rules. Further, Owner shall conduct a tailboard conference prior to any lockout, tagging or switching activity to review its procedures with Contractor's personnel.

     (h) Contractor is responsible for adherence to its personal protective grounding practices. Contractor will follow its work practices with respect to use and testing of Personal Protective Equipment.

     (i) Contractor will adhere to its sixteen (16) hour work rule.

     (j) Contractor shall inform Owner in writing regarding the types, quantities and use of any hazardous materials brought onto Owner's sites by Contractor; the types and quantities of any hazardous wastes being generated from the Transition Services and Demand Work; and Contractor's program for properly storing, handling and disposing of such materials, in accordance with Applicable Law and regulations.

     (k) Contractor shall inform Owner in a timely manner of all regulatory safety, health and environmental inspections, citations and penalties associated with Contractor's performance of the Transition Services and Demand Work. Contractor shall provide Owner with written reports and copies of all documents submitted to Contractor during the term of this Agreement or submitted by Contractor to any regulatory agencies and insurance companies, in connection with the Transition Services or Demand Work.

     (l) Contractor shall inform Owner as soon as practicable of any injuries to its employees, agents, subcontractors, or other persons arising out of the Transition Services and Demand Work that require medical treatment.

     (m) Owner shall be responsible to obtain and maintain all permits required by regulatory agencies for the operation of the T&D System, and to properly complete all record keeping required by regulatory agencies with respect to the T&D System. Contractor shall coordinate with Owner, and shall properly complete all record keeping required by regulatory agencies with respect to the Transition Services and Demand Work, and provide copies to Owner, to the extent such records are required to be filed with an applicable regulatory agency. Upon the reasonable request by Owner, Contractor shall provide Owner with copies of all of Contractor's other internal logs, reports and other records with respect to Contractor's performance of the Transition Services and Demand Work.

     (n) At the request of Owner, Contractor shall investigate all accidents resulting from the Transition Services and Demand Work that result in personal injury or property damage to determine root cause(s) and corrective action(s). Upon the request by Owner, Contractor shall provide Owner with a copy of any investigative reports related to such incidents, including all documents submitted by Contractor to insurance companies. Owner shall reasonably cooperate with Contractor in the performance of such investigation.

     (o) All of Contractor's employees, agents, subcontractors, vehicles, trailers, etc. entering or leaving the Owner's sites are subject to reasonable and customary inspections at any time by Owner, in accordance with Owner's written policies and procedures regarding such inspections (which shall be delivered to Contractor, prior to the scheduling of any site visits by Contractor to Owner's sites).

     (p) If a safety violation or other unsafe condition causes imminent danger to persons or property, Owner may immediately shut down the Transition Services and Demand Work involved without advance written notice and immediately notify Contractor's designated representative.

     (q) If Contractor is performing any field work at any of Owner's sites on the T&D System, then Contractor and all of its subcontractors performing such work at those sites must have in place a substance abuse program for their employees. This program must apply to all personnel performing such work. Minimum requirements of this program shall include pre-hire testing, testing for cause and the right to perform random testing.

     (r) Contractor shall comply with NERC's cyber security requirements.

16.  Intellectual Property

     (a) Owner will own any intellectual property, including trademarks, patents, copyrights and trade secrets, developed by Owner or Contractor during the term of this Agreement (other than proprietary data furnished by Contractor or any of its subcontractors) from the Transition Services and any Demand Work. Any work product hereunder shall be deemed "work made for hire", excluding any proprietary software used by Contractors or its subcontractors, which shall not be considered as "work for hire." Contractor will cooperate with Owner to assign or cause to be assigned to Owner any intellectual property that Owner shall be entitled to, under the terms of this Section 16(a).

     (b) Contractor warrants that its performance of the Transition Services and any Demand Work will not infringe upon or violate any trademarks, patents, copyrights, trade secrets or other third party property rights. Contractor agrees to indemnify and save Owner harmless from and against any liability or damages, including attorneys' fees, arising out of any alleged infringement or violation to the extent related to the Transition Services or any Demand Work.

17.  Independent Contractor Relationship

     In the performance of the Transition Services and any Demand Work, Contractor shall be an independent contractor and neither Party shall be deemed an employee, agent, partner, or joint venturer of or with the other. Contractor will, subject to payments by Owner pursuant to Article 3, be solely responsible for the payment of any employment-related taxes, insurance premiums, or employment benefits in respect of the provision of its employees under this Agreement.

18.  Amendments; Waivers

     The terms of this Agreement shall not be amended or modified, except in writing signed by both Parties. No provision hereof may be waived except in writing by the Party against whom enforcement of such waiver is sought.

19.  Headings

     The section headings in this Agreement are included for reference only. They are not a part of this Agreement and shall not affect the interpretation and construction of this Agreement.

20.  Entire Agreement

     With respect to the subject matter hereof, this Agreement (together with Exhibit A hereto) supersedes all previous representations, understandings, negotiations, and agreements, either written or oral, between the Parties or their representatives and constitutes the entire contract between the Parties. No part of any purchase order, request for proposal or other document issued by one Party in connection with the Transition Services or any Demand Work shall be binding upon the other Party or affect such other Party's rights or obligations hereunder unless this Agreement is amended to incorporate and include any provision of any such purchase order, request for proposal or other document issued by a Party in connection with the Transition Services or Demand Work, as applicable, which amends or modifies a Party's rights or obligations under this Agreement, and such amendment is signed by a duly authorized representative of each Party, provided that in the case of a work order for Demand Work, that such work order be signed by both Parties.

21.  Governing Law

     This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, except for the provisions of such laws dealing with conflicts of law. This Agreement is intended for the benefit of the Parties and does not grant any rights to any third-parties unless otherwise specifically stated herein.

22.  Breach, Default and Remedy

     (a) A breach of this Agreement ("Breach") shall include:
                                      ------

         (i)    The failure to pay any amount due hereunder;

         (ii) The failure to comply with any material term or condition of this Agreement, including any material breach of a representation, warranty or covenant made in this Agreement;

         (iii) If a Party: (i) becomes insolvent; (ii) files a voluntary petition in bankruptcy under any provision of any federal or state bankruptcy law or shall consent to the filing of any bankruptcy or reorganization petition against it under any similar law; (iii) has an involuntary petition in bankruptcy filed against it under any such law and such petition has not been dismissed within one hundred twenty (120) days; (iv) makes a general assignment for the benefit of its creditors; or
                (v) consents to the appointment of a receiver, trustee or liquidator;

         (iv) Assignment of this Agreement in a manner inconsistent with the terms of Article 13; and/or

         (v) Failure of Owner to provide access rights, or Owner's attempt to revoke, restrict or terminate such access rights, as provided under this Agreement.

     (b) A default of this Agreement ("Default") shall occur upon the failure of
                                       -------
         a Party in Breach of this Agreement to cure such Breach in accordance with this Section 22(b). Upon the occurrence of a Breach (other than a Breach described in Sections 22(a)(i) or 22(a)(iii) above), the non-Breaching Party, when it becomes aware of such Breach, shall give written notice thereof to the Breaching Party and to any other person such Party identifies in writing to the non-Breaching Party in advance. Such notice shall set forth, in reasonable detail, the nature of the Breach, and where known and applicable, the steps necessary to cure such Breach. Upon receiving such notice hereunder, the Breaching Party shall have thirty (30) days to cure such Breach. If a Breach is such that it cannot be cured within thirty (30) days, the Breaching Party will commence in good faith all steps as are reasonable and appropriate to cure such Breach within such thirty (30) day time period and thereafter diligently pursue such action to completion. Except with respect to a Breach described in Section 22(a)(i) or 22(a)(iii) above, in the event the Breaching Party fails to cure the Breach, or to commence reasonable and appropriate steps to cure the Breach, within thirty (30) days of becoming aware thereof, and thereafter diligently pursue such action to completion, the non-Breaching Party may (i) commence an action to require the Party in Breach to remedy such Breach and specifically perform its duties and obligations hereunder in accordance with the terms and conditions hereof and/or
         (ii) exercise such other rights and remedies as it may have in equity or at law (including, but not limited to, termination of this Agreement). Upon ten (10) Business Days' prior notice to a Party in Breach of the occurrence of a Breach described in Section 22(a)(i) above and if such Breach is continuing, and immediately upon the occurrence of a Breach described in Section 22(a)(i) or Section 22(a)
         (iii), the Party not in breach may (x) commence an action to require the Party in Breach to remedy such Breach and perform its duties and obligations hereunder in accordance with the terms and conditions hereof and/or (y) exercise such other rights and remedies as it may have in equity or at law (including, but not limited to, termination of this Agreement), subject to any applicable limits of liability herein provided.

     (c) In the event of any Default by either Party, pending any termination of this Agreement by the non-Defaulting Party, the Parties shall continue to operate and maintain, as applicable, the T&D System in a safe and reliable manner. Further, upon a termination of this Agreement by Contractor, Contractor will continue to provide such minimal Transition Services for the T&D System as Contractor deems necessary to maintain the safe and reliable operation of the T&D System until such time as Owner (i) elects to self-provide such services or (ii) contracts for such services with a third party. In such event, notwithstanding the termination of this Agreement, Owner shall be liable to pay all of Contractor's costs and other expenses in providing such minimal services, on a Cost Basis, in accordance with Exhibit A.

23.  Dispute Resolution

     (a) This Article shall apply to any dispute, claim, or controversy arising out of or relating to this Agreement (a "Dispute"). In the event of a
                                                  -------
         Dispute, the Party alleging such Dispute shall provide written notice thereof to the other Party. The Parties shall negotiate in good faith to resolve the Dispute for a period of up to thirty (30) days from the date of the written notice. If the Parties do not resolve the Dispute within such thirty (30) day period, then upon written notice by either Party the Dispute shall be determined as provided herein by binding arbitration administered by the American Arbitration Association ("AAA") under its Commercial Arbitration Rules, and judgment on the
           ---
         award rendered by the arbitrator may be entered in any court having jurisdiction thereof. One arbitrator shall be selected from the AAA's Roster of Neutrals using the AAA's listing process; provided that he/ she shall be a member of the bar of the District of Columbia or of a state of the United States and shall have actively engaged in the practice of law for at least fifteen (15) years. The Parties shall return their respective strikes and preferences to the AAA within twenty (20) days of receipt of the list. If a Party fails to timely return its strikes and preferences, an arbitrator will be invited to serve based solely on the strikes and preferences timely provided by the other Party. All proceedings in arbitration, including all conferences and hearings, will be held in Washington, D.C. unless otherwise agreed between the Parties. Consistent with the expedited nature of arbitration, each Party will, upon the written request of the other Party, promptly provide the other with copies of documents on which the producing Party intends to rely in support of or in opposition to any disputed item. Any dispute regarding discovery, or the relevance or scope thereof, shall be determined by the arbitrator, which determination shall be conclusive. At the request of a Party, the arbitrator shall have the discretion to order examination by deposition of witnesses to the extent the arbitrator deems such additional discovery relevant and appropriate. All objections are reserved for the arbitration hearing except for objections based on privilege and proprietary or confidential information. All discovery shall be conducted in accordance with the AAA rules of procedure. A schedule for completing discovery shall be agreed to between the Parties within twenty-one (21) days of the appointment of the arbitrator and submitted to the arbitrator for his/her approval. In the event the Parties are unable to agree to a schedule for completing discovery, they shall each submit their discovery proposals to the arbitrator within thirty (30) days of his/her appointment. The arbitrator shall issue a discovery scheduling order within ten (10) days after the parties submit their competing proposals. All discovery shall be completed within one hundred eighty (180) days following the appointment of the arbitrator. Hearing on the merits will be scheduled by the arbitrator on not less than thirty (30) days' notice to each Party. The arbitrator shall award to the prevailing Party, if any, as determined by the arbitrator, all of the prevailing Party's costs and fees. "Costs and fees" mean all
                                                    --------------
         reasonable pre-award expenses of the arbitration, including the arbitrator's fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees, and attorneys' fees. The award shall be in writing, shall be accompanied by a reasoned opinion, and shall be signed by the arbitrator.

     (b) If the Parties agree that any Dispute hereunder involves technical issues, then they may mutually agree to submit such dispute to arbitration by a single independent electrical engineer ("Third Party
                                                                   -----------
         Engineer") for resolution in accordance with the general arbitration -------- provisions set forth in Section 23(a), except to the extent specifically provided in this Section 23(b). The Parties intend that a Third Party Engineer accept appointment as such within ten (10) Business Days after an agreement has been reached between the Parties to submit a dispute to arbitration as provided in this Section 23(b). Either Party may request the AAA to prepare a list of five (5) unbiased, neutral individuals who are qualified to act as the Third Party Engineer for the technical dispute in question. Each engineer on the roster of candidates to be selected by the AAA shall have not less than fifteen (15) years experience as an electrical engineer on transmission and/or distribution systems, as applicable. One engineer shall be selected from the AAA's roster of neutral engineers, provided that he/she shall have been actively engaged and licensed as an electrical engineer for not less than fifteen (15) years, with relevant experience with transmission and/or distribution systems, as applicable. The Parties shall return their respective strikes and preferences to the AAA within twenty (20) days of receipt of the list. If a Party fails to timely return its strikes and preferences, the Third Party Engineer will be invited to serve based solely on the strikes and preferences timely provided by the other Party.

     (c) The submission of any Dispute to arbitration shall not impair a Party's right to seek or obtain from a court of competent jurisdiction a temporary restraining order and other preliminary injunctive relief to preserve the status quo or to seek or obtain another available extraordinary remedy while any such arbitration is pending or is being appealed or reviewed. Any such action seeking temporary or preliminary equitable relief must be filed in a court of competent jurisdiction located within Franklin County, Ohio and each Party expressly submits to personal jurisdiction of any such court located within Franklin County, Ohio.

24.  Notices

     All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon receipt by: hand delivery (which shall not include delivery by the U.S. Mail); certified or registered U.S. Mail, return receipt requested; facsimile transmission with electronic confirmation of receipt or delivery; or e-mail transmission with electronic confirmation of receipt or delivery, or delivery by courier:

     (a) If to Contractor, to:

                     Monongahela Power Company
                     800 Cabin Hill Drive
                     Greensburg, Pennsylvania 15601
                     Facsimile:  (724) 838-6797
                     Attention:  Mark Mader

                     with a copy to:

                     Allegheny Power
                     800 Cabin Hill Drive
                     Greensburg, Pennsylvania 15601
                     Facsimile: (724) 838-6797
                     Attention:  Kathryn L. Patton

     (b) If to Owner, to:

                     Columbus Southern Power Company
                     1 Riverside Plaza
                     Columbus, Ohio 43215
                     Facsimile:  (614) 716-2807
                     Attention:  Stephen P. Smith

                     with a copy to:

                     American Electric Power Service Corporation
                     1 Riverside Plaza
                     Columbus, Ohio 43215
                     Facsimile:  (614) 716-2014
                     Attention:  John W. Seidensticker, Senior Counsel

                     and:

                     Squire, Sanders & Dempsey L.L.P.
                     4900 Key Tower
                     127 Public Square
                     Cleveland, Ohio 44114
                     Facsimile: (216) 479-8780
                     Attention:  Dynda A. Thomas


     Such names and addresses may be changed by written notice as provided in this Section to each person listed above.


25.  Confidentiality

     (a) Each Party will hold in confidence any and all information obtained from the other Party ("Confidential Information") as provided in
                                ------------------------
         this Article 25 unless (i) subject to Section 25(d), compelled to disclose such information by judicial or administrative process, Applicable Law or as otherwise provided for in this Agreement, or (ii) to meet obligations imposed by the local regulatory commission or by a Governmental Authority or by membership in NERC, RRC or a Controlling RTO. Information required to be disclosed under (a)(i) or (a)(ii) above, does not, by itself, cause any information provided by a Party to the other Party to lose its confidentiality. To the extent it is necessary for either Party to release or disclose Confidential Information to a third party in order to perform that Party's obligations herein, such Party shall advise the other Party prior to disclosure (as provided in Section 22(d) below), and shall further advise said third party of the confidentiality provisions of this Agreement and use its best efforts to require said third party to agree in writing to comply with such provisions. A Party may disclose Confidential Information to its Affiliates, contractors and subcontractors performing any obligations under this Agreement on behalf of such Party, provided that such Affiliates, contractors or
                               -------------
         subcontractors agree to be bound by the confidentiality provisions of this Agreement.

           (b)      During the term of this Agreement, and for a period of three
                    (3) years after the expiration or termination of this Agreement, except as otherwise provided in this Article 25, each Party shall hold in confidence and shall not disclose to any Person Confidential Information.

           (c)      During the term of this Agreement, and for a period of three
                    (3) years after the expiration or termination of this Agreement, each Party shall use at least the same standard of care to protect Confidential Information it receives as that it uses to protect its own Confidential Information from unauthorized disclosure, publication or dissemination.

           (d) If a Governmental Authority with the right, power, and apparent authority to do so requests or requires either Party, by subpoena, oral deposition, interrogatories, requests for production of documents, administrative order, or otherwise, to disclose Confidential Information, that Party shall provide the other Party with prompt written notice of such request(s) or requirement(s) so that the other Party may seek an appropriate protective order or waive compliance with the terms of this Agreement. The notifying Party shall have no obligation to oppose or object to any attempt to obtain such production except to the extent requested to do so by the notified Party and at the notified Party's expense. If either Party desires to object or oppose such production, it must do so at its own expense. The disclosing Party may request a protective order to prevent any Confidential Information from being made public. If the disclosing Party fails to obtain a protective order, the Party may disclose such Confidential Information which, in the opinion of its counsel, the Party is legally compelled to disclose. Each Party will use reasonable effort to obtain reliable assurance that confidential treatment will be accorded any Confidential Information so furnished.

           (e) Each Party may utilize information or documentation furnished by the disclosing Party, subject to Section 25(a), in any proceeding or in an administrative agency or court of competent jurisdiction addressing any dispute arising under this Agreement, subject to a confidentiality agreement with all participants or a protective order.

           (f) The Parties agree that monetary damages by themselves will be inadequate to compensate a Party for the other Party's breach of its obligations under this article. Each Party accordingly agrees that the other Party is entitled to equitable relief, by way of injunction or otherwise, if it breaches or threatens to breach its obligations under this
                    Article 25.

           (g) All Confidential Information shall remain the property of the disclosing Party. No license or other rights under any patents, trademarks, copyrights or other proprietary rights is granted or implied by the disclosure of the Confidential Information.

           (h) Upon termination or expiration of this Agreement, each Party shall promptly return to the other Party all of the other Party's Confidential Information.

26.      Execution in Counterparts

         This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute for all purposes one agreement. Signatures hereon sent by facsimile may be treated as original signatures.

27.      Survival

         Any obligations incurred by the Parties under this Agreement to make payments due or remit costs, as agreed to prior to the termination hereof, shall survive the termination of this Agreement, together with any other provision expressly providing for such survival. In addition, the applicable provisions of this Agreement shall continue in effect after expiration, cancellation or termination hereof to the extent necessary to provide for (a) final billings and billing adjustments, including audit rights and the obligation to retain sufficient records for such purpose, (b) the determination and enforcement of liability and indemnification obligations arising from acts or events that occurred while this Agreement was in effect, including warranty obligations (subject to the expiration of any applicable Warranty Period) and dispute mechanisms, and (c) the obligations of the Parties to hold in confidence, not disclose and protect Confidential Information.

         By execution of this Agreement, the Parties agree to be bound by the terms hereof, effective as of the Effective Time hereof.

Columbus Southern Power Company                     Monongahela Power Company

By ____________________________________   By____________________________________

Name___________________________________   Name__________________________________

Title__________________________________   Title_________________________________

                                    EXHIBIT A
                                       TO
                               SERVICES AGREEMENT


1.0      Definitions and Rules of Construction.

         The rules of usage applicable to the definitions in Section 1.0 of this Exhibit A shall apply to all definitions in the Agreement. Capitalized terms defined in this Section 1.0 of this Exhibit A shall have the respective meanings set forth herein, however, the Parties agree that in the event of a conflict in the definitions between the capitalized terms set forth below in this Section
1.0 and the capitalized terms in the rest of the sections of this Exhibit A, then the definitions set forth below shall control for the purposes of the Agreement, and shall have the respective meanings set forth below, unless a different meaning shall be expressly stated in the Agreement, in which case the definition in the Agreement shall control:

         "AAA" is defined in Section 23(a) of the Agreement.
          ---

         "Affiliates" has the meaning set forth in Rule 12b-2 under the Exchange
          ----------
Act.

         "Agreement" means the Services Agreement to which this Exhibit A is
          ---------
attached, as more particularly defined in the preamble to the Services
Agreement.

         "Agreement Expiration Date" is defined in Section 2(a) of the
          -------------------------
Agreement.

         "Allocation Fraction" is defined in Section 4(b) of the Agreement.
          -------------------

         "APA" means the Asset Purchase Agreement dated as of August 2, 2005
          ---
between Monongahela Power Company and Columbus Southern Power Company.

         "Applicable Law" means, collectively, all applicable federal, state and
          --------------
local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority (other than any such agreements which are entered into in respect of a commercial transaction).

         "Breach" is defined in Section 22(a) of the Agreement.
          ------

         "Business Day" means any day other than Saturday, Sunday and any day
          ------------
that is a legal holiday or a day that banking institutions in the City of New York, New York are authorized by law or other governmental action to close.

         "Claims" is defined in Section 6 of the Agreement.
          ------

         "Confidential Information" is defined in Section 25(a) of the
          ------------------------
Agreement.

         "Contractor" has the meaning ascribed to such term in the preamble to
          ----------
the Agreement.

         "Control Area" means PJM Interconnection, L.L.C.
          ------------

         "Controlling RTOs" means PJM Interconnection, L.L.C.
          ----------------

         "Cost Basis" has the meaning in Section 4.1 of this Exhibit A.
          ----------

         "Deductible" means, with respect to an insured loss with respect to
          ----------
insurance required to be provided under Article 11 of the Agreement, the amount of the insured loss to be borne by the insured Party before reimbursement for the insured loss will be provided by an insurance carrier.

         "Default" is defined in Section 22(b) of the Agreement.
          -------

         "Demand Work" is defined in Section 3.0 of this Exhibit A.
          -----------

         "Dispute" is defined in Section 23(a) of the Agreement.
          -------

         "Effective Time" has the meaning ascribed to such term in the preamble
          --------------
to the Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended,
          ------------
and the rules and regulations promulgated thereunder.

         "Force Majeure" or "Force Majeure Event" means acts of God; strikes,
          -------------      -------------------
lockouts or industrial disputes or disturbances; civil disturbances; arrests and restraints from rulers of people; interruptions by government, administrative agency or court orders other than as a result of a failure to comply with Applicable Laws; present or future valid orders decisions or rulings of any governmental or administrative entity having proper jurisdiction; acts of the public enemy; wars; riots; blockades; insurrections; inability to secure labor or inability to secure materials, including inability to secure materials by reason of allocations promulgated by authorized governmental agencies; epidemics; landslides; lightening; earthquakes; fire; storms; severe or unseasonable weather conditions; floods; washouts; wind; tornadoes; whether of the kind herein enumerated or otherwise, not reasonably within the control of the Party claiming force majeure. Notwithstanding the foregoing, bankruptcy-related decisions or court orders shall not be considered Force Majeure Events.

         "Good Emergency Practices" means those practices, methods, standards,
          ------------------------
guides, or acts, as applicable, that are generally accepted in the region where the T&D System is located during an emergency, consistent with Good Utility Practices, with the goal to restore service as quickly as possible, i.e., consistent with the objectives of safety, environmental protection and expediency. Good Emergency Practices are intended to be acceptable practices, methods, or acts generally accepted in the region, and are not intended to be limited to the optimum practices, methods, or acts to the exclusion of all others.

         "Good Utility Practices" means those practices, methods, standards,
          ----------------------
guides, or acts, as applicable, that (a) are generally accepted in the region where the T&D System is located during the relevant time period for use in the electricity transmission and distribution industry, respectively, as applicable,
(b) are commonly used in prudent electricity transmission and/or distribution engineering, construction, project management and operations (as applicable), and (c) would be expected if the T&D System is to be conducted at a reasonable cost in a manner consistent with Applicable Laws, standards promulgated by PJM Interconnection, L.L.C. and the North American Electric Reliability Council, and consistent with the objectives of reliability, safety, environmental protection, economy and expediency. Good Utility Practices are intended to be acceptable practices, methods, or acts generally accepted in the region, and are not intended to be limited to the optimum practices, methods, or acts to the exclusion of all others.

         "Governmental Authority" means any nation or government, any state or
          ----------------------
other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Indemnified Party" is defined in Section 6(a) of the Agreement.
          -----------------

         "Indemnifying Party" is defined in Section 6(a) of the Agreement.
          ------------------

         "Interest Rate" means the rate per annum established as the "Prime
          -------------
Rate" in the Wall Street Journal's "Money Rate" or similar table. If multiple prime rates are quoted in the table then the highest prime rate will be the "Prime Rate". In the event that the prime rate is no longer published by the Wall Street Journal in the "Money rates" or similar table, then the Parties may mutually agree upon an alternative published index based upon comparable information as a substitute prime rate. Upon the selection of a substitute prime rate, the applicable interest rate will thereafter vary in relation to the substitute index.

         "Logon" means providing notice of location and line, circuit number, or
          -----
substation where work is being performed or facilities are being inspected to Owner's dispatch center in accordance with Owner's procedures.

         "Negligent Party" is defined in Section 7(b) of the Agreement.
          ---------------

         "Non-Negligent Party" is defined in Section 7(b) of the Agreement.
          -------------------

         "Owner" has the meaning ascribed to such term in the preamble of the
          -----
Agreement.

         "Party" is defined in the first paragraph to the Agreement.
          -----

         "Person" means any natural person, corporation, limited liability
          ------
company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Responsible Persons" of the Contractor or Owner means an officer,
          -------------------
employee, agent or subcontractor thereof, duly authorized to perform a specific task related to the Transition Services or Demand Work.

         "RRC" means a regional reliability council within the Control Area of
          ---
the Transmission System, such current RRC being East Central Area Reliability
(ECAR).

         "Support Services Equipment" has the meaning ascribed to such term in
          --------------------------
Section 3.1.8 of this Exhibit A.

         "Suspended Obligations" has the meaning ascribed to such term in
          ---------------------
Section 8(a) of the Agreement.

         "Transition Services" has the meaning ascribed to such term in Section
          -------------------
2.0 of this Exhibit A.

         "Transition Service Termination Date" has the meaning ascribed to such
          -----------------------------------
term in Section 2(d) of the Agreement.

         "T&D System" means, collectively, both the Transmission System and the
          ----------
distribution system that Owner has purchased from Contractor under the terms of the APA.

         "Transmission System" means the high voltage electrical transmission
          -------------------
system more particularly described in the APA and therein defined as the "Transmission."

         "Withholding Party" has the meaning ascribed to such term in Section
          -----------------
4(b) of the Agreement.

2.0      Description of Transition Services

         2.1  Overview. The services described in this Section 2.0 of Exhibit A
              --------
to this Agreement ("Transition Services") shall be provided for the purpose of
                    -------------------
enabling the continued commercial operation of the T&D System from the Effective Time through the Transition Service Termination Date of each Transition Service. The performance of Transition Services shall be the sole responsibility of Contractor through the Transition Service Termination Date, for each such Transition Service. The performance of the Transition Services shall be the sole responsibility of the Owner after the Transition Service Termination Date, for each such Transition Service. From the Effective Time through the Transition Service Termination Date, Contractor shall work with Owner to transfer to Owner such information, records and contracts associated with the T&D System as may be required to enable Owner to perform the Transition Services as soon as reasonably possible, but in any case, on or after the Transition Service Termination Date, for each such Transition Service.

         2.2  Specific Transition Services.
              ----------------------------

              2.2.1    Substation Transition Services.

                        2.2.1.1 Contractor shall inspect all substations listed on Exhibit D attached hereto and made a part hereof ("Substations") on a monthly basis
                                                -----------
                                  and shall provide system protection and
                                  substation control services of the
                                  Substations. Contractor shall also provide substation equipment work, that may include the repair of conditions found during such inspections, including rebuilding pumps, reprocessing oil, cleaning oil coolers, and any other parts and repairs on transformers; adjustments and any repairs and parts on switches; repairs for major failures to breakers including replacing contacts, bushings, porcelain and ceramic, flanges, housings, bearings, resistors, capacitors; any repairs and parts on circuit switchers; any parts, materials, and labor to correct problems found during breaker inspections and any repairs and parts on reactors. The Owner shall provide all ratings for such equipment.


              2.2.2    Basic Transition Services
                       -------------------------

                        2.2.2.1   Transitional Administration and Records
                                  ---------------------------------------
                                  Management. Contractor will assist Owner in
                                  ----------
                                  the transfer and conversion of all information and records needed by Owner to operate all of the various information systems used in the operations of the T&D System. This would include, but not be limited to, information regarding customer accounts, receivables, payables, fixed assets.

                        2.2.2.2   Call Center Support Services. Contractor will
                                  ----------------------------
                                  provide services needed by Owner to support call center activities. These services will include, but not be limited to: interactive voice response service; live agent call handling (6:00 a.m. to 8:00 p.m., Monday through Friday, 8:00 a.m. to 4:30 p.m. on Saturday); trouble calls; incidental calls; and 24 X 7 emergency call handling service.

                        2.2.2.3   Communication Systems Access. For the term of
                                  ----------------------------
                                  and in accordance with the Tower Lease
                                  Agreement executed contemporaneously with this Agreement by the Parties or their Affiliates, Contractor will permit the sharing of its 450 MHz radio system until such time as Owner is able to build and begin using its own radio system. Owner will use commercially reasonable efforts to limit this sharing period to the shortest period possible. This sharing would include, but not be limited to, the following: sharing of the existing antennas at the Pleasants Power Station and at the Paden City site; the leasing of room space at each site to install a secure cabinet to house a 450 MHz radio repeater, transmitter combiner, and receiver multicoupler; and 120 VAC circuits run from emergency power capability for both the radio repeater and the multicoupler.


              2.2.3    On-Demand Transition Services


                       2.2.3.1   Service Restoration. Contractor shall provide
                                 -------------------
                                 service restoration for Owner on an "on-call"
                                                                      -------
                                 basis in order for Owner to (i) repair the necessary equipment to allow the delivery of energy to a service point after a failure of equipment or material on the T&D System for any reason, (ii) perform the necessary switching in Transmission and/or Distribution System substations and on transmission and/or distribution lines to restore service and/or facilitate line or substation equipment repairs after such failure and (iii) perform all work necessary, including vegetation removal, to restore the Transmission and/or Distribution System to service after such failure.

                       2.2.3.2   Emergency Repairs. Contractor shall perform
                                 -----------------
                                 unexpected maintenance and repairs and respond to equipment alarms on an "on-call" basis on
                                                            -------
                                 the Transmission and/or Distribution System
                                 (including the Substations) to maintain system integrity, safety and customer service.

3.0      Description of Demand Work

         3.1 Overview. The work and services described in this Section 3 of this
             --------
Exhibit A, which are outside of the scope of the Transition Services and which are requested by Owner in writing and are agreed to be performed by Contractor based on an agreed, estimated budget ("Demand Work") and shall include, but not
                                       -----------
be limited to failures/replacements, pole and line services, equipment refurbishment, system protection work, and repair or replacement of control center equipment, as herein below more particularly described. To the extent requested by Owner and agreed to be performed by Contractor, the scope of the Demand Work shall be as follows:

              3.1.1    Failures/Replacements. Contractor may perform the repair
                       ---------------------
                       and/or replacement of failed or defective equipment and parts on the T&D System for Owner, including equipment and parts that have failed due to acts of God and normal life cycle use, to allow the Transmission and/or Distribution System to return to normal operations. Replacement of the equipment and parts shall be made with similar equipment and parts (provided that Contractor
                                                    -------------
                       shall not warrant any equipment or parts, but shall assign to Owner any vendor or manufacturer warranties, to the extent assignable) whose specifications are equal to, or exceed the specifications of the original equipment or parts. In the event that the Contractor is unable to avail itself of replacement equipment or parts with specifications at least equal to the original equipment or parts, the Contractor shall, except in the case of emergency, gain the Owner's approval before installing any other equipment or parts, such approval not to be unreasonably withheld or delayed. During the initial six
                       (6) months after the Effective Time, if there is no Force Majeure Event affecting Contractor or its Affiliates (i) if the availability of substation transformers and equipment in Contractor's inventory or in the inventory of any of Contractor's Affiliates for the Substations ("Substation Equipment") is not limited, Contractor shall give Owner "equivalent priority" to utilize such Substation Equipment and (ii) if the availability of such Substation Equipment is limited, Contractor shall allocate the Substation Equipment applying the priorities typically applied using Good Utility Practice, while treating the T&D System as if it where still in Contractor's service territory. During a Force Majeure Event affecting Contractor or its Affiliates, Owner shall have no right to any such Substation Equipment. Such equipment shall be offered to Owner at Contractor's cost. After such initial six months, Contractor shall only provide Substation Equipment to Contractor on an as available basis, after first taking into consideration the needs of Contractor and its Affiliates. Contractor shall also offer Owner use of its 23-12/4 kV, 7 MVA mobile substation, on an as available basis, applying the same priorities as for the Substation Equipment set forth above, both during the initial six months and thereafter. For use of the mobile substation, Owner shall pay a charge of $5,250 per week, which would be invoiced along with the man-hours to perform the installation, in-service maintenance and removal of the mobile substation.


              3.1.2    Pole and Line Services. Contractor may perform pole and
                       ----------------------
                       line services that may include the supervision of special pole and line inspections and maintenance repairs resulting from routine as well as from special pole and line inspections. Special line inspections may be performed following an unscheduled operation of line breakers for the purpose of locating the cause of the unscheduled operation. The supervision of such inspections will be performed on a visual and/or diagnostic basis from either the air or ground, as applicable.

              3.1.3    Equipment Refurbishment. Contractor may perform equipment
                       -----------------------
                       refurbishment for Owner that consists of repairing or refurbishing previously used spare equipment prior to re-use of such equipment.

              3.1.4    System Protection Work. Contractor may perform system
                       ----------------------
                       protection work as needed for the T&D System. System protection work may consist of transmission system relaying, system development review, interconnection analysis, system modeling and analysis, disturbance monitoring, automatic system restoration, criteria development and maintenance, operations support, and maintenance and field support.

              3.1.5    Repair or Replacement of Control Room Equipment.
                       -----------------------------------------------
                       Contractor may provide repair or replacement of control room equipment that is installed in the control room as of the Effective Time (the "Support Services Equipment"),
                                                   --------------------------
                       to the extent that the Support Services Equipment is damaged, malfunctioning or destroyed, or merely comes to the end of its useful life, during the term of the Agreement. Unless agreed by Contractor (such agreement not to be unreasonably withheld), Contractor shall not be required to provide any services related to any new control room equipment or upgrades to the Support Services Equipment.

              3.1.6    General Services. To the extent that Owner and Contractor
                       ----------------
                       can mutually agree, Contractor agrees to provide other transition services requested by Owner during the term of this Agreement that are required for the provision of safe and reliable electric service on the T&D System or for continuity of customer service, which have not been specifically identified in this Agreement, but for which a need becomes evident during the time between the date of this Agreement and the Transition Service Termination Date, with such mutual agreement not to be unreasonably withheld, but shall take into account the availablity of resources.


4.0      Pricing of Transition Services

         4.1  Pricing of Transition Services. All Transition Services shall be
              ------------------------------
              provided on a Cost Basis. The "Cost Basis" for Transition Services shall be defined as the sum of (i) the direct labor and material costs incurred in providing the Transition Services, (ii) loadings for such labor costs including paid absence, incentive compensation, employee benefits, payroll taxes and training and supervision, (iii) general overhead, such as garage, clerical support, general administration, buildings, systems, software, equipment necessary to provide the service, as applicable, and
              (iv) sales and use taxes directly incurred by Contractor in the performance of its obligations hereunder. In lieu of the calculation of items (ii) and (iii) above, the Parties may agree on a fixed percentage to represent the Party's reasonable estimate of such costs, which shall be stated as a fixed percentage of the amount in item (i) above.

         4.2. Pricing of Demand Work. Any Demand Work agreed to be performed and
              ----------------------
              specified in a work order shall be provided on a Cost Basis, as provided in Section 4.1 above, for Transition Services.

                                    EXHIBIT B
                        OPERATION AND MAINTENANCE BUDGETS
                       FOR SUBSTATION TRANSITION SERVICES
                          AND BASIC TRANSITION SERVICES



                                                    OH Transition O&M
                                                    -----------------
                                                     $ in Thousands
                                                    -----------------
                                                    2006      2007
---------------------------------------------------------------------
Salaries and Wages                                      500       600
---------------------------------------------------------------------
Empl Benefits                                           190       230
---------------------------------------------------------------------
Materials and Supplies                                  350       425
---------------------------------------------------------------------
Contract Work                                           -         -
---------------------------------------------------------------------
Other O&M Expense                                        50        60
---------------------------------------------------------------------
Uncollectible                                           -         -
---------------------------------------------------------------------
Rent Expense
---------------------------------------------------------------------
Advertising                                             -         -
---------------------------------------------------------------------
Company Vehicle Expenses                                105       125
---------------------------------------------------------------------
Dues and Subscriptions                                  -         -
---------------------------------------------------------------------
Employee Expenses                                         5         6
---------------------------------------------------------------------
Miscellaneous Expense                                   -         -
---------------------------------------------------------------------
Office Expenses                                         -         -
---------------------------------------------------------------------
Utilities                                               -         -
---------------------------------------------------------------------
Total Operation and Maintenance                       1,200     1,250
---------------------------------------------------------------------

                                    EXHIBIT C
                                 FORM OF INVOICE


PROJECT:                                                                                                          Source:

                          Payroll                  Employee                                                       Outside
                Wages     Overhead   Contractors   Expenses   Supplies   O&M       Tools     Vehicles   Misc.     Services
Account         143.153   143.154    143.155       143.157    143.156    655.192   143.171   143.165    143.166   143.172    TOTAL
-------         -------   -------    -------       -------    -------    -------   -------   -------    -------   -------    -----

                                                                                                                  $     -    $     -

             -----------------------------------------------------------------------------------------------------------------------
Construction
   Total        $     -   $     -    $     -       $     -    $     -    $     -   $     -   $     -    $     -   $     -    $     -
             =======================================================================================================================

             -----------------------------------------------------------------------------------------------------------------------
Retirement
   Total        $     -   $     -    $     -       $     -    $     -    $     -   $     -   $     -    $     -   $     -    $     -
             =======================================================================================================================

             -----------------------------------------------------------------------------------------------------------------------
O&M Total       $     -   $     -    $     -       $     -    $     -    $     -   $     -   $     -    $     -   $     -    $     -
             =======================================================================================================================

             -----------------------------------------------------------------------------------------------------------------------
WO Total        $     -   $     -    $     -       $     -    $     -    $     -   $     -   $     -    $     -   $     -    $     -
             =======================================================================================================================

             -----------------------------------------------------------------------------------------------------------------------


Total Labor     $     -                                                                                               Project Total
                                                                                                                     ---------------
                                                                             Right of Way & Construction                 $     -
                                                                             R/W Wages & Related Costs                   $     -
                                                                                                                     ---------------
                                                                             Subtotal - Summary Page 1                   $     -
                                                                             Subtotal                                    $     -
                                                                             FAVR Vehicles (0.15% allocation factor)     $     -
                                                                             Cell Phones (0.10% allocation factor)       $     -
                                                                             General Overhead                            $     -
                                                                             Support, Facilities Overhead                $     -
                                                                                                                     ---------------
                                                                             Project Total                               $     -

2372761v1

                               [GRAPHIC OMITTED]

2372761v1

                                    EXHIBIT D
                               LIST OF SUBSTATIONS



State               Substation                               Location
-------------------------------------------------------------------------------

Ohio                BELPRE                                   Belpre
Ohio                CORNER                                   Corner
Ohio                DUCK CREEK                               Marietta
Ohio                GORSUCH                                  Marietta
Ohio                HARMAR HILL                              Marietta
Ohio                HARMAR                                   Marietta
Ohio                LAYMAN                                   Barlow
Ohio                LOWELL                                   Lowell
Ohio                MACKSBURG                                Macksburg
Ohio                MILL CREEK                               Marietta
Ohio                NEW MATAMORAS                            New Matamoras
Ohio                NORTH END                                Marietta
Ohio                PORTERFIELD                              Belpre
Ohio                RENO                                     Reno
Ohio                RIVERVIEW                                Belpre
Ohio                SHELL                                    Belpre
Ohio                WADE                                     Beavertown
Ohio                WATERFORD                                Waterford
Ohio                WOLF CREEK                               Waterford

2372761v1

                                                                       EXHIBIT K


                          FORM OF TOWER LEASE AGREEMENT




















                                       K-1


2372761v1

                                          Schedules to Asset Purchase Agreement

                              TOWER LEASE AGREEMENT
                              ---------------------


         This Tower Lease ("Agreement") by and between Monongahela Power Company, ("Landlord"), and Appalachian Power Company, a Virginia corporation ("Tenant").



                             Background Information
                             ----------------------


         WHEREAS, Landlord has sold to Columbus Southern Power Company, an affiliate of Tenant, and Tenant's affiliate has purchased from Landlord substantially all of the assets used by Landlord in Landlord's Ohio transmission and distribution business pursuant to that certain Asset Purchase Agreement dated as of August 2, 2005 (the "APA");

         WHEREAS, Tenant desires to use a portion of the transmitting capacity associated with Landlord's antenna system and to install its own radio communications facilities, including without limitation, utility lines, electronic equipment, audio transmitting and receiving antennas (only required if joint use of existing antennas cannot be accommodated) and related equipment (the "Communications Equipment") upon Landlord's land located at Landlord's Pleasants Power Station and at Landlord's Paden City site and further described in the attached Exhibit "A" (collectively, the "Premises"); and

         WHEREAS, Landlord is willing to permit the installation of the Communications Equipment upon the Premises according to the provisions set forth below.



                             Statement of Agreement
                             ----------------------


         All parties hereto acknowledge the accuracy of the above background information and in consideration of the terms, provisions, covenants and agreements herein set forth, agree as follows:

1. Lease of Premises. Landlord hereby grants Tenant use of the Premises for the
   -----------------
purpose of installing, operating and maintaining the Communications Equipment. Landlord further grants a right of ingress and egress over the land surrounding the Premises for the purpose of delivering utilities to the Communications Equipment both above and below ground and ingress and egress to the Communications Equipment, over and across the Premises. It is understood that Landlord will permit Tenant to use a portion of the transmitting capacity associated with the antennas that Landlord already has installed at the Premises. Tenant will secure combiner and decoupler equipment so as to permit both parties to respectively use the existing antennas for their own business operations, as more particularly provided in paragraph 4 below.

2. Term. The initial term of this Agreement shall commence upon the Effective
   ----
Time as such term is defined in the APA (the "Rental Commencement Date"), and shall continue for an initial term of two (2) years (the "Initial Term"). Tenant shall have the option of extending the term of this Agreement for one additional

                                          Schedules to Asset Purchase Agreement


term of one (1) year (a "Term Extension") by providing written notice to Landlord of its intention to extend the Agreement at least thirty (30) days prior to the expiration of the Initial Term. "Term" shall mean the Initial Term plus any Term Extension. Tenant shall be permitted to terminate this Agreement at any time by undertaking all of the following: (1) providing thirty (30) days prior written notice to Landlord; and (2) removing its Communications Equipment, as provided in paragraph 11 below.

3. Rent. Tenant shall pay an annual base rent of One Thousand Dollars
   ----
($1,000.00) (the "Annual Base Rent") to Landlord in advance on the Rental Commencement Date and every year thereafter (on each anniversary date hereof) to cover any power requirements of Tenant at the Premises.

4. Frequency Operation. Landlord and Tenant shall work cooperatively to prevent
   -------------------
any interference between their respective communications systems or with other equipment located nearby.

5. Access, Installation and Maintenance. Landlord shall provide Tenant and its
   ------------------------------------
contractors and their respective employees access to the Premises on a twenty-four (24) hours a day, seven (7) days a week basis, as reasonably required by Tenant; provided, however, that Tenant's and contractor's employees
                    -----------------
accessing the Pleasants Power Station must be escorted by either Landlord's security or telecommunications personnel, at all times, or as Landlord may require.

         Landlord shall be responsible for maintaining the antennas and wiring leading up to the antennas for use by both Landlord and Tenant. It shall be the responsibility of Tenant to keep and maintain the Communications Equipment at all times in a good state of repair and maintenance and in full compliance with all applicable laws, rules and regulations of any and all governmental authorities, now in force, or which may hereinafter be in force, including, without limitation, the National Electrical Safety Code, the National Electric Code, the Federal Communications Commission, the Occupational Safety and Health Administration, the Federal Aviation Administration, the Environmental Protection Agency, all other applicable federal, state, or local statutes, rules, and codes. Tenant shall be responsible for securing and shall secure any right, license or permit from any governmental body, authority or other person or persons which may be required for the construction or maintenance of the Communications Equipment during the Term.

6. Indemnification, Limitation of Liability and Damages.
   ----------------------------------------------------

         (a) Landlord hereby indemnifies and holds Tenant, Tenant's nominees, officers, directors, agents, employees, members, successors and assigns harmless from and against any and all claims, demands, liabilities, and expenses, including without limitation attorneys' fees and litigation expenses, arising from the gross negligence or willful acts of Landlord or its agents or

                                          Schedules to Asset Purchase Agreement


contractors, including any of their respective employees, occurring on the Premises. In the event that any action or proceeding shall be brought against Tenant by reason of any such claim, Landlord shall defend the same at Landlord's sole expense by counsel reasonably approved by Tenant.

         (b) Tenant hereby indemnifies and holds Landlord, Landlord's nominees, officers, directors, agents, employees, members, successors and assigns harmless from and against any and all claims, demands, liabilities and expenses, including without limitation, attorneys' fees and litigation expenses, arising from any acts or omissions of Tenant or its agents or contractors, including any of their respective employees, invitees or guests, occurring on the Premises, except to the extent caused by Landlord's gross negligence or willful misconduct. In the event that any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant shall defend the same at Tenant's sole expense by counsel reasonably approved by Landlord.

7. Taxes. Landlord shall pay all real property taxes for the Premises. Tenant
   -----
shall pay in full any personal property taxes directly attributable to the presence or installation of the Communications Equipment either directly to the applicable taxing authority or within thirty days of presentation of the same by Landlord.

8. Personal Property. The Communications Equipment shall remain the personal
   -----------------
property of Tenant and no part of such Communications Equipment constructed, erected or placed by Tenant upon the Premises shall become, or is to be considered as a fixture being affixed to or a part of, Landlord's real estate, any and all provisions and principles of law to the contrary notwithstanding, it being the specific intention of the parties that all improvements of every kind and nature constructed, erected or placed by Tenant upon the Premises shall be and remain the property of Tenant, with the exception of any below grade grounding system which, at Landlord's option, shall remain in place. Landlord waives any lien rights it may have concerning the Communications Equipment that are deemed Tenant's personal property and not fixtures, and Tenant shall have the right to remove the same at any time without Landlord's consent (subject to the access restrictions set forth herein). Any such removal shall automatically terminate the Term of this Lease.

9. Utilities. Landlord shall provide any electricity to the facility for use by
   ---------
Tenant in operating the Communications Equipment. Tenant shall be solely responsible for and promptly pay all utility charges for telephone service (at least 2 lines will be required at each location) used by Tenant upon the Premises. Tenant shall have the right to run utility lines and cables from the radio equipment cabinets to the antenna locations (if the existing antennas can not be shared) and to run such utility lines and cables from a main feed stub to the Communications Equipment, which improvements shall be at Tenant's sole cost and expense. Landlord shall provide Tenant with reasonable access to the Premises for the purposes of obtaining and installing such utilities and, if an easement is required to obtain any utility service, shall grant such easement to

                                          Schedules to Asset Purchase Agreement


the utility, as reasonably required by the utility and at a location to be reasonably agreed to and designated by Landlord.

10. Assignment and Subletting. Tenant may assign any portion of its interest
    -------------------------
hereunder to an affiliate of Tenant or to the purchaser of all or substantially all of Tenant's assets; provided that the assignee or purchaser, as the case may be, uses the Premises solely to serve the Ohio T&D Business (as defined in the APA).

11. Removal of Communications Equipment. Tenant shall remove the Communications
    -----------------------------------
Equipment from the Premises within thirty (30) days after the termination of the Initial Term and any Term Extension. In performing such removal, Tenant shall restore the Premises to substantially as good a condition as they were prior to the installation or placement of such equipment, fixtures, signs or other improvements, reasonable wear and tear and casualty excepted. Tenant shall not be required to remove any foundations installed upon the Premises with Landlord's consent, such consent not to be unreasonably withheld.

12. Force Majeure. Neither party shall be liable for damages caused by its
    -------------
failure to fulfill its obligations under this Agreement due to, occasioned by or in consequence of, any of the following causes or contingencies, viz.: acts of God, the elements, storms, hurricanes, tornadoes, cyclones, sleet, floods, backwaters caused by floods, lightning, earthquakes, landslides, washouts or other revulsion of nature, epidemics, accidents, fires, failures of facilities, collisions, explosions, strikes, lockouts, differences with workmen and other labor disturbances, vandalism, sabotage, riots, inability to secure materials, supplies or equipment from usual sources, breakage or failure of machinery, equipment, electrical lines or equipment, wars, insurrections, blockades, acts of the public enemy, arrests and restraints of rules and people, civil disturbances, terrorism, acts or restraints of federal, state or other governmental authorities, acts or failure to act of the parties and any other causes or contingencies not within the reasonable control of the party claiming force majeure, whether of the kind herein enumerated or otherwise. Settlement of strikes and lockouts shall be wholly within the discretion of the party having the difficulty. Such causes or contingencies affecting performance shall not relieve either party of liability in the event of its failure to use reasonable means to remedy the situation and remove the cause with reasonable dispatch. Force majeure shall not excuse the payment of any amounts due by a party under this Agreement.

13. Environmental. Tenant will not during the term of this Tower Lease Agreement
    -------------
and any renewal periods thereof, contaminate the Premises with, or otherwise permit a release of, any hazardous substance, hazardous waste, or hazardous material. Tenant shall assume all responsibility and/or liability for all contamination and releases it creates or has created (including the acts and omissions of its agents and contractors, and their respective employees) and shall remediate any such contamination in accordance with all applicable laws and regulations. Tenant agrees to defend and indemnify Landlord against any and all such losses, liabilities, claims and/or costs (including attorneys' fees and costs, including any fines, as applicable) arising from any breach by Tenant of the covenants contained within this section.

                                          Schedules to Asset Purchase Agreement


The covenants of this section shall survive and be enforceable and shall continue in full force and effect for the benefit of either party, respectively, and their respective subsequent transferees, successors and assigns throughout the Term of this Agreement (provided these covenants shall expressly survive the Term of this Agreement). Landlord shall assume all responsibility and/or liability for all contamination and releases it creates or has created on or from the Premises, and shall remediate any such contamination and releases in accordance with all applicable laws and regulations. Landlord agrees to defend and indemnify Tenant against any and all such losses, liabilities, claims and/or costs (including attorneys' fees and costs) arising from any breach by Landlord of the covenants contained within this section. Nothing in this Agreement will be construed or interpreted to require Tenant to remediate or bear liability for any environmental hazards located upon the Premises unless Tenant or Tenant's agents or contractors, or any of their respective officers or employees place the environmental hazard on such site, or cause a release of any such on-site environmental hazards for which Tenant has notice in writing, due to negligent acts or omissions, and only to the extent of the damage directly caused by Tenant or its agents or contractors.

14. Waiver. The failure of either party to enforce any terms or conditions of
    ------
this Agreement shall not constitute a waiver of the same or other terms and conditions or otherwise prevent or preclude such party from exercising its rights or remedies hereunder, at law or in equity.

15. Notices. All notices and other communications hereunder ("Notices") shall be
    -------
in writing and shall be deemed given if delivered personally or by facsimile transmission (if followed by mail, by overnight courier, or registered or certified mail in the manner described in this Article), or mailed by overnight courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change
                                              --------
of address shall be effective only upon receipt thereof):

                         (a)     If to Landlord, to:

                                 Monongahela Power Company
                                 800 Cabin Hill Drive
                                 Greensburg, Pennsylvania 15601
                                 Facsimile:  (724) 838-6797
                                 Attention:  Kathryn Patton

                                 with a copy to:

                                 Allegheny Power
                                 800 Cabin Hill Drive
                                 Greensburg, Pennsylvania 15601
                                 Facsimile: (724) 853-4216
                                 Attention:  Joseph Richardson

                                          Schedules to Asset Purchase Agreement


                         (b)     If to Tenant, to:

                                 Columbus Southern Power Company
                                 1 Riverside Plaza
                                 Columbus, Ohio 43215
                                 Facsimile:  (614) 716-2807
                                 Attention:  Stephen P. Smith

                                 with a copy to:

                                 American Electric Power Service Corporation
                                 1 Riverside Plaza
                                 Columbus, Ohio 43215
                                 Facsimile: (614) 716-2014
                                 Attention: John W. Seidensticker, Senior
                                 Counsel

                                 and

                                 Appalachian Power Company
                                 c/o AEP Real Estate Department
                                 700 Morrison Road
                                 Gahanna, Ohio 43230
                                 Facsimile:  614-883-7299

                                 and:

                                 Squire, Sanders & Dempsey L.L.P.
                                 4900 Key Tower
                                 127 Public Square
                                 Cleveland, Ohio 44114
                                 Facsimile: (216) 479-8780
                                 Attention:  Dynda A. Thomas

All Notices hereunder shall be deemed to have been received (i) if by personal delivery, on the day delivered, (ii) if by facsimile, on the day such facsimile is confirmed as received by the receiving facsimile machine (provided that a copy is also sent by overnight courier or registered or certified mail), (iii) if by overnight courier, on the first business day following the day on which the notice or other communication was sent, and (iv) if by registered or certified mail, on the third day after registration or certification of such notice or other communication.

                                          Schedules to Asset Purchase Agreement


16. No Joint Venture. Nothing in this Agreement is intended to, or shall be
    ----------------
deemed to, constitute a joint venture, a partnership or agency between the Tenant and Landlord.

17. Survivability. Neither termination nor cancellation of this Agreement or any
    -------------
authorization granted hereunder shall be deemed to relieve either party of any obligations that by their nature survive such termination or cancellation, including but not limited to all guarantees and promises of indemnity.

18. Interpretation. The laws of the State of Ohio shall govern any controversy
    --------------
related to this Agreement, other than any provisions of Ohio law that relate to conflicts of laws.

19. Headings. Section headings of this Agreement are inserted only for reference
    --------
and in no way define, limit, or describe the scope or intent of this Agreement nor affect its terms or provisions.

20. Multiple Counterparts. This Agreement may be executed in one or more
    ---------------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21. Entire Agreement. This Agreement constitutes the entire agreement between
    ----------------
the parties on the subject matter of the Communications Equipment and the Premises and supersede any prior or contemporaneous agreement or understanding between them. No course of performance, usage of trade or course of dealing shall be relevant to supplement or explain any term or condition in this Agreement. This Agreement may not be modified or amended nor may any obligation of either party be modified, changed or discharged except in writing signed by a duly authorized officer or employee.

22. Quiet Possession. Landlord represents and warrants to Tenant that Tenant
    ----------------
shall have quiet and peaceful possession of the Premises throughout the Term of this Agreement, provided that Tenant is not in default hereunder.

23. Memorandum of Lease. Upon Tenant's request, the parties hereto shall enter
    -------------------
into a Memorandum of Lease that shall be recorded of public record in the county where the Premises are situated. Tenant shall file a recordable termination of such memorandum of Lease upon the expiration or termination of this Agreement, and shall indemnify, defend and hold Landlord harmless from any and all loss, costs or expense related to any failure or refusal to deliver such termination, after demand in writing by Landlord.

24. Third Parties. This Agreement shall not create for, nor give to, any third
    -------------
party any claim or right of action against either party to this Agreement that would not arise in the absence of this Agreement.

         DATED this      day of              , 200  .
                    ----        --------------     --

                                          Schedules to Asset Purchase Agreement


MONONGAHELA POWER COMPANY                APPALACHIAN POWER COMPANY


By:                                      By:
   --------------------------------         -----------------------------------
Its:                                     Its:
    -------------------------------          ----------------------------------

                                          Schedules to Asset Purchase Agreement


                                    EXHIBIT A
                                    PREMISES

                            [TO BE ADDED AT CLOSING]

                                          Schedules to Asset Purchase Agreement




                                 Schedule 2.1(a)
                           Owned Real Property in Ohio


STATE:   OHIO
COUNTY:  WASHINGTON

Internal Property         Date        Deed Book  Page    Grantor                                    Grantee
Number/Name                                      Number

------------------------------------------------------------------------------------------------------------------------------------
6.3.1 / Corner #82        6/20/1985   579        40      Lillian V. Gates                           Monongahela Power Company
Line R/W

------------------------------------------------------------------------------------------------------------------------------------
6.3.2 / Belpre            4/8/1964    348        212     Hobart M. & Leona W. Shaw                  Marietta Electric Company*
Substation

------------------------------------------------------------------------------------------------------------------------------------
6.3.11 / R/W 138kV        4/11/1946   231        478     J. Ed Flanders                             Marietta Electric Company*
Goodrich Line

------------------------------------------------------------------------------------------------------------------------------------
6.3.13 / New Matamoras    11/19/1973  411        806     John G. Knowlton                           Monongahela Power Company
Substation

------------------------------------------------------------------------------------------------------------------------------------
6.3.19 / Reno Substation  9/11/1967   373        176     David M. & Ruth V. Thorniley, Friend J. &  Monongahela Power Company
                                                         Ruth V. Thorniley, Chella I. Thorniley

------------------------------------------------------------------------------------------------------------------------------------
6.3.24 / Harmer Hill      1/22/1969   382        370     H. E. Christy                              Monongahela Power Company
Substation

------------------------------------------------------------------------------------------------------------------------------------
6.3.26 / Layman           8/23/1978   501        88      Carl A. & Catherine McDonald               Monongahela Power Company
Substation

------------------------------------------------------------------------------------------------------------------------------------


                                   2.1(a) - 1

                                          Schedules to Asset Purchase Agreement


6.3.31 / Corner Switch    7/13/1961   332        723     Vernon Hall                                Marietta Electric Company*
Station
Less and excluding all
lands and other rights
and interests conveyed,
assigned or otherwise
transferred pursuant to
the following
instrument(s):            11/17/1983  560        307     Monongahela Power Company                  Lillian Gates

------------------------------------------------------------------------------------------------------------------------------------
6.3.41 / Lowell           7/19/1962   338        263     John C. McNutt                             Marietta Electric Company*
Substation

------------------------------------------------------------------------------------------------------------------------------------
6.3.42 / Macksburg        3/31/1964   348        331     Earl & Vera McAtee                         Marietta Electric Company*
Substation

------------------------------------------------------------------------------------------------------------------------------------
6.3.45 / Marietta         3/15/1947   235        29      D.A. Joy and Mary C. Joy                   Marietta Electric Company*
North End
Substation                6/28/1962   337        994     Burnett A. & Alma Mary Dalton              Marietta Electric Company*


------------------------------------------------------------------------------------------------------------------------------------
6.3.46 / Mill Creek       6/12/1946   232        271     Albert B. & Olive E. Close                 Marietta Electric Company*
Substation

------------------------------------------------------------------------------------------------------------------------------------
6.3.50 / Riverview        3/9/1973    407        381     Stella M. Carver                           Monongahela Power Company
Substation

------------------------------------------------------------------------------------------------------------------------------------
6.3.53   Duck Creek       2/6/1973    407        471     Community Improvement Corporation of       Monongahela Power Company
Substation                                               Marietta, Ohio

------------------------------------------------------------------------------------------------------------------------------------
6.3.55 / Porterfield      7/13/1961   332        917     W. Dana Houser                             Marietta Electric Company*
Substation

------------------------------------------------------------------------------------------------------------------------------------


                                   2.1(a) - 2

                                          Schedules to Asset Purchase Agreement



6.3.63 / Waterford        6/30/1962   337        995     Leo M. & Ruth I. White                     Marietta Electric Company*
Substation

------------------------------------------------------------------------------------------------------------------------------------
6.3.64   Wolf Creek       3/25/1965   354        467     Lucy Elizabeth Malster Baldwin             Marietta Electric Company*
Substation

------------------------------------------------------------------------------------------------------------------------------------
6.3.67 / Wade Substation  6/10/1971   396        393     Charles F. & Helen E. McMahan, Margaret    Monongahela Power Company
                                                         McMahan, Harriett McMahan

------------------------------------------------------------------------------------------------------------------------------------

*Marietta Electric Company is a former subsidiary of Monongahela Power Company that was merged into Monongahela Power Company.


                                   2.1(a) - 3

                                          Schedules to Asset Purchase Agreement


                                 Schedule 2.1(b)
                                Transferred Lines


Distribution Lines in Ohio
--------------------------

Type                                                                 Miles*

----------------------------------------------------------------------------

Overhead subtransmission line miles (23kV)                              110

Overhead distribution line miles (12.5kV and below)                    1029

Underground subtransmission line miles (23kV through 69kV)                0

Underground distribution line miles (12.5kV and below)                   28
----------------------------------------------------------------------------

Total distribution line miles*                                         1167




Transmission Lines in Ohio
--------------------------


                                               Operating
        From                      To           Voltage kV)       Line Mileage*
--------------------------------------------------------------------------------
CORNER                    MUSKINGUM                138              15.84
CORNER                    SHELL                    138              2.16
MILL CREEK                GORSUCH                  138              8.24
OAK GROVE                 RIVERVIEW-MP             138              0.44
PARKERSBURG               CORNER                   138              7.36
RIVERVIEW-MP              CORNER                   138              7.10
RIVERVIEW-MP              ELKEM METALS             138              1.45
RIVERVIEW-MP              GORSUCH                  138              1.49
WASHINGTON-MP             CORNER                   138              6.13
WILLOW ISLAND             MILL CREEK               138              8.82

* Mileage totals are estimated based on internal records but have not been validated by survey and may vary from actual mileage.


                                   2.1(b) - 1

                                          Schedules to Asset Purchase Agreement



                                 Schedule 2.1(o)
                         Acquired Intellectual Property



The license to use the operating systems associated with the remote terminal units (RTU) at the substations listed below:

          Belpre Substation
          Corner Substation
          Gorsuch Substation
          Mill Creek Substation
          Riverview Substation
          Wolf Creek Substation


                                   2.1(o) - 1

                                          Schedules to Asset Purchase Agreement


                                 Schedule 2.2(i)
                   Excluded Tangible Personal Property Leases


1. Master Lease Agreement, dated effective as of December 7, 2001, between GELCO Corporation (d.b.a. GE Capital Fleet Services, "GECFS") and Allegheny Energy Service Corporation ("Customer," as agent for Monongahela Power Company, The Potomac Edison Company, West Penn Power Company (all three, d.b.a. Allegheny Power), and Allegheny Energy Supply Company, LLC).

          a.   Rate Schedule, dated December 7, 2001.

2. Master Lease Agreement, dated as of April 24, 2000, between Allegheny Energy Service Corporation (on behalf of itself, its direct and indirect affiliates, "Lessee") and IBM Credit Corporation ("Lessor").

          a.   Purchase Order dated as of May 3, 2000.

          b.   Purchase Order dated as of June 18, 2003.

3. Master Lease Agreement, dated July 3, 2002, by and between Relational Funding Corporation and Allegheny Energy Service Corporation on behalf of itself, its direct and indirect affiliates and all subsidiaries of the same parent.

          a. Purchase Order, dated November 22, 2002, by Allegheny Energy Service Corporation to Relational Funding Corp. to cover the acquisition and leasing of Walkabout Hammerhead mobile computers for a four-year period beginning February 1, 2003.

4. Master Equipment Lease, dated April 18, 2001, by and between GATX Technology Services Corporation and Allegheny Energy Service Corporation.

          a. Purchase Order, dated December 22, 2001, by Allegheny Energy Service Corporation to CIT Systems Leasing to cover the acquisition and leasing of Cisco Ethernet network equipment for a four-year period beginning July 1, 2002.

5. Purchase Order, dated September 7, 2000, issued by Allegheny Energy Service Corporation to Simmons Business Systems for the rental of copiers throughout the Allegheny system for a five-year period effective through September 30, 2005 (note that individual pieces of equipment are rented on a month-to-month basis pursuant to the terms of this Purchase Order)


                                   2.2(i) - 1

                                          Schedules to Asset Purchase Agreement


6. Master Lease Agreement, dated July 30, 1993, by and between AT&T Systems Leasing and Allegheny Power Service Corporation on behalf of itself, its direct and indirect affiliates and all subsidiaries of the same parent, as amended December 3, 2001 to amend lessor to CIT Technology Corp d/b/a CIT Systems Leasing and lessee to Allegheny Energy Service Corporation on behalf of itself, its direct and indirect affiliates and all subsidiaries of the same parent.

          a. Purchase Order, dated July 13, 2004, by Allegheny Energy Service Corporation, to CIT Systems Leasing to cover the acquisition and leasing of Dell servers for a three-year period beginning September 1, 2004.


                                   2.2(i) - 2

                                          Schedules to Asset Purchase Agreement



                                Schedule 2.4 (e)
                          Retained Seller Indebtedness


First Mortgage Bonds (Monongahela Power):
----------------------------------------

  Series       Issued          Maturity Date          Original Principal Amount
--------------------------------------------------------------------------------
  7-5/8%       1995               5/1/2025                         $70,000,000
    5.0%       2001              10/1/2006                         300,000,000
    6.7%       2004              6/15/2014                         120,000,000
--------------------------------------------------------------------------------
                                    Total:                        $490,000,000


Pollution Control Bonds (Monongahela Power):
-------------------------------------------

   County     Series       Issued       Maturity   Original Principal Amount of
                                            Date      Monongahela Power's Share
--------------------------------------------------------------------------------
   Greene       B        3/1/1998       2/1/2007                   $3,403,200
                                        2/1/2012
  Harrison      A       4/15/1992      4/15/2022                    4,254,000
  Harrison      B        5/1/1993       5/1/2023                    9,082,290
  Harrison      C       7/15/1994       8/1/2024                    7,508,310
 Monongalia     B        4/1/1993       4/1/2013                    5,998,140
  Pleasants     C       5/15/1995       5/1/2015                   21,270,000
  Pleasants     D        2/1/1998      11/1/2007                   14,889,000
                                       11/1/2012
  Pleasants     E        4/1/1999       4/1/2029                    6,551,160


Medium Term Notes (Unsecured)(Monongahela Power):
------------------------------------------------

Issued                         Maturity Date                             Amount
--------------------------------------------------------------------------------
12-10-1999                         1/15/2010                      $110,000,000


                                   2.4(e) - 1

                                          Schedules to Asset Purchase Agreement



                                 Schedule 3.2(a)
                      Form of Detail for Closing Statement



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                                3.2(a) - Page 16

                                           Schedules to Asset Purchase Agreement


                                  Schedule 3.3
                         Allocation of Purchase Price in
                        Accordance with IRC Section 1060
                  as of March 31, 2005, based upon Schedule 5.5
                                 (in thousands)




Purchase Price         Cash    Net Book Value of Acquired Assets - Schedule 5.5                        $47.9
                       Cash     Section 3.1(b)                                                         $10.0
                       Cash     Assumed Liabilities                                                    ($1.3)
                       Cash     Less:  Seller's Prorated Property Taxes                                ($1.6)
                                                                                                 ------------
                                         Net Cash Paid                                                 $55.0

                       Add:  Buyer's Obligation to pay Property Taxes of Seller                         $1.6
                       Add:  Assumed Liabilities - Schedule 5.5                           $1.3
                                Less:  Non-tax Liabilities                               ($0.2)         $1.1
                                                                                    -------------------------
                                         Purchase Price                                                $57.7
                                                                                                 ============


Allocation of Purchase Price (Note 3)
       Class I Assets                                                                                   $0.0
       Class II Assets                                                                                  $0.0
       Class III Assets                 Accounts Receivable                                             $1.7
       Class IV Assets                                                                                  $0.2
       Class V Assets                   Plant, Property and Equipment -- Note 1                         $42.0
       Class VI and Class VII           Note 2                                                         $13.8
                                                                                                 ------------
                                                                                                       $57.7
                                                                                                 ============


Note 1:   Current Assumption -- Net book = FMV

Note 2: Required use of residual method under IRC Section 1060 allocates residual to either Class VI or Class VII assets

Note 3:   Interest on escrowed funds (earned up to Effective Time) paid to

          Seller pursuant to Section 4.2 will be considered additional Purchase Price. Amount to be determined.



                                    33.1 - 1

                                           Schedules to Asset Purchase Agreement


                                 Schedule 5.3(a)
                           Seller Third-Party Consents



1. Release of liens on the Acquired Assets arising under the mortgage bonds identified in Schedule 2.4(e).

2. Release by PNC Bank, National Association of its security interest in Seller's accounts and all cash and non-cash proceeds of the same to the extent the foregoing are included in the Acquired Assets.





















                                   5.3(a) - 1

                                           Schedules to Asset Purchase Agreement


                                 Schedule 5.3(b)
                      Seller Required Regulatory Approvals



Section I.

1. Approval of the SEC pursuant to the Holding Company Act (to the extent that the Holding Company Act remains in effect and such approval is required thereunder).

2. Filings required by Seller under the HSR Act and the expiration or earlier termination of all waiting periods under the HSR Act.

3. Approval of the Ohio Commission and approval, determined by Seller to be necessary or advisable, of any state utility commissions or agencies in states in which Seller has utility operations.

4. Approval of the FERC under Section 203 and/or Section 205 of the Federal Power Act.

Section II.

1. Notice to or, to the extent required under applicable Laws, approval by the applicable Governmental Entity with respect to the transfer or reissuance to the Buyer of the Permits or modifications of the Permits to reflect the consummation of the transactions contemplated by the Agreement.









                                   5.3(b) - 1

                                           Schedules to Asset Purchase Agreement


                                  Schedule 5.5
               Statement of Net Book Value of the Acquired Assets
                              as of March 31, 2005
                                 (in thousands)






                                                                                    Ohio
                                                                   Mon Power        Assumed
                                                                    Account         Assets &
                                                                    Number          Liabilities    Contract Reference
                                                                    ------          -----------    ------------------
ASSUMED ASSETS
       Current Assets
           Accounts receivable:
               Unbilled utility revenue                                173100             1,781    Section 2.1(k), definition 76
               Allowance for uncollectible accounts                144101-104              (47)    Section 2.1(l), definition 77
           Materials and supplies:
               Materials & supplies                                    154100               192    Section 2.1(e)
               Undistributed stores expense                            163100                17    Section 2.1(e)
           Regulatory assets - FAS 109                                 182303               171    Section 2.1(m), 3.63% of MP
           Prepaid Ohio commission assessment fees                     165300                23    Section 2.1(k)
                                                                                  --------------
               Total Current Assets                                                       2,137
                                                                                  --------------

       Property, Plant, and Equipment, Net:
           In service, at original costs (1)                      101,106,121            67,162    Section 2.1(a),(b),(c),(d),(f)
           Accumulated depreciation (2)                           108,111,121          (25,237)    Section 2.1(a),(b),(c),(d),(f)
                                                                                  --------------
               Subtotal                                                                  41,925
           Construction work in progress                                  107                41    Section 2.1(a),(b),(c),(d),(f)
                                                                                  --------------
               Total Property, Plant, and Equipment, Net                                 41,966
                                                                                  --------------

       Deferred Charges:
           Regulatory assets:
               FAS 109                                                 182301             2,780    Section 2.1(m), 3.63% of MP
               FAS 109                                                 182302               132    Section 2.1(m), 3.63% of MP
               Ohio kwh energy tax                                     182333               645    Section 2.1(m)
               Ohio consumer education                                 182347               176    Section 2.1(m)
               Ohio deferred line extension carrying costs             182349                78    Section 2.1(m)
           Temporary facilities                                        185100                14    Section 2.1 (k)
                                                                                  --------------
               Total Deferred Charges                                                     3,825
                                                                                  --------------

                                                                                  --------------
TOTAL ASSUMED ASSETS                                                                     47,928
                                                                                  ==============




                                    5.5 - 1

                                           Schedules to Asset Purchase Agreement


                                  Schedule 5.5
               Statement of Net Book Value of the Acquired Assets
                              as of March 31, 2005
                                 (in thousands)





                                                                                    Ohio
                                                                   Mon Power        Assumed
                                                                    Account         Assets &
                                                                    Number          Liabilities    Contract Reference
                                                                    ------          -----------    ------------------

ASSUMED LIABILITIES
       Current Liabilities:
           Customer security deposits                                  235100               547    Section 2.3(f)
           Customer prepayments for requested work                     235707                11    Section 2.3(f)
           Obligations under capital leases                            243100               123    Section 2.3(a)
                                                                                  --------------
               Total Current Liabilities                                                    681
                                                                                  --------------

       Deferred Credits & Other Liabilities:
           Obligations under capital leases                            227100               318    Section 2.3(a)
           Regulatory Liabilities (2):
               FAS 109                                                 254101                51    Section 2.3(b), 3.63% of MP
               Ohio consumer education                                 254113               176    Section 2.3(b)
               Non-utility COR                                         254116               (1)    Section 2.3(b)
           Customer advances for construction                          252100                85    Section 2.3(f)
           Prepaid minimum bills                                       253500                 3    Section 2.3(f)
                                                                                  --------------
               Total Deferred Credits & Other Liabilities                                   632
                                                                                  --------------

                                                                                  --------------
TOTAL ASSUMED LIABILITIES                                                                 1,313
                                                                                  ==============

                                                                                  --------------
NET BOOK VALUE                                                                           46,615
                                                                                  ==============

(1)    Includes approximately $.4 million in assets under capital lease.
(2) Ohio portion of Regulatory Liability associated with removal costs collected from customers is included in Accumulated Depreciation in accordance with FERC accounting treatment.







                                    5.5 - 2

                                           Schedules to Asset Purchase Agreement



                                  Schedule 5.7
                   Changes and Events Since December 31, 2004


1. FERC, Docket ER02-111, et al. In November 2003, the FERC issued a series of orders related to transmission rate design for the PJM and Midwest regions. Specifically, the FERC found that the payment of multiple and additive (i.e., "pancaked") rates for movement of power between PJM and the Midwest region (i.e., the Midwest Independent System Operator (MISO)) is not just and reasonable. The FERC ordered the elimination of pancaked rates and the implementation of a transitional rate design for a two-year period and ordered the parties to develop a long-term rate design solution.

In a settlement submitted to the FERC on March 5, 2004, the parties to the proceeding agreed to continue pancaked rates through December 1, 2004, to forego a transitional rate design and submit a long-term rate design proposal by October 1, 2004 for implementation on December 1, 2004. In November 2004, FERC rejected two long-term regional rate design proposals filed in this proceeding and ordered the continuation of the existing rate design and the implementation of a transition charge effective December 1, 2004 through March 31, 2006. FERC also authorized three PJM transmission owners to submit filings that would enable the assessment of additional transition charges against load serving entities within PJM. The transition charges are currently in effect subject to an evidentiary hearing regarding the appropriateness of the data and methodology used to determine the charges and proposed adjustments thereto. The order to be issued after the hearing may require transmission owners to refund some portion of the amounts received from these transition charges or entitle them to receive additional revenue from these charges. In addition, load serving entities may be entitled to refunds of some portion of the amounts paid or required to pay additional amounts as the result of surcharges imposed.

Seller cannot predict the financial impact this proceeding will have on its transmission revenues or transmission costs to serve retail customers. Such impact could be material.

2. FERC, Docket EL05-121. FERC has found that the current transmission rate design within PJM may not be just and reasonable and has set this matter for hearing.

Seller cannot predict the financial impact these proceedings will have on its transmission revenues or transmission costs to serve retail customers. Such impact could be material.

3. Public Utilities Commission of Ohio, Case Nos. 03-1104-EL-ATA and 04-880-EL-UNC; Public Utilities Commission of Ohio, Case No. 04-1047-EL-ATA; Public Utilities Commission of Ohio, Case No. 04-1482-EL-CSS; US District Court, Southern District of Ohio Eastern Division, C2-04-084, Supreme Court of Ohio, Case No. 04-305. The Ohio General Assembly adopted legislation in 1999 to restructure its electric utility industry and provide retail electric customers the right to choose their electricity generation supplier, which started a transition to market rates. The 1999 legislation granted Ohio's residential customers a five-percent reduction in the generation portion of their rates until December 31, 2005, which is when the transition period ends. Pursuant to a


                                    5.7 - 1

                                           Schedules to Asset Purchase Agreement


settlement, Seller's transition period, or market development period, for large industrial, commercial and street lighting customers was scheduled to end on December 31, 2003, but has been extended by the Ohio Commission until December 31, 2005.

In July 2003, the Ohio Commission authorized Seller to issue a request for proposals for wholesale power to supply new standard market-based retail rate service to its medium and large industrial and commercial customers and to its street lighting customers, totaling approximately 130 MW of load, effective January 1, 2004. In October 2003, the Ohio Commission denied approval of the wholesale bid and new retail rates and froze the current fixed rates for these customer classes until December 31, 2005, on the grounds that certain conditions to allow market-based rates prior to December 31, 2005 were not met. In February 2004, Seller appealed the Ohio Commission's decision to the Ohio Supreme Court seeking to overturn the Ohio Commission's denial of new rates. Oral argument is scheduled for October 26, 2004. The Ohio Supreme Court affirmed the Ohio Commission's decision on December 30, 2004.

Since January 2004, Seller has been purchasing power at PJM market prices for these customers and anticipates that the price for that power will continue to be higher than the current retail generation rates. Seller cannot be certain that the federal court or Ohio Commission will allow it to recover any or all of these costs, which were approximately $12 million of costs in excess of its rates for 2004 and $5.7 million for the three months ended March 31, 2005, pending the final outcome of Seller's legal challenges.

In February 2004, Seller filed for an injunction in federal court seeking to recover, in retail rates, its costs of purchasing power in the wholesale market. In May 2004, the court partially granted Seller's request, ruling that the Ohio legislation adopted in 1999 to restructure the electric utility industry was unconstitutional to the extent it did not permit Seller to make a claim with the Ohio Commission that its rates are confiscatory. Seller requested reconsideration of the court's order, which the court partially granted by retaining jurisdiction over this matter. The Ohio Commission initiated a proceeding in compliance with the federal court's directive. In June 2004, Seller filed its application for rate relief, which the Ohio Commission denied in December 2004 with respect to certain large industrial and commercial customers and street lighting customers. Seller requested rehearing of the Ohio Commission's ruling on January 7, 2005, which was denied. Seller appealed this ruling on February 25, 2005. On January 12, 2005, Seller renewed its request for a preliminary injunction against the Ohio Commission in federal court. If these challenges are not successful, Seller's current rates for these customer classes will be fixed through December 31, 2005.


In July 2004, Seller filed a proposal with the Ohio Commission for a competitive bidding process, similar to the 2003 request for proposal ("RFP") process, for the procurement of supply for all customers beginning on January 1, 2006, when Monongahela's frozen rate standard service offer expires. In April 2005, the Ohio Commission issued a ruling directing Seller to re-file its RFP with minor modifications within thirty days to permit final review by the Ohio Commission in time to allow Seller the requested four months to conduct the bidding process


                                    5.7 - 2

                                           Schedules to Asset Purchase Agreement


and provide adequate advance notice to consumers prior to the implementation of the resulting rates on January 1, 2006. In addition, the ruling established a procedural schedule, including a hearing on June 28, to determine the reasonableness of the Administrative Adder requested by Monongahela. The hearing has been continued.

On September 27, 2004, the Industrial Energy Users (IEU) filed a Complaint against Seller at the Ohio Commission. Among other things, IEU complains that Seller has attempted to shift market risks from Seller's unregulated generation affiliate to Seller's Ohio regulated operations. IEU asks the Ohio Commission to undo Seller's restructuring and insulate IEU's members from the cost increases that otherwise would result if Seller prevails with regard to its claims in the Federal Court or State Court proceedings.

Seller cannot predict the financial impact these cases may have on Seller, but this impact could be material.
























                                    5.7 - 3

                                           Schedules to Asset Purchase Agreement


                                 Schedule 5.8(d)
                         Service Centers and Substations


Service Centers in Ohio
-----------------------






Description                    Location                              County
---------------------------------------------------------------------------------------------------------
Marietta Service Center        1010 Greene Street, Marietta, OH      Washington
                               45750


Substations in Ohio
-------------------





                                                      High          Low
                                                      Voltage   Voltage
State     Substation              Location               (kV)      (kV)             MVA# of Transformers
-----------------------------------------------------------------------------------------------------------

Ohio      BELPRE                  Belpre                  138      12.5            44.8         2
Ohio      CORNER                  Corner                  138      12.5            22.4         1
Ohio      DUCK CREEK              Marietta                138      12.5            22.4         1
Ohio      GORSUCH                 Marietta                138       n/a               0         0
Ohio      HARMAR HILL             Marietta                138      12.5            22.4         1
Ohio      HARMAR                  Marietta               12.5      4.16           12.25         2
Ohio      LAYMAN                  Barlow                  138      12.5            22.4         1
Ohio      LOWELL                  Lowell                   23      12.5             5.6         1
Ohio      MACKSBURG               Macksburg                23      12.5               2         2
Ohio      MILL CREEK              Marietta                138 12.5 & 23         56 & 40         4
Ohio      NEW MATAMORAS           New Matamoras            23      12.5               7         1
Ohio      NORTH END               Marietta                 23      4.16             7.7         2
Ohio      PORTERFIELD             Belpre                  138      12.5              14         1
Ohio      RENO                    Reno                    138      12.5            22.4         1
Ohio      RIVERVIEW               Belpre                  138      13.8            44.8         2
Ohio      SHELL                   Belpre                  138      13.2            44.8         2
Ohio      WADE                    Beavertown               23      12.5            5.25         1
Ohio      WATERFORD               Waterford                23      12.5            7.95         2
Ohio      WOLF CREEK              Waterford         144 & 138  138 & 23  186.667 & 22.4         2





                                   5.8(d) - 1

                                           Schedules to Asset Purchase Agreement


                                 Schedule 5.8(k)
                              Sufficiency of Assets

None










                                   5.8(k) - 1

                                           Schedules to Asset Purchase Agreement


                                  Schedule 5.9
                                    Insurance


1.
Type of Coverage:            All-Risk Blanket Property Damage - 1st Layer (Incl.
----------------
Boiler & Machinery Coverage)

Insured:                     Allegheny Energy, Inc., et al
-------

Insuring Company:            Zurich Solutions
----------------

Policy Period:               August 1, 2002 - August 1, 2005
-------------

Limit of Liability:          $2,500,000 per loss All-Risk
------------------           $  500,000 per loss T&D Claims

Deductible:                  $2,500,000
----------


2.
Type of Coverage:            All-Risk Property - 2nd Layer
----------------

Insured:                     Allegheny Energy, Inc., et al
-------

Insuring Company:            Energy Insurance (Bermuda) Ltd. (EIB)
                             (100% reinsured - ACE and others)

Policy Period:               July 1, 2005 to July 1, 2006
-------------

Limit of Liability:          $150,000,000
------------------

Deductible:                  $7,500,000
----------




                                    5.9 - 1

                                           Schedules to Asset Purchase Agreement


3.
Type of Coverage:           All-Risk Property - 3rd Layer
----------------

Insured:                    Allegheny Energy, Inc., et al
-------

Insuring Company:           Energy Insurance (Bermuda) Ltd. (EIB)
                            (100% reinsured - AEGIS/Zurich/Liberty)

Policy Period:              July 1, 2005 to July 1, 2006
-------------

Limit of Liability:         $200,000,000
------------------

Deductible:                 $157,500,000
----------


4.
Type of Coverage:           Excess Liability - 1st Layer
----------------

Insured:                    Allegheny Energy, Inc., et al
-------

Insuring Company:           Associated Electric and Gas Insurance Services, Ltd.
----------------            (AEGIS)

Policy Period:              February 1, 2005 - February 1, 2006
-------------

Limit of Liability:         $35,000,000 excess of $3,000,000 deductible
------------------

Deductible:                 $3,000,000
----------


5.
Type of Coverage:           Excess Liability - 2nd Layer
----------------

Insured:                    Allegheny Energy, Inc., et al
-------

Insuring Company:           Energy Insurance Mutual
----------------

Policy Period:              February 1, 2005 - February 1, 2006
-------------

Limit of Liability:         $75,000,000 excess of $38,000,000 ($3,000,000
------------------          deductible & $35,000,000 1st Layer)

Deductible:                 $38,000,000
----------



                                    5.9 - 2

                                           Schedules to Asset Purchase Agreement


6.
Type of Coverage:           Excess Workers' Compensation - 1st Layer
----------------

Insured:                    Allegheny Energy, Inc., et al
-------

Insuring Company:           Energy Insurance (Bermuda) Ltd. (EIB)
----------------

Policy Period:              February 1, 2005 to February 1, 2006
-------------

Limit of Liability:         $750,000
------------------

Deductible:                 $250,000 Self-Insured Retention
----------


7.
Type of Coverage:           Worker's Compensation
----------------

Insured:                    Monongahela Power Company
-------

Insuring Entity:            Ohio Bureau of Workers' Compensation
---------------

Limit of Liability:         Unlimited
------------------

Deductible:                 $0
----------


8.
Type of Coverage:           Automobile
----------------

Insured:                    Monongahela Power Company/Self Insured
-------

Insuring Entity:            Self Insured (WV Dept of Motor Vehicles Self
---------------             Insurance No. S.I. 1005)



                                    5.9 - 3

                                           Schedules to Asset Purchase Agreement


                                  Schedule 5.10
                              Environmental Matters

(a) In 1999, Monongahela Power Company entered into, along with other potentially responsible parties, a consent order with the U.S. Environmental Protection Agency to remediate the Jack's Creek/Sitkin Smelting Superfund site in Maitland, Pennsylvania. Remedial activities are underway.

(d) The following Substation Property includes land delineated as wetlands:

Riverview Substation








                                    5.10 - 1

                                           Schedules to Asset Purchase Agreement


                                  Schedule 5.11
                   Operative Tariffs and Pending Rate Filings


Current Operative Tariffs authorized and approved by the Ohio Commission
------------------------------------------------------------------------
Applicable to Ohio Electric Distribution Business
-------------------------------------------------

PUCO No. 3 Monongahela Power Company doing business as Allegheny Power
     Rates and Rules & Regulations for Electric Service issued by the Ohio Commission
     Order Dated: December 8, 2004
     Tariffs Issued: December 14, 2004
     Tariffs Effective: January 5, 2005
     Case No. 04-1616-EL-UNC
     Rate Schedules:
         Pole Attachment Tariff
         Residential Service Residential Schedule "A"
         General Service
              Church and School Schedule "CSH" (closed)
              General Service Rate "B"
              General Service Rate "C"
         Power Service
              General Service Rate "D" (Primary)
              General Service Rate "K" (Primary)
              Large Power Service Rate "P" (Transmission Voltage)
         Cogeneration
              Schedule CO-G
         Alternative Generation Schedule
              Schedule AGS
         Lighting Service
              Private Lighting Schedule "SL-P"
              Street & Highway Lighting Schedule "MV"
              Street & Highway Lighting Schedule "SV"
         Interruptible Power Service Schedule "IP" (closed)
         Opportunity Power Service Rider (closed)
         Experiment Shoulder-Peak Rider (closed)
              Net Metering Rider
         Energy Tax Rider
         Energy Efficiency Fund (EEF) Rider
         Universal Service Fund (USF) Rider

         Competitive Metering and Billing Rider
         Interconnection Tariff
         Line Extension Rider

PUCO No. 1 Monongahela Power Company doing business as Allegheny Power Certified Supplier Coordination Tariff




                                    5.11 - 1

                                           Schedules to Asset Purchase Agreement


Cases
-----

The following are the case numbers and names of all active filings involving Monongahela Power Company doing business as Allegheny Power with the Ohio
Commission:

     o Ohio Case No. 03-993-EL-UNC - In the matter of the application of Monongahela Power Company dba Allegheny Power for certain finding under the Public Utility Holding Company Act of 1935

     o Ohio Case No. 05-506-EL-FOR - In the matter of the 2005 long term forecast report of Monongahela Power Company and related matters

     o Ohio Case No. 05-0765-EL-UNC - In the matter of the certified territory of Monongahela Power Company

     o Ohio Case No. 05-0249-EL-AIS - In the matter of the application of Monongahela Power Company, dba Allegheny Power, for authority to issue and sell debt securities or enter into credit facilities.

     o Ohio Case No. 04-1482-EL-CSS - In the matter of the complaint of Industrial Energy Users-Ohio vs. Monongahela.

     o Ohio Case No. 04-1148-EL-UNC - In the matter of the application of Monongahela Power Company dba Allegheny Power for approval to implement a new bill format.

     o Ohio Case No. 04-1047-EL-ATA - In the matter of the application of Monongahela Power Company for approval of a standard service offer and competitive bidding process.

     o Ohio Case No. 03-2567-EL-ATA - In the matter of the application of Monongahela Power Company to approve a passthrough and implement a surcharge for wholesale power supply.

     o Ohio Case No. 01-1817-EL-ATA - In the matter of the application of Monongahela Power Company to institute an alternative to its minimum stay tariff.

     o    Ohio Case No. 89-6005-EL-TRF - Commission approved final tariffs.

The following is the case number and name of all active filings at the Federal Energy Regulatory Commission involving Monongahela Power Company doing business as Allegheny Power in Ohio:

     o FERC Docket No. ER03-1009-000 - Unexecuted Network Integration Transmission Service Agreement with Buckeye Power, Inc submitted by PJM Interconnection





                                    5.11 - 2

                                           Schedules to Asset Purchase Agreement


                                Schedule 5.12(a)
                                Current Employees

Kevin D. Moore
Krista Dawn Baker
Mark A. Brooker
Bradley D. Furr
Robin A. Newbold
Michael C. Hutchison
Steven A. Poling
Seth O. Jones
Ned O. Merrifield
Craig A. Holmes
Donald T. Stemple
Ronald J. Bauerbach
Tedman P. Miller
David A. Van Wey
Randy A. Wagoner
Milton K. Page
Ricky E. Gorham
John W. Rake
Phillip H. Neill
Daniel R. Friend
Phyllis David Moore
David E. Wallace
John C. Cox
Stephen M. Hobensack







                                  5.12(a) - 1

                                           Schedules to Asset Purchase Agreement


                                Schedule 5.12(c)
                        Open Worker's Compensation Claims

None

















                                  5.12(c) - 1

                                           Schedules to Asset Purchase Agreement


                                Schedule 5.13 (a)
                               ERISA Benefit Plans


AE Retirement Plan
AE Employee Stock Ownership and Savings Plan
AE Medical Plan
AE Dental Plan
AE Vision Insurance Plan
AE Long-term Disability Plan
AE Health Care Spending Account Plan
AE Dependent Care Spending Account Plan
AE Group Life Insurance Plan (Basic and AD&D)
AE Death Benefit Plan
AE Travel Accident Insurance Plan
AE Sick Pay Allowance Plan
AE Separation Allowance Plan for Exempt Employees
AE Separation Allowance Plan for Non-Exempt Employees
AE Educational Assistance Program (suspended)
AE Pre-tax Premium Payment Plan
AE Flexible Benefits Plan







                                  5.13(a) - 1

                                           Schedules to Asset Purchase Agreement


                                Schedule 5.13 (d)
                 Non-ERISA Benefit Plans and Business Practices


Non-ERISA Benefit Plans and Business Practices
----------------------------------------------

Group Universal Life
MetLife Auto/Home
Cole Vision One Discount Program
Vacation and Personal Convenience Time
Holidays
Military Duty and Furlough
Personal Computer Loan Program (suspended)*
Relocation Guidelines
AE Scholarship Program
Employee Service Credit
Service Award and Retirement Gift Programs (partially suspended)*
Company and Area Employee Activities (suspended)*
Death in Family
Leave of Absence and Emergency Absence
Employee Leaving Service
Court Duty

Incentive Compensation Plans
----------------------------

AE 1998 Long-term Incentive Plan
AE 2005 Corporate Variable Pay Program

* Employees may still be receiving benefits under plans that are marked as suspended.





                                  5.13(d) - 1

                                           Schedules to Asset Purchase Agreement


                                Schedule 5.14(a)
                          Transferred Contracts (Ohio)

(i)   Franchise Agreements


 Municipality Granting Franchise                             (a)  Agreement Date
 -------------------------------------------------------------------------------
 New Matamoras, OH                                                      4/1/2005
 Lowell, OH                                                            12/4/1970
 Beverly, OH                                                           7/14/2005
 Macksburg, OH                                                         7/14/2005

(ii)  Electric Service Agreements and Customer Agreements

None

(iii) Facilities Agreements

Broughton Foods Company
-----------------------
Substation Facilities Agreement dated July 1, 1961, including Supplement Agreement dated December 7, 1963 and Supplement Agreement December 28, 1964

Krayton Polymers, formerly Shell
--------------------------------
Substation Facilities Agreement dated July 1, 1961,
Transformer Facilities Installation and Maintenance Agreement dated August 22, 1977, Transformer Replacement And Breaker Installation dated December 28, 1981 Spare Transformer Agreement, October 4, 1982

(iv)  Transmission Services Agreements

None

(v) Interconnection Agreements, including agreements with PJM Interconnection, L.L.C.

Letter Agreement with American Municipal Power- Ohio, Inc., dated May 7, 2004






                                  5.14(a) - 1

                                           Schedules to Asset Purchase Agreement


(vi)  Interchange, Borderline or Joint Use Agreements

None

(vii) Pole Attachment Agreements

Parties                                                           Agreement Date
--------------------------------------------------------------------------------
SBC (formerly Ameritech/Ohio Bell)                                      1/1/1987
Western Reserve/Alltel                                                  1/1/1988
United Telephone (Sprint)                                               1/1/1985
Citizens (Continental)                                                  4/4/1987
GTE North, Ohio                                                        9/11/1989
Marietta College                                                        1/1/1985
Calibration & Instrument Services                                      6/24/2002

(viii) Operational Contracts Requiring Expenditures Over $50,000 per annum or $100,000 in Aggregate

None

(ix)  Non-Competition Agreements

None.

(x) Joint Venture, Partnership, or Limited Liability Company Agreements or Limited Liability Company Operating Agreements

None.

(xi)  Contracts for Purchase or Sale of Business Entity

None.

(xii) Collective Bargaining or Employment Agreements

None.

(xiii) Encroachment Agreements

                                           Date of
Line Type  Property Owner                  Agreement    Type of Structure

7.2kV      Delbert C. & Lois J. Beach      11/21/1969   Swimming Pool

7.2kV      Garland B. & Elizabeth Epling    9/10/1993   36' X 20' House Addition



                                  5.14(a) - 2

                                           Schedules to Asset Purchase Agreement


12kV        Mark A. & Margaret C. Paskawych 9/5/1985    House

(xiv) Electric Supply Agreements

None
This schedule does not include agreements excluded pursuant to Article 2.2(l).

(xv)  Other

License dated January 21, 1998 between Monongahela Power Company and Jerry and Pearl Arthurs.

This schedule does not include agreements excluded pursuant to Article 2.2(l).






                                  5.14(a) - 3

                                           Schedules to Asset Purchase Agreement


                                Schedule 5.14(b)
                            Certain Shared Contracts


(i)   Franchise Agreements

None.

(ii)  Electric Service Agreements and Customer Agreements

None.

(iii) Facilities Agreements

None

(iv)  Transmission Services Agreements

Service Agreement for Network Integration Transmission Services, dated as of March 26, 2002, by and between PJM Interconnection, L.L.C. and Allegheny Power.

See also Grandfathered Transmission Contracts on Schedule A(29) and item (4) Interconnection Agreements listed below.

(v) Interconnection Agreements, including agreements with PJM Interconnection, L.L.C.

Amended and Restated Operating Agreement of PJM Interconnection, L.L.C., dated June 2, 1997.

West Transmission Owners Agreement, dated as of March 13, 2001, by and among the Allegheny Power System operating companies (Monongahela Power Company, The Potomac Edison Company, and West Penn Power Company) all doing business as Allegheny Power, PJM Interconnection, L.L.C., et al.

PJM West Reliability Assurance Agreement, dated as of March 14, 2001, by and among the Load Serving Entities in the PJM West Region (as therein defined).

Generator Data Interim Confidentiality Agreement, dated April 30, 2002, by and among Monongahela Power Company, an Ohio corporation, The Potomac Edison Company, and Maryland and Virginia corporation, and West Penn Power Company, a Pennsylvania corporation, each doing business as Allegheny Power, PSEG Energy Resources &Trade LLC and PJM Interconnection, LLC.

Generator Data Interim Confidentiality Agreement, dated April 30, 2002, by and among Monongahela Power Company, an Ohio corporation, The Potomac Edison Company, and Maryland and Virginia corporation, and West Penn Power Company, a Pennsylvania corporation, each doing business as Allegheny Power, Mirant Chalk Point LLC, Mirant Mid-Atlantic, LLC, Mirant Peaker, LLC and Mirant Potomac



                                  5.14(b) - 1

                                           Schedules to Asset Purchase Agreement


River, LLC, all Delaware limited liability companies, and PJM Interconnection, LLC.

Generator Data Interim Confidentiality Agreement, dated April 30, 2002, by and among Monongahela Power Company, an Ohio corporation, The Potomac Edison Company, and Maryland and Virginia corporation, and West Penn Power Company, a Pennsylvania corporation, each doing business as Allegheny Power, AmerGen Energy Company, L.C.C., organized in the state of Delaware and PJM Interconnection, LLC.

Generator Data Interim Confidentiality Agreement, dated April 30, 2002, by and among Monongahela Power Company, an Ohio corporation, The Potomac Edison Company, and Maryland and Virginia corporation, and West Penn Power Company, a Pennsylvania corporation, each doing business as Allegheny Power, Constellation Power Source and PJM Interconnection, LLC.

Generator Data Interim Confidentiality Agreement, dated April 30, 2002, by and among Monongahela Power Company, an Ohio corporation, The Potomac Edison Company, and Maryland and Virginia corporation, and West Penn Power Company, a Pennsylvania corporation, each doing business as Allegheny Power, Reliant Energy Services, Inc. and PJM Interconnection, LLC.

Generator Data Interim Confidentiality Agreement, dated April 30, 2002, by and among Monongahela Power Company, an Ohio corporation, The Potomac Edison Company, and Maryland and Virginia corporation, and West Penn Power Company, a Pennsylvania corporation, each doing business as Allegheny Power, Exelon Generation Company, LLC and PJM Interconnection, LLC.

Generator Data Interim Confidentiality Agreement, dated April 30, 2002, by and among Monongahela Power Company, an Ohio corporation, The Potomac Edison Company, and Maryland and Virginia corporation, and West Penn Power Company, a Pennsylvania corporation, each doing business as Allegheny Power, PPL Utilities Corp. and PJM Interconnection, LLC.

This schedule does not include contracts excluded pursuant to Article 2.2(l).

(vi)  Interchange, Borderline or Joint Use Agreements

Name of Agreement                   Parties                                 Date
--------------------------------------------------------------------------------
Electric Service Agreement (ESA)    The Potomac Edison Company and     6/25/1995
                                    Monongahela Power Company
Electric Service Agreement (ESA)    Monongahela Power Company and     12/13/1993
                                    The Potomac Edison Company
Transmission Facilities Exchange    Monongahela Power Company,         6/17/1981
Agreement                           The Potomac Edison Company and
                                    Virginia Electric and Power
                                    Company



                                  5.14(b) - 2

                                                    Schedules of Asset Agreement


Facilities Agreement                Appalachian Power Company       6/1/1971, as
                                    Ohio Power Company                   amended
                                    Wheeling Power Company             1/10/1978
                                    Monongahela Power Company                and
                                    West Penn Power Company            10/1/1981
Operating Agreement                 Appalachian Power Company       6/1/1971, as
                                    Ohio Power Company                   amended
                                    Wheeling Power Company
                                    Monongahela Power Company
                                    West Penn Power Company
Facilities Agreement                Ohio Power Company                  4/4/1967
                                    Ohio Edison Company
                                    Monongahela Power Company

(vii) Pole Attachment Agreements

Counterparty                                                      Agreement Date
--------------------------------------------------------------------------------
Allegheny Communications Connect                                       7/31/1997
Charter Communications (formerly, TCI)                                11/20/1971

(viii) Operational Contracts Requiring Expenditures Over $50,000 per annum or $100,000 in Aggregate

Purchase Order, issued December 21, 2004 by Allegheny Energy Services Corporation to Utiliquest (for system-wide underground locating).

Purchase Order, issued July 16, 2004, by Allegheny Energy Services Corporation to Asplundh Tree Expert Co. (for system-wide vegetation management work in the Allegheny Power service territory).

(ix)  Non-Competition Agreements

None.

(x) Joint Venture, Partnership, or Limited Liability Company Agreements and Limited Liability Company Operating Agreements

None.

(xi)  Contracts for Purchase or Sale of Business Entity

None.

(xii)  Collective Bargaining or Employment Agreements

None.


                                  5.14(b) - 3

                                           Schedules of Asset Purchase Agreement


(xiii) Other

This schedule does not include contracts excluded pursuant to Article 2.2(l).

(xiv)  Electric Supply Agreements


Third Amended Purchase and Sale Agreement for Ancillary Services between Allegheny Power and Allegheny Energy Supply Company, LLC, effective January 1, 2001.

Inter-Company Power Agreement Dated July 10, 1953 by and among Ohio Valley Electric Corporation, Appalachian Power Company (formerly Appalachian Electric Power Company), The Cincinnati Gas & Electric Company, Columbus Southern Power Company (formerly Columbus and Southern Ohio Electric Company), The Dayton Power and Light Company, Indiana Michigan Power Company (formerly Indiana & Michigan Electric Company), Kentucky Utilities Company, Louisville Gas and Electric Company, Monongahela Power Company, Ohio Edison Company, Ohio Power Company (formerly The Ohio Power Company), Pennsylvania Power Company, The Potomac Edison Company, Southern Indiana Gas and Electric Company, The Toledo Edison Company, and West Penn Power Company dated July 10, 1953, as modified by Modification No. 15, dated April 30, 2004, as Amended and Restated as of March 13, 2006.


(xv)  Other

None





                                  5.14(b) - 4

                                           Schedules to Asset Purchase Agreement


                                  Schedule 5.15
                              Litigation and Claims

Litigation:

None

Claims:

Claim No. FA12349 - Anthony M. Jennison - 5/12/05

Claim No. FA12415 - Michael A. & Patricia Massett - 6/14/05

Claim No. FA12475 - Ronald D & Deborah A. Parsons - 7/5/05

Claim No. FA12504 - Hazel L. Fox - 7/8/05

Claim No. FA12520 - Herman A. & Phyllis N. Edgell - 7/3/05

Claim No. FA12545 - Robert R. Hall - 7/18/05

Claim No. FA12546 - Tamme R. Fleenor - 7/18/05





                                    5.15 - 1

                                           Schedules to Asset Purchase Agreement


                                  Schedule 5.17
                                   Tax Matters



None








                                    5.17 - 1

                                           Schedules to Asset Purchase Agreement


                                  Schedule 5.18
                              Related Party Matters


None







                                    5.18 - 1

                                           Schedules to Asset Purchase Agreement


                                 Schedule 6.3(b)
                       Buyer Required Regulatory Approvals

Section I.

1. Filings required by Buyer (or the ultimate parent company of Buyer) under the HSR Act and the expiration or earlier termination of all waiting periods under the HSR Act.

2.   Approval of the Ohio Commission.

3. Approval of the FERC under Section 203 and/or Section 205 of the Federal Power Act.

Section II.

1. Notice to or, to the extent required under applicable Laws, approval by the applicable Governmental Entity with respect to the transfer or reissuance to the Buyer of the Permits or modifications of the Permits to reflect the consummation of the transactions contemplated by the Agreement.








                                   6.3(b) - 1

                                           Schedules to Asset Purchase Agreement


                                  Schedule 7.1
                               Conduct of Business


1. Seller may seek regulatory authority for refinancing transactions from the Ohio Commission and the SEC and consummate such transactions in accordance with such regulatory authority without impact on the Ohio T&D Business or the Acquired Assets.








                                    7.1 - 1



                                                                                               Schedules to Asset Purchase Agreement


                                                           Schedule 7.1(i)
                                                     Capital Expenditures Budget

2005 Budgeted Ohio Capital Expenditures


  January   February  March    April    May      June     July     August   September  October   November   December   Total
  Budget    Budget    Budget   Budget   Budget   Budget   Budget   Budget   Budget     Budget    Budget     Budget     Budget
------------------------------------------------------------------------------------------------------------------------------------
  248,000   248,000   373,000  638,000  248,000  210,000  210,000  207,000  206,000    204,000   203,000    234,000    3,229,000




2005 YTD Actual Plus Balance of Year Adjusted Budget

  January   February  March    April    May      June     July     August   September  October   November   December   Estimated
  Actual    Actual    Actual   Actual   Actual   Actual   Budget   Budget   Budget     Budget    Budget     Budget     Total
------------------------------------------------------------------------------------------------------------------------------------
  128,256   143,366   170,490  222,054  212,801   94,491  210,000  207,000  206,000    204,000   328,000    624,000    2,750,457




Notes:

     1.   RS spending is running approximately $275,000 under budget.

     2. New Business, Commercial and Work for Others is running approximately $300,000 under budget.

     3. Wolf Creek Project budgeted expenditures were shifted from March/April to November/December.




                                                             7.1(i) - 1



                                                                                               Schedules to Asset Purchase Agreement


                                                           Schedule 7.1(i)
                                                     Capital Expenditures Budget


                                                           Allegheny Power
                                                Ohio Capital Monthly Budget Estimates



2006 Budgeted Ohio Capital Expenditures

 January   February  March    April    May      June     July     August   September  October   November   December   Total
  Budget    Budget   Budget   Budget   Budget   Budget   Budget   Budget   Budget     Budget    Budget     Budget     Budget
------------------------------------------------------------------------------------------------------------------------------------
 249,500   689,500   299,500  299,500  249,500  249,500  247,500  250,500  248,500    247,500   249,500    273,500    3,554,000




                                                             7.1(i) - 2

                                           Schedules to Asset Purchase Agreement


                                 Schedule 7.1(m)
                              Franchise Agreements


Belpre, OH
Dexter City, OH
Lower Salem, OH
Marietta, OH







                                   7.1(m) - 1




                                                                                               Schedules to Asset Purchase Agreement



                                                           Schedule 7.4(f)
                                                          Shared Facilities
                                                  AP-AEP Points of Interconnection

-------------------- ------------------------ ---------------------------------------------- ------------------------------------
 Line Voltage         Location                            Description                               Structures
-------------------- ------------------------ ---------------------------------------------- ------------------------------------
       23kV          St. Marys                 23 kV 3-phase line referred to as the St       West Virginia Pole Number:  99-11
                                               Marys - Mill Creek No 99 Line                  Ohio pole Number: 99-12
-------------------- ------------------------ ---------------------------------------------- ------------------------------------
       23 kV         Williamstown              23 kV 3-phase line referred to as the Mill     West Virginia Pole Number: 1039327
                                               Creek - Williamstown No. 87 Line               Ohio Pole Number: 87-102
-------------------- ------------------------ ---------------------------------------------- ------------------------------------
       12 kV         Paden City SS - Sardis    12.5 kV 3-phase line referred to as the        West Virginia Pole Number: 1008587
                                               Sardis 12.5kV Circuit                          Meter Location: WV Pole Number
                                                                                              30633
-------------------- ------------------------ ---------------------------------------------- ------------------------------------
       12 kV         Belleville SS - Rt 2      12.5 kV 3-phase line referred to as the        West Virginia Pole number: 1D7246
                     South                     Rt 2 South 12.5 kV Circuit                     Meter Location: WV Pole Number
                                                                                              R9229
-------------------- ------------------------ ---------------------------------------------- ------------------------------------
      138 kV         Willow Island             138 kV 3-phase line referred to as the         West Virginia Structure Number:
                                               Willow Island - Mill Creek Circuit             642-26 Ohio Structure Number:
                                                                                              642-27
-------------------- ------------------------ ---------------------------------------------- ------------------------------------
      138 kV         Briscoe                   138 kV 3-phase line referred to as the Oak     West Virginia Structure Number:
                                               Grove - Riverview Circuit                      608-107 Ohio Structure Number:
                                                                                              608-108
-------------------- ------------------------ ---------------------------------------------- ------------------------------------
      138 kV         Parkersburg               138 kV 3-phase line referred to as the         West Virginia Structure Number:
                                               Parkersburg - Belpre Circuit                   Parkersburg Substation
                                                                                              Ohio Structure Number: 82-2
-------------------- ------------------------ ---------------------------------------------- ------------------------------------
      138 kV         Washington                138 kV 3 -phase line referred to as the        West Virginia Structure Number:
                                               Washington - Corner Circuit                    80-13 Ohio Structure Number:
                                                                                              80-14
-------------------- ------------------------ ---------------------------------------------- ------------------------------------



Point of interconnection shall be the state line between the structures listed above.




                                                             7.4(f) - 1

                                           Schedules to Asset Purchase Agreement


                                 Schedule 7.8(f)
                                    Severance


For purposes of Section 7.8(f), the severance benefit package shall consist of those benefits described in the American Electric Power Company, Inc. Severance Plan, dated May 17, 2005, which shall be made available as if the involuntary termination of the Transferring Employee's employment by Buyer or one of its Affiliates without good cause during the Benefits Continuation Period were a Triggering Event for purposes of that plan.












                                   7.8(f) - 1

                                           Schedules to Asset Purchase Agreement


                                  Schedule 7.15
                                Other Agreements


Power Service Agreement by and among Monongahela Power and Company and American Municipal Power-Ohio, Inc. and Elkem Metals Company dated August 15, 1989.

Settlement Agreement Among American Municipal Power-Ohio, Inc., Monongahela Power Company, Elkem Metals Company dated November 18, 1998.

Power Interchange and Resale Agreement Among Monongahela Power Company, West Penn Power Company, The Potomac Edison Company and American Municipal Electric Power-Ohio, Inc. dated August 26, 1988, as amended November 22, 1989, to the extent still in effect.








                                   7.8(f) - 1

                                           Schedules to Asset Purchase Agreement


                                 Schedule A(20)
                               Designated Vehicles


------------ -------- ------------------- ------------ -------------------------
Vehicle No.     Year    Manufacturer          Make             Model
------------ -------- ------------------- ------------ -------------------------
   25030        2000    GMC 8500 4X4       ALTEC         D945 DIGGER
------------ -------- ------------------- ------------ -------------------------
   25833        1999    GMC 8500 4X4       ALTEC         D945 DIGGER
------------ -------- ------------------- ------------ -------------------------
   49232        1988    YALE               FL-6000#      1988 Yale Gas 6000# FL
------------ -------- ------------------- ------------ -------------------------
   23774        1996    INTL 4X4           ALTEC         AN336 BUCKET
------------ -------- ------------------- ------------ -------------------------
   23752        1995    GMC 8500 4X2       ALTEC         AN543 BUCKET
------------ -------- ------------------- ------------ -------------------------
   24041        2000    GMC 8500 4X4       ALTEC         AM450 BUCKET
------------ -------- ------------------- ------------ -------------------------
   23763        1996    GMC 7000 4X4       ALTEC         AM600 BUCKET
------------ -------- ------------------- ------------ -------------------------
   22837        1997    CHEVROLET          S10 4X4       PICKUP
------------ -------- ------------------- ------------ -------------------------
   23768        1995    GMC 3/4/ T         SIERRA 4X4    PICKUP
------------ -------- ------------------- ------------ -------------------------
   21131        2002    DODGE              DAKOTA 4X4    PICKUP
------------ -------- ------------------- ------------ -------------------------
   21132        2002    DODGE              DAKOTA 4X4    PICKUP
------------ -------- ------------------- ------------ -------------------------
   22278        2002    GMC                1500 4X4      PICKUP
------------ -------- ------------------- ------------ -------------------------
   22285        2002    GMC                1500 4X4      PICKUP
------------ -------- ------------------- ------------ -------------------------
   23251        2002    FORD F550          ALTEC         L34 BUCKET
------------ -------- ------------------- ------------ -------------------------
   20805        1992    HONDA              POWER         CARRIER
------------ -------- ------------------- ------------ -------------------------
   21063        1978    ALLEGHENY POWER    EXT TONGUE    POLE TLR
                        PRD
------------ -------- ------------------- ------------ -------------------------
   21067        1994    WINDSOR            1 REEL        TRAILER
------------ -------- ------------------- ------------ -------------------------
   22163        2001    FORD               F350 4X4      UTILITY BODY
------------ -------- ------------------- ------------ -------------------------
   22599        1997    FORD               F350 4X4      UTILITY BODY
------------ -------- ------------------- ------------ -------------------------




                                   A(20) - 1

                                           Schedules to Asset Purchase Agreement


                                 Schedule A(33)
                             Grandfathered Contracts


Service Agreement No. 368 between Allegheny Power and Exelon Generation Company, L.L.C. dated January 1, 2002, commencing January 1, 2002 and terminating January 2, 2006.

Service Agreement between Allegheny Power and PECO Energy Company-Power Team, dated April 20, 1999, commencing May 1, 1999 and terminating January 1, 2006.

Transmission Agreement among Monongahela Power Company, West Penn Power Company and Duquesne Light Company, dated March 15, 1967.













                                   A(33) - 1

                                           Schedules to Asset Purchase Agreement



                                 Schedule A(64)
                                Top 20 Customers


Eramet Marietta Inc
Kraton Polymers
Solvay Advanced Polymer
Chevron Phillips Chemical
Degussa Carbon Black
Eveready
Nova Chemicals USA Inc
R J F International
Marietta Memorial Hospital
Standard Corporation
Marietta College
Broughton Foods Company
Dimex Corp
Wal-Mart #01-2078
Flex Mag Industries
Magnum Magnetics
Thermo Forma Inc
Thermoform Plastics Inc
Rt 7 Realty LLC
American Car Crushing





                                   A(70) - 1

                                           Schedules to Asset Purchase Agreement



                                 Schedule A(70)
                              Seller PPA Agreements


Power Sales Agreement, dated June 1, 2001, by and between Allegheny Energy Supply Company, LLC and Monongahela Power Company dba Allegheny Power (MP-OH).

Facilities Lease Agreement, dated June 1, 2001, by and between Allegheny Energy Supply Company, LLC and Monongahela Power Company (MP-OH).

Third Amended Purchase and Sale Agreement for Ancillary Services between Allegheny Power and Allegheny Energy Supply Company, LLC, effective January 1, 2001.

Inter-Company Power Agreement Dated July 10, 1953 by and among Ohio Valley Electric Corporation, Appalachian Power Company (formerly Appalachian Electric Power Company), The Cincinnati Gas & Electric Company, Columbus Southern Power Company (formerly Columbus and Southern Ohio Electric Company), The Dayton Power and Light Company, Indiana Michigan Power Company (formerly Indiana & Michigan Electric Company), Kentucky Utilities Company, Louisville Gas and Electric Company, Monongahela Power Company, Ohio Edison Company, Ohio Power Company (formerly The Ohio Power Company), Pennsylvania Power Company, The Potomac Edison Company, Southern Indiana Gas and Electric Company, The Toledo Edison Company, and West Penn Power Company dated July 10, 1953, as modified by Modification No. 15, dated April 30, 2004, as Amended and Restated as of March 13, 2006.







                                    A(70)-1

                                   SCHEDULE 2
                                   ----------

                            POWER PURCHASE AGREEMENT

                                     BETWEEN

                            MONONGAHELA POWER COMPANY

                                       AND

                         COLUMBUS SOUTHERN POWER COMPANY



                    SEE EXHIBIT G TO ASSET PURCHASE AGREEMENT

Exhibit J:  Facts Relied upon to Demonstrate Consistency with Public Interest

     The facts relied upon to show that the Transaction is consistent with the public interest are set forth in Sections II, III, IV and V of the Application.

Exhibit K:  Maps

     A Map of the transmission assets that relate to this proposed

Jurisdictional Transaction is provided below.

                             [MAP GRAPHIC OMITTED]

Exhibit L:  Status of Regulatory Actions and Orders

     Approvals from the following state and federal agencies are required for the Transaction. As of the date of this Application, no such approvals have been obtained.

State Approvals
---------------

     1.   Approval by the Ohio Public Utilities Commission of the transfer of the Ohio T&D Business from Monongahela to CSP.

Federal Approvals
-----------------

     1.   Approval by the Securities and Exchange Commission under the Public

          Utility Holding Company Act.

                                Attachment No. 1
                                ----------------

                          PRO FORMA ACCOUNTING ENTRIES




                                                       Allegheny Energy, Inc.
                        Monongahala Power Company Sale of Ohio Service Territory to Columbus Southern Power
                                                    FERC Form 203 Journal Entries
                                                       As of December 31, 2005
                                                           (whole dollars)


             FERC Account                              Description                               Debit                  Credit
          -----------------   ---------------------------------------------------------   -------------------   ------------------

Step 1 Sale/Transfer of Asset/Liabilities
-----------------------------------------

        A 144,154,163,173.1
               74,182.3       Current assets (other than Cash)                                                          3,330,129
              101,108,121     Plant in service, at cost                                                                67,162,073
              108,111,122     Accumulated depreciation                                         16,714,661
                  254         Cost of removal regulatory liability                              8,521,575
                  107         Construction work in progress                                                                40,730
                 162.3        Regulatory assets                                                                         3,611,120
                  185         Deferred charges                                                                             13,647
             235,235,243      Current liabilities                                               3,062,979
           227,254,252,253    Deferred credits                                                    632,134
                  102         Plant purchased or sold                                          45,406,048


        B         131         Cash                                                          $  55,406,048           $   2,365,000
                  102         Plant purchased or sold                                                                  53,041,048


Step 2 Sale of power at Below Market Rates for 2 years:
------------------------------------------------------
        C
                  102         Plant purchased or sold                                       $  27,000,000
               242,253        Accounts payable (ST and LT)                                                          $  27,000,000



Step 3 Subsequent clearing of Account 102 upon FERC approval of proposed accounting:
-----------------------------------------------------------------------------------

        D         102         Plant purchased or sold                                                               $  19,365,000
                 421.2        Loss on disposition of property                               $  19,365,000


                 411.2        Income tax, other income and deductions                                                   7,906.565
                  292         Accumulated deferred income taxes                                 7,908,666


        Notes to accounting entries
        ---------------------------
                  A:          The values used for the transferring assets and liabilities in Entry A. above are supportable book balances at 03/31/05.  Entry A. does not include any transfer of debt.

                  B:          The net assets are being transferred at book value plus $10 million as compensation for terminating proceedings against the Public Utility Commission of Ohio with regard to implementation of market rates in Ohio.  This additional compensation is being agreed to solely to effectuate the sale of the property.  Also, estimated transaction fees of
                              $2,365,000 have been reflected.

                  C:          As a condition fo the sale, Monongahela Power Company will enter into a power sales agreement to sell Columbus Southern Power generation at below market rates for a two year period subsequent to the sale (the approximate fair value at 6/30/05 of which is listed).
                              The provisions of the Uniform System of Accounts clearly provide for recognition of the fair value of compensation paid or received, other than cash, when recording purchases and sales transactions for regulatory purposes.  The agreement to sell power is directly and unconditionally linked to the sale of the assets.  The loss value will be established as of the closing date.




                  D:          Net cash received for the sale (Entry B above $53,041,048 netted with the book value of the net assets sold (Entry A above) $45,406,048 amounts to $7,635,000.  This positive result is offset by the anticipated loss in the sale of power at below market rates (Entry C above)
                              currently estimated to be $27,000,000 yielding at $19,365,000 estimated book loss.  A tax rate of 40.84% was then used to account for income taxes.


                                Attachment No. 2
                                ----------------

                                  VERIFICATION

                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION

Monongahela Power Company               )
                                        )       Docket No. EC05-___-000
Monongahela Power Company and           )
Columbus Southern Power Company         )       Docket No. ER05-___-000


                                  VERIFICATION

COMMONWEALTH OF PENNSYLVANIA            )
                                        )
COUNTY OF WESTMORELAND                  )

        NOW, BEFORE ME, the undersigned authority, personally came and appeared,

Joseph H. Richardson, who, first being duly sworn by me, did depose and say:

        That he is President of Monongahela Power Company, an applicant in the proceeding; that he has the authority to verify the Application on behalf of

Monongahela Power Company; that he has read said Aplication and knows the contents thereof; and that the statements in said Application pertaining to

Monongahela Power Company are true and correct to the best of his knowledge and belief.


                                         /s/ Joseph H. Richardson
                                        ________________________________________
                                        Joseph H. Richardson
                                        President
                                        Monongahela Power Company

Subscribed and sworn to before me this 4th day of August, 2005



/s/ Joyce C. Moore
________________________________
Notary Public
for the Commonwealth of Pennsylvania

My Commission expires:  6-19-09
                       ----------


     Commonwealth of Pennsylvania
          NOTARIAL SEAL
    JOYCE C. MOORE, Notary Public
City of Greenburg, County of Westmoreland
 My Commission Expires June 19, 2009

                                Attachment No. 3
                                ----------------

                        REVISED ATTACHMENT J TO PJM OATT

PJM Interconnection, L.L.C.                         Eighth Revised Sheet No. 317
FERC Electric Tariff                   Superseding Seventh Revised Sheet No. 317
Sixth Revised Volume No. 1


                                  ATTACHMENT J
                             PJM Transmission Zones
                             ----------------------


                             [MAP GRAPHIC OMITTED]



     FULL NAME                                  SHORT NAME
     Pennsylvania Electric Company               PENELEC
     Allegheny Power .........................................................AP
     PPL Electric Utilities Corporation .....................................PPL
     Metropolitan Edison Company .............................................ME
     Jersey Central Power and Light Company ................................JCPL
     Public Service Electric and Gas Company ...............................PSEG
     Atlantic City Electric Company ..........................................AE
     PECO Energy Company ...................................................PECO
     Baltimore Gas and Electric Company .....................................BGE
     Delmarva Power and Light Company .......................................DPL
     Potomac Electric Power Company .......................................PEPCO
     Rockland Electric Company ...............................................RE
     Commonwealth Edison Company ..........................................ComEd
     AEP East Zone                                  AEP
     The Dayton Power and Light Company           Dayton
     Duquesne Light Company                         DQE
     Virginia Electric and Power Company ...............................Dominion


Issued By:  Craig Glazer                                  Effective: ___________
            Vice President, Federal Government Policy
Issued On:  August 8, 2005

                                Attachment No. 4
                                ----------------

                                NOTICE OF FILING

                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION


Monongahela Power Company           )                  Docket No. EC05-____-000
                                    )
Monongahela Power Company           )                  Docket No. ER05-____-000
Columbus Southern Power Company     )

                                NOTICE OF FILING

                                      (    )

     Take notice that on August 11, 2005, Monongahela Power Company ("Monongahela") filed a request pursuant to Section 203 of the Federal Power Act ("FPA") and Part 33 of the Commission's Regulations, that the Commission approve the proposed transfer of transmission facilities located in Ohio to Columbus Southern Power Company ("CSP").

     The transaction involves both the transfer of jurisdictional transmission and distribution assets located within the state of Ohio. The proposed transaction would transfer all of Monongahela's Ohio assets to CSP, and are part of a more comprehensive transfer of assets and obligations that will effect the sale of Monongahela's transmission and distribution business in Ohio to CSP.

     In addition, Monongahela and CSP, under Section 205 of the FPA, filed a revised Attachment J to the PJM Interconnection, L.L.C. ("PJM") Open Access Transmission Tariff. The revised exhibit pictorially depicts the realignment of the Allegheny and AEP Zones within PJM that result from the transfer that is the subject of the Section 203 application. Monongahela and CSP note that the transfer will have an effect on LMP prices within PJM but have no information to project the magnitude of the change.

     Any person desiring to be heard or to protest said filing should file a motion to intervene or protest with the Federal Energy Regulatory Commission, 888 First Street, N.E., Washington, D.C. 20426, in accordance with Rules 211 and 214 of the Commission's Rules of Practice and Procedure (18 C.F.R. ss. 385.211 and 18 C.F.R. ss. 385.214). Protests will be considered by the Commission in determining the appropriate action to be taken, but will not serve to make the protestants parties to the proceedings. Any person wishing to become a party must file a motion to intervene. Copies of this filing are on file with the Commission and are available for public inspection.

Comment Date: [        ]

                                                 Magalie R. Salas
                                                 Secretary

                             CERTIFICATE OF SERVICE


     In accordance with the requirements of 18 C.F.R. ss. 385.2010, I hereby certify that a copy of the foregoing filing has been served by United States mail, first class on this 11th day of August 2005, on each of the persons named on the service list compiled by the Secretary of the Federal Energy Regulatory

Commission for this proceeding.




                                                --------------------------------
                                                Stephen Angle
                                                Vinson & Elkins L.L.P.
                                                The Willard Office Building
                                                1455 Pennsylvania Avenue, NW
                                                Washington, DC  20004-1008
                                                (202) 639-6565